Filed Pursuant to Rule 424(b)(3)
Registration No. 333-220688

PROSHARES TRUST II

Common Units of Beneficial Interest

Title of Securities to be Registered	Benchmark	Proposed Maximum Aggregate Offering Price Per Fund
ProShares Ultra Bloomberg Crude Oil (UCO)	Bloomberg WTI Crude Oil SubindexSM	$3,939,929,166
ProShares UltraShort Bloomberg Crude Oil (SCO)	Bloomberg WTI Crude Oil SubindexSM	$1,408,823,167
ProShares Ultra Gold (UGL)	The daily performance of gold bullion as measured by the U.S. dollar p.m. LBMA Gold Price	$254,720,959
ProShares Ultra Silver (AGQ)	The daily performance of silver bullion as measured by the London Silver Price	$1,221,296,038
ProShares UltraShort Euro (EUO)	The U.S. dollar price of the euro	$1,864,805,796
ProShares UltraShort Yen (YCS)	The U.S. dollar price of the Japanese yen	$936,858,688

ProShares Trust II (the “Trust”) is a Delaware statutory trust organized into separate series. The Trust may from time to time offer to sell common units of beneficial interest (“Shares”) of any or all of the series of the Trust listed above (each, a “Fund” and collectively, the “Funds”) or other series of the Trust. Shares represent units of fractional undivided beneficial interest in and ownership of a series of the Trust. Each Fund’s Shares will be offered on a continuous basis. The Shares of each Fund are listed for trading on NYSE Arca, Inc. (the “Exchange”) under the ticker symbols shown above next to each Fund’s name. Please note that the Trust has series other than the Funds.

Each of the Funds is “geared” which means that each has an investment objective to seek daily investment results, before fees and expenses, that correspond either to a multiple (2x) or an inverse multiple (-2x) of the performance of a benchmark for a single day, not for any other period. A “single day” is measured from the time a Fund calculates its respective net asset value (“NAV”) to the time of the Fund’s next NAV calculation. The NAV calculation times for the Funds typically range from 7:00 a.m. to 4:00 p.m. (Eastern Time); please see the section entitled “Summary—Creation and Redemption Transactions” on page 3 for additional details on the NAV calculation times for the Funds.

In order to achieve its investment objective, each of the Funds intends to invest in financial instruments (“Financial Instruments”) in the manner and to the extent described herein. Financial Instruments are instruments whose value is derived from the value of an underlying asset, rate or benchmark (such asset, rate or benchmark, a “Reference Asset”) and include futures contracts, swap agreements, forward contracts and other instruments. The Funds will not invest directly in any commodities or currencies.

The ProShares Ultra Bloomberg Crude Oil (the “Ultra Crude Oil Fund”) and the ProShares UltraShort Bloomberg Crude Oil (the “UltraShort Crude Oil Fund”) may be collectively referred to herein as the “Oil Funds.” The ProShares Ultra Gold (the “Ultra Gold Fund”) and the ProShares Ultra Silver (the “Ultra Silver Fund) may be collectively referred to herein as the “Precious Metals Funds.” The Precious Metals Funds and the Ultra Crude Oil Fund may be referred to herein as an “Ultra Fund” or “Ultra Funds.” The

ProShares UltraShort Euro (the “UltraShort Euro Fund”) and the ProShares UltraShort Yen (the “UltraShort Yen Fund”) may be collectively referred to herein as the “Currency Funds.” The Currency Funds and the UltraShort Crude Oil Fund may be referred to herein as an “UltraShort Fund” or the “UltraShort Funds.”

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 4.

THE FUNDS PRESENT SIGNIFICANT RISKS NOT APPLICABLE TO OTHER TYPES OF FUNDS. THE FUNDS ARE NOT APPROPRIATE FOR ALL INVESTORS. THE FUNDS USE LEVERAGE AND ARE RISKIER THAN SIMILARLY BENCHMARKED EXCHANGE-TRADED FUNDS THAT DO NOT USE LEVERAGE. AN INVESTOR SHOULD ONLY CONSIDER AN INVESTMENT IN A FUND IF HE OR SHE UNDERSTANDS THE CONSEQUENCES OF SEEKING DAILY LEVERAGED OR DAILY INVERSE LEVERAGED INVESTMENT RESULTS, INCLUDING THE IMPACT OF COMPOUNDING ON FUND PERFORMANCE.

THE RETURN OF A FUND FOR A PERIOD LONGER THAN A SINGLE DAY IS THE RESULT OF ITS RETURN FOR EACH DAY COMPOUNDED OVER THE PERIOD AND USUALLY WILL DIFFER IN AMOUNT AND POSSIBLY EVEN DIRECTION FROM THE FUND’S STATED MULTIPLE TIMES THE RETURN OF THE FUND’S BENCHMARK FOR THE SAME PERIOD. THESE DIFFERENCES CAN BE SIGNIFICANT.

THE FUNDS’ INVESTMENTS MAY BE ILLIQUID AND/OR HIGHLY VOLATILE AND THE FUNDS MAY EXPERIENCE LARGE LOSSES FROM BUYING, SELLING OR HOLDING SUCH INVESTMENTS. AN INVESTOR IN ANY OF THE FUNDS COULD POTENTIALLY LOSE THE FULL PRINCIPAL VALUE OF HIS/HER INVESTMENT WITHIN A SINGLE DAY.

SHAREHOLDERS WHO INVEST IN THE FUNDS SHOULD ACTIVELY MANAGE AND MONITOR THEIR INVESTMENTS, AS FREQUENTLY AS DAILY.

Each Ultra Fund seeks daily investment results, before fees and expenses, that correspond to two times (2x) the performance of its benchmark for a single day, not for any other period. Each UltraShort Fund seeks daily investment results, before fees and expenses, that correspond to two times the inverse (-2x) of the performance of its benchmark for a single day, not for any other period. The return of a Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ in amount and possibly even direction from the Fund’s stated multiple times the return of the Fund’s benchmark for the same period. These differences can be significant. Daily compounding of a Fund’s investment returns can dramatically and adversely affect its longer-term performance, especially during periods of high volatility. Volatility has a negative impact on Fund returns and the volatility of a Fund’s benchmark may be at least as important to the Fund’s return as the return of the Fund’s benchmark.

Each of the Funds uses leverage and should produce returns for a single day that are more volatile than that of its respective benchmark. For example, the return for a single day of an Ultra Fund with a 2x multiple should be approximately two times as volatile for a single day as the return of a fund with an objective of matching the same benchmark. The return for a single day of an UltraShort Fund with a -2x multiple should be approximately two times as volatile for a single day as the inverse of the return of a fund with an objective of matching the same benchmark.

Each Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expenses of the Fund.

NEITHER THE TRUST NOR ANY FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), AND NEITHER IS SUBJECT TO REGULATION THEREUNDER. SHAREHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN AN INVESTMENT COMPANY REGISTERED UNDER THE 1940 ACT. SEE RISK FACTOR ENTITLED “SHAREHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN AN INVESTMENT COMPANY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”).” ON PAGE 21 OF THIS PROSPECTUS FOR MORE INFORMATION.

Each Fund continuously offers and redeems its Shares in blocks of 50,000 Shares (each such block, a “Creation Unit”). Only Authorized Participants (as defined herein) may purchase and redeem Shares from a Fund and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with the Trust and ProShare Capital Management LLC (the “Sponsor”). Shares are offered to Authorized Participants in Creation Units at each Fund’s respective NAV. Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Share market price. The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants will not receive from any Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE CFTC PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

November 28, 2018

The Shares are neither interests in nor obligations of the Sponsor, Wilmington Trust Company, or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL, AT PAGES 46 THROUGH 47, AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 45 THROUGH 46.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 4 THROUGH 27.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR. IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY, IN CERTAIN INSTANCES, BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

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THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1—800—SEC—0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY OF THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN PART TWO OF THIS PROSPECTUS.

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PROSHARES TRUST II

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PART ONE

OFFERED SERIES DISCLOSURE

SUMMARY

Investors should read the following summary together with the more detailed information in this Prospectus before investing in Shares of any of the Funds, including the information under the caption “Risk Factors,” and all exhibits to this Prospectus and the information incorporated by reference in this Prospectus, including the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K, as amended, and the Quarterly Reports on Form 10-Q, and Current Reports, if any, on Form 8-K. Please see the section entitled “Incorporation by Reference of Certain Documents” in Part Two of this Prospectus.

For ease of reference, any references throughout this Prospectus to various actions taken by any or all of the Funds are actually actions taken by the Trust on behalf of such Funds.

Definitions used in this Prospectus can be found in the Glossary of Defined Terms in Appendix A and throughout this Prospectus.

Important Information About the Funds

THE FUNDS PRESENT SIGNIFICANT RISKS NOT APPLICABLE TO OTHER TYPES OF FUNDS. THE FUNDS ARE NOT APPROPRIATE FOR ALL INVESTORS. THE FUNDS USE LEVERAGE AND ARE RISKIER THAN SIMILARLY BENCHMARKED EXCHANGE-TRADED FUNDS THAT DO NOT USE LEVERAGE. AN INVESTOR SHOULD ONLY CONSIDER AN INVESTMENT IN A FUND IF HE OR SHE UNDERSTANDS THE CONSEQUENCES OF SEEKING DAILY LEVERAGED OR DAILY INVERSE LEVERAGED INVESTMENT RESULTS, INCLUDING THE IMPACT OF COMPOUNDING ON FUND PERFORMANCE.

THE RETURN OF A FUND FOR A PERIOD LONGER THAN A SINGLE DAY IS THE RESULT OF ITS RETURN FOR EACH DAY COMPOUNDED OVER THE PERIOD AND USUALLY WILL DIFFER IN AMOUNT AND POSSIBLY EVEN DIRECTION FROM THE FUND’S STATED MULTIPLE TIMES THE RETURN OF THE FUND’S BENCHMARK FOR THE SAME PERIOD. THESE DIFFERENCES CAN BE SIGNIFICANT.

THE FUNDS’ INVESTMENTS MAY BE ILLIQUID AND/OR HIGHLY VOLATILE AND THE FUNDS MAY EXPERIENCE LARGE LOSSES FROM BUYING, SELLING OR HOLDING SUCH INVESTMENTS. AN INVESTOR IN ANY OF THE FUNDS COULD POTENTIALLY LOSE THE FULL PRINCIPAL VALUE OF HIS/HER INVESTMENT WITHIN A SINGLE DAY.

SHAREHOLDERS WHO INVEST IN THE FUNDS SHOULD ACTIVELY MANAGE AND MONITOR THEIR INVESTMENTS, AS FREQUENTLY AS DAILY.

Each Ultra Fund seeks daily investment results, before fees and expenses, that correspond to two times (2x) the performance of its benchmark for a single day, not for any other period. Each UltraShort Fund seeks daily investment results, before fees and expenses, that correspond to two times the inverse (-2x) of the performance of its benchmark for a single day, not for any other period. The return of a Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ in amount and possibly even direction from the Fund’s stated multiple times the return of the Fund’s benchmark for the same period. These differences can be significant. Daily compounding of a Fund’s investment returns can dramatically and adversely affect its longer-term performance especially during periods of high volatility.

Volatility has a negative impact on Fund performance and the volatility of a Fund’s benchmark may be at least as important to the Fund’s return as the return of the Fund’s benchmark. Each of the Funds uses leverage and should produce returns for a single day that are more volatile than that of its benchmark. For example, the return for a single day of an Ultra Fund with a 2x multiple should be approximately two times as volatile for a single day as the return of a fund with an objective of matching the same benchmark. The return for a single day of an UltraShort Fund with a -2x multiple should be approximately two times as volatile for a single day as the inverse of the return of a fund with an objective of matching the same benchmark.

Overview

Each Fund is listed below along with its respective benchmark:

The Oil Funds

Fund Name	Benchmark
ProShares Ultra Bloomberg Crude Oil	Bloomberg WTI Crude Oil SubindexSM
ProShares UltraShort Bloomberg Crude Oil

The Precious Metals Funds

Fund Name	Benchmark
ProShares Ultra Gold	The daily performance of gold bullion as measured by the U.S. dollar p.m. LBMA Gold Price
ProShares Ultra Silver	The daily performance of silver bullion as measured by the London Silver Price

The Currency Funds

Fund Name	Benchmark
ProShares UltraShort Euro	The U.S. dollar price of the euro
ProShares UltraShort Yen	The U.S. dollar price of the Japanese yen

Each “Ultra Fund” seeks daily investment results, before fees and expenses, that correspond to two times (2x) the performance of its benchmark for a single day. Each “UltraShort Fund” seeks daily investment results, before fees and expenses, that correspond to two times the inverse (-2x) of the performance of its benchmark for a single day. The Funds do not seek to achieve their stated objective over a period greater than a single day. A “single day” is measured from the time the Fund calculates its net asset value (NAV) to the time of the Fund’s next NAV calculation.

Each Fund seeks to engage in daily rebalancing to position its portfolio so that its exposure to its benchmark is consistent with its daily investment objective. The impact of changes to the value of a Fund’s benchmark each day will affect whether such Fund’s portfolio needs to be rebalanced. For example, if an UltraShort Fund’s benchmark has risen on a given day, net assets of such Fund should fall. As a result, inverse exposure will need to be decreased. Conversely, if an UltraShort Fund’s benchmark has fallen on a given day, net assets of such Fund should rise. As a result, inverse exposure will need to be increased. For Ultra Funds, the Fund’s long exposure will need to be increased on days when such Fund’s benchmark rises and decreased on days when such Fund’s benchmark falls. The time and manner in which a Fund rebalances its portfolio may vary from day to day at the discretion of the Sponsor depending upon market conditions and other circumstances.

DAILY REBALANCING AND THE COMPOUNDING OF EACH DAY’S RETURN OVER TIME MEANS THAT THE RETURN OF EACH FUND FOR A PERIOD LONGER THAN A SINGLE DAY WILL BE THE RESULT OF EACH DAY’S RETURNS COMPOUNDED OVER THE PERIOD, WHICH WILL VERY LIKELY DIFFER FROM TWO TIMES (2X) OR TWO TIMES THE INVERSE (-2X) OF THE RETURN OF THE FUND’S BENCHMARK FOR THE SAME PERIOD. A FUND WILL LOSE MONEY IF ITS BENCHMARK’S PERFORMANCE IS FLAT OVER TIME, AND IT IS POSSIBLE FOR A FUND TO LOSE MONEY OVER TIME REGARDLESS OF THE PERFORMANCE OF ITS BENCHMARK, AS A RESULT OF DAILY REBALANCING, THE BENCHMARK’S VOLATILITY, COMPOUNDING, AND OTHER FACTORS.

Each of the Funds intends to invest in Financial Instruments to gain the appropriate exposure to its benchmark in the manner and to the extent described herein. “Financial Instruments” are instruments whose value is derived from the value of an underlying asset, rate or benchmark (such asset, rate or benchmark, a “Reference Asset”) and include futures contracts, swap agreements, forward contracts, and other instruments.

In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of Financial Instruments that the Sponsor believes, in combination, should produce daily returns consistent with the Funds’ objectives.

The Funds are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market conditions with a view toward obtaining positive results under all market conditions). Each Fund seeks to remain fully invested at all times in Financial Instruments and money market instruments that, in combination, provide exposure to its underlying benchmark consistent with its investment objective, even during periods in which the benchmark is flat or moving in a manner that may cause the value of the Fund to decline.

The Sponsor has the power to change a Fund’s investment objective, benchmark or investment strategy, and may liquidate a Fund at any time, without shareholder approval, subject to applicable regulatory requirements.

ProShare Capital Management LLC, a Maryland limited liability company, serves as the Trust’s Sponsor and commodity pool operator. The principal office of the Sponsor and the Funds is located at 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, Maryland 20814. The telephone number of the Sponsor and each of the Funds is (240) 497-6400.

Purchases and Sales in the Secondary Market

The Shares of each Fund are listed on NYSE Arca, Inc. (the “Exchange”) under the ticker symbols shown on the front cover of this Prospectus. Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Creation and Redemption Transactions

Only an Authorized Participant may purchase (i.e., create) or redeem Shares with the Funds. Authorized Participants may purchase or redeem Shares only in blocks of 50,000 Shares (each such block, a “Creation Unit”) in the Funds. An “Authorized Participant” is an entity that has entered into an Authorized Participant Agreement with the Trust and the Sponsor. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund and the supply of and demand for the Shares at the time of sale. Similarly, it is expected that Creation Units in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund over time. Retail investors seeking to purchase or sell Shares on any day effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

A creation transaction, which is subject to acceptance by SEI Investments Distribution Co. (“SEI” or the “Distributor”), generally takes place when an Authorized Participant deposits a specified amount of cash (unless as provided otherwise in this Prospectus) in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, generally for cash (unless as provided otherwise in this Prospectus). Except when aggregated in Creation Units, Shares are not redeemable. The prices at which creations and redemptions occur are based on the next calculation of the NAV after an order is received in proper form, as described in the Authorized Participant Agreement and the related Authorized Participant Handbook. The manner by which Creation Units are purchased and redeemed is governed by the terms of this Prospectus, the Authorized Participant Agreement and Authorized Participant Handbook. Creation and redemption orders are not effective until accepted by the Funds’ distributor and may be rejected or revoked as described herein. By placing a purchase order, an Authorized Participant agrees to deposit cash (unless as provided otherwise in this Prospectus) with the Bank of New York Mellon (“BNYM”, the “Custodian”, the “Transfer Agent” and the “Administrator”), acting in its capacity as custodian of the Funds.

Creation and redemption transactions must be placed each day with SEI by the create/redeem cut-off time (stated below) to receive that day’s NAV. The cut-off time may be earlier if, for example, the Exchange or other exchange material to the valuation or operation of such Fund closes before such cut-off time. Because the primary trading session for the commodities and/or futures contracts underlying certain of the Funds have different closing (or fixing) times than U.S. Equity markets, the create/redeem cut-off time and NAV calculation time for each Fund may differ, See the section herein entitled “Net Asset Value” for additional information about the NAV calculations.

Fund	Create/Redeem Cut-off	NAV Calculation Time
ProShares Ultra Silver (AGQ)	6:30 a.m. (Eastern Time)	7:00 a.m. (Eastern Time)
ProShares Ultra Gold (UGL)	9:30 a.m. (Eastern Time)	10:00 a.m. (Eastern Time)
ProShares Ultra Bloomberg Crude Oil (UCO)	2:00 p.m. (Eastern Time)	2:30 p.m. (Eastern Time)
ProShares UltraShort Bloomberg Crude Oil (SCO)	2:00 p.m. (Eastern Time)	2:30 p.m. (Eastern Time)
ProShares UltraShort Euro (EUO)	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)

ProShares UltraShort Yen (YCS)	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)

Breakeven Amounts

A Fund will be profitable only if returns from the Fund’s investments exceed its “breakeven amount.” Estimated breakeven amounts are set forth in the table below. The estimated breakeven amounts represent the estimated amount of trading income that each Fund would need to achieve during one year to offset the Fund’s estimated fees, costs and expenses, net of any interest income earned by the Fund on its investments. Estimated amounts do not represent actual results, which may be different. It is not possible to predict whether a Fund will break even at the end of the first twelve months of an investment or any other period. See “Charges—Breakeven Table,” beginning on page 45, for more detailed tables showing Breakeven Amounts.

Fund Name	Breakeven Amount (% Per Annum of Average Daily NAV)*	Assumed Selling Price Per Share*	Breakeven Amount ($ for the Assumed Selling Price Per Share)*
ProShares Ultra Bloomberg Crude Oil**	0.00	$30.00	0.00
ProShares UltraShort Bloomberg Crude Oil**	0.00	$15.00	0.00
ProShares Ultra Gold	4.17	$35.00	1.45
ProShares Ultra Silver	4.31	$25.00	1.09
ProShares UltraShort Euro	0.36	$25.00	0.09
ProShares UltraShort Yen**	0.00	$75.00	0.00

*

The breakeven analysis set forth in this table assumes that the Shares have a constant NAV equal to the amount shown. This amount approximates the NAV of such Shares on October 25, 2018 , rounded to the nearest $5 The actual NAV of each Fund differs and is likely to change on a daily basis. The numbers in this chart have been rounded to the nearest 0.01.

**	Fees and expenses are less than the anticipated interest income; therefore, the net trading gains that would be necessary to offset such expenses would be zero.

Important Tax Information

Please note that each Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expense items of the Fund. The Schedule K-1 is a complex form and shareholders may find that preparing tax returns may require additional time or may require the assistance of an accountant or other tax preparer, at an additional expense to the shareholder.

RISK FACTORS

Investing in the Funds involves significant risks not applicable to other types of investments. The Funds may be highly volatile and you could potentially lose the full principal value of your investment within a single day. Before you decide to purchase any Shares, you should consider carefully the risks described below together with all of the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus.

These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the Securities and Exchange Commission (the “SEC”) in the future.

The assets that the Funds invest in can be highly volatile and the Funds may experience large losses when buying, selling or holding such instruments; you can lose all of your investment within a single day.

Investments linked to commodity or currency markets can be highly volatile compared to investments in traditional securities and the Funds may experience large losses. High volatility may have an adverse impact on the performance of the Funds. An investor in any of the Funds could potentially lose the full principal value of his or her investment within a single day.

The use of leveraged or inverse leveraged positions could result in the total loss of an investor’s investment within a single day.

Each Fund utilizes leverage in seeking to achieve its investment objective and will lose more money in market environments adverse to its daily investment objective than funds that do not employ leverage. The use of leveraged and/or inverse leveraged positions could result in the total loss of an investor’s investment within a single day.

For example, because the Ultra Funds and the UltraShort Funds offered hereby include a two times (2x) or a two times inverse (-2x) multiplier, a single-day movement in the benchmark for one of these Funds approaching 50% at any point in the day could result in the total loss or almost total loss of an investment in such Fund if that movement is contrary to the investment objective of the Fund. This would be the case with downward single-day or intraday movements in the underlying benchmark of an Ultra Fund or upward single day or intraday movements in the benchmark of an UltraShort Fund, even if the underlying benchmark maintains a level greater than zero at all times and even if the benchmark subsequently moves in an opposite direction, eliminating all or a portion of the prior adverse movement

Due to the compounding of daily returns, each Fund’s returns over periods longer than a single day will likely differ in amount and possibly even direction from the Fund’s stated multiple times the return of its benchmark for such period.

Each of the Funds is “geared” which means that each has an investment objective to seek daily investment results, before fees and expenses, that correspond either to two times (2x) or two times the inverse (-2x) of the performance of a benchmark for a single day, not for any other period. A single day is measured from the time a Fund calculates its respective net asset value (“NAV”) to the time of the Fund’s next NAV calculation. The NAV calculation times for the Funds typically range from 7:00 a.m. to 4:00 p.m. (Eastern Time); please see the section entitled “Summary—Creation and Redemption Transactions” on page 3 for additional details on the NAV calculation times for the Funds. The return of a Fund for a period longer than a single day is the result of its return for each day compounded over the period, and usually will differ from two times (2x) or two times the inverse (-2x) of the return of the Fund’s benchmark for the same period. The effect of compounding becomes more pronounced as benchmark volatility and holding period increase.

A Fund will lose money if its benchmark’s performance is flat over time, and it is possible for a Fund to lose money over time regardless of the performance of an underlying benchmark, as a result of daily rebalancing, the benchmark’s volatility, compounding and other factors. Longer holding periods, higher benchmark volatility, inverse exposure and greater leverage each affect the impact of compounding on a Fund’s returns. Daily compounding of a Fund’s investment returns can dramatically and adversely affect performance, especially during periods of high volatility. Volatility has a negative impact on Fund performance and the volatility of a Fund’s benchmark may be at least as important to a Fund’s return for a period as the return of the benchmark.

Each Ultra Fund or UltraShort Fund uses leverage and should produce returns for a single day that are more volatile than that of its benchmark. For example, the return for a single day of an Ultra Fund with a 2x multiple should be approximately two times as volatile for a single day as the return of a fund with an objective of matching the performance of the same benchmark. The return for a single day of an UltraShort Fund with a -2x multiple should be approximately two times as volatile for a single day as the inverse of the return of a fund with an objective of matching the same benchmark.

The Funds are not appropriate for all investors and present different risks than other funds. The Funds use leverage and are riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in a Fund if he or she understands the consequences of seeking daily leveraged or daily inverse leveraged investment results for a single day. Shareholders who invest in the Funds should actively manage and monitor their investments, as frequently as daily.

The hypothetical examples below illustrate how daily geared fund returns can behave for periods longer than a single day. Each involves a hypothetical fund XYZ that seeks returns that are two times (2x) the daily performance of benchmark XYZ, before fees and expenses. On each day, fund XYZ performs in line with its objective (two times (2x) the benchmark’s daily performance before fees and expenses). Notice that, in the first example (showing an overall benchmark loss for the period), over the entire seven-day period, the fund’s total return is more than two times the loss of the period return of the benchmark. For the seven-day period, benchmark XYZ lost 3.26% while fund XYZ lost 7.01% (versus -6.52% (or 2 x—3.26%)).

	Benchmark XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Start	100.00			$100.00
Day 1	97.00	-3.00%	-6.00%	$94.00
Day 2	99.91	3.00%	6.00%	$99.64
Day 3	96.91	-3.00%	-6.00%	$93.66
Day 4	99.82	3.00%	6.00%	$99.28
Day 5	96.83	-3.00%	-6.00%	$93.32
Day 6	99.73	3.00%	6.00%	$98.92
Day 7	96.74	-3.00%	-6.00%	$92.99
Total Return		-3.26%	-7.01%

Similarly, in another example (showing an overall benchmark gain for the period), over the entire seven-day period, the fund’s total return is considerably less than two times (2x) that of the period return of the benchmark. For the seven-day period, benchmark XYZ gained 2.72% while fund XYZ gained 4.86% (versus 5.44% (or 2 x 2.72%)).

	Benchmark XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Start	100.00			$100.00
Day 1	103.00	3.00%	6.00%	$106.00
Day 2	99.91	-3.00%	-6.00%	$99.64
Day 3	102.91	3.00%	6.00%	$105.62
Day 4	99.82	-3.00%	-6.00%	$99.28
Day 5	102.81	3.00%	6.00%	$105.24
Day 6	99.73	-3.00%	-6.00%	$98.92
Day 7	102.72	3.00%	6.00%	$104.86
Total Return		2.72%	4.86%

These effects are caused by compounding, which exists in all investments, but has a more significant impact in geared funds. In general, during periods of higher benchmark volatility, compounding will cause an Ultra Fund’s returns for periods longer than a single day to be less than two times (2x) the return of its benchmark (or less than two times the inverse (-2x) of the return of its benchmark for an UltraShort Fund). This effect becomes more pronounced as volatility increases. Conversely, in periods of lower benchmark volatility (particularly when combined with higher benchmark returns), an Ultra Fund’s returns over longer periods can be greater than two times (2x) the return of its benchmark (or greater than two times the inverse (-2x) of the return of its benchmark for an UltraShort Fund). Actual results for a particular period are also dependent on the magnitude of the benchmark return in addition to the benchmark volatility. Similar effects exist for the UltraShort Funds, and the significance of these effects may be even greater with such inverse leveraged funds.

The graphs that follow illustrate this point. Each of the graphs shows a simulated hypothetical one-year performance of a benchmark compared with the performance of a geared fund that perfectly achieves its geared daily investment objective. The graphs demonstrate that, for periods greater than a single day, a geared fund is likely to underperform or overperform (but not match) the benchmark performance (or the inverse of the benchmark performance) times the multiple stated as the daily fund objective. Investors should understand the consequences of holding daily-rebalanced funds for periods longer than a single day and should actively manage and monitor their investments, as frequently as daily. A one-year period is used solely for illustrative purposes. Deviations from the benchmark return (or the inverse of the benchmark return) times the fund multiple can occur over periods as short as two days (each day as measured from NAV to NAV) and may also occur in periods of a single day, or even intra-day. To isolate the impact of daily leveraged or inverse leveraged exposure, these graphs assume: a) no fund expenses or transaction costs; b) borrowing/lending rates (to obtain required leveraged or inverse leveraged exposure) and cash reinvestment rates of zero percent; and c) the fund consistently maintaining perfect exposure (2x or -2x) as of the fund’s NAV time each day. If these assumptions were different, the fund’s performance would be different than that shown. If fund expenses, transaction costs and financing expenses greater than zero percent were included, the fund’s performance would also be different than shown. Each of the graphs also assumes a volatility rate of 33%, which is an approximate average of the five-year historical volatility rate of the most volatile benchmark referenced herein (the daily performance of Bloomberg Crude Oil Subindex) as of December 31, 2017. A benchmark’s volatility rate is a statistical measure of the magnitude of fluctuations in its returns.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY BENCHMARK OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHARTS BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.

The graph above shows a scenario where the benchmark, which exhibits day-to-day volatility, is flat or trendless over the year (i.e., provides a return of 0% over the course of the year), but the Ultra Fund (2x) and the UltraShort Fund (-2x) are both down.

The graph above shows a scenario where the benchmark, which exhibits day-to-day volatility, is down over the year, but the Ultra Fund (2x) is down less than two times the benchmark and the UltraShort Fund (-2x) is up less than two times the inverse of the benchmark.

The graph above shows a scenario where the benchmark, which exhibits day-to-day volatility, is up over the year, but the Ultra Fund (2x) is up less than two times the benchmark and the UltraShort Fund (-2x) is down more than two times the inverse of the benchmark.

The historical five-year average volatility of the benchmarks utilized by the Funds ranges from 8.43% to 33.30%, as set forth in the table below.

Benchmark	Historical Five-Year Average Volatility Rate as of December 31, 2017
Bloomberg WTI Crude Oil SubindexSM	33.30%
The daily performance of gold bullion as measured by the U.S. dollar LBMA Gold Price	15.76%
The daily performance of silver bullion as measured by the London Silver Price	25.28%
The U.S. dollar price of the euro	8.43%
The U.S. dollar price of the Japanese yen	9.96%

Historical average volatility does not predict future volatility, which may be higher or lower than historical averages.

Fund performance for periods greater than a single day can be estimated given any set of assumptions for the following factors: a) benchmark volatility; b) benchmark performance; c) period of time; d) financing rates associated with leveraged exposure; and e) other Fund expenses. The tables below illustrate the impact of two factors that affect a geared fund’s performance: benchmark volatility and benchmark return. Benchmark volatility is a statistical measure of the magnitude of fluctuations in the returns of a benchmark and is calculated as the standard deviation of the natural logarithms of one plus the benchmark return (calculated daily), multiplied by the square root of the number of trading days per year (assumed to be 252). The tables show estimated fund returns for a number of combinations of benchmark volatility and benchmark return over a one-year period. To isolate the impact of daily leveraged or inverse leveraged exposure, these graphs assume: a) no fund expenses or transaction costs; b) borrowing/lending rates of zero percent (to obtain required leveraged or inverse leveraged exposure) and cash reinvestment rates of zero percent; and c) the fund consistently maintaining perfect exposure (2x or -2x) as of the fund’s NAV time each day. If these assumptions were different, the fund’s performance would be different than that shown. If fund expenses, transaction costs and financing expenses were included, the fund’s performance would be different than that shown. The first table below shows an example in which a geared fund has an investment objective to correspond (before fees and expenses) to two times (2x) the daily performance of a benchmark. The geared fund could incorrectly be expected to achieve a 20% return on a yearly basis if the benchmark return was 10%, absent the effects of compounding. However, as the table shows, with a benchmark volatility of 40%, such a fund would return 3.1%. In the charts below, shaded areas represent those scenarios where a geared fund with the investment objective described will outperform (i.e., return more than) the benchmark performance times the stated multiple in the fund’s investment objective; conversely, areas not shaded represent those scenarios where the fund will underperform (i.e., return less than) the benchmark performance times the multiple stated as the daily fund objective.

Estimated Fund Return Over One Year When the Fund’s Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Two Times (2x) the Performance of a Benchmark for a Single Day.

One Year	Two Times (2x) One Year			Benchmark Volatility
Benchmark Performance	Benchmark Performance	0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-60%	-120%	-84.0%	-84.0%	-84.2%	-84.4%	-84.6%	-85.0%	-85.4%	-85.8%	-86.4%	-86.9%	-87.5%	-88.2%	-88.8%	-89.5%	-90.2%
-55%	-110%	-79.8%	-79.8%	-80.0%	-80.2%	-80.5%	-81.0%	-81.5%	-82.1%	-82.7%	-83.5%	-84.2%	-85.0%	-85.9%	-86.7%	-87.6%
-50%	-100%	-75.0%	-75.1%	-75.2%	-75.6%	-76.0%	-76.5%	-77.2%	-77.9%	-78.7%	-79.6%	-80.5%	-81.5%	-82.6%	-83.6%	-84.7%
-45%	-90%	-69.8%	-69.8%	-70.1%	-70.4%	-70.9%	-71.6%	-72.4%	-73.2%	-74.2%	-75.3%	-76.4%	-77.6%	-78.9%	-80.2%	-81.5%
-40%	-80%	-64.0%	-64.1%	-64.4%	-64.8%	-65.4%	-66.2%	-67.1%	-68.2%	-69.3%	-70.6%	-72.0%	-73.4%	-74.9%	-76.4%	-77.9%
-35%	-70%	-57.8%	-57.9%	-58.2%	-58.7%	-59.4%	-60.3%	-61.4%	-62.6%	-64.0%	-65.5%	-67.1%	-68.8%	-70.5%	-72.3%	-74.1%
-30%	-60%	-51.0%	-51.1%	-51.5%	-52.1%	-52.9%	-54.0%	-55.2%	-56.6%	-58.2%	-60.0%	-61.8%	-63.8%	-65.8%	-67.9%	-70.0%
-25%	-50%	-43.8%	-43.9%	-44.3%	-45.0%	-46.0%	-47.2%	-48.6%	-50.2%	-52.1%	-54.1%	-56.2%	-58.4%	-60.8%	-63.1%	-65.5%
-20%	-40%	-36.0%	-36.2%	-36.6%	-37.4%	-38.5%	-39.9%	-41.5%	-43.4%	-45.5%	-47.7%	-50.2%	-52.7%	-55.3%	-58.1%	-60.8%
-15%	-30%	-27.8%	-27.9%	-28.5%	-29.4%	-30.6%	-32.1%	-34.0%	-36.1%	-38.4%	-41.0%	-43.7%	-46.6%	-49.6%	-52.6%	-55.7%
-10%	-20%	-19.0%	-19.2%	-19.8%	-20.8%	-22.2%	-23.9%	-26.0%	-28.3%	-31.0%	-33.8%	-36.9%	-40.1%	-43.5%	-46.9%	-50.4%
-5%	-10%	-9.8%	-10.0%	-10.6%	-11.8%	-13.3%	-15.2%	-17.5%	-20.2%	-23.1%	-26.3%	-29.7%	-33.3%	-37.0%	-40.8%	-44.7%
0%	0%	0.0%	-0.2%	-1.0%	-2.2%	-3.9%	-6.1%	-8.6%	-11.5%	-14.8%	-18.3%	-22.1%	-26.1%	-30.2%	-34.5%	-38.7%
5%	10%	10.3%	10.0%	9.2%	7.8%	5.9%	3.6%	0.8%	-2.5%	-6.1%	-10.0%	-14.1%	-18.5%	-23.1%	-27.7%	-32.5%
10%	20%	21.0%	20.7%	19.8%	18.3%	16.3%	13.7%	10.6%	7.0%	3.1%	-1.2%	-5.8%	-10.6%	-15.6%	-20.7%	-25.9%
15%	30%	32.3%	31.9%	30.9%	29.3%	27.1%	24.2%	20.9%	17.0%	12.7%	8.0%	3.0%	-2.3%	-7.7%	-13.3%	-19.0%
20%	40%	44.0%	43.6%	42.6%	40.8%	38.4%	35.3%	31.6%	27.4%	22.7%	17.6%	12.1%	6.4%	0.5%	-5.6%	-11.8%
25%	50%	56.3%	55.9%	54.7%	52.8%	50.1%	46.8%	42.8%	38.2%	33.1%	27.6%	21.7%	15.5%	9.0%	2.4%	-4.3%
30%	60%	69.0%	68.6%	67.3%	65.2%	62.4%	58.8%	54.5%	49.5%	44.0%	38.0%	31.6%	24.9%	17.9%	10.8%	3.5%
35%	70%	82.3%	81.8%	80.4%	78.2%	75.1%	71.2%	66.6%	61.2%	55.3%	48.8%	41.9%	34.7%	27.2%	19.4%	11.7%
40%	80%	96.0%	95.5%	94.0%	91.6%	88.3%	84.1%	79.1%	73.4%	67.0%	60.1%	52.6%	44.8%	36.7%	28.5%	20.1%
45%	90%	110.3%	109.7%	108.2%	105.6%	102.0%	97.5%	92.2%	86.0%	79.2%	71.7%	63.7%	55.4%	46.7%	37.8%	28.8%
50%	100%	125.0%	124.4%	122.8%	120.0%	116.2%	111.4%	105.6%	99.1%	91.7%	83.8%	75.2%	66.3%	57.0%	47.5%	37.8%
55%	110%	140.3%	139.7%	137.9%	134.9%	130.8%	125.7%	119.6%	112.6%	104.7%	96.2%	87.1%	77.5%	67.6%	57.5%	47.2%
60%	120%	156.0%	155.4%	153.5%	150.3%	146.0%	140.5%	134.0%	126.5%	118.1%	109.1%	99.4%	89.2%	78.6%	67.8%	56.8%

Estimated Fund Return Over One Year When the Fund’s Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Two Times the Inverse (-2x) of the Performance of a Benchmark for a Single Day.

One Year Benchmark Performance	Two Times Inverse (-2x) of One Year Benchmark Performance			Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-60%	120%	525.0%	520.3%	506.5%	484.2%	454.3%	418.1%	377.1%	332.8%	286.7%	240.4%	195.2%	152.2%	112.2%	76.0%	43.7%
-55%	110%	393.8%	390.1%	379.2%	361.6%	338.0%	309.4%	277.0%	242.0%	205.6%	169.0%	133.3%	99.3%	67.7%	39.0%	13.5%
-50%	100%	300.0%	297.0%	288.2%	273.9%	254.8%	231.6%	205.4%	177.0%	147.5%	117.9%	88.9%	61.4%	35.8%	12.6%	-8.0%
-45%	90%	230.6%	228.1%	220.8%	209.0%	193.2%	174.1%	152.4%	128.9%	104.6%	80.1%	56.2%	33.4%	12.3%	-6.9%	-24.0%
-40%	80%	177.8%	175.7%	169.6%	159.6%	146.4%	130.3%	112.0%	92.4%	71.9%	51.3%	31.2%	12.1%	-5.7%	-21.8%	-36.1%
-35%	70%	136.7%	134.9%	129.7%	121.2%	109.9%	96.2%	80.7%	63.9%	46.5%	28.9%	11.8%	-4.5%	-19.6%	-33.4%	-45.6%
-30%	60%	104.1%	102.6%	98.1%	90.8%	81.0%	69.2%	55.8%	41.3%	26.3%	11.2%	-3.6%	-17.6%	-30.7%	-42.5%	-53.1%
-25%	50%	77.8%	76.4%	72.5%	66.2%	57.7%	47.4%	35.7%	23.1%	10.0%	-3.2%	-16.0%	-28.3%	-39.6%	-49.9%	-59.1%
-20%	40%	56.3%	55.1%	51.6%	46.1%	38.6%	29.5%	19.3%	8.2%	-3.3%	-14.9%	-26.2%	-36.9%	-46.9%	-56.0%	-64.1%
-15%	30%	38.4%	37.4%	34.3%	29.4%	22.8%	14.7%	5.7%	-4.2%	-14.4%	-24.6%	-34.6%	-44.1%	-53.0%	-61.0%	-68.2%
-10%	20%	23.5%	22.5%	19.8%	15.4%	9.5%	2.3%	-5.8%	-14.5%	-23.6%	-32.8%	-41.7%	-50.2%	-58.1%	-65.2%	-71.6%
-5%	10%	10.8%	10.0%	7.5%	3.6%	-1.7%	-8.1%	-15.4%	-23.3%	-31.4%	-39.6%	-47.7%	-55.3%	-62.4%	-68.8%	-74.5%
0%	0%	0.0%	-0.7%	-3.0%	-6.5%	-11.3%	-17.1%	-23.7%	-30.8%	-38.1%	-45.5%	-52.8%	-59.6%	-66.0%	-71.8%	-77.0%
5%	-10%	-9.3%	-10.0%	-12.0%	-15.2%	-19.6%	-24.8%	-30.8%	-37.2%	-43.9%	-50.6%	-57.2%	-63.4%	-69.2%	-74.5%	-79.1%
10%	-20%	-17.4%	-18.0%	-19.8%	-22.7%	-26.7%	-31.5%	-36.9%	-42.8%	-48.9%	-55.0%	-61.0%	-66.7%	-71.9%	-76.7%	-81.0%
15%	-30%	-24.4%	-25.0%	-26.6%	-29.3%	-32.9%	-37.3%	-42.3%	-47.6%	-53.2%	-58.8%	-64.3%	-69.5%	-74.3%	-78.7%	-82.6%
20%	-40%	-30.6%	-31.1%	-32.6%	-35.1%	-38.4%	-42.4%	-47.0%	-51.9%	-57.0%	-62.2%	-67.2%	-72.0%	-76.4%	-80.4%	-84.0%
25%	-50%	-36.0%	-36.5%	-37.9%	-40.2%	-43.2%	-46.9%	-51.1%	-55.7%	-60.4%	-65.1%	-69.8%	-74.2%	-78.3%	-82.0%	-85.3%
30%	-60%	-40.8%	-41.3%	-42.6%	-44.7%	-47.5%	-50.9%	-54.8%	-59.0%	-63.4%	-67.8%	-72.0%	-76.1%	-79.9%	-83.3%	-86.4%
35%	-70%	-45.1%	-45.5%	-46.8%	-48.7%	-51.3%	-54.5%	-58.1%	-62.0%	-66.0%	-70.1%	-74.1%	-77.9%	-81.4%	-84.6%	-87.4%
40%	-80%	-49.0%	-49.4%	-50.5%	-52.3%	-54.7%	-57.7%	-61.1%	-64.7%	-68.4%	-72.2%	-75.9%	-79.4%	-82.7%	-85.6%	-88.3%
45%	-90%	-52.4%	-52.8%	-53.8%	-55.5%	-57.8%	-60.6%	-63.7%	-67.1%	-70.6%	-74.1%	-77.5%	-80.8%	-83.8%	-86.6%	-89.1%
50%	-100%	-55.6%	-55.9%	-56.9%	-58.5%	-60.6%	-63.2%	-66.1%	-69.2%	-72.5%	-75.8%	-79.0%	-82.1%	-84.9%	-87.5%	-89.8%
55%	-110%	-58.4%	-58.7%	-59.6%	-61.1%	-63.1%	-65.5%	-68.2%	-71.2%	-74.2%	-77.3%	-80.3%	-83.2%	-85.9%	-88.3%	-90.4%
60%	-120%	-60.9%	-61.2%	-62.1%	-63.5%	-65.4%	-67.6%	-70.2%	-73.0%	-75.8%	-78.7%	-81.5%	-84.2%	-86.7%	-89.0%	-91.0%

The foregoing tables are intended to isolate the effect of benchmark volatility and benchmark performance on the return of leveraged or inverse leveraged funds. The Funds’ actual returns may be greater or less than the returns shown above.

Correlation Risks

While the Funds seek to meet their investment objectives, there is no guarantee they will do so. Factors that may affect a Fund’s ability to meet its investment objective include: (1) the Sponsor’s ability to purchase and sell Financial Instruments in a manner that correlates to a Fund’s objective; (2) an imperfect correlation between the performance of the Financial Instruments held by a Fund and the performance of the applicable benchmark; (3) bid-ask spreads on such Financial Instruments; (4) fees, expenses, transaction costs, financing costs and margin requirements associated with the use of Financial Instruments and commission costs; (5) holding Financial Instruments traded in a market that has become illiquid or disrupted; (6) a Fund’s Share prices being rounded to the nearest cent and/or valuation methodologies; (7) changes to a benchmark that are not disseminated in advance; (8) the need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (9) early and unanticipated closings of the markets on which the holdings of a Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions; (10) accounting standards; and (11) differences caused by a Fund obtaining exposure to only a representative sample of the components of a benchmark, overweighting or underweighting certain components of a benchmark or obtaining exposure to assets that are not included in a benchmark.

In order to achieve a high degree of correlation with their applicable underlying benchmarks, the Funds seek to rebalance their portfolios daily to keep exposure consistent with their respective investment objectives. Being materially under- or overexposed to the benchmarks may prevent such Funds from achieving a high degree of correlation with their applicable underlying benchmarks. Market disruptions or closures, large movements of assets into or out of the Funds, regulatory restrictions, market volatility and other factors will adversely affect a Fund’s ability to adjust exposure to requisite levels. The target amount of a Fund’s portfolio exposure may be impacted by changes to the value of its benchmark each day. Other things being equal, more significant movement, up or down, will require more significant adjustments to a Fund’s portfolio. Because of this, it is unlikely that the Funds will be perfectly exposed (i.e., 2x or -2x, as applicable) at the end of each day, and the likelihood of being materially under- or overexposed is higher on days when the benchmark levels are volatile at or near the close of the trading day.

Each Fund seeks to rebalance its portfolio on a daily basis. The time and manner in which a Fund rebalances its portfolio may vary from day to day at the discretion of the Sponsor depending upon market conditions and other circumstances. Unlike other funds that do not rebalance their portfolios as frequently, each Fund may be subject to increased trading costs associated with daily portfolio rebalancings. The effects of these trading costs have been estimated and included in the Breakeven Table. See “Charges—Breakeven Table” below.

Intraday Price/Performance Risk

The intraday performance of Shares of a Fund traded in the secondary market generally will be different from the performance of a Fund when measured from one NAV calculation-time to the next. When Shares are bought intraday, the performance of such Shares relative to its benchmark until the Fund’s next NAV calculation likely will be greater than or less than the Fund’s stated daily multiple times the performance of its benchmark.

Each Fund seeks to achieve its investment objective even during periods when the performance of the Fund’s benchmark is flat or when the benchmark is moving in a manner that may cause the value of the Fund to decline.

The Funds are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions). Each Fund seeks to remain fully invested at all times in Financial Instruments and money market instruments that, in combination, provide exposure to the Index consistent with its investment objective. This is the case even during periods in which the benchmark is flat or moving in a manner which causes the value of a Fund to decline. It is possible to lose money over time regardless of the performance of an underlying benchmark, due to the effects of daily rebalancing, volatility, compounding and other risk factors.

Risks Specific to the Oil and Precious Metals Markets and Funds

A number of factors may have a negative impact on the price of commodities, such as oil, gold and silver, and the price of Financial Instruments based on such commodities.

With regard to the Oil Funds and the Precious Metals Funds, a number of factors may affect the price of these commodities and, in turn, the Financial Instruments and other assets, if any, owned by such a Fund, including, but not limited to:

•

Significant increases or decreases in the available supply of a physical commodity due to natural or technological factors. Natural factors would include depletion of known cost-effective sources for a commodity or the impact of severe weather or other natural events on the ability to produce or distribute the commodity. Technological factors, such as increases in availability created by new or improved extraction, refining and processing equipment and methods or decreases caused by failure or unavailability of major refining and processing equipment (for example, shutting down or constructing oil refineries), also materially influence the supply of commodities.

•

Significant increases or decreases in the demand for a physical commodity due to natural or technological factors. Natural factors would include such events as unusual climatological conditions impacting the demand for commodities. Technological factors may include such developments as substitutes or new uses for particular commodities.

•

A significant change in the attitude of speculators and investors towards a commodity. Should the speculative community take a negative or positive view towards any given commodity, it could cause a change in world prices of any given commodity.

•

Large purchases or sales of physical commodities by the official sector. Governments and large institutions have large commodities holdings or may establish major commodities positions. For example, a significant portion of the aggregate world gold holdings is owned by governments, central banks and related institutions. Similarly, nations with centralized or nationalized oil production and organizations such as the Organization of Petroleum Exporting Countries control large physical quantities of crude oil. The purchase or sale by one of these institutions in large amounts could potentially cause a change in prices for that commodity.

•

Other political factors. In addition to the organized political and institutional trading-related activities described above, peaceful political activity such as imposition of regulations or entry into trade treaties, as well as political disruptions caused by societal breakdown, insurrection and/or war may greatly influence commodities prices.

•

A significant increase or decrease in commodity hedging activity by commodity producers. Should there be an increase or decrease in the level of hedge activity of commodity producing companies, countries and/or organizations, it could cause a change in world prices of any given commodity.

•	The recent proliferation of commodity-linked, exchange-traded products and their unknown effect on the commodity markets.

Each of these factors could have a negative impact on the value of the Funds. These factors interrelate in complex ways, and the effect of one factor on the market value of a Fund may offset or enhance the effect of another factor.

The Oil Funds are linked to an index of crude oil futures contracts, and are not directly linked to the “spot” price of crude oil. Oil futures contracts may perform very differently from the spot price of crude oil.

The benchmark used by each Oil Fund, the Bloomberg WTI Crude Oil SubindexSM (the “Oil Subindex”), is intended to reflect the performance of crude oil as measured by the price of West Texas Intermediate (“WTI”), sweet, light crude oil futures contracts traded on the New York Mercantile Exchange (the “NYMEX”). The Oil Funds are not directly linked to the “spot” price of crude oil. While prices of swaps, futures contracts and other derivatives contracts are related to the prices of an underlying cash market (i.e., the “spot” market), they may not be well correlated and have typically performed very differently. Crude oil futures contracts typically perform very differently from, and commonly underperform, the spot price of crude oil due to current (and future expectations of) factors such as storage costs, supply and demand and geopolitical risks. It is possible that during certain time periods derivatives contract prices may not be correlated to spot market prices and may be substantially lower or higher than the spot market prices for WTI crude oil as a result of differences in derivatives contract terms or as supply, demand or other economic or regulatory factors become more pronounced in either the cash or derivatives markets.

For example, during the one-year period from January 1, 2015 to December 31, 2015, the Benchmark underperformed the spot price of crude oil by 38.30% (the level of the Benchmark increased by 6.73%, while the spot price of crude oil increased by 45.03%). During a similar one-year period from January 1, 2014 to December 31, 2014, the Benchmark outperformed the spot price of crude oil by 4.17% (the level of the Benchmark fell 41.71%, while the spot price of crude oil fell by 45.87%).

Depending upon the direction and level of the Oil Subindex changes, the Oil Funds may underperform or outperform a portfolio directly holding crude oil interests.

The Precious Metals Funds do not hold gold or silver bullion. Rather, the Precious Metals Funds use Financial Instruments to gain exposure to gold or silver bullion. Using Financial Instruments to obtain exposure to gold or silver bullion may cause tracking error and subject the Precious Metals Funds to the effects of contango and backwardation as described herein.

Using Financial Instruments such as swaps, forwards and futures in an effort to replicate the performance of gold or silver bullion may cause tracking error. While prices of Financial Instruments are related to the prices of an underlying cash market (i.e., the “spot” market), they may not be well correlated and typically have performed differently. In addition, the use forward or futures contracts exposes a Fund to risks associated with “rolling” as described herein (forward contracts are subject to the same risks as rolling futures contracts), including the possibility that contango or backwardation can occur. Gold and silver historically exhibit contango markets during most periods. The existence of historically prevalent contango markets would be expected to adversely affect the Precious Metals Funds.

Risks Specific to the Currency Funds.

A number of factors may have a negative impact on the value of non-U.S. currencies and the value of Financial Instruments based on such currencies.

A number of factors may affect the value of foreign currencies or the U.S. dollar and, in turn, Financial Instruments based on such foreign currencies or the U.S. dollar. These factors include:

•	Debt level and trade deficit of the relevant foreign countries;

•	Inflation rates of the United States and the relevant foreign countries and investors’ expectations concerning inflation rates;

•	Interest rates of the United States and the relevant foreign countries and investors’ expectations concerning interest rates;

•	Investment and trading activities of mutual funds, hedge funds and other market participants;

•	Global or regional political, economic or financial events and situations;

•	Sovereign action to set or restrict currency conversion;

•	Monetary policies and other related activities of central banks within the U.S. and other relevant foreign markets; and

•

Foreign financial markets may be closed on a day when U.S. domestic markets are open for trading. As a result, liquidity and/or pricing may be affected by the absence of trading in a specific currency.

Each of these factors could have a negative impact on the value of a Currency Fund. These factors interrelate in complex ways, and the effect of one factor on the market value of a Currency Fund may offset or enhance the effect of another factor.

Risks specific to the UltraShort Euro Fund.

The European financial markets and the value of the euro have experienced significant volatility, in part related to unemployment, budget deficits and economic downturns. In addition, several member countries of the Economic and Monetary Union (the “EMU”) of the European Union (the “EU”) have experienced credit rating downgrades, rising government debt levels and, for certain EU member countries (including Greece, Spain, Portugal, Ireland and Italy), weaknesses in sovereign debt. In a referendum held on June 23, 2016, the United Kingdom (the “UK”) resolved to begin the formal process of withdrawing from the EU (commonly known as Brexit). There is considerable uncertainty surrounding the time frame for Brexit, how it will be conducted, how negotiations of trade agreements will proceed, whether it will have a negative impact on the UK or the broader global economy, and the impact on the value of the British pound. On March 29, 2017, UK Prime Minister Theresa May delivered a letter invoking Article 50 of the Lisbon Treaty (the “Letter”) and notifying the European Council of the UK’s decision to withdraw from the EU. The Letter triggered the two-year withdrawal negotiation process, and thus it is anticipated that the UK will leave the EU on or before March 29, 2019 followed by a transition period during which businesses and others prepare for post-Brexit rules to take effect on January 1, 2021. These events, along with decreasing imports or exports, changes in governmental or EU regulations on trade, the default or threat of default by an EU member country on its sovereign debt and/or an economic recession in an EU member country may have a negative impact on the value of euro-related investments.

In addition, given recent events, it is possible that the euro could be abandoned in the future by countries that have already adopted its use. If this were to occur, the value of the euro could fluctuate drastically. Increased volatility related to the euro could exacerbate the effects of daily compounding on the UltraShort Euro Fund’s performance over periods longer than one day. If the euro is abandoned by all or a significant number of countries that have adopted its use, the Fund may be forced to switch benchmarks or liquidate.

Risks specific to the UltraShort Yen Fund.

The Japanese financial markets and the value of the yen may experience volatility and are exposed to other risks. Such risks include, but are not limited to (i) political, economic, or social instability in Japan; (ii) risks associated with Japan’s large government deficit; (iii) natural disasters that may be particularly likely to occur in Japan; (iv) risks associated with an increasingly aging and declining population that is likely to strain Japan’s social welfare and pension systems; and (v) relatively high unemployment. Since the year 2000, Japan’s economic growth rate has remained relatively low. As an island nation Japan has limited natural resources and land area, and the Japanese economy is heavily dependent on international trade and reliant on imports for its commodity needs. Fluctuations or shortages in the commodity markets may negatively impact the Japanese economy. Slowdowns in the U.S. and/or China and other Southeast Asian countries, including economic, political or social instability in such countries, could have a negative impact on Japan.

The Japanese economy may be adversely impacted by currency fluctuations. The Japanese government has intervened in its currency market in the past, to maintain or reduce the value of the yen. Any such future intervention could cause the yen’s value to fluctuate and could cause losses to investors. Increased volatility related to the yen could exacerbate the effects of daily compounding on the performance of each of the UltraShort Yen Fund over periods longer than a single day.

Risks Related to All Funds

Potential negative impact from rolling futures positions; there have been extended periods in the past where the strategies utilized by the Funds have caused significant and sustained losses.

Each Fund intends to, or may, have exposure to futures contracts and each Fund is subject to risks related to rolling such futures contracts. The contractual obligations of a buyer or seller holding a futures contract to expiration may be satisfied by settling in cash as designated in the contract specifications. Alternatively, futures contracts may be closed out prior to expiration by making an offsetting sale or purchase of an identical futures contract with a later expiration date. This process is referred to as “rolling.” The Funds do not intend to hold futures contracts through expiration, but instead intend to “roll” their respective positions as they approach expiration. Accordingly, the Funds are subject to risks related to rolling.

When the market for these futures contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the “rolling process” of the more nearby futures contract would take place at a price that is lower than the price of the more distant futures contract. This pattern of higher prices for longer expiration futures contracts is often referred to as “contango.” Alternatively, when the market for these futures contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the “rolling process” of the more nearby futures contract would take place at a price that is higher than the price of the more distant futures contract. This pattern of higher prices for shorter expiration futures contracts is referred to as “backwardation.” The presence of contango in certain futures contracts at the time of rolling would be expected to adversely affect the Funds with long positions, and positively affect the Funds with short positions. Similarly, the presence of backwardation in certain futures contracts at the time of rolling such contracts would be expected to adversely affect the Funds with short positions and positively affect the Funds with long positions.

There have been extended periods in which contango or backwardation have existed in the futures contract markets for various types of futures contracts, and such periods can be expected to occur in the future. These extended periods have in the past, and may in the future, cause significant losses, and these periods can have as much or more impact over time than movements in the level of a Fund’s benchmark. Additionally, because of the frequency with which the Funds may roll futures contracts, the impact of such contango or backwardation on Fund performance may be greater than it would have been if the Funds rolled futures contracts less frequently.

The number of underlying components included in a Fund’s benchmark may impact the volatility of such benchmark, which could adversely affect an investment in the Shares.

The number of underlying components in a Fund’s benchmark may impact the volatility of such benchmark, which could adversely affect an investment in the Shares. For example, certain of the Funds’ benchmarks are concentrated in terms of the number and type of commodities and currencies represented, and some of the benchmarks consist solely of a single commodity or currency exchange rate. Investors should be aware that other benchmarks are more diversified in terms of both the number and variety of investments included. Concentration in fewer components may result in a greater degree of volatility in a benchmark and the Fund which corresponds to that benchmark under specific market conditions and over time.

Possible illiquid markets may cause or exacerbate losses.

Financial Instruments cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. Market disruptions or volatility can also make it difficult to liquidate a position or find a swap or forward contract counterparty at a reasonable cost.

Market illiquidity may cause losses for the Funds. The large size of the positions which the Funds may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that each Fund will typically invest in Financial Instruments related to a single benchmark, which in many cases is highly concentrated.

It may not be possible to gain exposure to the benchmarks using exchange-traded Financial Instruments in the future.

The Funds intend to utilize exchange-traded Financial Instruments. It may not be possible to gain exposure to the benchmarks with these Financial Instruments in the future. If these Financial Instruments cease to be traded on regulated exchanges, they may be replaced with Financial Instruments traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such Financial Instruments, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the Commodity Exchange Act, as amended (the “CEA”), or other applicable statutes and related regulations that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated UK futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in a benchmark, may be subject to certain risks not presented by U.S. or UK exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Fees are charged regardless of a Fund’s returns and may result in depletion of assets.

The Funds are subject to the fees and expenses described herein which are payable irrespective of a Fund’s returns, as well as the effects of commissions, trading spreads, and embedded financing, borrowing costs and fees associated with swaps, forwards, futures contracts, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality, short-term fixed-income or similar securities. These fees and expenses have a negative impact on Fund returns.

For the Funds linked to a benchmark, changes implemented by the benchmark provider that affect the composition and valuation of the benchmark could adversely affect the value such Funds’ Shares and therefore an investment in the Shares.

The Funds, other than the Currency Funds are linked to benchmarks maintained by third-party providers that are unaffiliated with the Funds or the Sponsor. The policies implemented by each benchmark provider concerning the calculation or the composition of a benchmark could affect the value of a benchmark and, therefore, the value of such Funds’ Shares. A benchmark provider may change the composition of the benchmark, or make other methodological changes that could change the value of a benchmark. Additionally, a benchmark provider may alter, discontinue or suspend calculation or dissemination of a benchmark. Any of these actions could adversely affect the value of Shares of a Fund using that benchmark. Benchmark providers have no obligation to consider Fund shareholder interests in calculating or revising a benchmark. Any of these actions could adversely affect the value of such Fund’s Shares.

Calculation of a benchmark may not be possible or feasible under certain events or circumstances that are beyond the reasonable control of the Sponsor, which in turn may adversely impact both the benchmark and/or the Shares, as applicable. Additionally, benchmark calculations are subject to error and may be disrupted by rollover disruptions, rebalancing disruptions and/or market emergencies, which may have an adverse effect on the value of the Shares.

The particular benchmark used by a Fund may underperform other asset classes and may underperform other indices or benchmarks based upon the same underlying Reference Asset.

The Funds, other than the Currency Funds, are linked to benchmarks maintained by third-party providers unaffiliated with the Funds or the Sponsor. There can be no guarantee or assurance that the methodology used by the third-party provider to create the benchmark will result in a Fund achieving high, or even positive, returns. Further, there can be no guarantee that the methodology underlying the benchmark or the daily calculation of the benchmark will be free from error. It is also possible that third parties may attempt to manipulate the value of the benchmark or its underlying Reference Asset. The particular benchmark used by each Fund may underperform other asset classes and may underperform other indices or benchmarks based upon the same underlying Reference Asset. Each of these factors could have a negative impact on the performance of a Fund.

The Funds may be subject to counterparty risks.

Each Fund may use derivatives such as swap agreements and forward contracts (collectively referred to herein as “derivatives”) in the manner described herein as a means to achieve their respective investment objectives. The use of derivatives by a Fund exposes the Fund to counterparty risks.

Regulatory Treatment

Derivatives are generally traded in over-the-counter (“OTC”) markets and have only recently become subject to comprehensive regulation in the United States. Cash-settled forwards are generally regulated as “swaps”, whereas physically settled forwards are generally not subject to regulation (in the case of commodities other than currencies) or subject to the federal securities laws (in the case of securities).

Title VII of the Dodd-Frank Act (as defined below) (“Title VII”) created a regulatory regime for derivatives, with the Commodity Futures Trading Commission (the “CFTC”) responsible for the regulation of swaps and the SEC responsible for the regulation of “security-based swaps.” The SEC requirements have largely yet to be made effective, but the CFTC requirements are largely in place. The CFTC requirements have included rules for some of the types of transactions in which the Funds will engage, including mandatory clearing and exchange trading, reporting, and margin for uncleared swaps. Title VII also created new categories of regulated market participants, such as “swap dealers,” “security-based swap dealers,” “major swap participants,” and “major security-based swap participants” who are, or will be, subject to significant new capital, registration, recordkeeping, reporting, disclosure, business conduct and other regulatory requirements. The regulatory requirements under Title VII continue to be developed and there may be further modifications that could impact the Funds.

As noted, the CFTC rules may not apply to all of the swap agreements and forward contracts entered into by the Funds. Investors, therefore, may not receive the protection of CFTC regulation or the statutory scheme of the CEA in connection with each Fund’s swap agreements or forward contracts. The lack of regulation in these markets could expose investors to significant losses under certain circumstances, including in the event of trading abuses or financial failure by participants.

Counterparty Credit Risk

The Funds will be subject to the credit risk of the counterparties to the derivatives. In the case of cleared derivatives, the Funds will have credit risk to the clearing corporation in a similar manner as the Funds would for futures contracts. In the case of uncleared derivatives, the Funds will be subject to the credit risk of the counterparty to the transaction – typically a single bank or financial institution. As a result, a Fund is subject to increased credit risk with respect to the amount it expects to receive from counterparties to uncleared derivatives entered into as part of that Fund’s principal investment strategy. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, a Fund could suffer significant losses on these contracts and the value of an investor’s investment in a Fund may decline.

The Funds have sought to mitigate these risks by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds. However, there are no limitations on the percentage of assets each Fund may invest in swap agreements or forward contracts with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings. The Funds typically enter into transactions only with major, global financial institutions.

OTC derivatives of the type that may be utilized by the Funds are generally less liquid than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are generally entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty. These agreements contain various conditions, events of default, termination events, covenants and representations. The triggering of certain events or the default on certain terms of the agreement could allow a party to terminate a transaction under the agreement and request immediate payment in an amount equal to the net positions owed to the party under the agreement. For example, if the level of the Fund’s benchmark has a dramatic intraday move that would cause a material decline in the Fund’s NAV, the terms of the swap may permit the counterparty to immediately close out the transaction with the Fund. In that event, it may not be possible for the Fund to enter into another swap or to invest in other Financial Instruments necessary to achieve the desired exposure consistent with the Fund’s objective. This, in turn, may prevent the Fund from achieving its investment objective, particularly if the level of the Fund’s benchmark reverses all or part of its intraday move by the end of the day.

In addition, cleared derivatives benefit from daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. To the extent the Fund enters into cleared swap transactions, the Fund will deposit collateral with a Futures Commission Merchant (“FCM”) in cleared swaps customer accounts, which are required by CFTC regulations to be separate from its proprietary collateral posted for cleared swaps transactions. Cleared swap customer collateral is subject to regulations that closely parallel the regulations governing customer segregated funds for futures transactions (described above) but provide certain additional protections to cleared swaps collateral in the event of a clearing broker or clearing broker customer default. For example, in the event of a default of both the clearing broker and a customer of the clearing broker, a clearing house is only permitted to access the cleared swaps collateral in the legally separate (but operationally comingled) account of the defaulting cleared swap customer of the clearing broker, as opposed to the treatment of customer segregated funds, under which the clearing house may access all of the commingled customer segregated funds of a defaulting clearing broker. Uncleared derivatives entered into directly between two counterparties do not necessarily benefit from such protections, particularly if entered into with an entity that is not registered as a “swap dealer” with the CFTC. This exposes the Funds to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Funds to suffer a loss.

Each counterparty and/or any of its affiliates may be an Authorized Participant or shareholder of a Fund, subject to applicable law.

The counterparty risk for cleared derivatives transactions is generally lower than for uncleared OTC derivatives. Once a transaction is cleared, the clearing organization is substituted and is a Fund’s counterparty on the derivative. The clearing organization guarantees the performance of the other side of the derivative. Nevertheless, some risk remains, as there is no assurance that the clearing organization, or its members, will satisfy its obligations to a Fund.

The Funds may change their investment objectives, benchmark and strategies, and may be liquidated, at any time.

The Sponsor has the authority to change a Fund’s investment objective, benchmark or investment strategy at any time without shareholder approval. Although such changes may be subject to applicable regulatory approvals, the Sponsor may determine to operate a Fund in accordance with its new investment objective, benchmark or strategy while those approvals are pending. The Sponsor also has the authority to liquidate a Fund at any time without shareholder approval. Changes in a Fund’s investment objective, benchmark or strategy, as well as any liquidation of a Fund, may occur without shareholder approval and with limited advance notice to shareholders and may expose shareholders to losses on their investments in the Fund.

A Fund may change its investment objective, benchmark or strategies and may liquidate at a time that is disadvantageous to shareholders.

A change to the investment objective, benchmark or strategies or the liquidation of a Fund could occur at a time that is disadvantageous to shareholders. When the Fund’s assets are sold as part of the Fund’s liquidation, the resulting proceeds distributed to shareholders may be less than those that may be realized in a sale outside of a liquidation context.

The Funds use investment techniques that may be considered aggressive.

Some investment techniques of the Funds, such as their use of Financial Instruments, may be considered aggressive. Risks associated with Financial Instruments include potentially dramatic price changes (losses) in the value of the instruments and imperfect correlations between the price of the contract and the underlying Reference Asset. These instruments may increase the volatility of a Fund and may involve a small investment of cash relative to the magnitude of the risk assumed.

Historical correlation trends between Fund benchmarks and other asset classes may not continue or may reverse, limiting or eliminating any potential diversification or other benefit from owning a Fund.

To the extent that an investor purchases a Fund seeking diversification benefits based on the historic correlation (whether positive or negative) between the returns of the Fund or its underlying benchmark and other asset classes, such historic correlation may not continue or may reverse itself. In this circumstance, the diversification or other benefits sought may be limited or non-existent. The diversification or other benefits sought by an investor in a Fund may also become limited or cease to exist if the Sponsor determines to change the Fund’s benchmark or otherwise modify the Fund’s investment objective or strategy.

The lack of active trading markets for the Shares may result in losses upon the sale of such Shares.

Although the Shares are publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If investors need to sell their Shares at a time when an active market for such Shares does not exist, the price investors receive for their Shares, assuming that investors are able to sell them at all, likely will be lower than the price that investors would receive if an active market did exist.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

A Fund may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the Exchange or any other exchange, marketplace or trading center, deemed to affect the normal operations of the Funds, is closed, or when trading is restricted or suspended on such exchanges in any of the Funds’ futures contracts, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Funds. In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of a Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

The NAV per Share may not always correspond to market price per Share.

The NAV per Share of a Fund changes as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price per Share of a Fund may be different from the NAV per Share of the Fund (i.e., the secondary market price may trade at a premium or discount to NAV). Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of a Fund at a discount or a premium to the public trading price per Share of that Fund.

Authorized Participants or their customers may have an opportunity to realize a profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of a Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of a Fund. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the NAV per Share of the Funds closely over time.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and the market in which the Financial Instruments (or related Reference Assets) held by a Fund are traded. The Shares of each Fund trade on the Exchange from 9:30 a.m. to 4:00 p.m. (Eastern Time). The Financial Instruments (and/or the related Reference Assets) held by a particular Fund, however, have earlier fixing or settlement times. Consequently, liquidity in the Financial Instruments (and/or the Reference Assets) may be reduced after such fixing or settlement time. As a result, during the time when the Exchange is open but after the applicable fixing or settlement time of an underlying component, trading spreads and the resulting premium or discount on the Shares of a Fund may widen, and, therefore, may increase the difference between the price of the Shares of a Fund and the NAV of such Shares. Also, during the time when the Exchange is open but the Fund’s NAV has already been determined, there could be market developments or other events that cause or exacerbate the difference between the price of the Shares of such Funds in the secondary market and the NAV of such Shares.

Investors may be adversely affected by an overstatement or understatement of a Fund’s NAV due to the valuation method employed or errors in the NAV calculation.

Under normal circumstances, the NAV of a Fund reflects the value of the Financial Instruments held by the Fund, as of the time the NAV is calculated. The NAV of the Funds includes, in part, any unrealized profits or losses on open Financial Instrument positions. In certain circumstances (e.g., if the Sponsor believes market quotations do not accurately reflect fair value of an investment, or a trading halt closes an exchange or market early), the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. The fair value of an investment determined by the Sponsor may be different from other value determinations of the same investment. Such fair value prices generally would be determined based on available inputs about the current value of the underlying Reference Assets and would be based on principles that the Sponsor deems fair and equitable. Errors in calculation of a Fund’s NAV also may cause the Fund’s NAV to be overstated or understated and may affect the performance of the Fund and the value of an investment in the Shares.

Trading on exchanges outside the United States is generally not subject to U.S. regulation and may result in different or diminished investor protections.

To the extent that a Fund places trades on exchanges outside the United States, trading on such exchanges is generally not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, the Shares are subject to the risk of adverse exchange rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such investors would not have otherwise been subject had the Funds’ trading been limited to U.S. markets.

Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Shares.

The Sponsor believes that it has obtained all required licenses or the appropriate consent of all necessary parties with respect to the intellectual property rights necessary to operate the Funds. However, other third parties could allege ownership as to such rights and may bring legal action asserting their claims. The expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Funds. Additionally, as a result of such action, a Fund could potentially change its investment objective, strategies or benchmark. Each of these factors could have a negative impact on the performance of the Funds.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to NAV per Share.

The Exchange may halt trading in the Shares of a Fund which would adversely impact investors’ ability to sell Shares.

Trading in Shares of a Fund may be halted due to market conditions or, in light of the applicable Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified decline or rise in a market index (e.g., the Dow Jones Industrial Average) or in the price of a Fund’s Shares. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Funds are not subject to registration or regulation under the 1940 Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies registered under the 1940 Act. These protections include, but are not limited to, provisions in the 1940 Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under limited circumstances), require a board of directors that must include disinterested directors, limit leverage, impose a fiduciary duty on the fund’s manager with respect to the receipt of compensation for services, require shareholder approval for certain fundamental changes, limit sales loads, and require proper valuation of fund assets.

The value of the Shares will be adversely affected if the Funds are required to indemnify Wilmington Trust Company (the “Trustee”) and/or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor each has the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any such sale would decrease the value of an investment in an impacted Fund.

Although the Shares are limited liability investments, certain circumstances, such as the bankruptcy of a Fund, could increase a shareholder’s liability.

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any gains or income recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

The insolvency of an FCM or clearing organization or the failure of an FCM or clearing organization to properly segregate Fund assets held as margin on futures transactions may result in losses to the Funds.

The CEA requires FCMs to segregate client assets received as margin on futures transactions from their own proprietary assets. However, if an FCM fails to properly segregate Fund assets deposited as margin, these assets might not be fully protected in the event of the FCM’s bankruptcy. In such event, a Fund may not be able to recover any assets held by the FCM, or may recover only a limited portion of such assets.

Furthermore, customer funds held at a clearing organization in connection with any futures contracts are permitted to be held in a commingled omnibus account that does not identify the name of the clearing member’s individual customers. A clearing organization may use assets held in such accounts to satisfy payment obligations of a defaulting customer of the FCM to the clearing organization. As a result, in the event of a default of one or more of the FCM’s other clients together with the bankruptcy or insolvency of the FCM, a Fund may not be able to recover the assets deposited by the FCM on behalf of the Fund with the clearing organization.

In the event of a bankruptcy or insolvency of any exchange or a clearing house, a Fund could experience a loss of the funds deposited through its FCM as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

A court could potentially conclude that the assets and liabilities of one Fund are not segregated from those of another series of the Trust and may thereby potentially expose assets in a Fund to the liabilities of another series of the Trust.

Each series of the Trust is a separate series of a Delaware statutory trust and not itself a separate legal entity. Section 3804(a) of the Delaware Statutory Trust Act, as amended (the “DSTA”), provides that if certain provisions are in the formation and governing documents of a statutory trust organized in series, and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the statutory trust generally or any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted Section 3804(a) of the DSTA or provided any guidance as to what is required for compliance. The Sponsor maintains separate and distinct records for each series and accounts for them separately, but it is possible a court could conclude that the methods used did not satisfy Section 3804(a) of the DSTA and thus potentially expose assets of a Fund to the liabilities of another series of the Trust.

There may be circumstances that could prevent or make it impractical for a Fund to operate in a manner consistent with its investment objective and principal investment strategies.

There may be circumstances outside the control of the Sponsor and/or a Fund that could prevent or make it impractical to rebalance such Fund’s portfolio investments, to process purchase or redemption orders, or to otherwise operate a Fund in a manner consistent with its investment objective and principal investment strategies. Examples of such circumstances include: market disruptions; significant market volatility, particularly late in the trading day; natural disasters; public service disruptions or utility problems such as those caused by fires, floods, extreme weather conditions, and power outages resulting in telephone, telecopy, and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the aforementioned parties, as well as the Depository Trust Company (“DTC”), the National Securities Clearing Corporation (“NSCC”), or any other participant in the trading or operations of a Fund; and similar extraordinary events.

While the Sponsor has implemented and tested a business continuity plan and a disaster recovery plan designed to address circumstances such as those above, these and other circumstances may prevent a Fund from being operated in a manner consistent with its investment objective and/or principal investment strategies.

Due to the increased use of technologies, intentional and unintentional cyber attacks pose operational and information security risks.

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Funds are susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of a Fund’s third-party service provider (including, but not limited to, index providers, the administrator and transfer agent) or the issuers of securities in which the Funds invest, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of Fund shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Funds and their shareholders could be negatively impacted as a result. While the Funds have established business continuity plans and systems to prevent such cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Funds cannot control the cyber security plans and systems put in place by issuers in which the Funds invest.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Funds.

Investors cannot be assured that the Sponsor will be able to continue to service the Funds for any length of time. If the Sponsor discontinues its activities on behalf of the Funds, the Funds may be adversely affected, as there may be no entity servicing the Funds for a period of time. If the Sponsor’s registrations with the CFTC or memberships in the National Futures Association (the “NFA”) were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render advice to the Funds. If the Sponsor were unable to provide services and/or advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Funds.

Shareholders’ tax liability will exceed cash distributions on the Shares.

Shareholders of each Fund are subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Each Fund does not currently expect to make distributions with respect to capital gains or ordinary income. Accordingly, shareholders of a Fund will not receive cash distributions equal to their share of the Fund’s taxable income or the tax liability that results from such income. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own Shares in a Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

The U.S. Internal Revenue Service (the “IRS”) could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Fund.

U.S. federal income tax rules applicable to partnerships, which each Fund is anticipated to be treated as under the Internal Revenue Code of 1986, as amended (the “Code”), are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. The Funds apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the shareholders’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations (as defined below). It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations promulgated thereunder (the “Regulations”) and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to investors.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1, which the Funds will distribute to shareholders, will contain information regarding the income items and expense items of the Funds. If you have not received Schedule K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

Investors could be adversely affected if the current treatment of long-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 20%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time.

Shareholders of each Fund may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Funds, the Funds may realize and pass through to shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains, which generally are taxed at a preferential rate. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own Shares in a Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

Changes in U.S. federal income tax law could affect an investment in the Shares.

Recently enacted legislation commonly known as the “Tax Cuts and Jobs Act” has made significant changes to U.S. federal income tax rules. As of the date of this registration statement, the long-term impact of the Tax Cuts and Jobs Act, including on the Shares, is unclear. Prospective investors are urged to consult their tax advisors regarding the effect of the Tax Cuts and Jobs Act prior to investing in the Shares.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Regulatory changes or actions, including the implementation of new legislation, may alter the operations and profitability of the Funds.

The U.S. derivatives markets and market participants have been subject to comprehensive regulation, not only by the CFTC but also by self-regulatory organizations, including the NFA and the exchanges on which the derivatives contracts are traded and/or cleared. As with any regulated activity, changes in regulations may have unexpected results. For example, changes in the amount or quality of the collateral that traders in derivatives contracts are required to provide to secure their open positions, or in the limits on number or size of positions that a trader may have open at a given time, may adversely affect the ability of the Funds to enter into certain transactions that could otherwise present lucrative opportunities. Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of swaps, forwards and futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010. The Dodd-Frank Act has made and will continue to make sweeping changes to the way in which the U.S. financial system is supervised and regulated. Title VII sets forth a new legislative framework for OTC derivatives, including certain Financial Instruments, such as swaps, in which certain of the Funds may invest. Title VII makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and, pursuant to regulations that have been and will continue to be adopted by the regulators, requires the clearing and exchange trading of many types of OTC derivatives transactions.

Pursuant to relatively recent regulations adopted by the CFTC, swap dealers are required to be registered and are subject to various regulatory requirements, including, but not limited to, margin, recordkeeping, reporting and various business conduct requirements, as well as proposed minimum financial capital requirements.

Pursuant to the Dodd-Frank Act, regulations adopted by the CFTC and the federal banking regulators that are now in effect require swap dealers to post and collect variation margin (comprised of specified liquid instruments and subject to a required haircut) in connection with trading of OTC swaps with a Fund. These requirements may increase the amount of collateral the Funds are required to provide and the costs associated with providing it.

OTC swap agreements submitted for clearing are subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as margin requirements mandated by the CFTC, SEC and/or federal banking regulators. Swap dealers also typically demand the unilateral ability to increase a Fund’s collateral requirements for cleared swap agreements beyond any regulatory and clearinghouse minimums. Such requirements may make it more difficult and costly for investment funds, such as the Funds, to enter into customized transactions. They may also render certain strategies in which a Fund might otherwise engage impossible or so costly that they will no longer be economical to implement. If a Fund decides to execute swap agreements through such exchanges or execution facilities, the Fund would be subject to the rules of the exchange or execution facility, which would bring additional risks and liabilities, and potential requirements under applicable regulations and under rules of the relevant exchange or execution facility.

With respect to cleared OTC derivatives, a Fund will not face a clearinghouse directly but rather will do so through a swap dealer that is registered with the CFTC or SEC and that acts as a clearing member. A Fund may face the indirect risk of the failure of another clearing member customer to meet its obligations to its clearing member. This risk could arise due to a default by the clearing member on its obligations to the clearinghouse triggered by a customer’s failure to meet its obligations to the clearing member.

Swap dealers also are required to post margin to the clearinghouses through which they clear their customers’ trades instead of using such margin in their operations, as was widely permitted before Dodd-Frank. This has increased and will continue to increase the swap dealers’ costs, and these increased costs are generally passed through to other market participants such as the Funds in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the imposition of new or increased fees, including clearing account maintenance fees.

While certain regulations have been promulgated and are already in effect, the full impact of the Dodd-Frank Act on any of the Funds remains uncertain. The legislation and the related regulations that have been and may be promulgated in the future may negatively impact a Fund’s ability to meet its investment objective either through limits on its investments or requirements imposed on it or any of its counterparties. In particular, new requirements, including capital requirements and mandatory clearing of OTC derivatives transactions, which may increase derivative counterparties’ costs and are expected to generally be passed through to other market participants in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the imposition of new or increased fees, including clearinghouse account maintenance fees, may increase the cost of a Fund’s investments and the cost of doing business, which could adversely affect investors.

Regulatory bodies outside the U.S. have also passed or proposed, or may propose in the future, legislation similar to that proposed by Dodd-Frank or other legislation containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. For example, the European Union Markets in Financial Instruments Directive (Directive 2014/65/EU) and Markets in Financial Instruments Regulation (Regulation (EU) No 600/2014) (together “MiFID II”), which has applied since January 3, 2018, governs the provision of investment services and activities in relation to, as well as the organized trading of, financial instruments such as shares, bonds, units in collective investment schemes and derivatives. In particular, MiFID II requires EU Member States to apply position limits to the size of a net position which a person can hold at any time in commodity derivatives traded on EU trading venues and in “economically equivalent” OTC contracts. By way of further example, the European Market Infrastructure Regulation (Regulation (EU) No 648/2012) (“EMIR”) introduced certain requirements in respect of OTC derivatives including:(i) the mandatory clearing of OTC derivative contracts declared subject to the clearing obligation; (ii) risk mitigation techniques in respect of uncleared OTC derivative contracts, including the mandatory margining of uncleared OTC derivative contracts; and (iii) reporting and recordkeeping requirements in respect of all derivatives contracts. In the event that the requirements under EMIR and MiFID II apply, these are expected to increase the cost of transacting derivatives.

In addition, regulations adopted by U.S. federal banking regulators that will begin to take effect in 2019 will require certain bank-regulated swap dealer counterparties and certain of their affiliates and subsidiaries, including swap dealers, to include in certain financial contracts, including many derivatives contracts, such as swap agreements, terms that delay or restrict the rights of counterparties, such as a Fund, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. Similar regulations and laws have been adopted in the UK and the EU that apply to the Funds’ counterparties located in those jurisdictions. It is possible that these new requirements could adversely affect the Funds’ ability to terminate existing derivatives agreements or to realize amounts to be received under such agreements.

Regulatory and exchange accountability levels may restrict the creation of Creation Units and the operation of the Trust.

Many U.S. commodities exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. In addition, the CFTC, U.S. futures exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in derivatives traded on such exchanges.

In connection with these limits, the Dodd-Frank Act has required the CFTC to adopt regulations establishing speculative position limits applicable to regulated futures and OTC derivatives and impose aggregate speculative position limits across regulated U.S. futures, OTC positions and certain futures contracts traded on non-U.S. exchanges. In December 2016, the CFTC re-proposed rules on position limits with respect to the 25 physical delivery commodity futures and options contracts, as well as to swaps that are economically equivalent to such contracts. The re-proposed position limits would apply with respect to contracts traded on all U.S. and certain foreign exchanges on an aggregate basis. In addition, the CFTC proposed amendments to the requirement of U.S. commodities exchanges to establish corresponding speculative position limits (the “Position Limit Rules”). The re-proposed Position Limit Rules are based on the position limit rules previously proposed in 2013 by the CFTC. In December 2016, the CFTC also adopted final regulations requiring that all accounts owned or managed by an entity that is responsible for such accounts’ trading decisions, their principals and their affiliates would be aggregated for position limit purposes. The CFTC is expected to reconsider the re-proposed Position Limit Rules in the latter part of 2018.

Although it is unclear what future position limit rules will be, the Sponsor is subject to current position and accountability limits established by the CFTC and exchanges. Accordingly, it may be required to reduce the size of outstanding positions or not enter into new positions that would otherwise be taken for the Fund or not trade certain markets on behalf of the Fund in order to comply with those limits or any future limits established by the CFTC and the relevant exchanges. Derivatives contract prices could move to a limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of derivatives positions and potentially subjecting the Fund to substantial losses or periods in which the Fund does not create additional Creation Units. Modification of trades made by the Trust, if required, could adversely affect the Trust’s operations and profitability and limit the Trust’s ability to reinvest income in additional contracts, create additional Creation Units, or add to existing positions in the desired amount.

In addition, the Sponsor may be required to liquidate certain open positions in order to ensure compliance with the speculative position limits at unfavorable prices, which may result in substantial losses for the relevant Funds. There also can be no assurance that the Sponsor will liquidate positions held on behalf of all the Sponsor’s accounts, including any proprietary accounts, in a proportionate manner. In the event the Sponsor chooses to liquidate a disproportionate number of positions held on behalf of any of the Funds at unfavorable prices, such Funds may incur substantial losses and the value of the Shares may be adversely affected.

Further, in October 2012, CFTC rules became effective, which require each registered FCM to establish risk-based limits on position and order size. As a result, the Trust’s FCMs may be required to reduce their internal limits on the size of the positions they will execute or clear for the Funds, and the Trust may seek to use additional FCMs, which may increase the costs for the Funds and adversely affect the value of the Shares.

The Trust may apply to the CFTC or to the relevant exchanges for relief from certain position limits. If the Trust is unable to obtain such relief, a Fund’s ability to issue new Creation Units, or the Fund’s ability to reinvest income in additional futures contracts, may be limited to the extent these activities cause the Trust to exceed applicable position limits. Limiting the size of a Fund may affect the correlation between the price of the Shares, as traded on an exchange, and the net asset value of the Fund. Accordingly, the inability to create additional Creation Units or add to existing positions in the desired amount could result in Shares trading at a premium or discount to NAV.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference in this Prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”) that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate,” “seek” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this Prospectus and the documents incorporated by reference in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements.

Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

DESCRIPTION OF EACH FUND’S BENCHMARK

DESCRIPTION OF THE OIL FUNDS’ BENCHMARK

Bloomberg WTI Crude Oil SubindexSM

The Oil Funds seek investment results, before fees and expenses, that correspond to two times (2x) or two times the inverse (-2x) of the daily performance of the Oil Subindex, a subindex of the Bloomberg Commodity Index. The Oil Subindex is intended to reflect the performance of crude oil as measured by the price of futures contracts of WTI sweet, light crude oil traded on the NYMEX, including the impact of rolling, without regard to income earned on cash positions. The Oil Subindex is not directly linked to the “spot” price of crude oil. Futures contracts may perform very differently from the spot price of crude oil.

The Oil Subindex is based on the crude oil component of the Bloomberg Commodity Index and tracks what is known as a rolling futures position. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity or its cash equivalent. The Oil Subindex is a “rolling index,” which means that the Oil Subindex does not take physical possession of any commodities. An investor with a rolling futures position is able to avoid delivering (or taking delivery of) underlying physical commodities while maintaining exposure to those commodities. The roll occurs over a period of five Oil Subindex business days in certain months according to a pre-determined schedule, generally beginning on the fifth business day of the month and ending on the ninth business day. Each day, approximately 20% of each rolling futures position that is included in the month’s roll is rolled, increasing from 0% to 20%, 40%, 60%, 80% and finally 100%. The Oil Subindex will reflect the performance of its underlying crude oil futures contracts, including the impact of rolling, without regard to income earned on cash positions.

The methodology for determining the composition of the Oil Subindex and for calculating its level may be changed at any time by Bloomberg by without notice.

The daily performance of the Oil Subindex is published by Bloomberg Finance L.P. and is available under the Bloomberg ticker symbol: BCOMCL.

Information About the Index Licensor

“BLOOMBERG®”, AND “BLOOMBERG WTI CRUDE OIL SUBINDEXSM” ARE SERVICE MARKS OF BLOOMBERG FINANCE L.P. AND ITS AFFILIATES (COLLECTIVELY, “BLOOMBERG”) AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY PROSHARES TRUST II (THE “LICENSEE”).

The Oil Funds are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the Oil Funds or any member of the public regarding the advisability of investing in securities or commodities generally or in the Oil Funds particularly. The only relationship of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Oil Subindex which is determined, composed and calculated by Bloomberg in conjunction with UBS Securities without regard to the Licensee or the Oil Funds. Bloomberg and UBS Securities have no obligation to take the needs of the Licensee or the owners of the Oil Funds into consideration in determining, composing or calculating the Oil SubindexSM. None of Bloomberg, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Oil Funds to be issued or in the determination or calculation of the equation by which the Oil Funds are to be converted into cash. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Oil Funds’ customers, in connection with the administration, marketing or trading of the Oil Funds. Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Oil Funds currently being issued by Licensee, but which may be similar to and competitive with the Oil Funds. In addition, UBS AG, UBS Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Oil Subindex), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Oil Subindex and the Oil Funds.

The Prospectus relates only to the Oil Funds and does not relate to the exchange-traded physical commodities underlying any of the Oil Subindex components. Purchasers of the Oil Funds should not conclude that the inclusion of a futures contract in the Oil Subindex is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates. The information in the Prospectus regarding the Oil Subindex components has been derived solely from publicly available documents. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Oil Subindex components in connection with the Oil Funds. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Oil Subindex components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE OIL SUBINDEX OR ANY DATA RELATED THERETO AND NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE OIL FUNDS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE OIL SUBINDEX OR ANY DATA RELATED THERETO. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE OIL SUBINDEX OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS (INCLUDING UBS), AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES WHETHER DIRECT, INDIRECT, CONSEQUENTIAL,

INCIDENTAL, PUNITIVE OR OTHERWISE ARISING IN CONNECTION WITH THE OIL FUNDS OR THE OIL SUBINDEX OR ANY DATA OR VALUES RELATING THERETO WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG BLOOMBERG, UBS SECURITIES AND THE LICENSEE, OTHER THAN UBS AG.

DESCRIPTION OF THE PRECIOUS METALS FUNDS’ BENCHMARKS

Gold

The Ultra Gold Fund seeks daily investment results, before fees and expenses, that correspond to two times (2x) the daily performance of gold bullion as measured by the U.S. dollar p.m. LBMA (as defined below) Gold Price (the “LBMA Gold Price”). The Ultra Gold Fund does not directly or physically hold the underlying gold to pursue its investment objective, but instead, seeks exposure to gold through the use of Financial Instruments whose value is based on the underlying LBMA Gold Price.

On March 19, 2015, the London Bullion Market Association (the “LBMA”), the company that ran the London gold fixing, ceased running the process and calculating the price of the London gold fix. The LBMA selected Intercontinental Exchange (“ICE”) Benchmark Administration to calculate the price, which was renamed the LBMA Gold Price, based on an electronic, auction-based methodology effective March 20, 2015. The gold market is a global marketplace consisting of both OTC transactions and exchange-traded products. The OTC market generally consists of transactions in spot, forwards, options and other derivatives, while exchange-traded transactions consist of futures and options. The methodology for determining the calculation of the LBMA Gold Price may be changed at any time without notice.

The LBMA Gold Price is determined each trading day at 3:00 p.m. London time, providing a reference gold price for that day’s trading. Many long-term contracts are priced on the basis of the LBMA Gold Price and market participants will usually refer to the LBMA Gold Price when looking for a basis for valuation.

The daily performance of the LBMA Gold Price is available under the Bloomberg ticker symbol: GOLDLNPM.

The Ultra Gold Fund is not sponsored, endorsed, sold or promoted by the LBMA, ICE Benchmark Administration or any of their subsidiaries or affiliates. None of the LBMA or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the Ultra Gold Fund or any member of the public regarding the advisability of investing in securities or commodities generally or in the Ultra Gold Fund particularly.

Silver

The Ultra Silver Fund seeks daily investment results, before fees and expenses, that correspond to two times (2x) the daily performance of silver bullion as measured by the London Silver Price (the “London Silver Price”). The Ultra Silver Fund does not directly or physically hold the underlying silver to pursue its investment objective, but instead, seeks exposure to silver through the use of Financial Instruments whose value is based on the underlying London Silver Price.

On August 14, 2014, the LBMA, the company that ran the London silver fixing ceased running the process. The LBMA selected the CME Group and Thomson Reuters (“Reuters”) to calculate the price, which was renamed the London Silver Price, based on an electronic, auction-based methodology effective August 15, 2014. Like gold, the silver market is a global marketplace consisting of both OTC transactions and exchange-traded products. The OTC market generally consists of transactions in spot, forwards, options and other derivatives, while exchange-traded transactions consist of futures and options. The methodology for determining the London Silver Price may be changed at any time without notice.

The London Silver Price is determined each trading day at 12:00 p.m. London time, providing a reference silver price for that day’s trading. Many long-term contracts are priced on the basis of the London Silver Price and market participants will usually refer to the London Silver Price when looking for a basis for valuation.

The daily performance of the London Silver Price is available under the Bloomberg ticker symbol: SLVRLND.

The Ultra Silver Fund is not sponsored, endorsed, sold or promoted by the LBMA or any of their subsidiaries or affiliates. None of the LBMA, the CME Group, Reuters or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the Ultra Silver Fund or any member of the public regarding the advisability of investing in securities or commodities generally or in the Ultra Silver Fund particularly.

DESCRIPTION OF THE CURRENCY FUNDS’ BENCHMARKS

Euro

The UltraShort Euro Fund seeks daily investment results, before fees and expenses, that correspond to two times the inverse (-2x) of the daily performance of the euro spot price versus the U.S. dollar. The UltraShort Euro Fund uses the 4:00 p.m. (Eastern Time) euro/U.S. dollar exchange rate as provided by Bloomberg, expressed in terms of U.S. dollars per unit of foreign currency, as the basis for the underlying benchmark. The UltraShort Euro Fund does not directly or physically hold euro and will instead seek exposure through the use of certain Financial Instruments whose value is based on the price of the euro to pursue its investment objective.

The daily performance of the euro spot price versus the U.S. dollar is available under Bloomberg ticker symbol: EURUSD.

Japanese Yen

The UltraShort Yen Fund seeks daily investment results, before fees and expenses, that correspond to two times the inverse (-2x) of the daily performance of the Japanese yen spot price versus the U.S. dollar. The UltraShort Yen Fund uses the 4:00 p.m. (Eastern Time) Japanese yen/U.S. dollar exchange rate as provided by Bloomberg, expressed in terms of U.S. dollars per unit of foreign currency, as the basis for the underlying benchmark. The UltraShort Yen Fund does not directly or physically hold yen and will instead seek exposure through the use of certain Financial Instruments whose value is based on the price of yen to pursue its investment objective.

The daily performance of the Japanese yen spot price versus the U.S. dollar is available under the Bloomberg ticker symbol: JPYUSD.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

Investment Objectives

Investment Objective of the “Ultra Funds”: Each “Ultra” Fund seeks daily investment results, before fees and expenses, that correspond to two times (2x) the daily performance of its benchmark. The Ultra Funds do not seek to achieve their stated objectives over a period greater than a single day. A “single day” is measured from the time an Ultra Fund calculates its respective NAV to the time of the Ultra Fund’s next NAV calculation.

If an Ultra Fund is successful in meeting its objective, its value on a given day, before fees and expenses, should gain approximately two times as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. Conversely, its value on a given day, before fees and expenses, should lose approximately two times as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Each Ultra Fund acquires long exposure through any one of or combinations of Financial Instruments, such that each Ultra Fund typically has exposure intended to approximate two times (2x) its corresponding benchmark at the time of its NAV calculation.

Investment Objective of the “UltraShort Funds”: Each “UltraShort” Fund seeks daily investment results, before fees and expenses, that correspond to two times the inverse (-2x) of the daily performance of its benchmark. The UltraShort Funds do not seek to achieve their stated objectives over a period greater than a single day. A “single day” is measured from the time an UltraShort Fund calculates its respective NAV to the time of the UltraShort Fund’s next NAV calculation.

If an UltraShort Fund is successful in meeting its objective, its value on a given day, before fees and expenses, should gain approximately two times as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Conversely, its value on a given day, before fees and expenses, should lose approximately two times as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. Each UltraShort Fund acquires inverse exposure through any one of or combinations of Financial Instruments, such that each UltraShort Fund typically has exposure intended to approximate two times the inverse (-2x) of its corresponding benchmark at the time of its NAV calculation.

There can be no assurance that any Fund will achieve its investment objective or avoid substantial losses. The Funds do not seek to achieve their stated investment objectives over a period of time greater than a single day because mathematical compounding prevents the Funds from achieving such results. Results for the Funds over periods of time greater than a single day should not be expected to be a simple multiple (2x) or inverse multiple (-2x) of the period return of the corresponding benchmark and will likely differ in amount and possibly even direction from the Fund’s stated multiple times the return of the benchmark overtime. These differences can be significant. A Fund will lose money if its benchmark’s performance is flat over time, and it is possible for a Fund to lose money over time regardless of the performance of an underlying benchmark, as a result of daily rebalancing, the benchmark’s volatility and compounding. Daily compounding of a Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility has a negative impact on Fund performance and may be at least as important to a Fund’s return for a period as the return of the Fund’s underlying benchmark.

Principal Investment Strategies

In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes, in combination should produce daily returns consistent with the Funds’ objectives.

Investment Strategies of the Oil Funds:

Each of the Oil Funds seeks to meet its investment objective by investing, under normal market conditions, in futures contracts for WTI sweet, light crude oil listed on the NYMEX, ICE Futures U.S. or other U.S. exchanges and listed options on such contracts. The Oil Funds will not invest directly in oil.

In the event position, price or accountability limits are reached with respect to futures contracts, each of the Oil Funds may obtain exposure to its benchmark through investments in swap agreements and forward contracts referencing its benchmark. In such instances, each of the Oil Funds intends to first make use of exchange-traded swap agreements and forward contracts. As an alternative, each of the Oil Funds may invest in swap agreements or forward contracts referencing the benchmark that clear through derivatives clearing organizations that satisfy the Trust’s criteria and also may invest in swaps and forward contracts in the OTC market. The Oil Funds also may invest in swaps and forward contracts referencing its benchmark if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt) or in situations where the Sponsor deems it impractical or inadvisable to buy or sell futures contracts (such as during periods of market volatility or illiquidity).

In addition, each Oil Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending investment in Financial Instruments.

Investment Strategies of the Precious Metals Funds:

Each of the Precious Metals Funds seeks to meet its investment objective by investing, under normal market conditions, in any one of, or combinations of, Financial Instruments (including swap agreements, futures contracts and forward contracts) based on a Precious Metals Fund’s benchmark. The types and mix of Financial Instruments in which the Precious Metals Funds invest may vary daily at the discretion of the Sponsor. The Precious Metals Funds will not invest directly in any commodity.

In addition, each Precious Metals Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending investment in Financial Instruments.

Investment Strategies of the Currency Funds:

Each of the Currency Funds seeks to meet its investment objective, under normal market conditions, by obtaining short exposures to its benchmark through futures contracts on its underlying currency. The Currency Funds will not invest directly in any currency.

In the event position accountability rules or position limits are reached with respect to futures contracts, the Sponsor may in its commercially reasonable judgment, cause each of the Currency Funds to obtain exposure to its benchmark through forward contracts referencing the benchmark. Each of the Currency Funds may invest in other forward contracts if such instruments tend to exhibit trading prices or returns that correlate with the benchmark or a component of the benchmark and will further the investment objective of such Fund. The Currency Funds may also invest in forward contracts if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) or in situations where the Sponsor deems it impractical or inadvisable to buy or sell futures contracts (such as during periods of market volatility or illiquidity).

In addition, each the Currency Funds will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending investment in Financial Instruments.

Investment Strategies Applicable to All Funds:

The Funds are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgements relating to economic, financial and market conditions with a view toward obtaining positive results under all market conditions). Each Fund seeks to remain invested at all times in Financial Instruments and money market instruments that, in combination, provide exposure to its underlying benchmark consistent with its investment objective without regard to market conditions, trends or direction.

A Fund may obtain exposure through Financial Instruments to a representative sample of the components in its underlying benchmark, which have aggregate characteristics similar to those of the underlying benchmark. This “sampling” process typically involves selecting a representative sample of components in an benchmark principally to enhance liquidity and reduce transaction costs while seeking to maintain high correlation with, and similar aggregate characteristics (e.g., underlying commodities and valuations) to, the underlying benchmark. In addition, the Funds may obtain exposure to components not included in its underlying benchmark, invest in assets that are not included in its underlying benchmark or may overweight or underweight certain components contained in the underlying benchmark.

Each Fund seeks to position its portfolio so that its exposure to its benchmark is consistent with its investment objective. The time and manner in which a Fund rebalances its portfolio may vary from day to day depending upon market conditions and other circumstances, at the discretion of the Sponsor. The impact of a benchmark’s movements each day will affect whether a Fund’s portfolio needs to be rebalanced and the amount of such rebalance.

•

For example, if the benchmark underlying an UltraShort Fund has risen on a given day, net assets of such Fund should fall. As a result, inverse exposure will need to be decreased. Conversely, if the benchmark underlying an UltraShort Fund has fallen on a given day, net assets of such Fund should rise. As a result, inverse exposure will need to be increased.

•	For an Ultra Fund, the Fund’s long exposure will need to be increased on days when the Fund’s benchmark rises and decreased on days when the Fund’s benchmark falls.

Daily rebalancing and the compounding of each day’s return over time means that the return of each Fund for a period longer than a single day will be the result of each day’s returns compounded over the period, which will very likely differ in amount and possibly even direction from two times (2x) or two times the inverse (-2x) of the return of the Fund’s benchmark for the period. These differences can be significant. A Fund will lose money if its benchmark’s performance is flat over time, and it is possible for a Fund to lose money over time regardless of the performance of an underlying benchmark, as a result of daily rebalancing, the benchmark’s volatility and compounding.

The amount of exposure each Fund has to a specific combination of Financial Instruments differs with each particular Fund and may be changed without shareholder approval at any given time. Currently, the Funds anticipate that, in the normal course of business and absent any unforeseen circumstances, they will be exposed to the specific Financial Instruments below as follows:

	Swaps		Forwards		Futures
	Low	High	Low	High	Low	High
ProShares Ultra Bloomberg Crude Oil	75%	200%		0%	0%	125%
ProShares UltraShort Bloomberg Crude Oil	-75%	-200%		0%	0%	-125%
ProShares Ultra Gold		0%	190%	200%	0%	10%
ProShares Ultra Silver		0%	190%	200%	0%	10%
ProShares UltraShort Euro		0%	-200%			0%
ProShares UltraShort Yen		0%	-200%			0%

The amount of each Fund’s exposure should be expected to change from time to time at the discretion of the Sponsor based on market conditions and other factors.

In addition, the Sponsor has the power to change a Fund’s investment objective, benchmark or investment strategy at any time, without shareholder approval, subject to applicable regulatory requirements.

Swap Agreements

Swaps are contracts that have traditionally been entered into primarily by institutional investors in OTC markets for a specified period ranging from a day to many years. Certain types of swaps may be cleared and certain types are, in fact, required to be cleared. The types of swaps that may be cleared are generally limited to only swaps where the most liquidity exists and a clearing organization is willing to clear the trade on standardized terms. Swaps with customized terms or those of which significant market liquidity does not exist are generally not able to be cleared.

In a standard swap transaction, the parties agree to exchange the returns on, among other things, a particular predetermined security, commodity, interest rate or index for a fixed or floating rate of return (the “interest rate leg,” which will also include the cost of borrowing for short swaps) in respect of a predetermined notional amount. The notional amount of the swap reflects the extent of a Fund’s total investment exposure under the swap agreement.

In the case of futures contracts-based indexes, such as those used by the Oil Funds, the reference interest rate typically is zero, although a financing spread or fee is generally still applied. Transaction or commission costs are reflected in the benchmark level at which the transaction is entered into. The gross returns to be exchanged are calculated with respect to the notional amount and the benchmark returns to which the swap is linked. Swaps are usually closed out on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Thus, while the notional amount reflects a Fund’s total investment exposure under the swap (i.e., the entire face amount or principal of a swap), the net amount is a Fund’s current obligations (or rights) under the swap that is the amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement on any given termination date.

Swaps may also expose the Funds to liquidity risk. Although a Fund has the ability to terminate a swap at any time, doing so may subject the Fund to certain early termination charges. In addition, there may not be a liquid market within which to dispose of an outstanding swap even if a permitted disposal might avoid an early termination charge. Uncleared swaps generally are not assignable except by agreement between the parties to the swap, and generally no party or purchaser has any obligation to permit such assignments.

Swaps involve, to varying degrees, elements of market risk and exposure to loss in excess of the amount which would be reflected on a Fund’s Statement of Financial Condition. In addition to market risk and other risks, the use of swaps also comes with counterparty credit risk – i.e., the inability of a counterparty to a swap to perform its obligations. Each Fund that invests in swaps bears the risk of loss of the net amount, if any, expected to be received under a swap agreement in the event of the default or bankruptcy of a swap counterparty. Each such Fund enters or intends to enter into swaps only with major, global financial institutions. However, there are no limitations on the percentage of its assets a Fund may invest in swaps with a particular counterparty.

Each Fund that invests in swaps may use various techniques to minimize counterparty credit risk. Each Fund that invests in swaps generally enters into arrangements with its counterparties whereby both sides exchange collateral on a mark-to-market basis. In addition, such Fund may post “initial margin” or “independent amount” to counterparties in swaps. Such collateral serves as protection for the counterparty in the event of a failure by a Fund and is in addition to any mark-to-market collateral that (i.e., the Fund may post initial margin to the counterparty even where the counterparty would owe money to the Fund if the swap were to be terminated). The amount of initial margin posted by a Fund may vary depending on the risk profile of the swap. The collateral, whether for mark-to-market or for initial margin, generally consists of cash and/or securities.

Collateral posted by a Fund to a counterparty in connection with uncleared derivatives transactions is generally held for the benefit of the counterparty in a segregated tri-party account at the Custodian to protect the counterparty against non-payment by the Fund. In the event of a default by a Fund, and the counterparty is owed money in the uncleared swap transaction, such counterparty will seek withdrawal of this collateral from the segregated account.

Collateral posted by the counterparty to a Fund is typically held for the benefit of the Fund in a segregated tri-party account at the Custodian. In the event of a default by the counterparty, and the Fund is owed money in the uncleared swap transaction, such Fund will seek withdrawal of this collateral from the segregated account. A Fund may incur certain costs exercising its right with respect to the collateral.

Notwithstanding the use of collateral arrangements, to the extent any collateral provided to a Fund is insufficient or there are delays in accessing the collateral, such Fund will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.

Futures Account Agreements

Each Fund has entered into a written agreement (each, a “Futures Account Agreement”) with one or more FCMs governing the terms of futures transactions of the Fund cleared by such FCM. Each FCM has its own agreement and other documentation used for establishing customer relationships. As such, the terms of the Futures Account Agreement and other documentation that a Fund has with a particular FCM may differ in material respects from that with another FCM.

Most Futures Account Agreements do not require the FCM to enter into new transactions or maintain existing transactions with a Fund. In general, each FCM is permitted to terminate its agreement with a Fund at any time in its sole discretion. In addition, an FCM generally will have the discretion to set margin requirements and/or position limits that would be in addition to any margin requirements and/or position limits required by applicable law or set by the clearinghouse that clears the futures contracts in which the Fund transacts. As a result, a Fund’s ability to engage in futures transactions or maintain open positions in such contracts will be dependent on the willingness of its FCMs to continue to accept or maintain such transactions on terms that are economically appropriate for the Fund’s investment strategy.

Margin posted by a Fund to an FCM typically will be held by relevant exchange’s clearinghouse (in the case of clearinghouse-required margin) or the FCM (in the case of “house” margin requirements of the FCM). In the event that market movements favorable to a Fund result in the Fund having posted more margin than is required, the Fund typically would have a right to return of margin from the FCM. However, the timing of such return may be uncertain. As a result, it is possible that a Fund may face liquidity constraints including potential delays in its ability to pay redemption proceeds, where margin is not immediately returned by an FCM.

In the event that a Fund fails to comply with its obligations under a Futures Account Agreement (including, for example, failing to deliver the margin required by an FCM on a timely basis), the Futures Account Agreement typically will provide the FCM with broad discretion to take remedial action against the Fund. Among other things, the FCM typically will have the right, upon the occurrence of such a failure by the Fund, to terminate any or all futures contracts in the Fund’s account with that FCM, to sell the collateral posted as margin by the Fund, to close out any open positions of the Fund in whole or in part, and to cancel any or all pending transactions with the Fund. Futures Account Agreements typically provide that a Fund will remain liable for paying to the relevant FCM, on demand, the amount of any deficiency in such Fund’s account with that FCM.

The Futures Account Agreement between a Fund and an FCM generally requires the Fund to indemnify and hold harmless the FCM, its directors, officers, employees, agents and affiliates (collectively, “indemnified persons”) from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by the indemnified persons, in connection with: (1) any failure by the Fund to perform its obligations under the Futures Account Agreement and the FCM’s exercise of its rights and remedies thereunder; (2) any failure by a Fund to comply with applicable law; (3) any action reasonably taken by the indemnified persons pursuant to the Futures Account Agreement to comply with applicable law; and (4) any actions taken by the FCM in reliance on instructions, notices and other communications that the FCM and its relevant personnel, as applicable, reasonably believes to originate from a person authorized to act on behalf of the Fund.

To the extent that the Funds trade in futures contracts on U.S. exchanges, the assets deposited by the Funds with the FCMs (or another eligible financial institution, as applicable) as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations to margin futures and forward contract positions.

Each Fund currently uses Merrill Lynch, Pierce, Fenner & Smith (“MLPF&S”), RBC Capital Markets, LLC (“RBC”), ED&F Man Capital Markets (“Man”), Deutsche Bank Securities Inc. (“DBSI”) SG Americas Securities, LLC (“SGAS”) and Barclays Capital Inc. (“BCI”) as an FCM. The FCMs used by a Fund may change from time to time. The above discussion relating to MLPF&S, RBC, Man, DBSI, SGAS and BCI also would apply to other firms that serve as an FCM to the Funds in the future. Each of MLPF&S, RBC, Man, DBSI, SGAS and BCI in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Funds and certain other funds of the Trust and as such arranges for the execution and clearing of the Funds’ futures transactions. All of MLPF&S, RBC, Man, DBSI, SGAS and BCI acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give-up all such transactions to MLPF&S, RBC, Man, DBSI, SGAS or BCI as applicable. Each of MLPF&S, RBC, Man, DBSI, SGAS and BCI is registered as an FCM with the CFTC and is a member of the NFA. MLPF&S, RBC, Man, DBSI, SGAS and BCI are clearing members of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. None of MLPF&S, RBC, Man, DBSI, SGAS or BCI is affiliated with or acts as a supervisor of the Trust, the Funds, the Sponsor, the Trustee or BNYM (the Administrator, Transfer Agent and the Custodian). None of MLPF&S, RBC, Man, DBSI, SGAS or BCI in its capacity as FCM, is acting as an underwriter or sponsor of the offering of the Shares, or has passed upon the merits of participating in this offering. None of MLPF&S, RBC, Man, DBSI, SGAS or BCI has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. None of MLPF&S, RBC, Man, DBSI, SGAS or BCI provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon MLPF&S, RBC, Man, DBSI, SGAS or BCI in deciding whether to invest in the Funds or retain their interests in the Funds. Prospective investors should also note that the Sponsor may select additional clearing brokers or replace MLPF&S, RBC, Man, DBSI, SGAS and/or BCI as the Funds’ clearing broker.

To the extent, if any, that a Fund enter into trades in futures on markets other than regulated U.S. futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

Forward Contracts

A forward contract is a contractual obligation to purchase or sell a specified quantity of a particular underlying asset at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the OTC markets and are not standardized contracts. Forward contracts for a given commodity or currency are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, there is generally no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity or currency. The primary risks associated with the use of forward contracts arise from the inability of the counterparty to perform.

Each Fund that invests in forward contracts generally collateralizes uncleared forward contracts with cash and/or certain securities. Such collateral is generally held for the benefit of the counterparty in a segregated tri-party account at the Custodian to protect the counterparty against non-payment by the Fund. The counterparty also may collateralize the uncleared forward contracts with cash and/or certain securities, which collateral is typically held for the benefit of the Fund in a segregated tri-party account at the Custodian. In the event of a default by the counterparty, and the Fund is owed money in the uncleared forward transaction, such Fund will seek withdrawal of this collateral from the segregated account and may incur certain costs exercising its right with respect to the collateral. These Funds remain subject to credit risk with respect to the amount it expects to receive from OTC counterparties.

The Funds have sought to mitigate these risks with respect to uncleared OTC forwards by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds; however, there are no limitations on the percentage of its assets each Fund may invest in forward contracts with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.

The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. Forward contracts have traditionally not been cleared or guaranteed by a third party. As a result of the Dodd-Frank Act, the CFTC now regulates non-deliverable forwards (including deliverable forwards where the parties do not take delivery). Certain non-deliverable forward contracts, such as non-deliverable foreign exchange forwards, may be subject to regulation as swap agreements, including mandatory clearing. Changes in the forward markets may entail increased costs and result in burdensome reporting requirements.

Commercial banks participating in trading OTC foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many OTC market participants in foreign exchange trading have begun to require that their counterparties post margin.

Futures Contracts and Options

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a particular underlying asset at a specified time and place or alternatively may call for cash settlement. Futures contracts are traded on a wide variety of underlying assets, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The notional size and calendar term futures contracts on a particular underlying asset are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. Each Fund generally deposits cash and/or securities with an FCM for its open positions in futures contracts, which may, in turn, transfer such deposits to the clearing house to protect the clearing house against non-payment by the Fund. The clearing house becomes substituted for each counterparty to a futures contract, and, in effect, guarantees performance. In addition, the FCM may require the Funds to deposit collateral in excess of the clearing house’s margin requirements for the FCM’s own protection.

Certain futures contracts settle in cash, reflecting the difference between the contract purchase/sale price and the contract settlement price. The cash settlement amount reflects the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either side to have to deliver the underlying asset. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying asset or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

Futures contracts involve, to varying degrees, elements of market risk and exposure to loss in excess of the amounts of variation margin, which are the amounts of cash that the Funds agree to pay to or receive from FCMs equal to the daily fluctuation in the value of a futures contract. Additional risks associated with the use of futures contracts are imperfect correlation between movements in the price of the futures contracts and the level of the underlying benchmark and the possibility of an illiquid market for a futures contract. With futures contracts, there is minimal but some counterparty risk to the Funds since futures contracts are exchange traded and the exchange’s clearinghouse, as counterparty to all exchange-traded futures contracts, effectively guarantees futures contracts against default. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified times during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Fund to substantial losses. If trading is not possible or if a Fund determines not to close a futures position in anticipation of adverse price movements, the Fund may be required to make daily cash payments of variation margin.

An option is a contract that gives the buyer the right, but not the obligation, to buy or sell a specified quantity of a commodity or other instrument at a specific (or strike) price within a specified period of time, regardless of the market price of that instrument.

There are two types of options: calls and puts. A call option conveys to the option buyer the right to purchase a particular futures contract at a stated price at any time during the life of the option. A put option conveys to the option buyer the right to sell a particular futures contract at a stated price at any time during the life of the option.

Money Market Instruments

Money market instruments are short-term debt instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles. Money market instruments may include U.S. government securities, securities issued by governments of other developed countries and repurchase agreements.

U.S. Derivatives Exchanges

Derivatives exchanges, including swap execution facilities that are required under the Dodd-Frank Act, provide centralized market facilities for trading derivatives in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board Options Exchange, Inc. (the “CBOE”) (which includes the CBOE Futures Exchange (the “CFE”), the Chicago Mercantile Exchange (the “CME”) which includes, among others, the Chicago Board of Trade (“CBOT”)), the NYMEX and ICE.

Each derivatives exchange in the United States has an associated “clearing house.” Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed and/or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, members effecting derivatives transactions on an organized exchange or clearing an OTC derivatives transaction through a clearing house do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

If a Fund decides to execute derivatives transactions through such derivatives exchanges—and especially if it decides to become a direct member of one or more exchanges or swap execution facilities—a Fund would be subject to the rules of the exchange or swap executive facility, which would bring additional risks and liabilities, and potential additional regulatory requirements.

Regulations

Derivatives exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of derivatives exchanges and trading on those exchanges. Following the adoption of the Dodd-Frank Act, the CFTC also has authority to regulate OTC derivatives markets, including certain OTC foreign exchange markets.

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and options on futures contracts and to prescribe rules and regulations of the marketing of each. The CFTC also regulates the activities of “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Funds. If the Sponsor were unable to provide services and/or advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Funds.

The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. See “Risk Factors—Failure of the FCMs to segregate assets may increase losses in the Funds.”

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants shareholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodities professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity pool operators, FCMs, swap dealers, commodity trading advisors, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (the Funds themselves are not required to become members of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.

The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.

Each Fund’s investments in Financial Instruments will be subject to regulation under the CEA and traded pursuant to CFTC and applicable exchange regulations.

Non-U.S. Derivatives Exchanges

Foreign derivatives exchanges differ in certain respects from their U.S. counterparts. Non-U.S. derivatives exchanges are generally not subject to regulation by the CFTC. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange or an affiliated clearing house, if any, does not become substituted for any party. Therefore, participants in such markets must often satisfy themselves as to the creditworthiness of their counterparty. Additionally, in the event of the insolvency or bankruptcy of a non-U.S. market or broker, the rights of market participants are likely to be more limited than the rights afforded by the U.S. derivatives exchanges. The Sponsor does not anticipate that the Funds will hold futures traded on foreign exchanges.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the cases of forward contracts, swap agreements and options on forward contracts) limit the amount of fluctuation in some futures contract or options on futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

Margin

“Initial” or “original” margin is the minimum dollar amount that a counterparty to a cleared derivatives contract must deposit with its commodity broker in order to establish an open position. “Maintenance” or “variation” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells.

The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that typically represent a small percentage of the aggregate purchase or sales price of the contract.

Brokerage firms may require higher amounts of margin than exchange minimums. These requirements may change without warning.

Margin requirements are computed each day by a commodity broker and the relevant exchange. At the close of each trading day, each open futures contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the customer’s position.

PERFORMANCE OF THE OFFERED COMMODITY POOLS OPERATED BY

THE COMMODITY POOL OPERATOR

The following performance information is presented in accordance with CFTC regulations. The performance of each Fund, which is presented herein, will differ materially from the performance of the other series of the Trust (the “Other Funds”), which is included in the section entitled “Performance of the Other Commodity Pools Operated by the Commodity Pool Operator” in Part Two of this Prospectus.

All summary performance information is as of August 31, 2018. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Bloomberg Crude Oil
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of August 31, 2018:	$10,818,034,088
Aggregate Net Capital Subscriptions[2] as of August 31, 2018:	$863,020,396
Net Asset Value as of August 31, 2018:	$412,105,872
Net Asset Value per Share[3] as of August 31, 2018:	$32.17
Worst Monthly Loss:[4]	-38.93% (July 2015)
Worst Peak-to-Valley Loss:[5]	-98.52% (Inception—June 2017)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January	11.40%	-2.52%	-21.61%	-24.75%	-7.28%	14.44%
February	-12.31%	11.74%	4.51%	-16.75%	2.10%	-8.64%
March	10.30%	-0.94%	-17.91%	14.14%	-14.18%	11.06%
April	-8.84%	-1.60%	43.29%	31.14%	-6.77%	11.67%
May	-4.07%	7.17%	-2.26%	9.78%	-6.09%	-4.72%
June	8.91%	7.33%	-4.80%	-6.05%	-10.82%	17.42%
July	18.13%	-12.40%	-38.93%	-28.95%	16.64%	-10.52%
August	7.04%	-4.12%	0.96%	9.10%	-10.36%	4.71%
September	-9.00%	-8.50%	-20.34%	11.46%	15.62%
October	-10.16%	-20.49%	3.83%	-7.66%	8.73%
November	-8.24%	-33.62%	-23.74%	6.48%	10.15%
December	12.14%	-36.15%	-28.92%	12.93%	10.42%
Annual	9.17%	-68.37%	-75.21%	-7.23%	1.42%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	35.91%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Bloomberg Crude Oil
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of August 31, 2018:	$5,562,811,363
Aggregate Net Capital Subscriptions[2] as of August 31, 2018:	$94,300,178
Net Asset Value as of August 31, 2018:	$155,121,782
Net Asset Value per Share[3] as of August 31, 2018:	$15.30
Worst Monthly Loss:[4]	-35.22% (April 2015)
Worst Peak-to-Valley Loss:[5]	-87.86% (February 2009—June 2014)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January	-10.82%	1.19%	13.70%	17.85%	5.18%	-13.38%
February	12.92%	-11.09%	-14.92%	1.14%	-3.06%	7.43%
March	-10.12%	-0.21%	14.97%	-18.27%	13.56%	-11.79%
April	7.27%	0.71%	-35.22%	-29.23%	5.81%	-12.16%
May	2.47%	-7.31%	-1.23%	-11.42%	2.69%	2.56%
June	-9.37%	-7.36%	2.38%	0.72%	8.90%	-16.97%
July	-16.56%	13.04%	55.07%	33.66%	-16.58%	9.02%
August	-8.08%	3.35%	-13.62%	-13.03%	8.88%	-6.01%
September	8.57%	6.99%	14.99%	-16.03%	-14.83%
October	9.94%	23.12%	-8.93%	5.69%	-9.51%
November	7.90%	41.23%	26.63%	-13.39%	-10.56%
December	-11.62%	45.65%	31.98%	-13.41%	-10.59%
Annual	-21.28%	145.78%	70.82%	-52.41%	-23.30%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-37.08%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Gold
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of August 31, 2018:	$619,274,689
Aggregate Net Capital Subscriptions[2] as of August 31, 2018:	$91,196,267
Net Asset Value as of August 31, 2018:	$75,291,819
Net Asset Value per Share[3] as of August 31, 2018:	$33.46
Worst Monthly Loss:[4]	-27.55% (June 2013)
Worst Peak-to-Valley Loss:[5]	-73.12% (August 2011—December 2015)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January	0.48%	7.49%	8.78%	9.75%	11.40%	8.07%
February	-9.22%	12.19%	-7.45%	22.46%	6.82%	-4.34%
March	1.03%	-5.49%	-4.70%	-0.20%	-2.09%	0.49%
April	-16.74%	-0.77%	-1.44%	7.59%	3.15%	-2.03%
May	-10.49%	-6.04%	1.62%	-11.52%	-0.44%	-1.61%
June	-27.55%	10.33%	-3.70%	18.01%	-4.11%	-8.63%
July	20.84%	-4.74%	-12.35%	2.86%	3.76%	-5.06%
August	12.07%	-0.15%	6.39%	-5.20%	6.64%	-3.42%
September	-10.09%	-10.69%	-3.97%	1.70%	-4.68%
October	-1.02%	-8.75%	4.81%	-7.84%	-2.41%
November	-10.70%	2.95%	-13.85%	-14.67%	1.25%
December	-8.02%	3.63%	-0.69%	-5.81%	1.36%
Annual	-50.75%	-3.05%	-25.68%	10.68%	21.19%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-16.09%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Silver
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of August 31, 2018:	$2,957,677,538
Aggregate Net Capital Subscriptions[2] as of August 31, 2018:	$1,190,806,804
Net Asset Value as of August 31, 2018:	$192,959,206
Net Asset Value per Share[3] as of August 31, 2018:	$24.28
Worst Monthly Loss:[4]	-31.08% (June 2013)
Worst Peak-to-Valley Loss:[5]	-96.71% (April 2011—August 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January	13.30%	-2.45%	10.95%	2.96%	12.62%	3.85%
February	-18.79%	20.54%	-5.20%	8.87%	11.21%	-9.39%
March	-2.67%	-12.40%	0.19%	7.86%	-3.08%	-2.37%
April	-29.79%	-7.29%	-1.57%	33.68%	-7.53%	0.65%
May	-15.45%	-3.41%	1.07%	-19.67%	-1.72%	1.56%
June	-31.08%	20.02%	-11.68%	29.58%	-9.94%	-6.78%
July	10.94%	-2.11%	-14.58%	17.59%	2.62%	-7.87%
August	38.75%	-11.89%	-2.57%	-13.33%	6.18%	-10.29%
September	-17.19%	-23.25%	2.35%	5.61%	-6.06%
October	3.68%	-11.00%	12.78%	-16.49%	-1.01%
November	-19.82%	-3.87%	-19.22%	-13.12%	-3.35%
December	-5.11%	-0.86%	-4.31%	-5.94%	3.12%
Annual	-63.16%	-37.84%	-31.25%	23.57%	0.34%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-27.64%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of August 31, 2018:	$2,677,944,413
Aggregate Net Capital Subscriptions[2] as of August 31, 2018:	$9,023,689
Net Asset Value as of August 31, 2018:	$168,433,802
Net Asset Value per Share[3] as of August 31, 2018:	$23.23
Worst Monthly Loss:[4]	-8.72% (March 2016)
Worst Peak-to-Valley Loss:[5]	-26.84% (November 2015—January 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January	-5.76%	3.83%	14.22%	0.51%	-4.87%	-6.44%
February	7.90%	-4.66%	1.64%	-1.04%	3.89%	3.78%
March	3.51%	0.22%	7.50%	-8.72%	-1.32%	-1.30%
April	-5.46%	-1.53%	-8.70%	-1.26%	-4.03%	4.20%
May	2.46%	3.44%	4.12%	5.90%	-5.89%	7.00%
June	-0.50%	-1.04%	-3.42%	0.28%	-3.09%	0.53%
July	-4.58%	4.48%	2.76%	-1.42%	-6.81%	0.11%
August	1.15%	3.75%	-4.61%	0.51%	-0.92%	1.84%
September	-4.73%	8.01%	0.52%	-1.32%	1.57%
October	-0.92%	1.29%	2.94%	4.77%	3.10%
November	-0.29%	1.32%	8.11%	7.26%	-3.99%
December	-2.64%	5.33%	-5.84%	1.38%	-1.19%
Annual	-10.29%	26.58%	18.28%	6.05%	-21.69%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	9.52%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Yen
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of August 31, 2018:	$1,907,429,928
Aggregate Net Capital Subscriptions[2] as of August 31, 2018:	$(123,142,005)
Net Asset Value as of August 31, 2018:	$74,489,315
Net Asset Value per Share[3] as of August 31, 2018:	$74.54
Worst Monthly Loss:[4]	-13.65% (February 2016)
Worst Peak-to-Valley Loss:[5]	-36.16% (May 2015—September 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January	10.61%	-6.14%	-4.19%	1.18%	-6.99%	-6.02%
February	2.19%	-0.93%	3.62%	-13.65%	-1.08%	-4.36%
March	2.86%	2.61%	0.32%	-0.43%	-1.72%	-0.23%
April	6.29%	-2.09%	-0.99%	-11.15%	0.19%	5.87%
May	5.69%	-0.91%	7.88%	8.16%	-1.30%	-0.69%
June	-3.30%	-1.07%	-3.00%	-13.59%	3.24%	4.01%
July	-2.97%	3.00%	2.34%	-3.07%	-3.88%	2.31%
August	0.08%	2.18%	-4.79%	2.67%	-0.42%	-0.85%
September	-0.11%	10.91%	-2.22%	-4.04%	4.73%
October	-0.16%	4.36%	1.08%	6.84%	2.26%
November	8.32%	11.44%	3.95%	18.56%	-1.88%
December	5.35%	1.40%	-4.69%	4.42%	0.58%
Annual	39.61%	26.07%	-1.55%	-8.76%	-6.61%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-0.54%

See accompanying Footnotes to Performance Information.

Footnotes to Performance Information

1.	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
2.	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
3.

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles (“GAAP”), of the pool divided by the total number of Shares outstanding as of August 31, 2018. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

4.

“Worst Monthly Loss” is the largest single month loss sustained during the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance), expressed as a percentage. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

5.

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance). This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. A Peak-to-Valley loss that begins prior to the beginning of the most recent five calendar years and ends within the most recent five calendar year period is deemed to have occurred during such five calendar year period.

6.	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Investors should consider Management’s Discussion and Analysis of Financial Condition and Results of Operations with respect to the Trust, which section is incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2017, as amended, and the Quarterly Report on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018.

Except as noted below, there has not been a material change to the financial statements or the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 1, 2018, as amended by Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 26, 2018.

On March 2, 2018, the Trust announced a 1-for-5 reverse split of the Shares of beneficial interest of ProShares Ultra Bloomberg Natural Gas (“BOIL”) and a 1-for-4 reverse split of the Shares of beneficial interest of ProShares UltraPro 3x Short Crude Oil ETF (“OILD”). On August 29, 2018, the Trust announced a 1-for-5 reverse split of the Share of beneficial interest of ProShares Ultra VIX Short-Term Futures ETF (“UVXY”) and a 1-for-4 reverse split of the Shares of beneficial interest of ProShares Short VIX Short-Term Futures ETF (“SVXY”).

The reverse stock splits increased the price per Share of each BOIL, OILD, UVXY and SVXY with a proportionate decrease in the number of Shares outstanding for each of BOIL, OILD, UVXY and SVXY. For example, for a 1-for-4 reverse split, every four pre-split Shares resulted in the receipt of one post-split Share, which was priced four times higher than the NAV of a pre-split Share.

The reverse splits for BOIL and OILD became effective prior to market open on March 20, 2018, when BOIL and OILD began trading at their post-split price. The reverse splits for UVXY and SVXY became effective prior to market open on September 18, 2018, when UVXY and SVXY began trading at their post-split price. The ticker symbol for each BOIL, OILD, UVXY and SVXY did not change. Each of BOIL, OILD, UVXY and SVXY was issued a new CUSIP number, listed below.

Ticker	Fund	Split Ratio	Old CUSIP	New CUSIP
BOIL	ProShares Ultra Bloomberg Natural Gas	1:5	74347W296	74347Y706
OILD	ProShares UltraPro 3x Short Crude Oil ETF	1:4	74347W213	74347Y805
UVXY	ProShares Ultra VIX Short-Term Futures ETF	1:5	74347W163	74347W148
SVXY	ProShares Short VIX Short-Term Futures ETF	1:4	74347W627	74347W130

The Shares outstanding and related Share information disclosed in the financial statements and notes to the financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 1, 2018 and Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 26, 2018, for the Funds listed above were not retroactively adjusted to give effect to the reverse splits, as permitted under applicable regulations. Presented below are pro forma Shares outstanding and Share information after giving retroactive effect for the respective reverse splits.

Shares Outstanding:

	Ultra Bloomberg Natural Gas	UltraPro 3x Short Crude Oil ETF*	Ultra VIX Short- Term Futures ETF	Short VIX Short- Term Futures ETF
Shares Outstanding, at December 31, 2017	1,938,434	500,002	7,625,448	1,512,500
Shares Outstanding, at December 31, 2016	458,434		593,077	1,250,000
Shares Outstanding, at December 31, 2015	418,434		39,005	6,325,020

Selected data for a Share outstanding throughout the year ended December 31:

	Net asset value, beginning of period	Net investment income (loss)	Net realized and unrealized gain (loss)	Change in net asset value from operations	Net asset value, end of period	Market value per share
Ultra Bloomberg Natural Gas
For the year ended December 31, 2017	94.24	(0.23)	(61.37)	(61.60)	32.64	32.50
For the year ended December 31, 2016	92.85	(0.79)	2.18	1.39	94.24	94.80
For the year ended December 31, 2015	308.25	(2.49)	(212.91)	(215.40)	92.85	92.40
UltraPro 3x Short Crude Oil ETF*
For the year ended December 31, 2017	100.00	(0.66)	(57.02)	(57.68)	42.32	42.88
For the year ended December 31, 2016
For the year ended December 31, 2015
Ultra VIX Short-Term Futures ETF
For the year ended December 31, 2017	869.85	(1.65)	(816.35)	(818.00)	51.65	51.05
For the year ended December 31, 2016	14,042.00	(38.40)	(13,133.95)	(13,172.35)	869.65	875.00
For the year ended December 31, 2015	62,730.00	(361.20)	(48,326.80)	(48,688.00)	14,042.00	14,175.00
Short VIX Short-Term Futures ETF
For the year ended December 31, 2017	182.48	(2.40)	329.12	326.72	509.20	512.84
For the year ended December 31, 2016	101.64	(1.20)	82.04	80.84	182.48	181.96
For the year ended December 31, 2015	122.80	(1.64)	(19.52)	(21.16)	101.64	100.92

*	Fund commenced investment operations on March 24, 2017. No data available before this date.

CHARGES

Breakeven Table

The projected twelve month breakeven analysis for the Funds is set forth in the Breakeven Table below. For purposes of calculating the amounts in the Breakeven Table for the Funds, the analysis assumes that the constant NAV per Fund is equal to the amount shown. This amount approximates the NAV of such Shares on October 25, 2018, rounded to the nearest $5.

Dollar Amount and Percentage of Expenses per Fund
Expenses (1)	ProShares Ultra Bloomberg Crude Oil				ProShares UltraShort Bloomberg Crude Oil				ProShares Ultra Gold
	$			%	$			%	$		%
Selling price per share		30.00				15.00				35.00
Management fee (2)		0.29		0.95%		0.14		0.95%		0.33	0.95%
Brokerage commissions and fees		0.12		0.39%		0.06		0.40%		1.69	4.84%
Variable create/redeem fees (3)		(0.02)		(0.08)%		(0.02)		(0.10)%		(0.01)	(0.02)%
Other expenses		0.00		0.00%		0.00		0.00%		0.00	0.00%
Total fees and expenses		0.39		1.26%		0.18		1.25%		2.01	5.77%
Interest income (4)		(0.47)		(1.55)%		(0.24)		(1.57)%		(0.56)	(1.60)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven) (5)		0.00 (6)	0.00	%(6)		0.00 (6)	0.00	%(6)		1.45	4.17%

Dollar Amount and Percentage of Expenses per Fund
Expenses (1)	ProShares Ultra Silver		ProShares UltraShort Euro		ProShares UltraShort Yen
	$	%	$	%	$	%
Selling price per share	25.00		25.00		75.00
Management fee (2)	0.24	0.95%	0.24	0.95%	0.71	0.95%
Brokerage commissions and fees	1.25	4.98%	0.02	0.06%	0.05	0.06%
Variable create/redeem fees (3)	0.00	(0.01)%	(0.01)	(0.02)%	(0.01)	(0.01)%
Other expenses	0.00	0.00%	0.00	0.00%	0.00	0.00%
Total fees and expenses	1.49	5.92%	0.25	0.99%	0.75	1.00%
Interest income (4)	(0.40)	(1.61)%	(0.16)	(0.63)%	(1.16)	(1.55)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven) (5)	1.09	4.31%	0.09	0.36%	0.00 (6)	0.00	%(6)

(1)

The breakeven analysis set forth in this table assumes that the Shares have a constant NAV equal to the amount shown. This amount approximates the NAV of such Shares on October 25, 2018. The actual NAV of each Fund differs and is likely to change on a daily basis. The numbers provided in this chart have been rounded to the nearest 0.01. The breakeven analysis reflects all fees and expenses, including estimated rebalancing expenses that are anticipated to be incurred by each Fund during a year of an investor’s investment.

(2)

From the Management Fee, the Sponsor, though not contractually required, is responsible for paying the fees and expenses of the Administrator, Custodian, Distributor, ProFunds Distributors, Inc. (“PDI”), Transfer Agent and all routine operational, administrative and other ordinary expenses of each Fund, including fees payable to index providers. Please note that these fees and expenses are not included in the above Breakeven Table.

(3)

Authorized Participants are generally required to pay variable create and redeem fees of up to 0.10% of the value of each order they place with the Funds. These variable transaction fees offset transaction costs incurred by the Funds. Please see “Creation and Redemption of Shares—Creation and Redemption Transaction Fee.”

(4)	Based on the average three month Treasury Bill rate for the period ended March 31, 2018.
(5)

Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The breakeven amount reflected in the Breakeven Table reflects the breakeven amount for investors in the secondary market. The breakeven amount for each Authorized Participant is equal to the sum of the breakeven amount for each applicable Fund plus the amount of transaction fees paid by each Authorized Participant for each applicable Fund.

(6)	Fees and expenses are less than the anticipated interest income, therefore the net trading gains that would be necessary to offset such expenses would be zero.

Management Fee

Each Fund pays the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 0.95% per annum of its average daily net assets. “Average daily net assets” is calculated by dividing the month-end net assets of a Fund by the number of calendar days in such month.

No other Management Fee is paid by the Funds. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Funds that the Sponsor pays directly.

Licensing Fee

The Sponsor pays Bloomberg a licensing fee for the Bloomberg WTI Crude Oil Gas SubindexSM, which serves as the benchmark for each Oil Fund.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor pays all of the routine operational, administrative and other ordinary expenses of each Fund, generally, as determined by the Sponsor, including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, PDI and

Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding 0.021% per annum of the net assets of the Funds, individual Schedule K-1 preparation and mailing fees not exceeding 0.10% per annum of the net assets of the Funds, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

The Funds pay all of their non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Funds. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit.

Brokerage Commissions and Fees

Each Fund pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments. On average, total charges paid to FCMs are expected to be less than $7.00 per round-tern trade, although brokerage commissions and trading fees are determined on a contract-by-contract basis. The Funds bear other transaction costs including the effects of trading spreads and financing costs/fees, if any, associated with the use of Financial Instruments, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities (such as shares of money market funds).

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities or commodities;

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	partnerships and persons in their capacity as partners;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual that is a non-resident alien;

•	a foreign corporation;

•	a foreign estate; or

•	a foreign trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If an investor is a partner of a partnership holding Shares, the Trust urges such investor to consult its own tax advisor.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax advisor concerning the particular U.S. federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Funds

Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (1) interests in the partnership are traded on an established securities market or (2) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. Each Fund is a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership is not required to register under the 1940 Act, it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from certain swap agreements or regulated futures or forward contracts with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Sidley Austin LLP has acted as counsel to the Trust in connection with this registration statement. Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based on factual representations made by each Fund, in the opinion of Sidley Austin LLP, each Fund is classified as a partnership for U.S. federal income tax purposes. The factual representations upon which Sidley Austin LLP has relied are: (1) the Funds have not elected and will not elect to be treated as a corporation for U.S. federal income tax purposes; and (2) for each taxable year, 90% or more of a Fund’s gross income has been and is expected to continue to be qualifying income. Shareholders should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. The Sponsor will use its best efforts to operate each Fund in such manner as is necessary for a Fund to continue to meet the qualifying income exception.

While it is expected that each Fund will operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities a Fund is undertaking and the possibility of future changes in a Fund’s circumstances, it is possible that a Fund will not so qualify for any particular year. Sidley Austin LLP has no obligation to advise a Fund or its shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. A Fund’s taxation as a partnership depends on such Fund’s ability to meet, on a continuing basis, through actual operating results, the qualifying income exception, the compliance of which will not be reviewed by Sidley Austin LLP. Accordingly, no assurance can be given that the actual results of a Fund’s operations for any taxable year will satisfy the qualifying income exception.

If for any reason a Fund becomes taxable as a corporation for U.S. federal income tax purposes, such Fund’s items of income and deduction would not pass through to the Fund’s shareholders and shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The Fund would be required to pay income tax at corporate rates on its net income. Distributions by the Fund to the shareholders would constitute dividend income taxable to such shareholders, to the extent of the Fund’s earnings and profits, and the payment of these distributions would not be deductible by the Fund. These consequences would have a material adverse effect on the Fund, the Fund’s shareholders and the value of the Shares.

If at the end of any taxable year a Fund fails to meet the qualifying income exception, the Fund may still qualify as a partnership if the Fund is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (1) the failure is cured within a reasonable time after discovery, (2) the failure is determined by the IRS to be inadvertent, and (3) the Fund agrees to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether a Fund would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief is available for the Fund’s first taxable year as a publicly traded partnership. If this relief provision is not applicable to a particular set of circumstances involving a Fund, it will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and a Fund retains its partnership qualification, the Fund or its shareholders (during the failure period) will be required to pay such amounts as determined by the IRS.

The remainder of this discussion assumes that each Fund qualifies to be taxed as a partnership for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership generally does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in a Fund is required to include in income its allocable share of a Fund’s income, gain, loss, deduction and other items for a Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in a Fund may be required to take into account taxable income without a corresponding current receipt of cash if a Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of a Fund’s expenses or capital losses. Each Fund’s taxable year ends on December 31 unless otherwise required by law. Each Fund uses the accrual method of accounting.

Shareholders must take into account their share of ordinary income realized by the respective Fund’s investments, including from accruals of interest on the U.S. Treasury securities or other cash and cash equivalents held in a Fund’s portfolio. Each Fund may hold U.S. Treasury securities or other debt instruments with “acquisition discount” or “original issue discount,” in which case shareholders in such Fund are required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Fund may also acquire U.S. Treasury securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and shareholders in such Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by such Fund. Income or loss from transactions involving certain derivative instruments, such as periodic and certain non-periodic payments in swap transactions, will also generally constitute ordinary income or loss and may result in recognition of taxable income to a U.S. Shareholder on a current basis even though receipt of those amounts may occur in a subsequent year.

The character and timing of income that a Fund earns from the positions in its investment strategy depends on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and the U.S. Congress (“Congress”) sometimes take steps which change the manner in which certain positions are taxed. For example, the IRS has issued guidance indicating that a position that certain taxpayers were previously accounting for as prepaid forward contracts for U.S. federal income tax purposes should, instead, be accounted for under the U.S. federal income tax rules for non-dollar denominated debt instruments. The IRS has also released a Notice (the “IRS Notice”) seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The IRS Notice asks for comments about, among other questions, when investors in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of a Fund’s investments, possibly with retroactive effect. As the Funds pass through their items of income, gain and loss to shareholders, any change in the manner in which a Fund accounts for these items could have an adverse impact on the shareholders of that Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts (as defined herein). A Section 1256 Contract includes certain regulated futures contracts, certain non-equity options and certain non-U.S. currency forward contracts. The Sponsor expects substantially all of a Fund’s futures contracts and foreign currency forward contracts to qualify as Section 1256 Contracts. Swap agreements and non-currency forward contracts are generally not Section 1256 Contracts. Section 1256 Contracts held by the Funds at the end of a taxable year of the Funds will be treated for U.S. federal income tax purposes as if they were sold by the Funds at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by a Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by a Fund. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year. Due to the Funds’ investment strategy, it is also likely that a significant portion of any capital gain or loss realized by the Funds with respect to non-Section 1256 Contracts will be short-term.

Allocation of the Funds’ Gains and Losses

For U.S. federal income tax purposes, a shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items is determined by the Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “— Monthly Allocation and Revaluation Conventions” and “— Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund applies certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.

Monthly Allocation and Revaluation Conventions

In general, each Fund’s taxable income and losses are determined monthly and are apportioned among the shareholders of a Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the Exchange on the first business day of the next succeeding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below, except for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs, in which case the allocation shall take place as described above.

Under the monthly allocation convention, whoever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. For the initial month of a Fund’s operations, the shareholders at the close of trading at month-end received that month’s allocation. As a result, a holder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s monthly convention for allocating income and deductions. If this were to occur, a Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, a Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in that Fund’s assets. This results in the allocation of items of a Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by such Fund at the time new Shares are issued or old Shares are redeemed, or the reverse section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in a Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, each Fund generally uses a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in a Fund’s assets based on a calculation utilizing the creation/redemption price of a Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in a Fund’s assets at the time it acquires the Shares or (2) a purchaser of newly issued Shares will not be allocated its entire share in the loss in a Fund’s assets accruing after the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Sponsor, in an attempt to eliminate book-tax disparities, allocates items of income, gain, or loss for U.S. federal income tax purposes among the shareholders under the principles of the remedial method of Section 1.704-3(d) of the Regulations.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions.

If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Funds must be reallocated among the shareholders. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Sponsor is authorized to revise the Funds’ allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Funds.

Section 754 Election

Each Fund has made the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Fund generally has the effect of requiring a purchaser of Shares in that Fund to adjust, utilizing the lowest closing price during the month, its proportionate share of the basis in that Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in that Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of a Fund’s assets associated with all of the other shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of a Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, in making the election under Section 754 of the Code, a Fund applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to a Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by a Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, each Fund is required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. Each Fund seeks such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that a Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that a Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Fund interests and its share of inside basis.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. See “— U.S. Shareholders—Tax Basis in Shares” below. Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “— U.S. Shareholders—Disposition of Shares” below. The Funds do not currently expect to make any cash distributions.

Creation and Redemption of Creation Units

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit. If a Fund disposes of assets in connection with the redemption of a Creation Unit, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption of a Creation Unit may also affect an investor’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by a Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of a Fund, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of a Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.

Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year. The maximum rate is currently 20%. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may generally also offset up to $3,000 per year of ordinary income.

Medicare Tax on Investment Income

Certain U.S. Shareholders that are individuals, estates or trusts must pay an additional 3.8% tax on their “net investment income.” U.S. Shareholders should consult their own tax advisors regarding the effect, if any, of this tax on their investment in the Funds.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (1) the amount of cash paid by such U.S. Shareholder for its Shares and (2) such U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (1) the U.S. Shareholder’s share of a Fund’s taxable income, including capital gain, (2) the U.S. Shareholder’s share of a Fund’s income, if any, that is exempt from tax and (3) any increase in the U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (1) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (2) the U.S. Shareholder’s share of a Fund’s losses and deductions, (3) the U.S. Shareholder’s share of a Fund’s expenditures that is neither deductible nor properly chargeable to its capital account and (4) any decrease in the U.S. Shareholder’s share of a Fund’s liabilities.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. Shareholder’s share of losses and expenses of a Fund is subject to certain limitations, including, but not limited to, rules providing that: (1) a U.S. Shareholder may not deduct a Fund’s losses that are allocated to it in excess of its adjusted tax basis in its Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity and (3) the ability of individuals to take certain itemized deductions (including the management fees) is suspended for taxable years 2018 through 2025. To the extent that a loss or expense that cannot be deducted currently is allocated to a U.S. Shareholder, such U.S. Shareholder may be required to report taxable income in excess of its economic income or cash distributions on the Shares. Prospective shareholders are urged to consult their own tax advisors with regard to these and other limitations on the ability to deduct losses or expenses with respect to an investment in a Fund.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. Each Fund has elected to treat such expenses as ratably deductible over 180 months, beginning with the month the Fund is considered to have started its investment activities for federal tax purposes. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions, which are not deductible for taxable years 2018 through 2025. Expenditures in connection with the issuance and marketing of Shares (so-called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Transferor/Transferee Allocations

In general, a Fund’s taxable income and losses are determined monthly and are apportioned among a Fund’s shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month; provided , however , such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the Exchange on the first business day of the next succeeding month. With respect to any Share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity and except with respect to the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs) for U.S. federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s convention for allocating income and deductions. In that event, a Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s Shares), or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of a Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. Each Fund’s Sponsor is authorized to revise a Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by Each Fund

Information returns will be filed with the IRS as required with respect to income, gain, loss, deduction and other items derived from Shares of each Fund. Each Fund will file a partnership return with the IRS and provide a Schedule K-1 to the shareholders.

Treatment of Securities Lending Transactions Involving Shares

A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the relevant Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Audits and Adjustments to Tax Liability

Under the Code, adjustments in tax liability with respect to a Fund’s items generally will be made at the Fund level in a partnership proceeding rather than in separate proceedings with each shareholder. Pursuant to the Trust Agreement, the Sponsor will represent each Fund as such Fund’s “Tax Matters Partner” during any audit and in any dispute with the IRS. Each shareholder will be informed of the commencement of an audit of a Fund. In general, the Tax Matters Partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the shareholders.

The Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against shareholders for items in a Fund’s returns. The Tax Matters Partner may bind a shareholder with less than a 1% profits interest in a Fund to a settlement with the IRS unless that shareholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the shareholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any shareholder having at least a 1% interest in profits or by any group of shareholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each shareholder with an interest in the outcome may participate.

The Bipartisan Budget Act of 2015 implements a new regime for the U.S. federal income tax audit of partnerships that generally applies for taxable years of partnerships beginning after December 31, 2017 and generally requires underpayments of tax to be determined and paid at the partnership level following any adjustment to the partnership’s items of income, gain, loss, deduction or credit. Adjustments resulting from an IRS audit may require each shareholder to adjust a prior year’s liability, and possibly may result in an audit of its return. Any audit of a shareholder’s return could result in adjustments not related to a Fund’s returns as well as those related to the Fund’s returns. .

The Sponsor is expected to be designated as the “partnership representative” of each Fund. A partnership’s designated “partnership representative” has broad authority to resolve a partnership audit and any such resolution will be binding on all partners. Shareholders will have no statutory right to notice and will have no right to participate in the audit proceeding.

Foreign Tax Credits

Subject to generally applicable limitations, and new rules enacted by the Tax Cuts and Jobs Act, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Fund, withheld on payments made to the Trust or paid by the Trust on behalf of Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for U.S. federal income tax purposes, both their share of a Fund’s items of income and gain and also their share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, a Fund. U.S. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisors regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisors” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a Fund’s material advisors could be required to maintain a list of persons investing in that Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisors regarding the tax shelter disclosure rules and their possible application to them.

U.S. Shareholders should consult their own tax advisors regarding any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.

Non-U.S. Shareholders

Except as described below, each Fund anticipates that a non-U.S. Shareholder will not be subject to U.S. federal income tax on such shareholder’s distributive share of a Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to U.S. federal income tax on gains on the sale of Shares in a Fund’s or such shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from a Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business. If the Fund has any “effectively connected income,” then a non-U.S. shareholder would also be subject to a 10% withholding tax upon a sale or exchange of such non-U.S. shareholder’s Shares. The IRS has temporarily suspended this withholding for interests in publicly traded partnerships until regulations implementing such withholding are issued.

To the extent any interest income allocated to a non-U.S. Shareholder is considered “portfolio interest,” generally neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides the relevant Fund with a timely and properly completed and executed IRS Form W-8BEN, Form W-8BEN-E, or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Shares.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (“FATCA”) generally impose a reporting and 30% withholding tax regime with respect to certain items of U.S. source income (including dividends and interest) and gross proceeds from the sale or other disposal of property that can produce U.S. source interest or dividends (“Withholdable Payments”). As a general matter, the rules are designed to require U.S. persons’ direct and indirect ownership of non-

U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership. The withholding rules generally apply to Withholdable Payments (other than gross proceeds of the type described above) and beginning January 1, 2019, payments of gross proceeds of the type described above with respect to a sale or disposition.

The rules may subject a non-U.S. Shareholder’s share of Withholdable Payments received by a Fund to 30% withholding tax unless such shareholder provides information, representations and waivers of non-U.S. law as may be required to comply with the provisions of the rules, including information regarding certain U.S. direct and indirect owners of such non-U.S. Shareholder. A non-U.S. Shareholder that is treated as a “foreign financial institution” will generally be subject to withholding unless it agrees to report certain information to the IRS regarding its U.S. accountholders and those of its affiliates.

Although the application of the withholding rules to a sale or other disposal of an interest in a partnership is unclear, it is possible that the gross proceeds of the sale or other disposal of an interest in a Fund will be subject to tax under the withholding rules if such proceeds are treated as an indirect disposal of the non-U.S. Shareholder’s interest in assets that can produce U.S. source interest or dividends, unless the selling non-U.S. Shareholder provides appropriate reporting information. Prospective shareholders should consult their own advisors regarding the requirements under FATCA with respect to their own situation.

Regulated Investment Companies (“RICs”)

The treatment of a RIC’s investment in a Fund will depend, in part, on whether a Fund is classified as a qualified publicly traded partnership (a “PTP”) for purposes of the RIC rules. RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat gross income and gross gains derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC. Similarly, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with certain asset diversification or gross income tests applicable to determining whether an entity qualified as a RIC. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as owning its proportionate share of the partnership’s gross assets and earning its proportionate share of the partnership’s gross income and gross gains for purposes of the asset and income tests relevant to determining whether an entity qualifies as a RIC.

It is generally intended that the Oil Funds and Precious Metals Funds are and will continue to be qualified PTPs and that the Currency Funds are not and will not be qualified PTPs. Prospective RIC investors should consult a tax advisor regarding the treatment of an investment in a Fund under current tax rules and in light of their particular circumstances.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”), to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Funds) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition. Each Fund does not expect to incur a significant amount of acquisition indebtedness with respect to its assets.

To the extent a Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by a Fund during the taxable year. In determining the unrelated debt-financed income of a Fund, an allocable portion of deductions directly connected with a Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. Any tax-exempt shareholder that recognizes UBTI will be required to compute such UBTI separately for each line of unrelated business if such shareholder has more than one unrelated trade or business. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns; in view of the potential for UBTI, the Shares may not be a suitable investment for a charitable remainder trust.

Certain tax-exempt shareholders that are private educational institutions will be subject to a 1.4% excise tax on their net investment income.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the U.S. federal income tax consequences described above, the potential state and local tax consequences of investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. A Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax advisor with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.

Backup Withholding

In certain circumstances, shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisors to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

Euroclear System

Any participant of the Euroclear System that holds Shares in the Euroclear System will be deemed to have represented to and agreed with the Funds and Euroclear Bank as a condition to Shares being in the Euroclear System to furnish to the Euroclear Bank (a) its tax identification number, (b) notice of whether it is (i) a person who is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing or (iii) a tax exempt identity, and (c) such other information as the Euroclear Bank may request from time to time in order to comply with its United States tax reporting obligations. If a participant in the Euroclear System fails to provide such information, Euroclear Bank may, amongst other courses of action, block trades in the Shares and related income distributions of such participant.

PART TWO

GENERAL POOL DISCLOSURE

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

PERFORMANCE OF THE OTHER COMMODITY POOLS OPERATED BY

THE COMMODITY POOL OPERATOR

The following performance information is presented in accordance with CFTC regulations. The performance of each Fund will differ materially from the performance of the following commodity pools operated by the Sponsor (the “Other Funds”) which is included herein. The performance of the Other Funds which is summarized herein is materially different from the Funds and the past performance summaries of the Other Funds below are generally not representative of how the Funds might perform in the future.

All summary performance information is as of August 31, 2018, except as noted. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of August 31, 2018:	$82,291,576
Aggregate Net Capital Subscriptions[2] as of August 31, 2018:	$8,292,969
Net Asset Value as of August 31, 2018:	$7,880,830
Net Asset Value per Share[3] as of August 31, 2018:	$15.76
Worst Monthly Loss:[4]	-13.00% (January 2015)
Worst Peak-to-Valley Loss:[5]	-57.77% (November 2009—December 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January	5.71%	-4.00%	-13.00%	-0.90%	4.71%	6.66%
February	-7.71%	4.65%	-2.18%	0.54%	-3.92%	-3.83%
March	-3.75%	-0.48%	-8.11%	9.10%	1.00%	1.16%
April	5.39%	1.35%	8.86%	1.03%	3.97%	-4.05%
May	-2.75%	-3.52%	-4.57%	-5.83%	5.96%	-6.67%
June	0.17%	0.84%	2.75%	-0.96%	2.98%	-0.72%
July	4.27%	-4.48%	-3.17%	1.22%	7.08%	-0.11%
August	-1.42%	-3.81%	4.05%	-0.80%	0.74%	-1.93%
September	4.64%	-7.74%	-1.02%	1.13%	-1.72%
October	0.61%	-1.76%	-3.40%	-4.80%	-3.17%
November	0.01%	-1.66%	-7.87%	-7.10%	3.96%
December	2.46%	-5.45%	5.33%	-1.76%	1.13%
Annual	6.91%	-23.66%	-21.95%	-9.63%	24.42%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-9.63%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Yen
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of August 31, 2018:	$16,323,713
Aggregate Net Capital Subscriptions[2] as of August 31, 2018:	$4,350,514
Net Asset Value as of August 31, 2018:	$2,849,184
Net Asset Value per Share[3] as of August 31, 2018:	$57.02
Worst Monthly Loss:[4]	-16.28% (November 2016)
Worst Peak-to-Valley Loss:[5]	-64.98% (August 2011—July 2015)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January	-10.24%	6.04%	3.80%	-1.64%	6.67%	6.19%
February	-2.89%	0.65%	-3.83%	14.96%	0.80%	4.26%
March	-3.21%	-2.91%	-0.66%	0.08%	1.38%	0.02%
April	-7.13%	1.82%	0.76%	11.41%	-0.44%	-5.66%
May	-6.03%	0.72%	-7.61%	-7.91%	0.96%	0.56%
June	2.26%	0.86%	2.63%	14.33%	-3.38%	-3.90%
July	2.39%	-3.14%	-2.67%	1.96%	3.81%	-2.31%
August	-0.77%	-2.34%	4.25%	-3.10%	0.20%	0.83%
September	-0.41%	-10.17%	1.94%	3.70%	-4.86%
October	-0.20%	-4.92%	-1.35%	-6.77%	-2.33%
November	-8.02%	-10.60%	-4.04%	-16.28%	1.76%
December	-5.48%	-2.11%	4.51%	-4.62%	-0.67%
Annual	-33.90%	-24.21%	-3.05%	1.24%	3.42%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-0.54%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Gold
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of August 31, 2018:	$845,957,303
Aggregate Net Capital Subscriptions[2] as of August 31, 2018:	$96,069,071
Net Asset Value as of August 31, 2018:	$28,510,333
Net Asset Value per Share[3] as of August 31, 2018:	$82.17
Worst Monthly Loss:[4]	-20.47% (February 2016)
Worst Peak-to-Valley Loss:[5]	-44.17% (November 2015—January 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January	-1.47%	-8.02%	-9.28%	-9.65%	-11.36%	-7.80%
February	9.42%	-11.43%	7.27%	-20.47%	-6.93%	4.22%
March	-1.44%	4.69%	4.01%	-1.45%	1.41%	-0.85%
April	14.63%	0.00%	0.59%	-8.04%	-3.59%	1.81%
May	9.24%	5.61%	-2.32%	11.92%	-0.13%	1.31%
June	34.26%	-9.92%	3.00%	-16.76%	3.71%	9.25%
July	-19.13%	4.17%	12.87%	-3.43%	-4.01%	5.18%
August	-12.23%	-0.49%	-7.05%	4.85%	-6.83%	3.26%
September	8.79%	11.32%	3.00%	-2.22%	4.45%
October	-1.16%	8.36%	-5.55%	7.78%	2.00%
November	11.00%	-3.59%	15.18%	15.76%	-1.48%
December	7.09%	-4.56%	-0.43%	5.16%	-1.62%
Annual	62.07%	-6.64%	19.90%	-21.19%	-22.83%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	16.58%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Silver
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of August 31, 2018:	$2,405,148,911
Aggregate Net Capital Subscriptions[2] as of August 31, 2018:	$231,796,582
Net Asset Value as of August 31, 2018:	$21,471,639
Net Asset Value per Share[3] as of August 31, 2018:	$41.53
Worst Monthly Loss:[4]	-31.22% (August 2013)
Worst Peak-to-Valley Loss:[5]	-58.22% (December 2015—July 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January	-14.21%	1.13%	-13.48%	-5.29%	-12.52%	-4.21%
February	21.21%	-18.74%	3.38%	-10.36%	-11.09%	9.56%
March	1.17%	12.13%	-2.16%	-9.47%	1.26%	1.93%
April	28.38%	6.27%	-0.23%	-27.13%	7.04%	-1.41%
May	14.53%	2.02%	-3.34%	22.15%	0.55%	-2.14%
June	39.17%	-17.87%	12.17%	-24.93%	9.89%	6.22%
July	-11.88%	1.26%	14.72%	-18.65%	-4.92%	7.90%
August	-31.22%	12.03%	-0.50%	12.60%	-7.78%	10.68%
September	14.19%	28.17%	-3.90%	-8.04%	4.97%
October	-7.05%	9.83%	-14.19%	16.98%	0.11%
November	23.06%	0.22%	22.43%	10.18%	2.91%
December	2.51%	-1.95%	2.41%	3.60%	-3.73%
Annual	74.69%	28.77%	11.72%	-42.24%	-14.97%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	30.93%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[1] as of August 31, 2018:	$3,222,092,044
Aggregate Net Capital Subscriptions[2] as of August 31, 2018:	$830,536,466
Net Asset Value as of August 31, 2018:	$146,035,498
Net Asset Value per Share[3] as of August 31, 2018:	$23.64
Worst Monthly Loss:[4]	-29.41% (March 2016)
Worst Peak-to-Valley Loss:[5]	-99.80% (September 2011— December 2017)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January	-22.82%	17.09%	14.74%	19.62%	-23.72%	5.70%
February	0.85%	-13.37%	-24.30%	4.01%	-5.32%	47.34%
March	-17.16%	-2.59%	-6.04%	-29.41%	-13.98%	9.38%
April	-5.88%	-4.97%	-14.83%	-5.45%	-5.35%	-13.62%
May	2.55%	-16.45%	-13.40%	-19.23%	-10.71%	-10.45%
June	7.12%	-15.10%	7.28%	1.63%	-4.18%	-1.11%
July	-28.01%	12.63%	-21.45%	-25.53%	-13.63%	-16.10%
August	13.12%	-11.98%	71.07%	-11.04%	3.95%	-7.34%
September	-13.20%	10.50%	-4.95%	-4.60%	-15.03%
October	-12.96%	-2.57%	-27.10%	0.02%	-13.61%
November	-11.75%	-9.56%	-1.15%	-17.88%	-5.09%
December	-6.05%	14.09%	6.43%	-9.47%	-12.58%
Annual	-66.00%	-26.66%	-36.73%	-67.96%	-72.49%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	1.29%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares VIX Mid-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[1] as of August 31, 2018:	$558,495,934
Aggregate Net Capital Subscriptions[2] as of August 31, 2018:	$176,822,757
Net Asset Value as of August 31, 2018:	$18,282,211
Net Asset Value per Share[3] as of August 31, 2018:	$21.20
Worst Monthly Loss:[4]	-18.65% (January 2013)
Worst Peak-to-Valley Loss:[5]	-94.08% (September 2011—August 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January	-18.65%	3.08%	6.98%	8.60%	-12.29%	-0.14%
February	-3.13%	-4.27%	-10.54%	5.89%	-3.69%	16.38%
March	-3.31%	-2.89%	0.83%	-15.06%	-10.39%	7.55%
April	-6.78%	-3.29%	-5.10%	3.55%	-5.88%	-7.00%
May	5.89%	-4.07%	-6.52%	-6.39%	-2.30%	-6.44%
June	8.41%	-9.99%	0.90%	1.71%	-6.36%	-0.53%
July	-16.71%	1.32%	-7.88%	-8.54%	-8.17%	-6.61%
August	6.44%	-3.83%	27.18%	-0.56%	3.85%	-1.45%
September	-7.58%	6.37%	-0.83%	-3.24%	-3.77%
October	-4.36%	-2.28%	-15.41%	-2.07%	-8.44%
November	-5.42%	-2.64%	-0.36%	-4.58%	1.65%
December	-7.95%	4.43%	0.30%	-1.41%	-9.22%
Annual	-44.38%	-17.61%	-15.16%	-21.91%	-49.47%
Year-to-Date		N/A	N/A	N/A	N/A	-0.44%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 3, 2011
Aggregate Gross Capital Subscriptions[1] as of August 31, 2018:	$17,396,494,243
Aggregate Net Capital Subscriptions[2] as of August 31, 2018:	$4,534,766,133
Net Asset Value as of August 31, 2018:	$593,085,740
Net Asset Value per Share[3] as of August 31, 2018:	$41.30
Worst Monthly Loss:[4]	-51.67% (March 2016)
Worst Peak-to-Valley Loss:[5]	-100.00% (Inception— August 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January	-42.22%	33.26%	24.24%	34.25%	-42.60%	10.20%
February	-3.28%	-27.25%	-43.79%	5.64%	-11.29%	48.44%
March	-32.67%	-7.29%	-13.32%	-51.67%	-26.86%	12.39%
April	-17.72%	-10.58%	-28.53%	-13.26%	-12.79%	-20.67%
May	4.28%	-30.55%	-25.98%	-36.41%	-23.70%	-16.23%
June	10.79%	-29.08%	10.78%	-14.07%	-8.79%	-2.98%
July	-48.79%	23.53%	-42.05%	-45.21%	-25.99%	-23.74%
August	25.79%	-24.12%	169.93%	-21.67%	-0.75%	-11.63%
September	-25.54%	19.63%	-17.82%	-13.70%	-28.54%
October	-27.85%	-14.78%	-50.29%	-1.25%	-26.02%
November	-22.65%	-18.82%	-6.33%	-35.39%	-10.74%
December	-12.99%	21.81%	5.41%	-19.36%	-24.16%
Annual	-91.67%	-62.59%	-77.62%	-93.81%	-94.06%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-20.11%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Short VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 3, 2011
Aggregate Gross Capital Subscriptions[1] as of August 31, 2018:	$12,806,586,229
Aggregate Net Capital Subscriptions[2] as of August 31, 2018:	$670,509,564
Net Asset Value as of August 31, 2018:	$439,446,111
Net Asset Value per Share[3] as of August 31, 2018:	$57.08
Worst Monthly Loss:[4]	-89.59% (February 2018)
Worst Peak-to-Valley Loss:[5]	-90.89% (December 2017—March 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January	25.87%	-17.67%	-18.32%	-22.30%	29.23%	-6.82%
February	-6.34%	11.30%	29.43%	-6.58%	4.35%	-89.59%
March	18.25%	0.01%	4.26%	37.26%	14.69%	-6.11%
April	-2.00%	3.83%	15.50%	2.22%	3.04%	6.43%
May	-3.39%	18.89%	13.75%	20.79%	6.44%	4.45%
June	-10.35%	15.77%	-11.31%	-20.28%	3.53%	-0.86%
July	36.57%	-13.79%	19.86%	32.73%	14.75%	8.40%
August	-13.36%	10.93%	-47.89%	11.27%	-12.55%	3.03%
September	13.40%	-11.50%	-4.22%	-1.33%	16.54%
October	9.11%	-8.50%	28.56%	-1.36%	14.64%
November	12.30%	9.50%	-3.31%	17.32%	4.39%
December	4.91%	-18.10%	-13.34%	8.55%	13.56%
Annual	104.06%	-9.03%	-17.24%	79.54%	179.12%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-88.79%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Bloomberg Natural Gas
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 4, 2011
Aggregate Gross Capital Subscriptions[1] as of August 31, 2018:	$750,137,005
Aggregate Net Capital Subscriptions[2] as of August 31, 2018:	$115,157,164
Net Asset Value as of August 31, 2018:	$24,132,692
Net Asset Value per Share[3] as of August 31, 2018:	$29.14
Worst Monthly Loss:[4]	-51.14% (December 2014)
Worst Peak-to-Valley Loss:[5]	-99.33% (Inception—February 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January	-2.67%	33.18%	-16.96%	-6.84%	-30.47%	4.81%
February	2.40%	-4.60%	-0.34%	-46.12%	-23.59%	-21.65%
March	29.13%	-8.53%	-10.49%	16.16%	22.55%	2.50%
April	13.20%	19.28%	2.42%	15.98%	0.42%	-1.95%
May	-18.86%	-12.75%	-12.18%	-4.07%	-17.02%	10.78%
June	-21.95%	-4.13%	10.59%	47.36%	-4.46%	-1.88%
July	-7.13%	-25.71%	-9.47%	-4.53%	-15.95%	-8.21%
August	3.79%	8.98%	-6.16%	-8.03%	14.11%	8.41%
September	-7.10%	-0.68%	-17.03%	-7.09%	-6.73%
October	-8.12%	-16.26%	-25.89%	-0.83%	-17.07%
November	16.00%	4.01%	-20.40%	8.57%	-1.20%
December	12.97%	-51.14%	-1.68%	20.88%	-8.83%
Annual	-0.54%	-60.32%	-69.88%	1.50%	-65.37%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-10.73%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Bloomberg Natural Gas
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 4, 2011
Aggregate Gross Capital Subscriptions[1] as of August 31, 2018:	$315,573,779
Aggregate Net Capital Subscriptions[2] as of August 31, 2018:	$(21,839,569)
Net Asset Value as of August 31, 2018:	$6,649,197
Net Asset Value per Share[3] as of August 31, 2018:	$38.03
Worst Monthly Loss:[4]	-37.18% (January 2014)
Worst Peak-to-Valley Loss:[5]	-81.64% (March 2012—April 2014)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January	-1.67%	-37.18%	3.30%	1.27%	29.38%	-9.49%
February	-5.48%	-5.47%	-4.74%	71.49%	23.73%	24.33%
March	-24.30%	5.67%	5.89%	-17.44%	-20.93%	-3.50%
April	-15.15%	-18.15%	-7.71%	-19.84%	-3.34%	0.55%
May	17.55%	11.26%	8.57%	-0.52%	15.56%	-11.06%
June	23.56%	1.43%	-14.67%	-35.93%	1.52%	0.64%
July	3.81%	31.07%	6.87%	-2.13%	14.05%	7.99%
August	-5.64%	-10.42%	3.54%	4.35%	-13.95%	-8.74%
September	5.64%	-2.73%	17.35%	4.33%	4.07%
October	5.95%	15.73%	30.43%	-3.38%	18.01%
November	-15.20%	-13.02%	19.82%	-12.71%	-3.35%
December	-15.04%	80.09%	-8.04%	-24.57%	2.21%
Annual	-31.50%	20.00%	66.27%	-50.35%	70.91%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-3.68%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Short Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	June 26, 2012
Aggregate Gross Capital Subscriptions[1] as of August 31, 2018:	$44,141,870
Aggregate Net Capital Subscriptions[2] as of August 31, 2018:	$6,576,653
Net Asset Value as of August 31, 2018:	$8,411,885
Net Asset Value per Share[3] as of August 31, 2018:	$42.06
Worst Monthly Loss:[4]	-4.43% (March 2016)
Worst Peak-to-Valley Loss:[5]	-14.14% (December 2016—January 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January	-2.88%	1.91%	6.92%	0.24%	-2.43%	-3.26%
February	3.91%	-2.39%	0.85%	-0.51%	1.93%	1.88%
March	1.70%	0.10%	3.79%	-4.43%	-0.66%	-0.63%
April	-2.76%	-0.78%	-4.41%	-0.64%	-2.00%	2.08%
May	1.24%	1.69%	2.06%	2.92%	-2.95%	3.52%
June	-0.24%	-0.57%	-1.67%	0.18%	-1.53%	0.31%
July	-2.33%	2.19%	1.43%	-0.76%	-3.43%	0.11%
August	0.58%	1.82%	-2.30%	0.25%	-0.44%	0.99%
September	-2.40%	3.94%	0.27%	-0.69%	0.80%
October	-0.46%	0.67%	1.50%	2.39%	1.57%
November	-0.15%	0.67%	3.96%	3.58%	-2.02%
December	-1.37%	2.61%	-2.89%	0.71%	-0.54%
Annual	-5.26%	12.33%	9.30%	3.04%	-11.24%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	4.95%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Australian Dollar
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	July 17, 2012
Aggregate Gross Capital Subscriptions[1] as of August 31, 2018:	$34,851,755
Aggregate Net Capital Subscriptions[2] as of August 31, 2018:	$3,218,500
Net Asset Value as of August 31, 2018:	$8,011,073
Net Asset Value per Share[3] as of August 31, 2018:	$53.41
Worst Monthly Loss:[4]	-14.12% (March 2016)
Worst Peak-to-Valley Loss:[5]	-33.48% (September 2015—January 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January	-1.26%	3.36%	9.00%	5.13%	-9.74%	-6.36%
February	3.60%	-4.43%	-1.36%	-2.33%	-2.50%	7.45%
March	-4.35%	-8.03%	3.90%	-14.12%	0.30%	2.05%
April	0.10%	-0.98%	-8.19%	0.88%	3.82%	4.04%
May	16.30%	-0.94%	6.37%	9.89%	1.27%	-1.11%
June	8.41%	-3.11%	-2.65%	-6.95%	-6.84%	4.28%
July	2.33%	2.29%	10.70%	-4.20%	-7.95%	-0.93%
August	1.28%	-1.48%	4.60%	1.80%	1.03%	6.65%
September	-9.75%	12.91%	2.03%	-4.13%	2.52%
October	-3.2%	-1.89%	-3.84%	0.94%	4.76%
November	7.19%	6.17%	-3.38%	5.65%	2.16%
December	3.06%	7.76%	-2.26%	4.25%	-6.21%
Annual	23.53%	10.27%	13.94%	-5.45%	-17.26%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	16.39%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraPro 3x Crude Oil ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	March 24, 2017
Aggregate Gross Capital Subscriptions[1] as of August 31, 2018:	$92,510,832
Aggregate Net Capital Subscriptions[2] as of August 31, 2018:	$29,606,697
Net Asset Value as of August 31, 2018:	$47,469,535
Net Asset Value per Share[3] as of August 31, 2018:	$55.85
Worst Monthly Loss:[4]	-16.85% (June 2017)
Worst Peak-to-Valley Loss:[5]	-33.24% (April 2017 – June 2017)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January						21.88%
February						-13.37%
March*					16.98%	16.04%
April					-10.47%	17.06%
May					-10.32%	-7.95%
June					-16.85%	25.86%
July					24.62%	-16.39%
August					-15.97%	6.39%
September					23.61%
October					12.65%
November					15.00%
December					15.42%
Annual					51.15%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	47.80%

*	Represents rate of return from inception to March 31, 2017, as the inception of trading date for the pool was after March 1, 2017.

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraPro 3x Short Crude Oil ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	March 24, 2017
Aggregate Gross Capital Subscriptions[1] as of August 31, 2018:	$81,182,367
Aggregate Net Capital Subscriptions[2] as of August 31, 2018:	$40,680,766
Net Asset Value as of August 31, 2018:	$18,222,590
Net Asset Value per Share[3] as of August 31, 2018:	$19.70
Worst Monthly Loss:[4]	-25.26% (June 2018)
Worst Peak-to-Valley Loss:[5]	-81.75% (June 2017— June 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January						-19.72%
February						10.44%
March*					-15.37%	-17.91%
April					8.31%	-18.40%
May					2.69%	2.79%
June					12.44%	-25.26%
July					-24.62%	12.74%
August					12.49%	-9.50%
September					-21.91%
October					-14.52%
November					-15.95%
December					-15.95%
Annual					-57.67%
Year-to-Date N/A	N/A	N/A	N/A	N/A	N/A	-53.45%

See accompanying Footnotes to Performance Information.

*	Represents rate of return from inception to March 31, 2017, as the inception of trading date for the pool was after March 1, 2017.

Name of Pool:	ProShares Ultra Bloomberg Commodity†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of September 1, 2016:	$57,464,446
Aggregate Net Capital Subscriptions[2] as of September 1, 2016:	$1,435,107
Net Asset Value as of September 1, 2016:	$0.00
Net Asset Value per Share[3] as of September 1, 2016:	$0.00
Worst Monthly Loss:[4]	-20.40% (July 2015)
Worst Peak-to-Valley Loss:[5]	-84.25% (April 2011—February 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January	4.64%	0.37%	-6.90%	-3.71%	N/A	N/A
February	-8.17%	12.63%	4.84%	-3.64%	N/A	N/A
March	0.76%	0.63%	-10.29%	7.39%	N/A	N/A
April	-5.52%	4.74%	11.50%	17.25%	N/A	N/A
May	-4.66%	-5.82%	-5.61%	-0.72%	N/A	N/A
June	-9.44%	1.03%	3.20%	8.02%	N/A	N/A
July	2.51%	-9.88%	-20.40%	-10.28%	N/A	N/A
August	6.68%	-2.24%	-2.35%	1.62%	N/A	N/A
September	-5.25%	-12.27%	-7.00%	N/A	N/A	N/A
October	-3.12%	-1.84%	-1.13%	N/A	N/A	N/A
November	-1.77%	-8.30%	-14.22%	N/A	N/A	N/A
December	2.31%	-14.97%	-6.47%	N/A	N/A	N/A
Annual	-20.32%	-32.92%	-45.47%	N/A	N/A	N/A
Year-to-Date	N/A	N/A	N/A	14.23%	N/A	N/A

†	ProShares Ultra Bloomberg Commodity was liquidated on September 1, 2016 and is no longer in operation.

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Bloomberg Commodity †
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of September 1, 2016:	$95,173,249
Aggregate Net Capital Subscriptions[2] as of September 1, 2016:	$1,803,800
Net Asset Value as of September 1, 2016:	$0.00
Net Asset Value per Share[3] as of September 1, 2016:	$0.00
Worst Monthly Loss:[4]	-15.82% (April 2016)
Worst Peak-to-Valley Loss:[5]	-29.14% (February 2016—June 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January	-4.91%	-0.99%	6.23%	2.68%	N/A	N/A
February	8.48%	-11.70%	-5.78%	2.49%	N/A	N/A
March	-1.25%	-1.10%	10.43%	-7.86%	N/A	N/A
April	4.61%	-4.94%	-11.13%	-15.82%	N/A	N/A
May	4.27%	5.77%	4.96%	-0.22%	N/A	N/A
June	9.63%	-1.42%	-3.88%	-8.44%	N/A	N/A
July	-3.05%	10.50%	24.17%	10.33%	N/A	N/A
August	-6.86%	1.90%	0.58%	-2.25%	N/A	N/A
September	4.94%	13.23%	6.48%	N/A	N/A	N/A
October	2.71%	1.17%	0.37%	N/A	N/A	N/A
November	1.38%	7.82%	15.74%	N/A	N/A	N/A
December	-2.66%	16.32%	5.65%	N/A	N/A	N/A
Annual	17.00%	38.64%	61.71%	N/A	N/A	N/A
Year-to-Date	N/A	N/A	N/A	-19.58%	N/A	N/A

†	ProShares UltraShort Bloomberg Commodity was liquidated on September 1, 2016 and is no longer in operation.

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Australian Dollar†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	July 17, 2012
Aggregate Gross Capital Subscriptions[1] as of June 29, 2015:	$4,000,200
Aggregate Net Capital Subscriptions[2] as of June 29, 2015:	$1,476,774
Net Asset Value as of June 29, 2015:	$0.00
Net Asset Value per Share[3] as of June 29, 2015:	$0.00
Worst Monthly Loss:[4]	-14.54% (May 2013)
Worst Peak-to-Valley Loss:[5]	-43.55% (March 2013—June 2015)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January	0.94%	-3.72%	-8.78%	N/A	N/A	N/A
February	-3.77%	4.21%	0.99%	N/A	N/A	N/A
March	4.28%	8.27%	-4.96%	N/A	N/A	N/A
April	-0.56%	0.71%	8.12%	N/A	N/A	N/A
May	-14.54%	0.68%	-6.57%	N/A	N/A	N/A
June	-8.63%	2.93%	-1.86%	N/A	N/A	N/A
July	-3.08%	-2.53%	N/A	N/A	N/A	N/A
August	-1.69%	1.30%	N/A	N/A	N/A	N/A
September	10.07%	-11.93%	N/A	N/A	N/A	N/A
October	2.97%	1.32%	N/A	N/A	N/A	N/A
November	-7.09%	-6.37%	N/A	N/A	N/A	N/A
December	-3.42%	-7.59%	N/A	N/A	N/A	N/A
Annual	-23.77%	-13.58%	N/A	N/A	N/A	N/A
Year-to-Date	N/A	N/A	-13.20%	N/A	N/A	N/A

†	ProShares Ultra Australian Dollar was liquidated on June 29, 2015 and is no longer in operations.

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Managed Futures Strategy†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 1, 2014
Aggregate Gross Capital Subscriptions[1] as of March 30, 2016:	$19,699,612
Aggregate Net Capital Subscriptions[2] as of March 30, 2016:	$7,378,135
Net Asset Value as of March 30, 2016:	$0.00
Net Asset Value per Share[3] as of March 30, 2016:	$0.00
Worst Monthly Loss:[4]	-3.56% (April 2015)
Worst Peak-to-Valley Loss:[5]	-7.96% (January 2015—March 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2013	2014	2015	2016	2017	2018
January			3.06%	-1.53%	N/A	N/A
February			-2.12%	1.62%	N/A	N/A
March			0.69%	-2.42%	N/A	N/A
April			-3.56%	N/A	N/A	N/A
May			0.67%	N/A	N/A	N/A
June			-1.66%	N/A	N/A	N/A
July			-.04%	N/A	N/A	N/A
August			-.57%	N/A	N/A	N/A
September			1.04%	N/A	N/A	N/A
October*		0.58%	-1.45%	N/A	N/A	N/A
November		3.16%	1.43%	N/A	N/A	N/A
December		1.85%	-.21%	N/A	N/A	N/A
Annual		5.68%	-2.85%	N/A	N/A	N/A
Year-to-Date	N/A	N/A	N/A	-2.36%	N/A	N/A

†	ProShares Managed Futures Strategy was liquidated on March 30, 2016 and is no longer in operations.
*	Represents rate of return from inception to October 31, 2014, as the inception of trading date for the pool was after October 1, 2014.

See accompanying Footnotes to Performance Information.

See accompanying Footnotes to Performance Information.

Footnotes to Performance Information

1.	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
2.	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
3.

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with GAAP, of the pool divided by the total number of Shares outstanding as of August 31, 2018. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

4.

“Worst Monthly Loss” is the largest single month loss sustained during the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance), expressed as a percentage. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

5.

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance). This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. A Peak-to-Valley loss that begins prior to the beginning of the most recent five calendar years and ends within the most recent five calendar year period is deemed to have occurred during such five calendar year period.

6.	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

USE OF PROCEEDS

Each Fund seeks to use substantially all of the proceeds of the offering of Shares of the Funds to make portfolio investments in a manner consistent with its investment objective. Each Fund also holds cash or cash equivalents, such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending investment in Financial Instruments. To the extent that the Funds do not invest the proceeds of the offering of the Shares in the manner described above on the day such proceeds are received, such proceeds may be deposited with the Custodian.

The Sponsor, a registered commodity pool operator, is responsible for the cash management activities of the Funds, including investing in cash equivalents that may be used as margin for the applicable Fund’s portfolio holdings.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement).

CREATION AND REDEMPTION OF SHARES

Each Fund creates and redeems Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares of a Fund. Except when aggregated in Creation Units, the Shares are not redeemable securities.

The manner by which Creation Units are purchased and redeemed is governed by the terms of the Authorized Participant Agreement and Authorized Participant Handbook, and all such procedures are at the discretion of the Sponsor. By placing a purchase order, an Authorized Participant agrees to deposit cash with the Custodian of the Funds (unless as provided otherwise in this Prospectus). If permitted by the Sponsor in its sole discretion with respect to a Fund, an Authorized Participant may also agree to enter into or arrange for an exchange of a futures contract for related position (“EFCRP”) or block trade with the relevant Fund whereby the Authorized Participant would also transfer to such Fund a number and type of exchange-traded futures contracts at or near the closing settlement price for such contracts on the purchase order date. Similarly, the Sponsor in its sole discretion may agree with an Authorized Participant to use an EFCRP to effect an order to redeem Creation Units.

An EFCRP is a technique permitted by the rules of certain futures exchanges that, as utilized by a Fund in the Sponsor’s discretion, would allow such Fund to take a position in a futures contract from an Authorized Participant, or give futures contracts to an Authorized Participant, in the case of a redemption, rather than to enter the futures exchange markets to obtain such a position. An EFCRP by itself will not change either party’s net risk position materially. Because the futures position that a Fund would otherwise need to take in order to meet its investment objective can be obtained without unnecessarily impacting the financial or futures markets or their pricing, EFCRPs can generally be viewed as transactions beneficial to a Fund. A block trade is a technique that permits certain Funds to obtain a futures position without going through the market auction system and can generally be viewed as a transaction beneficial to the Fund.

Authorized Participants pay a fixed transaction fee of up to $500 in connection with each order to create or redeem a Creation Unit in order to compensate BNYM, as the Administrator, the Custodian and the Transfer Agent of each Fund and its Shares, for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. Authorized Participants also may pay a variable transaction fee to the Fund of up to 0.10% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors. Further detail on the fees is set forth in the Authorized Participant Handbook.

The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to SEI or the Administrator without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement, the related procedures attached thereto and the Authorized Participant Handbook may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from the Funds receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Funds, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act, as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the 1934 Act and regulated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), or exempt from being, or otherwise not required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.

Pursuant to the Authorized Participant Agreement, the Sponsor agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part.

Creation Procedures

On any Business Day (as defined below), an Authorized Participant may place an order with the Distributor to create one or more Creation Units. For purposes of processing both purchase and redemption orders, a “Business Day” for each Fund means any day on which the NAV of such Fund is determined.

Purchase orders must be placed by the cut-off time shown on page 4. The cut-off time may be earlier if, for example, the Exchange or other exchange material to the valuation or operation of such Fund closes before the cut-off time. If a purchase order is received prior to the applicable cut-off time, the day on which SEI receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next business day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Creation Unit is the NAV of 50,000 Shares of the applicable Fund on the purchase order date plus the applicable transaction fee.

Delivery of Cash

Cash required for settlement will typically be transferred to the Custodian through: (1) the Continuous Net Settlement (“CNS”) clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment (“DVP”) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the Custodian does not receive the cash by the market close on the first Business Day following the purchase order date (“T+1”), such order may be charged interest for delayed settlement or cancelled. The Sponsor reserves the right to extend the deadline for the Custodian to receive the cash required for settlement up to the second Business Day following the purchase order date (“T+2”). In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. Additional fees may apply for special settlement. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

Delivery of Exchange of Futures Contract for Related Position (“EFCRP”) Futures Contracts or Block Trades

In the event that the Sponsor shall have determined to permit the Authorized Participant to transfer futures contracts pursuant to an EFCRP or to engage in a block trade purchase of futures contracts from the Authorized Participant with respect to a Fund, as well as to deliver cash, in the creation process, futures contracts required for settlement must be transferred directly to the Fund’s account at its FCM. If the cash is not received by the market close on the second Business Day following the purchase order date (T+2); such order may be charged interest for delayed settlements or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the cash purchase amount and the futures contracts.

Suspension or Rejection of Purchase Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right to purchase, or postpone the purchase settlement date, (1) for any period during which any of the Exchange, CBOE, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Funds is closed or when trading is suspended or restricted on such exchanges in any of the underlying Reference Assets; (2) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

•	It determines that the purchase order is not in proper form;

•	The Sponsor believes that the purchase order would have adverse tax consequences to a Fund or its shareholders;

•	The order would be illegal; or

•	Circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Distributor to redeem one or more Creation Units. Redemption Orders must be received prior to the applicable cut-off time shown on page 4. The cut-off time may be earlier if, for example, the Exchange or other exchange material to the valuation or operation of such Fund closes before the cut-of time. If a redemption order is received prior to the applicable cut-off time, the day on which SEI receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. Individual shareholders may not redeem directly from a Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon (Eastern Time), on the first Business Day immediately following the redemption order date (T+1). The Sponsor reserves the right to extend the deadline for the Fund to receive the Creation Units required for settlement up to the second Business Day following the redemption order date (T+2). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. Additional fees may apply for special settlement.

Upon request of an Authorized Participant made at the time of a redemption order, the Sponsor at its sole discretion may determine, in addition to delivering redemption proceeds, to transfer futures contracts to the Authorized Participant pursuant to an EFCRP or to a block trade sale of futures contracts to the Authorized Participant.

Determination of Redemption Proceeds

The redemption proceeds from a Fund consist of the cash redemption amount and, if permitted by the Sponsor in its sole discretion with respect to a Fund, an EFCRP or block trade with the relevant Fund as described in “Creation and Redemption of Shares” above. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of such Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of such Fund’s NAV on the redemption order date, less transaction fees and any amounts attributable to any applicable EFCRP or block trade.

Delivery of Redemption Proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon (Eastern Time), on the second Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, a Fund’s DTC account has been credited with the Creation Units to be redeemed. The Fund should be credited through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a DVP basis. If a Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent whole Creation Units are received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent any remaining whole Creation Units are received if: (1) the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine, and (2) the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to a Fund’s DTC account by noon (Eastern Time), on the second Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.

In the event that the Authorized Participant shall have requested, and the Sponsor shall have determined to permit the Authorized Participant to receive futures contracts pursuant to an EFCRP, as well as the cash redemption proceeds, in the redemption process, futures contracts required for settlement shall be transferred directly from the Fund’s account at its FCM to the account of the Authorized Participant at its FCM.

Suspension or Rejection of Redemption Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which any of the Exchange, CBOE, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Fund is closed or when trading is suspended or restricted on such exchanges in any of the underlying Reference Assets; (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfillment of the order might be unlawful.

Creation and Redemption Transaction Fee

To compensate BNYM for services in processing the creation and redemption of Creation Units and to offset some or all of the transaction costs, an Authorized Participant may be required to pay a fixed transaction fee to BNYM of up to $500 per order to create or redeem Creation Units and may pay a variable transaction fee to a Fund of up to 0.10% of the value of a Creation Unit. An order may include multiple Creation Units. The transaction fee(s) may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.

Special Settlement

The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.

LITIGATION

As of the date of this Prospectus, there is no pending legal proceeding, other than ordinary routine litigation incidental to the business of the Trust and that which is described below, to which the Trust or a Fund is a claimant or defendant or to which any of their property is the subject.

As of the date of this Prospectus, there are no material administrative, civil or criminal actions, whether pending or concluded, within five years preceding the date of the Prospectus, against the Sponsor. Louis Mayberg and Michael Sapir, both principals of the Sponsor, were named as defendants in a purported class action lawsuit in the United States District Court for the Southern District of New York, styled In re ProShares Trust Securities Litigation, Civ. No. 09-cv-6935. The Trust was also a defendant in this action, along with several others. The action was initially brought by Steven Novick, on behalf of himself and all others similarly situated, in a complaint filed August 5, 2009, and was consolidated on April 28, 2011, with 33 related putative class actions. The second amended complaint alleged that the defendants violated Sections 11 and 15 of the 1933 Act by including untrue statements of material fact and omitting material facts in the Registration Statement for one or more of ProShares’ exchange-traded funds (“ETFs”) and allegedly failing to adequately disclose the funds’ investment objectives and risks. Claimants, all purchasers of shares of ETFs sold by the Trust or ProShares Trust, sought class certification, compensatory damages, punitive damages, litigation costs, expectation damages and declaratory judgment. The six other series of the Trust named in the complaint were ProShares Ultra Silver, ProShares Ultra Gold, ProShares UltraShort Gold, ProShares UltraShort DJ-UBS Crude Oil (n/k/a ProShares UltraShort Bloomberg Crude Oil), ProShares Ultra DJ-UBS Crude Oil (n/k/a ProShares Ultra Bloomberg DJ-UBS Crude Oil), and ProShares UltraShort Silver. On September 10, 2012, the District Court issued an Opinion and Order dismissing the class action lawsuit in its entirety. On July 22, 2013, the United States Court of Appeals for the Second Circuit issued an Opinion affirming the District Court’s decision and dismissing the class action lawsuit in its entirety.

MLPF&S, RBC, BCI, DBSI, SGAS and Man are clearing members of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. From time to time, each of MLPF&S, RBC, BCI, DBSI, SGAS and Man (in its capacity as a commodities broker) and its respective principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the actions described in the section entitled “Futures Commission Merchants—Litigation and Regulatory Disclosure Relating to FCMs” beginning on page 99, all of MLPF&S, RBC, BCI, DBSI, SGAS and Man has advised that during the five years preceding the date of this Prospectus there has been no material administrative, civil, or criminal action against it or any of its respective principals.

DESCRIPTION OF THE SHARES; THE FUNDS; CERTAIN MATERIAL

TERMS OF THE TRUST AGREEMENT

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, the Funds, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part and consult with their own advisors concerning the implications to such prospective investors of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

Description of the Shares

Each Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Funds.

The Shares may be purchased from the Funds or redeemed on a continuous basis, but only by Authorized Participants and only in Creation Units. Individual Shares may not be purchased or redeemed from the Funds. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from the Funds.

Principal Office; Location of Records; Fiscal Year

The Trust is organized as a statutory trust under the DSTA. The Trust is managed by the Sponsor, whose office is located at 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, Maryland 20814.

The books and records of the Funds are maintained as follows: all marketing materials are maintained at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456. Creation Unit creation and redemption books and records, certain financial books and records and certain trading and related documents received from FCMs are maintained by BNYM, 225 Liberty Street, New York, New York 10286.

All other books and records of the Funds are maintained at the Funds’ principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, Maryland 20814.

Certain Trust books and records are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of each Fund ends on December 31 of each year.

The Funds

The Trust is formed and operated in a manner such that each Fund is liable only for obligations attributable to such Fund and shareholders of a Fund are not subject to the losses or liabilities of any other series of the Trust. If any creditor or shareholder in a Fund asserted against a Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund, are enforceable only against the assets of that Fund, and not against any other series of the Trust or the Trust generally, or any of their respective assets. The assets of each Fund include only those funds and other assets that are paid to, held by, or distributed to a Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares or Creation Units in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series of the Trust or the Trust generally.

The Trustee

Wilmington Trust Company, a Delaware trust company, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of a Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by the Funds, as appropriate, and is indemnified by the Funds, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day-to-day management of the business and operations of the Funds and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Funds and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

The Sponsor

ProShare Capital Management LLC, is the Sponsor of the Trust, the Funds and the other series of the Trust. As noted above, the Sponsor has exclusive management and control of all aspects of the business of the Funds. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor serves as the Trust’s commodity pool operator.

Specifically, with respect to the Trust, the Sponsor:

•	selects the Funds’ service providers;

•	negotiates various agreements and fees;

•	performs such other services as the Sponsor believes that the Trust may require from time to time;

•	selects the FCM and Financial Instrument counterparties, if any;

•	manages the Funds’ portfolio of other assets, including cash equivalents; and

•	manages the Funds with a view toward achieving the Funds’ investment objectives.

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency. An investment in the Shares of the Funds offered hereby is speculative and involves a high degree of risk.

The principal office of the Sponsor is located at 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, Maryland 20814. The telephone number of the Sponsor is (240) 497-6400.

Background and Principals

The Sponsor currently serves as the commodity pool operator of the Trust and the Funds, and previously also served as the commodity trading advisor to the Trust and the Funds. The Sponsor is registered as a commodity pool operator with the CFTC and is a member in good standing of the NFA. The Sponsor’s membership with the NFA was originally approved on June 11, 1999. It withdrew its membership with the NFA on August 31, 2000 but later re-applied and had its membership subsequently approved on January 8, 2001. Its membership with the NFA is currently effective. The Sponsor’s registration as a commodity trading advisor was approved on June 11, 1999. On February 17, 2013, the Sponsor’s commodity trading advisor registration was withdrawn. The Sponsor’s registration as a commodity pool operator was originally approved on June 11, 1999. It withdrew its registration as a commodity pool operator on August 30, 2000 but later re-applied and had its registration subsequently approved on November 28, 2007. Its registration as a commodity pool operator is currently effective. As a registered commodity pool operator, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the CEA, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The NFA approved the Sponsor as a Swaps Firm on January 4, 2013. The Sponsor is also subject to periodic inspections and audits by the CFTC and NFA. Its principal place of business is 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, Maryland 20814, and its telephone number is (240) 497-6400. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and the Funds.

In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. For past performance of commodity pools operated by the Sponsor, see the section entitled “Performance of the Offered Commodity Pools Operated by the Commodity Pool Operator” beginning on page 39 and the section entitled “Performance of the Other Commodity Pools Operated by the Commodity Pool Operator” beginning on page 58.

Executive Officers of the Trust and Principals and Significant Employees of the Sponsor

Name	Position
Michael L. Sapir	Chief Executive Officer and Principal of the Sponsor
Louis M. Mayberg	Principal of the Sponsor
William E. Seale	Principal of the Sponsor
Sapir Family Trust	Principal of the Sponsor
Northstar Trust	Principal of the Sponsor
Timothy N. Coakley	Chief Financial Officer and Principal of the Sponsor
Edward J. Karpowicz	Principal Financial Officer of the Trust and Principal of the Sponsor
Todd B. Johnson*	Principal Executive Officer of the Trust and Chief Investment Officer and Principal of the Sponsor
Hratch Najarian	Director, Portfolio Management and Principal of the Sponsor
Alexander Ilyasov	Senior Portfolio Manager of the Sponsor
Jeffrey Ploshnick	Senior Portfolio Manager and Associated Person of the Sponsor
Ryan Dofflemeyer	Portfolio Manager and Associated Person of the Sponsor
Benjamin McAbee	Portfolio Manager of the Sponsor
Victor M. Frye	Principal of the Sponsor

*	Denotes principal of the Sponsor who supervises persons who participate in making trading decisions for the Funds.

The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor.

ProFund Advisors LLC (“PFA”) and ProShare Advisors LLC (“PSA”) are investment advisors registered under the Investment Advisers Act of 1940 (the “Advisers Act”) and commodity pool operators registered under the CEA. PFA is also a commodity trading advisor registered under the CEA.

Michael L. Sapir, Co-Founder, Chief Executive Officer and a listed principal of the Sponsor since August 14, 2008; Co-Founder, Chief Executive Officer and a member of PFA since April 1997, and a listed principal of PFA since November 26, 2012; and Co-Founder, Chief Executive Officer and a member of PSA since January 2005 and a listed principal of PSA since January 14, 2014. As Chief Executive Officer of the Sponsor, PFA and PSA, Mr. Sapir’s responsibilities include oversight of all aspects of the Sponsor, PFA and PSA, respectively.

Louis M. Mayberg, a member and a listed principal of the Sponsor since June 9, 2008; a member of PFA since April 1997 and a listed principal of PFA since November 26, 2012; and a member of PSA since January 2005 and a listed principal of PSA since January 14, 2014. Mr. Mayberg served as Principal Executive Officer of the Trust from June 2008 to December 2013. Mr. Mayberg no longer has oversight responsibilities with respect to the operation of the Sponsor, PFA or PSA.

William E. Seale, Ph.D., a listed principal of the Sponsor since June 11, 1999; a member of PFA since April 1997 and a listed principal of PFA since November 8, 2013; and a member of PSA since April 2005 and a listed principal of PSA since January 14, 2014. He served as Chief Investment Officer of PFA from January 2003 to July 2005 and from October 2006 to June 2008 and as Director of Portfolio from January 1997 to January 2003. He served as Chief Investment Officer of PSA from October 2006 to June 2008. In these roles, Dr. Seale’s responsibilities included oversight of the investment management activities of the respective entities. Dr. Seale no longer has oversight responsibilities with respect to the operation of the Sponsor, PFA or PSA. Dr. Seale is a former commissioner of the CFTC.

Sapir Family Trust, a listed principal of the Sponsor. The Sapir Family Trust has an ownership interest in the Sponsor and PSA. The Sapir Family Trust has a passive ownership interest in the Sponsor and exercises no management authority over the Funds.

Northstar Trust, a listed principal of the Sponsor. Northstar Trust has an ownership interest in the Sponsor and PFA. Northstar Trust has a passive ownership interest in the Sponsor and exercises no management authority over the Funds.

Timothy N. Coakley, Chief Financial Officer and a listed principal of the Sponsor since March 7, 2014; Chief Financial Officer and a listed principal of PFA since March 11, 2014; and Chief Financial Officer and a listed principal of PSA since March 11, 2014. As Chief Financial Officer of the Sponsor, Mr. Coakley’s responsibilities include oversight of the financial matters of the Sponsor. Prior to becoming a listed principal of the Sponsor, Mr. Coakley has served as Chief Financial Officer of the Sponsor and PFA since January of 2000 and PSA since October of 2005.

Edward J. Karpowicz, Principal Financial Officer of the Trust since July 2008 and a listed principal of the Sponsor since September 18, 2013. Mr. Karpowicz has been employed by PFA since July 2002 and PSA since its inception as Vice President of Financial Administration.

Todd B. Johnson, Principal Executive Officer of the Trust since January 2014; Chief Investment Officer of the Sponsor since February 27, 2009, a registered swap associated person of the Sponsor since January 4, 2013, a registered associated person of the Sponsor since January 29, 2010, and a listed principal of the Sponsor since January 16, 2009. As Principal Executive Officer of the Trust, Mr. Johnson’s responsibilities include oversight of the operations of the Trust. As Chief Investment Officer of the Sponsor, Mr. Johnson’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Johnson has served as Chief Investment Officer of PFA and PSA since December 2008 and has been registered as an associated person of PFA since December 5, 2012 and listed as a principal of PFA since November 26, 2012. In addition, Mr. Johnson has been listed as a principal and associated person of PSA since January 14, 2014. Mr. Johnson served from 2002 to December 2008 at World Asset Management (a financial services firm), working as President and Chief Investment Officer from January 2006 to December 2008, and as Managing Director and Chief Investment Officer of Quantitative Investments of Munder Capital Management, an asset management firm, from January 2002 to December 2005.

Hratch Najarian, Director, Portfolio Management of the Sponsor since August 2013 and a listed principal of the Sponsor since October 15, 2013. In these roles, Mr. Najarian’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Najarian also serves as Director, Portfolio Management of PFA and PSA since August 2013, and is listed as a principal of PFA since January 8, 2014 and a principal and associated person of PSA since January 14, 2014. Mr. Najarian served as Senior Portfolio Manager of PSA from December 2009 through September 2013. He also served as Senior Portfolio Manager of PFA from December 2009 through September 2013, as Portfolio Manager of PFA from May 2007 through November 2009, and as Associate Portfolio Manager of PFA from November 2004 through April 2007.

Alexander Ilyasov, Senior Portfolio Manager of the Sponsor since August 22, 2016. In this role, Mr. Ilyasov’s responsibilities include oversight of the investment management activities of the Funds and certain other series of the Trust. Mr. Ilyasov also serves as a Senior Portfolio Manager of PFA since October 2013 and has served as Portfolio Manager of PSA since October 2013.

Jeffrey Ploshnick, Senior Portfolio Manager of the Sponsor since April 12, 2011, a registered associated person and an NFA associate member of the Sponsor since April 12, 2011. In these roles, Mr. Ploshnick’s responsibilities include day-to-day portfolio management of the Currency Funds and certain other series of the Trust. Mr. Ploshnick has been registered as an associated person of PFA since December 5, 2012. Mr. Ploshnick also serves as a Senior Portfolio Manager of PFA since May 2007 and has served as Portfolio Manager from February 2001 to April 2007. In addition, Mr. Ploshnick serves as a Senior Portfolio Manager of PSA since March 2011.

Ryan Dofflemeyer, Portfolio Manager of the Sponsor since January 3, 2011, a registered associated person and an NFA associate member of the Sponsor since October 26, 2010. In these roles, Mr. Dofflemeyer’s responsibilities include day-to-day portfolio management of the Funds and certain other series of the Trust. Mr. Dofflemeyer has been registered as an associated person of PFA since December 5, 2012. Mr. Dofflemeyer also serves as a Portfolio Manager of PFA since August 2007 and was a Portfolio Analyst between October 2003 and August 2007. In addition, Mr. Dofflemeyer also serves as Portfolio Manager for Horizon BetaPro Funds (investment funds) since May 2008 and served as a Portfolio Manager of PSA from March 2010 through September 2013. Mr. Dofflemeyer worked as a Research Assistant for the Investment Company Institute (investment funds trade organization) from September 2001 to August 2003.

Benjamin McAbee, Porfolio Manager of the Sponsor since August 22, 2016, a registered associated person and an NFA associate member of the Sponsor since December 29, 2010. In these roles, Mr. McAbee’s responsibilities include day-to-day portfolio management of the Currency Funds and certain other series of the Trust. Mr. McAbee has been registered as an associated person of PFA since December 5, 2012. Mr. McAbee also serves as a Portfolio Manager of PFA since August 2016 and has served as an Associate Portfolio Manager from December 2011 to August 2016. In addition, Mr. McAbee serves as a Portfolio Manager of PSA since August 2016.

Victor Frye, a listed principal of the Sponsor since December 2, 2008, a listed principal of PFA since November 26, 2012, and a listed principal of PSA since January 14, 2014. Mr. Frye’s responsibilities include the review and approval of advertising material of the Sponsor. Mr. Frye has been employed as Chief Compliance Officer of PFA since October 2002 and of PSA since December 2004.

Duties of the Sponsor

The general fiduciary duties, which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Funds and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Trust has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Funds.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of a Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds

As of the date of this Prospectus, the Sponsor does not own any Shares of ProShares Ultra Silver, ProShares Ultra Gold, ProShares UltraShort Euro, ProShares UltraShort Yen, ProShares Ultra Bloomberg Crude Oil, or ProShares UltraShort Bloomberg Crude Oil. As of the date of this Prospectus, the principals of the Sponsor do not own more than a de minimis amount of shares in any Fund.

Although the Sponsor and its trading principals (i.e., those principals that are responsible for or oversee the Funds’ trading decisions) do not currently trade or hold commodity interests that could be held by the Funds for their own accounts as of the date of this Prospectus, the Sponsor and its principals reserve the right to trade commodity interests for their own accounts. Fund investors will not be permitted to inspect the records of such person’s trades or any written policies related to such trading.

Management; Voting by Shareholders

The shareholders of the Funds take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to the Funds provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Trust and the Funds in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Possible Repayment of Distributions Received by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of the Funds could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The Shares of each Fund are listed for trading on the Exchange and provide institutional and retail investors with direct access to each Fund. Each Fund’s Shares may be bought and sold on the Exchange like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as any reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements are posted on the Sponsor’s website at www.ProShares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

The Sponsor will notify shareholders of any change in the fees paid by the Trust or of any material changes to the Funds by filing with the SEC a supplement to this Prospectus and a Form 8-K, as applicable, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.ProShares.com. Any such notification will include a description of shareholders’ voting rights.

Net Asset Value (“NAV”)

The NAV in respect of a Fund means the total assets of that Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, consistently applied under the accrual method of accounting. In particular, the NAV includes any unrealized profit or loss on Financial Instruments, and any other credit or debit accruing to a Fund but unpaid or not received by a Fund. The NAV per Share of a Fund is computed by dividing the value of the net assets of such Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining the NAV. Each Fund’s NAV is calculated on each day other than a day when the Exchange is closed for regular trading. The Funds compute their NAV only once each trading day as of the times set forth below (the “NAV Calculation Time”), or an earlier time as set forth on www.ProShares.com. For example, a Fund may calculate its NAV as of an earlier time if the Exchange or other exchange material to the valuation or operation of such Fund closes early.

Fund	NAV Calculation Time*
ProShares Ultra Silver	7:00 a.m. (Eastern Time)
ProShares Ultra Gold	10:00 a.m. (Eastern Time)
ProShares Ultra Bloomberg Crude Oil	2:30 p.m. (Eastern Time)
ProShares UltraShort Bloomberg Crude Oil	2:30 p.m. (Eastern Time)
ProShares UltraShort Euro	4:00 p.m. (Eastern Time)
ProShares UltraShort Yen	4:00 p.m. (Eastern Time)

*

For silver and gold, this time may vary due to differences in when daylight savings time is effective between London and New York. The actual times equate to 12:00 p.m. London time for silver, and 3:00 p.m. London time for gold.

In calculating the NAV of a Fund, futures contracts traded on a U.S. exchange are calculated at their then current market value, which typically is based upon the settlement price or the last traded price before the NAV time for that particular futures contract. The value of a Fund’s non-exchange traded Financial Instruments typically is determined by applying the then-current disseminated levels for the benchmark to the terms of such Fund’s non-exchange traded Financial Instruments.

In certain circumstances (e.g., if the Sponsor believes market quotations do not accurately reflect the fair value of a Fund investment or a trading halt closes an exchange or market early), the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such investment. Such fair value prices would generally be determined based on available inputs about the current value of the underlying Reference Assets and would be based on principles that the Sponsor deems fair and equitable.

The Funds may use a variety of money market instruments to invest excess cash. Money market instruments used in this capacity generally will be valued using market prices or at amortized cost.

Indicative Optimized Portfolio Value (“IOPV”)

The IOPV is an indicator of the value of a Fund’s net assets at the time the IOPV is disseminated. The IOPV is calculated and disseminated every 15 seconds throughout the trading day. The IOPV is generally calculated using the prior day’s closing net assets of a Fund as a base and updating throughout the trading day changes in the value of the Financial Instruments held by a Fund. The IOPV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each trading day. The IOPV also should not be viewed as a precise value of the Shares. Neither the Funds nor the Sponsor are liable for any errors in the calculation of IOPV or any failure to disseminate IOPV.

The Exchange disseminates the IOPV. In addition, the IOPV is published on the Exchange’s website and is available through on-line information services such as Bloomberg Finance L.P. and/or Reuters.

Termination Events

The Trust, or, as the case may be, a Fund, may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders.

DISTRIBUTIONS

The Sponsor does not expect to make distributions. Depending on a Fund’s performance and an investor’s own tax situation, an investor’s income tax liability for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed the capital gains an investor may realize from selling his, her or its Shares of such Fund in a taxable year.

THE ADMINISTRATOR

The Trust, on behalf of itself and on behalf of the Funds, has appointed BNYM as the Administrator of the Funds and BNYM has entered into an administration and accounting agreement (the “Administration and Accounting Agreement”) with the Trust (for itself and on behalf of the Funds) in connection therewith. In addition, BNYM provides certain accounting services to the Funds pursuant to the Administration and Accounting Agreement.

The Administrator’s fees are paid on behalf of the Funds by the Sponsor.

Pursuant to the terms of the Administration and Accounting Agreement and under the supervision and direction of the Sponsor, BNYM prepares and files certain regulatory filings on behalf of the Funds. BNYM may also perform other services for the Funds pursuant to the Administration and Accounting Agreement as mutually agreed to from time to time.

The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Sponsor, on behalf of the Funds, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Funds and their shareholders.

BNYM is authorized to conduct a commercial banking business in accordance with the provisions of New York State Banking Law, and is subject to regulation, supervision, and examination by the New York State Department of Financial Services and the Board of Governors of the Federal Reserve System.

THE CUSTODIAN

BNYM serves as the Custodian of the Funds and has entered into a custody agreement (the “Custody Agreement”) with the Trust (for itself and on behalf of the Funds) in connection therewith. Pursuant to the terms of the Custody Agreement, BNYM is responsible for the holding and safekeeping of assets delivered to it by the Funds, and performing various administrative duties in accordance with instructions delivered to BNYM by the Funds. The Custodian’s fees are paid on behalf of the Funds by the Sponsor.

THE TRANSFER AGENT

BNYM serves as the Transfer Agent of the Funds for Authorized Participants and has entered into a transfer agency and service agreement (the “Transfer Agency and Service Agreement”). Pursuant to the terms of the Transfer Agency and Service Agreement, BNYM is responsible for processing purchase and redemption orders and maintaining records of the ownership of the Funds. The Transfer Agent fees are paid on behalf of the Funds by the Sponsor.

THE DISTRIBUTOR

SEI serves as the Distributor of the Funds and assists the Sponsor and the Administrator with functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, and consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance matters in connection with marketing efforts.

SEI retains all marketing materials separately for the Funds, at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456; and its telephone number is (610) 676-1000.

The Sponsor pays SEI for performing its duties on behalf of the Funds.

Description of SEI

SEI is a wholly owned subsidiary of SEI Investments Company, which is a public company and a global provider of investment processing, fund processing, and investment management business outsourcing solutions.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of the Funds, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares of the Funds outstanding at any time. The representations, undertakings and agreements made on the part of the Funds in the global certificates are made and intended for the purpose of binding only the Funds and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of the Funds by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Funds.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Any participant of the Euroclear System that holds shares of a Fund in the Euroclear System will be deemed to have represented to and agreed with the applicable Fund and Euroclear Bank as a condition to such Fund shares being in the Euroclear System to furnish to the Euroclear Bank (a) its tax identification number, (b) notice of whether it is (i) a person who is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing or (iii) a tax exempt identity, and (c) such other information as the Euroclear Bank may request from time to time in order to comply with its United States tax reporting obligations. If a participant in the Euroclear System fails to provide such information, Euroclear Bank may, amongst other courses of action, block trades in such Fund shares and related income distributions of such participant.

SHARE SPLITS OR REVERSE SPLITS

If the Sponsor believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and, if necessary in the Sponsor’s opinion, to make a corresponding change in the number of Shares of a Fund constituting a Creation Unit.

CONFLICTS OF INTEREST

Sponsor

In the course of providing services, the Sponsor may simultaneously recommend the sale of a particular investment position for one account while recommending the purchase of the same investment position for another account if such recommendations are consistent with each client’s investment strategies. The Sponsor also may recommend the purchase or sale of investment positions that may also be recommended by ProShare Advisors LLC and/or ProFund Advisors LLC, affiliates of the Sponsor.

The Sponsor, its principals, officers and employees (and members of their families) and affiliates may participate directly or indirectly as investors in the Sponsor’s clients, such as the Funds. Thus, the Sponsor may recommend to clients the purchase or sale of investment positions in which it, or its officers, employees or related persons have a financial interest. The Sponsor may give advice and take actions in the performance of its duties to its clients that differ from the advice given or the timing and nature of actions taken, with respect to other clients’ accounts and/or employees’ accounts that may invest in some of the same investment positions recommended to clients.

In addition, the Sponsor, its affiliates and principals may trade for their own accounts. Consequently, non-customer and proprietary trades may be executed and cleared through any FCM or prime broker utilized by clients. It is possible that the Sponsor, including its officers and employees, may buy or sell investment positions or other instruments that the Sponsor has recommended to, or purchased for, its clients and may engage in transactions for their own accounts in a manner that is inconsistent with the Sponsor’s recommendations to a client. Personal transactions by the Sponsor, including its officers and employees, may raise potential conflicts of interest when such persons trade in an investment position that is owned by, or considered for purchase or sale for, a client, including conflicts that would arise if such proprietary accounts were to trade ahead of client accounts, place trades that are opposite to the trades of client accounts (such as the Funds), or receive preferential treatment in terms of allocation of resources or of investment opportunities. The Sponsor has adopted policies and procedures designed to detect and prevent such conflicts of interest and, when they do arise, to ensure that it effects transactions for clients in a manner that is consistent with any fiduciary duty owned by the Sponsor to its clients and in accordance with applicable law.

FCMs

An FCM or its affiliates may own stock in, or have some other form of ownership interest in, one or more U.S. or foreign exchanges or swap execution facilities (each, a “Trading Facility”) or CFTC-registered derivatives clearing organization (each a “Clearing House”) where the Funds’ transactions in futures, options on futures, swaps (as defined in the CEA), forwards or other commodity derivatives (“Contracts”) may be executed and/or cleared. As a result, an FCM or its affiliates may receive financial or other benefits related to its ownership interest when Contracts are executed on a given Trading Facility or cleared through a given Clearing House, and the FCM would, in such circumstances, have an incentive to cause Contracts to be executed on that Trading Facility or cleared by that Clearing House. In addition, employees and officers of an FCM or its affiliates may also serve on the board of directors or on one or more committees of a Trading Facility or Clearing House.

In addition, Trading Facilities and Clearing Houses may from time to time have in place other arrangements that provide their members or participants with volume, market-making or other discounts or credits, may call for members or participants to pre-pay fees based on volume thresholds, or may provide other incentive or arrangements that are intended to encourage market participants to trade on or direct trades to that Trading Facility or Clearing House. An FCM or its affiliates may participate in and obtain financial benefits from such incentive programs.

When providing execution services to the Funds (either in conjunction with clearing services or in an execution-only capacity), an FCM may direct orders to affiliated or unaffiliated market-makers, other executing firms, individual brokers or brokerage groups for execution. When such affiliated or unaffiliated parties are used, they may, where permitted, agree to price concessions, volume discounts or refunds, rebates or similar payments in return for receiving such business. Likewise, where permitted by law and the rules of the applicable Trading Facility, an FCM may solicit a counterparty to trade opposite your order or enter into transactions for its own account or the account of other counterparties that may, at times, be adverse to your interests in a Contract. In such circumstances, that counterparty may make payments and/or pay a commission to the FCM in connection with that transaction. The results of the Funds’ transactions may differ from the results achieved by the FCM for its own account, its affiliates, or for other customers.

In addition, where permitted by applicable law (including, where applicable, the rules of the applicable Trading Facility), an FCM, its directors, officers, employees and affiliates may act on the other side of a Fund’s order or transaction by the purchase or sale for an account, or the execution of a transaction with a counterparty, in which the FCM or a person affiliated with the FCM has a direct or indirect interest, or may effect any such order with a counterparty that provides the FCM or its affiliates with discounts related to fees for Contracts or other products. In cases where an FCM has offered a Fund a discounted commission or clearing fee for Contracts executed through the FCM as agent or with the FCM or its affiliate acting as counterparty, the FCM or its affiliates may be doing so because of the enhanced profit potential resulting from acting as executing broker or counterparty.

An FCM or its affiliates may act as, among other things, an investor, research provider, placement agent, underwriter, distributor, remarketing agent, structurer, securitizer, lender, investment manager, investment adviser, commodity trading advisor, municipal advisor, market maker, trader, prime broker or clearing broker. In those and other capacities, an FCM, its directors, officers, employees and affiliates may take or hold positions in, or advise other customers and counterparties concerning, or publish research or express a view with respect to, a Contract or with a related financial instrument that may not be consistent with, or may be contrary to, the Funds’ interests . Unless otherwise disclosed in writing, an FCM is not necessarily acting in the Funds’ best interest and are not assessing the suitability for the Funds of any Contract or related financial instrument. Acting in one or more of the capacities noted above may give an FCM or its affiliates access to information relating to markets, investments and products. An FCM and its affiliates are under no duty to make any such information available to the Sponsor, except to the extent the FCM has agreed in writing or as may be required under applicable law.

MATERIAL CONTRACTS

Administration and Accounting Agreement

BNYM serves as the Funds’ Administrator pursuant to the terms of the Administration and Accounting Agreement between the Trust, on behalf of itself and on behalf of the Funds, and the Administrator. The Administrator performs or supervises the performance of services necessary for the operation and administration of the Funds (other than making investment decisions or providing services provided by other service providers), including the NAV calculations, accounting and other fund administrative services.

The Administration and Accounting Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of this Agreement, the Trust may terminate this Agreement on at least ninety (90) days’ prior written notice to the Administrator, and either party may terminate this Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law. In its capacity as Administrator, BNYM is indemnified under this Agreement.

Transfer Agency and Service Agreement

BNYM serves as the Funds’ Transfer Agent. Pursuant to the Transfer Agency and Service Agreement among the Trust, on behalf of itself and on behalf of the Funds, and the Transfer Agent, the Transfer Agent serves as the Funds’ transfer agent and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement. Under the Transfer Agency and Service Agreement, the Transfer Agent’s services include, among other things, assisting the Funds with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by the Funds or the Sponsor.

The Transfer Agency and Service Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of this Agreement, the Trust may terminate this Agreement on at least ninety (90) days’ prior written notice to the Transfer Agent, and either party may terminate this Agreement at any time upon thirty (30)days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law. In its capacity as Transfer Agent, BNYM is indemnified under this Agreement.

Custody Agreement

BNYM serves as the Funds’ Custodian. Pursuant to the Custody Agreement between the Trust, on its own behalf and on behalf of the Funds, and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by the Funds during the term of the Custody Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custody Agreement, the Custodian may deposit and/or maintain the investment assets of the Funds in a securities depository and may appoint a subcustodian to hold investment assets of the Funds. The Custodian establishes and maintains one or more securities accounts and cash accounts for the Funds pursuant to the Custody Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Funds.

The Custody Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Custody Agreement, the Trust may terminate the Custody Agreement on at least ninety (90) days’ prior written notice to the Custodian, and either party may terminate the Custody Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law.

Upon termination of this Agreement, the parties agree to cooperate in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of a new custodian. Upon the date set forth in such notice, the Custodian shall deliver directly to the successor custodian all Funds’ assets. In its capacity as Custodian, BNYM is indemnified under this Agreement.

Distribution Agreement

Pursuant to a distribution agreement (the “Distribution Agreement”) between the Trust and SEI, SEI assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

The Distribution Agreement became effective on the date of the offering of the Shares of the Funds and the Distribution Agreement will continue until December 19, 2014, continuing automatically for successive periods of three years. The Distribution Agreement may be terminated by either party at the end of the initial term or the end of any renewal term on ninety (90) days’ prior written notice. Notwithstanding the foregoing, either party may terminate the Distribution Agreement in the event of a material breach of the agreement by the other party, upon forty-five (45) days’ prior written notice, if such breach is not cured. The Distribution Agreement will automatically terminate in the event of a liquidation of the Trust.

PURCHASES BY EMPLOYEE BENEFIT PLANS

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, which may include, among other things, the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses and that an investment in a Fund complies with the Plan documents and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NONE OF THE FUNDS IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder by the U.S. Department of Labor contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code ( i.e. , “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”), and (2) an exception applicable if equity interests purchased by a plan are not significant.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly-Offered Security Exception should apply with respect to the Shares of each Fund.

Ineligible Purchasers

Among other considerations, Shares generally may not be purchased with the assets of a Plan if the Sponsor, the FCMs or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and the Code with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Funds are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

Neither the Sponsor, the FCMs, the Authorized Participants, nor any of their respective affiliates, agents or employees (the “Transaction Parties”) will act as a fiduciary to any Plan with respect to the Plan’s decision to invest in Shares, and none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with any Plan’s acquisition of Shares. Each Plan Fiduciary or other person with investment responsibilities over the assets of a Plan considering an investment in Shares must carefully consider the above factors before making an investment. In addition, the Plan Fiduciary making the decision to acquire Shares on behalf of a Plan (the “Plan Fiduciary”) from a Transaction Party will be deemed to have represented and warranted that (1) none of the Transaction Parties has provided or will provide advice with respect to the acquisition of Shares by the Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Advisers Act or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Plan; (c) is an investment adviser registered under the Advisers Act, or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203a of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the 1934 Act; or (e) has, and at all times during the Plan’s holding of Shares will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of the individual retirement account that is acquiring Shares, or (ii) a participant or beneficiary of the Plan acquiring Shares in such capacity); (2) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition of Shares by the Plan; (3) the Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s acquisition of Shares; (4) none of the Transaction Parties has exercised any authority to cause the Plan to acquire Shares or to negotiate the terms of such acquisition; (5) none of the Transaction Parties receives a fee or other compensation from the Plan or the Plan Fiduciary for the provision of investment advice in connection with the decision to acquire Shares; and (6) the Plan Fiduciary has been informed by the Transaction Parties: (a) (i) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and (ii) that no such entity has given investment advice or otherwise made a recommendation, in connection with the Plan’s acquisition of Shares (other than advice, if any, given by a Transaction Party to an independent Plan Fiduciary that meets the requirements of clause (1) above); and (b) of the existence and nature of the Transaction Parties’ financial interests in the Plan’s acquisition of Shares. The above representations are intended to comply with the Department of Labor’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares in secondary market transactions through brokers. Shares of the Funds trade on the Exchange under the ticker symbols listed in this Prospectus. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.

Authorized Participants

The Funds continuously offer Shares in Creation Units to Authorized Participants. Shares of the Funds are to be offered to Authorized Participants in Creation Units at each Fund’s respective NAV.

Authorized Participants may offer to the public, from time to time, Shares of a Fund from any Creation Units they create. Shares of a Fund offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of each Fund on the Exchange, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. Additionally, the price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit. Authorized Participants do not receive from any Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with the purchase and sale of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, ABN AMRO Clearing Chicago LLC, Barclays Capital Inc., BofA/Merrill Lynch Professional Clearing, BNP Paribas Securities Corp., Citigroup Global Markets, Inc., Citadel Securities LLC, Cowen, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Jefferies LLC, J.P. Morgan Securities Inc., Mizuho Securities USA Inc., Nomura Securities International, RBC Capital Markets, LLC, SG Americas Securities, LLC, Timber Hill LLC - Interactive Brokers, UBS Securities LLC, Virtu Financial BD LLC and Wedbush Morgan Securities, Inc. have each executed an Authorized Participant Agreement and are the only Authorized Participants.

Likelihood of Becoming a Statutory Underwriter

Each Fund issues Shares in Creation Units to Authorized Participants from time to time generally in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would be subject to the prospectus delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from each Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. In any event, the maximum amount of all items of value, including compensation paid from the offering proceeds and in the form of “trail commissions,” to be paid to FINRA members, including to SEI and PDI, in connection with the offering of the Shares by a Fund will not exceed 10% of gross offering proceeds.

LEGAL MATTERS

Sidley Austin LLP has advised the Sponsor in connection with the Shares being offered. Sidley Austin LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and the Funds. Sidley Austin LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” with respect to U.S. federal income tax laws and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin LLP has not represented, nor will it represent, the Trust, the Funds or the shareholders in matters relating to the Trust or the Funds and no other counsel has been engaged to act on their behalf.

Richards, Layton & Finger, P.A. has represented the Trust in connection with the legality of the Shares being offered hereby.

Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The combined financial statements of ProShares Trust II, the individual financial statements of each of the funds comprising ProShares Trust II, management’s assessment of the effectiveness of internal control over financial reporting of ProShares Trust II, and management’s assessment of the effectiveness of internal control over financial reporting of each of the individual funds comprising ProShares Trust II (which assessments are included in Management’s Report of Internal Control over Financial Reporting), incorporated in this Prospectus by reference to ProShares Trust II’s Form 10-K, for the year ended December 31, 2017, as amended, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE INVESTORS CAN FIND MORE INFORMATION

The Trust has filed a Registration Statement on Form S-3 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of each Fund. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain historical information. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries and may not be complete; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

You should read the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2017, as amended, and the Trust’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, along with any amendments thereto, which have been incorporated by reference into this Prospectus and, subsequent to the date of this Prospectus, future filings with the SEC will be automatically deemed incorporated into this Prospectus, including subsequent financial statements, data and related notes with respect to all of the Funds. Please refer to the section entitled “Incorporation by Reference of Certain Documents” in this Prospectus. The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the current annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.ProShares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

PRIVACY POLICY

The Trust’s Commitment to Investors

The Sponsor and the Trust are committed to respecting the privacy of personal information investors entrust to the Trust in the course of doing business.

The Information the Trust Collects About Investors

The Sponsor, on behalf of the Trust, collects non-public personal information from various sources. For instance, forms may include names, addresses, and social security numbers. The Funds receive information from transactions in investors’ accounts, including account balances, and from correspondence between investors and the Funds or third parties, such as the Funds’ service providers. The Sponsor, on behalf of the Funds, uses such information provided by investors or their representative to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfill legal and regulatory requirements.

How the Trust Handles Investors’ Personal Information

The Sponsor does not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. The Sponsor may share information about investors with certain third parties who are not affiliated with the Trust to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for the Funds is essential.

The Sponsor may also share information with companies that perform administrative or marketing services for the Funds including research firms. When the Funds enter into such a relationship, such third parties’ use of customer’s information is restricted and they are prohibited from sharing it or using it for any purposes other than those for which they were hired. The Sponsor also requires service providers to maintain physical, electronic and procedural safeguards that comply with federal standards to guard investors’ non-public personal information.

How the Trust Safeguards Investors’ Personal Information

The Sponsor maintains physical, electronic, and procedural safeguards to protect investors’ personal information. Within the Funds, access to personal information is restricted to those employees who require access to that information in order to provide products or services to customers such as processing transactions and handling inquiries. Use of customer information is restricted and customer information is required to be held in strict confidence.

The Sponsor will adhere to the policies and practices described in this notice for both current and former customers of the Funds.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows the Trust to “incorporate by reference” into this Prospectus certain information that the Trust files with the SEC, meaning it can disclose important information to an investor by referring to those documents on file with the SEC.

The information that the Trust incorporates by reference is an important part of this Prospectus and later information that we will file with the SEC will automatically update and supersede some of this information. We incorporate by reference any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act. The Trust also incorporates by reference the documents listed below:

•	The Trust’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018;

•	The Trust’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018;

•	The Trust’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018;

•	Amendment No. 1 to the Trust’s Annual Report on Form 10-K for the year ended December 31, 2017;

•	The Trust’s Annual Report on Form 10-K for the year ended December 31, 2017; and

•

All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2017, except for information furnished on Form 8-K, which is not deemed filed and not incorporated herein by reference.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

The Trust will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. In addition, the Trust will also provide you with information regarding the other series of the Trust upon your request, at no cost. Any request may be made by writing or calling at the following address or telephone number:

ProShares Trust II

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

East Tower, 10th Floor

Bethesda, Maryland 20814

Telephone: (240) 497-6400

These documents may also be accessed through the web at www.ProShares.com or as described under “Where Investors Can Find More Information.” The information and other content contained on or linked from the website are not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.

The Trust also incorporates by reference any future filings, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules, until the offering of the securities under the registration statement of which this Prospectus forms a part is terminated or completed. Information in such future filings updates and supplements the information provided in this Prospectus. Any statements in any such future filings will be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Because the Trust is incorporating by reference future filings with the SEC, this Prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this Prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this Prospectus or in any document previously incorporated by reference have been modified or superseded.

Annual, quarterly and current reports and other information are on file with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding the Trust and the Funds.

FUTURES COMMISSION MERCHANTS

Each Fund intends to use MLPF&S, RBC, BCI, DBSI, SGAS and MAN, in its capacity as a registered FCM, as its FCM. Each of MLPF&S, RBC, BCI, DBSI, SGAS and Man, in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Funds and certain other funds of the Trust and as such arranges for the execution and clearing of the Funds’ futures transactions. Each of MLPF&S, RBC, BCI, DBSI, SGAS and Man acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give up all such transactions to MLPF&S, RBC, BCI, DBSI, SGAS or Man as applicable.

Investors should be advised that none of MLPF&S, RBC, BCI, DBSI, SGAS or Man is affiliated with or acts as a supervisor of the Funds or the Funds’ commodity pool operators, commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers, as applicable. Additionally, none of MLPF&S, RBC, BCI, DBSI, SGAS or Man in its capacity as FCM, is acting as an underwriter or sponsor of the offering of any Shares or interests in the Funds or has passed upon the merits of participating in this offering.

None of MLPF&S, RBC, BCI, DBSI, SGAS or Man has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, none MLPF&S, RBC, BCI, DBSI, SGAS or Man provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon MLPF&S, RBC, BCI, DBSI, SGAS or Man in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional clearing brokers or replace MLPF&S, RBC, BCI , DBSI, SGAS and/or Man as the Funds’ clearing broker.

Litigation and Regulatory Disclosure Relating to FCMs

Merrill Lynch, Pierce, Fenner & Smith Incorporated (MLPF&S)

Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Company” or “MLPF&S”), a Delaware corporation, is registered with the U.S. Commodity Futures Trading Commission (“CFTC”) as a Futures Commission Merchant (“FCM”). The Company is a clearing member of the Chicago Board of Trade, and the Chicago Mercantile Exchange, and is either a clearing member or member of all other principal U.S. futures and futures options exchanges. With regard to those domestic futures and futures options exchanges of which it is not a clearing member, the Company has entered into third party brokerage relationships with FCMs that are clearing members of those exchanges. The Company maintains its principal place of business at One Bryant Park, New York, NY 10036.

Bank of America Corporation (the “Corporation” or “Bank of America”), the Company’s ultimate parent (the “Parent”) makes all required disclosures in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which may be updated by Current Reports on Form 8-K, all of which are filed with the Securities and Exchange Commission (“SEC”) (“Regulatory Filings”). The Company makes all required disclosures in its Form BD and ADV filings (“Form BD and ADV Filings”) with the Financial Industry Regulatory Authority (“FINRA”). Those Regulatory Filings and Form BD and ADV Filings include disclosures of Regulatory Inquiries as required by federal law and applicable regulations. The Regulatory Filings are publicly available on the SEC’s website at www.sec.gov. The Form BD Filings are publicly available on the FINRA BrokerCheck system at http://brokercheck.finra.org/. The Form ADV filings are publicly available on the SEC’s Investment Adviser Search website at: http://www.adviserinfo.sec.gov/IAPD/default.aspx.

In the ordinary course of business, the Company is routinely a defendant in or party to many pending and threatened legal, regulatory and governmental actions and proceedings. In view of the inherent difficulty of predicting the outcome of such matters, particularly where the claimants seek very large or indeterminate damages or where the matters present novel legal theories or involve a large number of parties, the Company generally cannot predict what the eventual outcome of the pending matters will be, what the timing of the ultimate resolution of these matters will be, or what the eventual loss, fines or penalties related to each pending matter may be.

In accordance with applicable accounting guidance, the Company establishes an accrued liability for matters when those matters present loss contingencies that is both probable and estimable. In such cases, there may be an exposure to loss in excess of any amounts accrued. As a matter develops, the Company, in conjunction with any outside counsel handling the matter, evaluates on an ongoing basis whether such matter presents a loss contingency that is probable and estimable. Once the loss contingency related to a matter is deemed to be both probable and estimable, the Company will establish an accrued liability. The Company continues to monitor the matter for further developments that could affect the amount of the accrued liability that has been previously established.

In some of the matters described below, loss contingencies are not both probable and estimable in the view of management, and accordingly, an accrued liability has not been established for those matters. Information is provided below regarding the nature of all these contingencies and, where specified, the amount of the claim associated with these loss contingencies. Based on current knowledge, management does not believe that loss contingencies arising from pending matters, including the matters described herein, will have a material adverse effect on the Company’s consolidated financial position or liquidity. However, in light of the inherent uncertainties involved in these matters, some of which are beyond the Company’s control, and the very large or indeterminate damages sought in some of these matters, an adverse outcome in one or more of these matters could be material to the Company’s results of operations or cash flows for any particular reporting period.

The actions against the Company include, but are not limited to, the following:

LITIGATION

Ambac Litigation

On April 16, 2012, Ambac Assurance Corp. and the Segregated Account of Ambac Assurance Corp. (together, “Ambac”) sued MLPF&S, First Franklin Financial Corp., Merrill Lynch Mortgage Lending, Inc.(“MLML”), Merrill Lynch Mortgage Investors, Inc. and a Bank of America entity in New York Supreme Court, New York County. Plaintiffs’ claims relate to guaranty insurance Ambac provided on a First Franklin securitization (Franklin Mortgage Loan Trust, Series 2007-FFC). The securitization was sponsored by MLML, and certain certificates in the securitization were insured by Ambac. The complaint alleges that defendants breached representations and warranties concerning the origination of the underlying mortgage loans and asserts claims for fraudulent inducement, breach of contract and indemnification. The complaint does not specify the amount of damages sought.

On July 19, 2013, the court denied defendants’ motion to dismiss Ambac’s contract and fraud causes of action but granted dismissal of Ambac’s indemnification cause of action. In addition, the court denied defendants’ motion to dismiss Ambac’s claims for attorneys’ fees and punitive damages.

On September 17, 2015, the court denied Ambac’s motion to dismiss defendants’ affirmative defense of in pari delicto and granted Ambac’s motion to dismiss defendants’ affirmative defense of unclean hands.

European Commission—Credit Default Swaps Antitrust Investigation

On July 1, 2013, the European Commission (“Commission”) announced that it had addressed a Statement of Objections (“SO”) to BAS, Bank of America and a related entity (together, the “Bank of America Entities”); a number of other financial institutions; Markit Group Limited; and the International Swaps and Derivatives Association (together, the “Parties”). The SO sets forth the Commission’s preliminary conclusion that the Parties infringed EU competition law by participating in alleged collusion to prevent exchange trading of credit default swaps and futures. According to the SO, the conduct of the Bank of America Entities took place between August 2007 and April 2009. As part of the Commission’s procedures, the Parties have been given the opportunity to review the evidence in the investigative file, respond to the Commission’s preliminary conclusions, and request a hearing before the Commission. If the Commission is satisfied that its preliminary conclusions are proved, the Commission has stated that it intends to impose a fine and require appropriate remedial measures. On December 4, 2015, the Commission announced that it was closing its investigation against the Bank of America Entities and the other financial institutions involved in the investigation.

These cases generally involve allegations of false and misleading statements regarding: (i) the process by which the properties that served as collateral for the mortgage loans underlying the MBS were appraised; (ii) the percentage of equity that mortgage borrowers had in their homes; (iii) the borrowers’ ability to repay their mortgage loans; (iv) the underwriting practices by which those mortgage loans were originated; (v) the ratings given to the different tranches of MBS by rating agencies; and (vi) the validity of each issuing trust’s title to the mortgage loans comprising the pool for the securitization (collectively, “MBS Claims”). Plaintiffs in these cases generally seek unspecified compensatory damages, unspecified costs and legal fees and, in some instances, seek rescission. A number of other entities threatened legal actions against the Company concerning MBS offerings.

On March 29, 2013, the Company and the National Credit Union Administration (the “NCUA”) agreed to resolve claims concerning certain MBS offerings that the NCUA had threatened to bring against the Company and certain of its affiliates. The settlement amount was covered by existing reserves.

AIG Litigation

On August 8, 2011, American International Group, Inc. and certain of its affiliates (collectively, “AIG”) filed a complaint in New York Supreme Court, New York County, in a case entitled American International Group, Inc. et al. v. Bank of America Corporation et al. AIG has named, among others, the Company and certain related entities as defendants. AIG’s complaint asserts certain MBS Claims pertaining to 142 MBS offerings and two MBS private placements relating to Merrill Lynch entities, in which AIG alleges that it purchased securities between 2005 and 2007. AIG seeks rescission of its purchases or a rescissory measure of damages or, in the alternative, compensatory damages of no less than $10 billion as to all defendants; punitive damages; and other unspecified relief. Defendants removed the case to the U.S. District Court for the Southern District of New York and the district court denied AIG’s motion to remand. On April 19, 2013, the U.S. Court of Appeals for the Second Circuit issued a decision vacating the order denying AIG’s motion to remand and remanded the case to district court for further proceedings concerning whether the court will exercise its jurisdiction on other grounds.

On July 15, 2014, the Company, Bank of America and related entities entered into a settlement agreement to resolve all RMBS claims asserted in the previously disclosed case entitled American International Group, Inc. et al. v. Bank of America Corporation et al (the “AIG Action”), among other matters. The settlement provides for dismissal with prejudice of the AIG Action and the release by American International Group, Inc. and certain of its affiliates (collectively, “AIG”) of the Company and its affiliates from the claims asserted therein. Bank of America paid AIG $650 million in this settlement, the Company’s portion of which was fully accrued.

Federal Housing Finance Agency Litigation

On September 2, 2011, Federal Housing Finance Agency (“FHFA”), as conservator for Fannie Mae (“FNMA”) and Freddie Mac (“FHLMC”), filed complaints in the U.S. District Court for the Southern District of New York against Bank of America, the Company and certain related entities, and certain current and former officers and directors of these entities. The actions are entitled Federal Housing Finance Agency v. Bank of America Corporation, et al., (the “FHFA Bank of America Litigation”) and Federal Housing Finance Agency v. Merrill Lynch & Co., Inc., et al. (the “FHFA Merrill Lynch Litigation”). The complaints assert certain MBS Claims relating to MBS issued and/or underwritten by Bank of America, the Company and related entities in 23 MBS offerings and in 72 MBS offerings, respectively, between 2005 and 2008 and allegedly purchased by either FNMA or FHLMC in their investment portfolios. FHFA seeks, among other relief, rescission of the consideration FNMA and FHLMC paid for the securities or alternatively damages allegedly incurred by FNMA and FHLMC, including consequential damages. FHFA also seeks recovery of punitive damages in the FHFA Merrill Lynch Litigation.

On November 8, 2012 and November 28, 2012, the court denied motions to dismiss in the FHFA Merrill Lynch Litigation and the FHFA Bank of America Litigation, respectively.

On December 16, 2013, the district court granted FHFA’s motion for partial summary judgment, ruling that loss causation is not an element of, or a defense to, FHFA’s claims under Virginia or Washington, D.C. blue sky laws.

On March 25, 2014, Bank of America entered into a settlement with FHFA and FHLMC to resolve all outstanding RMBS litigation between FHFA, FNMA and FHLMC, and Bank of America and its affiliates, including the Company, as well as other matters. The net cost of the settlement to Bank of America was $6.3 billion, the Company’s portion of which was fully accrued. The FHFA Settlement resolved all claims asserted in the FHFA Bank of America Litigation and FHFA Merrill Lynch Litigation, among other actions. Both actions have been dismissed and FHFA, FNMA and FHLMC have released Bank of America and its affiliates, including the Company, from the claims asserted therein.

Prudential Insurance Litigation

On March 14, 2013, The Prudential Insurance Company of America and certain of its affiliates (collectively “Prudential”) filed a complaint in the U.S. District Court for the District of New Jersey, in a case entitled Prudential Insurance Company of America, et al. v. Bank of America, N.A., et al. Prudential has named, among others, the Company and certain related entities as defendants. Prudential’s complaint asserts certain MBS Claims pertaining to 54 MBS offerings in which Prudential alleges that it purchased securities between 2004 and 2007. Prudential seeks, among other relief, compensatory damages, rescission or a rescissory measure of damages, treble damages, punitive damages, and other unspecified relief. On April 17, 2014, the court granted in part and denied in part defendants’ motion to dismiss the complaint. Prudential thereafter split its claims into two separate complaints, filing an amended complaint in the original action and a complaint in a separate action entitled Prudential Portfolios 2 et al. v. Bank of America, N.A., et al. Both cases are pending in the U.S. District Court for the District of New Jersey. On February 5, 2015, the court granted in part and denied in part defendants’ motion to dismiss those complaints, granting plaintiff leave to replead in certain respects.

The parties have agreed to resolve Prudential’s claims for an amount that is not material to the Company’s results of operations (the Company’s portion of which was fully accrued as of March 31, 2015). Pursuant to the settlement, Prudential has filed stipulations for dismissal of all claims with prejudice.

Regulatory and Governmental Investigations

The Company received a number of subpoenas and other requests for information from regulators and governmental authorities regarding MBS and other mortgage-related matters, including inquiries, investigations and potential proceedings related to a number of transactions involving the Company’s underwriting and issuance of MBS and its participation in certain CDO and SIV offerings. These inquiries and investigations included, among others: investigations by the RMBS Working Group of the Financial Fraud Enforcement Task Force, including the U.S. Department of Justice (“DOJ”) and state Attorneys General concerning the purchase, securitization and underwriting of mortgage loans and RMBS. The Company provided documents and testimony and continues to cooperate fully with these inquiries and investigations.

The staff of the NYAG advised that they intended to recommend filing an action against the Company as a result of their RMBS investigation. In addition, the staff of a U.S. Attorney’s office advised that they intended to recommend that the DOJ file a civil action against Merrill Lynch related to the securitization of RMBS.

On August 21, 2014, Bank of America announced a comprehensive settlement with the U.S. Department of Justice, certain federal agencies, and the states of California, Delaware, Illinois, Kentucky, Maryland, and New York. The settlement resolves, among other things, certain federal and state civil claims concerning the Company’s participation in the packaging, origination, marketing, sale, structuring, arrangement, and issuance of RMBS and CDOs. As part of the settlement, Bank of America agreed to make $9.65 billion in payments, $5 billion of which will serve as a penalty under the Financial Institutions Reform, Recovery and Enforcement Act. Additionally, Bank of America agreed to provide $7 billion worth of consumer relief, which could include, among other things, principal forgiveness and forbearance, loan modification, and targeted lending, to be completed by August 31, 2018.

REGULATORY ACTIONS

CME Business Conduct Committee Decision 10/24/2013

Between June 4, 2009 and August 8, 2011, Applicant executed block trades for customers in the Eurodollars futures market that were not reported to the Chicago Mercantile Exchange (“CME”) within the applicable time limit following execution. In addition, Applicant misrepresented the true and accurate time of execution of block trades to the CME thereby violating legacy CME Rules 526.F and 432.I. Further, Applicant failed to maintain accurate written or electronic records of the block trade transactions (specifically, the order tickets and other records Applicant employed to record block trades contained inaccurate timing information) and did not have accurate and reliable time-keeping mechanisms in place upon which to base the time of execution in violation of CME Rule 536. By failing to diligently supervise its employees or agents in the conduct of the Applicant’s business relating to the CME as outlined above, the Applicant violated legacy CME Rule 432.W. Without admitting or denying the rule violations, the Applicant consented to the entry of the CME’s Decision and agreed to pay a fine of $60,000.

CDO Settlement 12/12/2013

Pursuant to an Offer of Settlement made by the Company on December 12, 2013, the SEC issued an order (“Order”) stating that the Company violated the federal securities laws in connection with its structuring and marketing of a series of collateralized debt obligation transactions (“CDOs”) in 2006 and 2007. According to the Order, the Company failed to inform investors in two CDOs that a hedge fund firm that bought the equity in the transactions but whose interests were not necessarily the same as those of the CDOs’ other investors, had undisclosed rights relating to, and exercised significant influence over, the selection of the CDOs’ collateral. The Order stated that, as a result of its conduct, the Company violated Sections 17(a)(2) and 17(a)(3) of the Securities Act and section 17(a)(1) of the Exchange Act and Rule 17a-3(a)(2) thereunder. The Company consented to the entry of the Order without admitting or denying the findings therein. The Order (1) required that the Company cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act and Section 17(a)(1) of the Exchange Act and Rule 17a-3(a)(2) thereunder; (2) censured the Company; and (3) required that the Company pay disgorgement of $56,286,000 and prejudgment interest of $19,228,027 and a civil money penalty in the amount of $56,286,000 (for a total payment of $131,800,027).

CFTC ORDER 8/26/2014

From at least January 1, 2010 through April 2013 (the “Relevant Period”), MLPF&S failed to supervise diligently its officers’, employees’, and agents’ processing of exchange and clearing fees charged to its customers, in violation of CFTC Regulation 166.3. As a result, MLPF&S’s reconciliation process for identifying and correcting discrepancies between the invoices from the exchange clearinghouses and the amounts charged to customers has been inaccurate and faulty since at least January 1, 2010, and led to instances in which MLPF&S appears to have overcharged some customers and undercharged others. Where MLPF&S has confirmed that there was an overcharge to a customer, the customer’s account has been adjusted, but MLPF&S has been unable to fully resolve some discrepancies. Additionally, during the Relevant Period, MLPF&S did not hire qualified personnel to conduct and oversee the fee reconciliations or provide adequate training to existing personnel regarding fee reconciliations. Without admitting or denying any of the findings or conclusions, MLPF&S agreed to the entry of the order, agreed to pay a civil monetary penalty of $1,200,000, cease and desist from further violations of CFTC Regulation 166.3, and undertake to implement strengthened processes and procedures related to futures exchange and clearing fee reconciliations that will not only improve accuracy, but will detect when MLPF&S’s customers have been charged inaccurate futures exchange and clearing fees. MLPF&S self-identified this matter before the CFTC began its investigation and has fully cooperated with the CFTC’s review of this matter.

SEC RMBS INJUNCTION 11/25/2014

On November 25, 2014, the U.S. District Court for the Western District of North Carolina issued a Final Judgment as to MLPF&S as successor by merger to Banc of America Securities LLC (the “ SEC Final Judgment”) in the civil injunctive action for which a complaint was filed by the Securities and Exchange Commission on August 6, 2013 against MLPF&S, and other entities (collectively the “Entities”) (the “SEC Complaint”). The SEC Complaint alleged that the Entities made material misrepresentations and omissions in connection with the sale of Residential Mortgage-Backed Securities (“RMBS”). Specifically, the SEC Complaint alleged that the Entities failed to disclose the disproportionate concentration of wholesale loans underlying the RMBS as compared to prior RMBS offerings. The SEC Complaint also alleged that the concentration of wholesale loans in the RMBS included higher likelihood that the loans would be subject to material underwriting errors, become severely delinquent, fail early in the life of the loan, or prepay. The SEC Complaint further alleged that the Entities violated Regulation S-K and Subpart Regulation AB of the Securities Act of 1933 by failing to disclose material characteristics of the pool of loans underlying the RMBS, that the Entities made material misrepresentations and omissions in their public files and in the loan tapes provided to investors and rating agencies, and that MLPF&S violated section 5(b)(1) of the Securities Act by failing to file with the SEC certain loan tapes that were provided only to select investors. MLPF&S consented to the entry of the SEC Final Judgment in the SEC without admitting or denying the allegations in the SEC Complaint. The SEC Final Judgment states that MLPF&S was permanently restrained and enjoined from violating Sections 5(b)(1), 17(a)(2) and 17(a)(3) of the Securities Act of 1933, and jointly and severally with the other Entities liable for disgorgement of $109,220,000, prejudgment interest of $6,620,000 and a civil penalty of $109,220,000 (together the “Funds”); the District Court retained jurisdiction over the administration of any distribution of the Funds.

SEC Reg SHO Settlement 6/01/2015

On June 1, 2015, pursuant to SEC Administrative Release 34-75083, the SEC announced that public administrative and cease and desist proceedings were instituted against MLPF&S and Merrill Lynch Professional Clearing Corp. (“MLPro”) (collectively, “Merrill’) for violations of Rule 203(b) of Regulation SHO in connection with its practices related to its execution of short sales. The violations arose from two separate issues with respect to Merrill’s use of its easy to borrow list (“ETB List”) in connection with the execution of short sale transactions. First, Merrill’s execution platforms continued to accept short sales orders in reliance on the firm’s ETB list as the source of the locate after having learned of facts indicating that such reliance was no longer reasonable. As a consequence, Merrill’s conducted violated Rule 203(b) of Reg SHO in that Merrill lacked the requisite reasonable grounds to believe the affected securities could be borrowed for delivery on delivery date as required by the rule. In addition, by recording the ETB list as the locate source in instances where Merrill had determined that such was no longer reasonable, Merrill failed to document an appropriate locate as required by the rule. Second, there were in certain instances in which Merrill utilized data that was more than 24 hours old to construct its ETB List, which, at times, resulted in securities being included on the ETB List when they otherwise should not have been. MLPF&S and MLPro have consented to (a) cease and desist from committing or causing any violations and any future violations of Rule 203(b) of Regulation SHO; (b) be censured; (c) pay disgorgement of $1.56 million plus prejudgment interest; (d) pay a civil monetary penalty of $9 million; and (e) comply with certain undertakings, including retaining an independent consultant within thirty (30) days of entry of the Administrative Order to conduct a review of their policies, procedures and practices with respect to their acceptance of short sale orders for execution in reliance on the firm’s ETB List and procedures to monitor compliance therewith to satisfy certain of its obligations under Rule 203(b) of Regulation SHO. In anticipation of the institution of these proceedings, Merrill has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Merrill admits the findings, acknowledges that its conduct violated the federal securities laws, admits the commission’s jurisdiction over it and the subject matter of these proceedings, and consents to the entry of this order instituting administrative and cease-and-desist proceedings pursuant to Sections 15(b) and 21c of the Securities Exchange Act of 1934, making findings, and imposing remedial sanctions and a cease-and-desist order. Accordingly, it is hereby ordered that the Merrill cease and desist from committing or causing any violations and any future violations of Rule 203(b) of Regulation SHO and is censured. Merrill shall pay disgorgement, which represents profits gained as a result of the conduct, of $1,566,245.67 and prejudgment interest of $334,564.65 to the SEC. Merrill shall pay a civil money penalty in the amount of $9 million to the SEC. Merrill shall comply with the undertakings enumerated in the offer of settlement.

SEC MCDC Settlement 6/18/2015

The SEC deems it appropriate and in the public interest that public administrative and cease-and-desist proceedings be, and hereby are, instituted against MLPF&S. MLPF&S willfully violated section 17(a)(2) of the Securities Act. MLPF&S, a registered broker-dealer, conducted inadequate due diligence in certain offerings and as a result, failed to form a reasonable basis for believing the truthfulness of the assertions by these issuers and/or obligors regarding their compliance with previous continuing disclosure undertakings pursuant to Rule 15c2-12. This resulted in MLPF&S offering and selling municipal securities on the basis of materially misleading disclosure documents. The violations were self-reported by MLPF&S to the Commission pursuant to the Division of Enforcement’s (the “Division”) Municipalities Continuing Disclosure Cooperation (MCDC) initiative. In anticipation of the institution of these proceedings, MLPF&S has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings, except as to the Commission’s jurisdiction over it and the subject matter of these proceedings, which are admitted, MLPF&S consents to the entry of this order instituting administrative and cease-and-desist proceedings pursuant to Section 8a of the Securities Act of 1933 and Section 15(b) of the Securities Exchange Act of 1934, making findings, and imposing remedial sanctions and a cease-and-desist order. In view of the foregoing, the Commission deems it appropriate and in the public interest to impose the sanctions agreed to in MLPF&S’s Offer. Accordingly, it is hereby ordered that MLPF&S shall, cease and desist from committing or causing any violations and any future violations of 17(a)(2) of the Securities Act; pay a civil money penalty in the amount of $500,000 to the SEC; and retain an independent consultant to conduct a review of MLPF&S’s policies and procedures as they relate to municipal securities underwriting due diligence.

SEC 15c3-3 Order 6/23/2016

On June 23, 2016, the SEC issued an administrative order in which it found that MLPF&S and Merrill Lynch Professional Clearing Corp. (“MLPro”) had willfully violated Section 15(c)(3) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 15c3-3 thereunder and Section 17(a)(1) of the Exchange Act and Rules 17a-3(a)(10) and 17a-5(a) thereunder, and that MLPF&S willfully violated Section 17(a)(1) of the Exchange Act and Rules 17a-5(d)(3) (as it existed prior to amendments to Rule 17a-5 in 2014), 17a-5(d)(2)(ii), 17a-5(d)(3) and 17a-11(e) thereunder, and Exchange Act Rule 21F-17. Specifically, the order found that (i) MLPF&S and MLPro engaged in a series of complex trades that allowed it to use customer cash to finance firm inventory, (ii) MLPF&S allowed certain of its clearing banks to hold liens on customer securities, and (iii) MLPF&S used language in certain of its policies, procedures, and agreements with employees that unduly limited the disclosure of confidential information. In determining to accept MLPF&S’s and MLPro’s offer, the SEC considered remedial acts promptly undertaken by MLPF&S and MLPro and substantial cooperation afforded the SEC staff during the course of its investigation. In the order, (i) MLPF&S and MLPro were censured, (ii) MLPF&S was ordered to cease and desist from committing or causing any violations and any future violations of Sections 15(c)(3) and 17(a)(1) of the Exchange

Act and Rules 15c3-3, 17a-3(a)(10), 17a-5(a), 17a-5(d)(2)(ii), 17a-5(d)(3), 17a-11(e) and 21F-17 thereunder, (iii) MLPro was ordered to cease and desist from committing or causing any violations and any future violations of Sections 15(c)(3) and 17(a)(1) of the Exchange Act and Rules 15c3-3, 17a-3(a)(10) and 17a-5(a) thereunder, (iv) MLPF&S and MLPro were ordered to pay disgorgement of $50,000,000 and prejudgment interest in the amount of $7,000,000, and (v) MLPF&S was ordered to pay a civil monetary penalty of $358,000,000.

SEC Strategic Return Notes Settlement 6/23/2016

On June 23, 2016, the SEC issued an administrative order in which it found that MLPF&S, without admitting or denying any allegations, violated Section 17(a)(2) of the Securities Act of 1933 (“Securities Act”). Specifically, the order found that MLPF&S failed to adequately disclose certain fixed costs in a proprietary volatility index linked to structured notes known as Strategic Return Notes (“SRNs”) of Bank of America Corporation, which resulted in materially misleading disclosures in the offering materials of the fixed costs associated with the SRNs. In the order, MLPF&S was ordered to (i) cease and desist from committing or causing any violations and any future violations of Section 17(a)(2) of the Securities Act, and (ii) to pay a civil monetary penalty of $10,000,000.

FINRA Strategic Return Notes AWC 6/23/2016

Without admitting or denying the findings, MLPF&S consented to the sanctions and to the entry of findings that it sold approximately $168 million of structured notes known as “strategic return notes” (SRNs) linked to a proprietary volatility index, without adequately disclosing certain fixed costs. The findings stated that MLPF&S emphasized in offering materials that investors would be subject to a 2% sales commission and a 0.75% annual fee in connection with the SRNs. MLPF&S also disclosed a third fixed, regularly occurring cost included in its proprietary volatility index known as the “execution factor” (distinct from “holding” or “decay” costs associated with daily calculation of the underlying index which are variable and depend on market conditions), but did not do so in the same manner as the sales commission and annual fee. As a result, MLPF&S’s disclosures in the offering materials of the fixed costs associated with the SRNs were materially misleading, were not fair and balanced and failed to provide a sound basis for evaluation of the SRNs by not adequately disclosing the execution factor. The findings also stated MLPF&S failed to maintain supervisory procedures reasonably designed to ensure compliance with applicable disclosure standards in connection with the sale of the SRNs. MLPF&S was censured and fined $5,000,000.

SEC Market Access Rules Order 9/26/2016

On September 26, 2016, MLPF&S entered into a settlement with the SEC resulting in the SEC issuing an order. MLPF&S consented to the entry of the order (the “Order”) that finds that it violated Section 15(c)(3) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 15c3-5 thereunder (the “Market Access Rule”). The Order finds that MLPF&S violated the Market Access Rule by failing to establish, document, and maintain a system of risk management controls and supervisory procedures reasonably designed to manage the financial, regulatory, and other risks of its market access activity. In particular, MLPF&S failed to establish pre-trade risk management controls reasonably designed to prevent the entry of erroneous orders, to establish pre-trade risk management controls reasonably designed to prevent the entry of orders that would exceed pre-set credit or capital limits for several of its trading desks, to establish required controls and procedures for fixed income securities, to review adequately the effectiveness of its risk management controls and supervisory procedures required by the Market Access Rule, particularly for preventing the entry of erroneous orders, and to comply with the Rule’s CEO certification requirements. The Order censures MLPF&S and directs it to cease-and-desist from committing or causing any violations and any future violations of Exchange Act Section 15(c)(3) and Rule 15c3-5 thereunder. Additionally, the Order requires MLPF&S to pay a $12,500,000 civil money penalty, which was paid on October 3, 2016.

NASDAQ Stock Market AWC 9/26/2016

On September 26, 2016, MLPF&S entered into a letter of acceptance, waiver and consent (the “Consent”) with the Nasdaq Stock Market LLC (“Nasdaq”). The Consent finds that MLPF&S violated Rule 15c3-5 under the Exchange Act and Nasdaq Rules 3010, 2010a (for conduct on or after Nov. 21, 2012) and 2110 (for conduct prior to Nov. 21, 2012), and 4611(d) by failing to establish, document, and maintain a system of risk management controls and supervisory procedures reasonably designed to manage the financial, regulatory, and other risks of market access. The Consent censures MLPF&S and requires MLPF&S to pay a fine of $1,350,000.

FINRA AWC 10/17/2016

Without admitting or denying the findings, MLPF&S consented to the sanctions and to the entry of findings that it submitted to the FINRA/Nasdaq trade reporting facility (TRF) millions of inaccurate trades in which purchases were reported as principal sales and agency crosses. MLPF&S also submitted millions of trades it was not required to submit. The findings stated that MLPF&S also submitted millions of inaccurate or incomplete reportable order events (ROES) to the order audit trail system (OATS) including the submission of new orders with inaccurately placed cancel stamps, new order reports for modifications of existing orders, broker-dealer orders reported as customer orders, inaccurate good till time (GTT) time in force designations, and intermarket sweeps orders (ISOs) without the required ISO special handling code. MLPF&S also failed to report millions of execution reports to OATS. The findings also included that MLPF&S failed to capture the minimum quantity (MQT) special handling instructions on millions of order tickets which are used for transactions that should be canceled if a specified minimum quantity cannot be executed. MLPF&S also recorded incorrect receipt and route timestamps on millions of order tickets. In addition, FINRA found that MLPF&S included incorrect information as to cancelled shares in its Rule 605 report. FINRA found that MLPF&S’s written supervisory procedures (WSPs) were not reasonably designed to ensure compliance with FINRA’s trade and OATS reporting rules, customer confirmation rules, and the books and records requirements in SEC Rule 17a-3. MLPF&S’s WSPs required supervision of a number of modifiers but failed to call for a supervisory review of the .rx modifier which concern transactions reported for regulatory transaction fees. MLPF&S’s OATS reporting WSPs required the review of a small number of OATS reports on a monthly basis to ensure the accuracy of such reports. Given the volume of MLPF&S’s OATS reporting obligations, the scope of MLPF&S’s WSPs was not reasonably designed to capture and identify any reporting problems. MLPF&S’s books and records, customer confirmations and OATS WSPs required the review of a small number of books and records and customer confirmations on a monthly basis to ensure the accuracy of such records. Given the volume of MLPF&S’s books and records, customer confirmations and OATS reporting obligations, the scope of MLPF&S’s WSPs was not reasonably designed to capture and identify the accuracy of such records. MLPF&S was censured, fined $2,800,000, and undertakes to revise its written supervisory procedures.

FINRA AWC 11/30/2016

Without admitting or denying the findings, MLPF&S consented to the sanctions and to the entry of findings that it did not establish and maintain adequate supervisory systems, and did not establish, maintain, and enforce adequate written procedures, reasonably designed to achieve compliance with applicable securities laws and regulations governing the use of proceeds from loans originated under a securities-based lending program called loan management accounts (LMAs). The findings stated that MLPF&S did not adequately educate its representatives about LMAs or train them on the differences between purpose and non-purpose LMAs, the contractual and firm prohibition against using proceeds from non-purpose LMAs to buy margin stock, or the regulatory requirements applicable to LMAs used to buy margin stock. MLPF&S also did not reasonably supervise the LMA account-opening process. The findings also stated MLPF&S did not establish and maintain reasonable supervisory systems, or establish, maintain, and enforce adequate written procedures, designed to prevent, deter, and detect the use of proceeds from non-purpose LMAs to purchase margin stock. Except in limited situations where a customer had an open margin debit balance or a pending trade, there was no effective control in place to prevent customers from transferring proceeds from a non-purpose LMA to their firm brokerage account and immediately purchasing margin stock, nor any effective post-transaction review to detect such prohibited use of the LMA proceeds. This failure to supervise extended to MLPF&S’s policies and procedures, which prohibited the use of proceeds from non-purpose LMAs to purchase securities generally, and to the LMA agreements, which prohibited the use of proceeds from non-purpose LMAs to purchase margin stock. Likewise, because MLPF&S did not have adequate systems to monitor whether proceeds from non-purpose LMAs were used to purchase margin stock, MLPF&S failed to adequately monitor to ensure the collateral requirement was met in those instances when LMA proceeds were, in fact, used to purchase margin stock. As a result of these failures, during the LMA review period, MLPF&S customers drew down on non-purpose LMAs, transferred the funds to their firm brokerage accounts, and within a short timeframe (often the same day) on thousands of occasions purchased margin stock. The findings also included that MLPF&S failed to establish and maintain a supervisory system, and failed to establish, maintain, and enforce written procedures, reasonably designed to ensure the suitability of transactions in Puerto Rico municipal bonds and Puerto Rico closed-end funds (“PR Securities”) in certain circumstances. Many Puerto Rico customers were concentrated in PR Securities, and many used leverage to buy additional PR Securities either through LMAs or through the use of margin in their securities accounts. Leveraged customers were required to maintain account equity in order to provide adequate collateral to support their leverage. Despite the risk of customers who were both leveraged and highly concentrated in PR Securities, MLPF&S did not establish and maintain adequate supervisory systems and procedures to ensure that, where customers were both highly concentrated in PR Securities and using leverage, transactions were suitable in light of the customers’ risk objectives and profiles. FINRA found that several hundred customer accounts in MPF&S’s Puerto Rico branch with modest net worth and conservative or moderate investment objectives had 75 percent or more of their account assets invested in PR Securities. Of those accounts, approximately 50 also were leveraged through LMSs or margin. Approximately half of those accounts eventually received margin or maintenance calls upon which they liquidated PR Securities at a loss. These customers—25 in total—suffered aggregate losses of nearly $1.2 million as a result of liquidating PR

Securities to meet the calls. MLPF&S was censured, fined $6,250,000, and required to pay $779,999, including prejudgment interest, in restitution to 22 customers. The amount of restitution ordered takes into account that MLPF&S has already reimbursed certain affected customers pursuant to private settlement agreements. In determining the appropriate sanction, FINRA considered the following factors: prior to detection by a regulator, MLPF&S conducted a comprehensive internal review of the use of non-purpose LMA proceeds to purchase margin stock and took remedial measures to strengthen its related controls and procedures; MLPF&S reported to FINRA certain of the violations addressed in the AWC; and MLPF&S provided substantial assistance during FINRA’s investigation by sharing the results of its internal investigation with FINRA.

CFTC Order 9/22/2017

On September 22, 2017, the Commodity Futures Trading Commission announced that MLPF&S agreed to the entry of an order that alleged that the CFTC had reason to believe that MLPF&S (a) violated Regulation 166.3, 17 C.F.R. § 166.3 (2016), under the Commodity Exchange Act (CEA) in connection with its alleged failure to supervise diligently MLPF&S’s response to the investigation by the CME Group Inc.’s Market Regulation Department regarding recordkeeping and execution practices with respect to block trades; (b) violated Regulation 166.3, 17 C.F.R. § 166.3 (2016), under the CEA in connection with its alleged inadequate procedures for preparing and maintaining records for block trades executed by the Swaps Desk, including procedures for recording accurate block trade execution times and not being diligent in ensuring that its existing procedures for preparing and maintaining records for block trades were being implemented; and (c) violated Section 4g of the CEA, 7 U.S.C. § 6g (2012) and Regulations 1.31 and 1.35 under the CEA, 17 C.F.R. §§ 1.31 and 1.35 (2016) in connection with the alleged failure to maintain certain books and records regarding the execution of block trades. Without admitting or denying any of the findings or conclusions in the order, MLPF&S consented to the imposition of the following sanctions: (1) to cease and desist from violating Section 4g of the CEA and Regulations 1.31, 1.35 and 166.3 thereunder, (2) to pay a civil monetary penalty in the amount of $2,500,000, and (3) to comply with certain undertakings. of the findings or conclusions in the order, MLPF&S consented to the imposition of the following sanctions: (1) to cease and desist from violating Section 4g of the CEA and Regulations 1.31, 1.35 and 166.3 thereunder, (2) to pay a civil monetary penalty in the amount of $2,500,000, and (3) to comply with certain undertakings.

RBC Capital Markets LLC (“RBC” or the “Company”)

RBC is a large broker-dealer subject to many different complex legal and regulatory requirements. As a result, certain of RBC’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with RBC with respect to issues raised in various investigations. RBC complies fully with its regulators in all investigations being conducted and in all settlements it reaches. In addition, RBC is and has been subject to a variety of civil legal claims in various jurisdictions, a variety of settlement agreements and a variety of orders, awards and judgments made against it by courts and tribunals, both in regard to such claims and investigations. RBC complies fully with its all settlements it reaches and all orders, awards and judgments made against it.

RBC has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation including those described below, arising in connection with its activities as a broker-dealer. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. RBC is also involved, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding RBC’s business, including among other matters, accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief.

RBC contests liability and/or the amount of damages as appropriate in each pending matter. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases where claimants seek substantial or indeterminate damages or where investigations and proceedings are in the early stages, RBC cannot predict the loss or range of loss, if any, related to such matters; how or if such matters will be resolved; when they will ultimately be resolved; or what the eventual settlement, fine, penalty or other relief, if any, might be. Subject to the foregoing, RBC believes, based on current knowledge and after consultation with counsel, that the outcome of such pending matters will not have a material adverse effect on the consolidated financial condition of RBC.

On June 18, 2015, in connection with the SEC’s Municipalities Continuing Disclosure Cooperation (MCDC) initiative, the SEC commenced and settled an administrative proceeding against RBC Capital Markets, LLC for willful violations of Sections 17(a)(3) of the 1933 Act after the firm self-reported instances in which it conducted inadequate due diligence in certain municipal securities offerings and as a result, failed to form a reasonable basis for believing the truthfulness of certain material representations in official statements issued in connection with those offerings.

The Company and certain affiliates were named as defendants in a lawsuit relating to their role in transactions involving investments made by a number of Wisconsin school districts in certain collateralized debt obligations. These transactions were also the subject of a regulatory investigation, which was resolved in 2011. The Company reached a final settlement with all parties in the civil litigation, and the civil action against the Company was dismissed with prejudice on December 6, 2016.

Various regulators are conducting inquiries regarding potential violations of law by a number of banks and other entities, including the Company, regarding foreign exchange trading. Since 2015, the Company is a named defendant, along with many other entities, in pending putative class actions in the U.S. and Canada regarding foreign exchange trading. Based on the facts currently known, the ultimate resolution of these collective matters is not expected to have a material adverse effect on RBCCM.

On April 13, 2015, the Company’s affiliate, Royal Bank of Canada Trust Company (Bahamas) Limited (RBC Bahamas), was charged in France with complicity in tax fraud. RBC Bahamas believes that its actions did not violate French law and contested the charge in the French court. The trial of this matter has concluded and a verdict was delivered on January 12, 2017, acquitting the company and the other defendants.

Thornburg Mortgage Inc. (now known as TMST) and the Company were parties to a master repurchase agreement executed in September 2003 whereby TMST financed its purchase of residential mortgage-backed securities. Upon TMST’s default during the financial crisis, the Company valued TMST’s collateral at allegedly deflated prices. After TMST’s bankruptcy filing, TMST’s trustee brought suit against the Company in 2011 for breach of contract. In 2015, TMST was awarded more than $45 million in damages. The Company has appealed. The appeals court set a briefing schedule and simultaneously ordered the parties to participate in a mediation. The parties have subsequently reached an agreement to settle the matter; a motion to approve the settlement was filed with the bankruptcy court on January 10, 2016.

On October 14, 2014, the Delaware Court of Chancery (the Court of Chancery) in a class action brought by former shareholders of Rural/Metro Corporation, held RBC Capital Markets, LLC liable for aiding and abetting a breach of fiduciary duty by three Rural/Metro directors, but did not make an additional award for attorney’s fees. A final judgment was entered on February 19, 2015 in the amount of US$93 million plus post judgment interest. RBC appealed the Court of Chancery’s determination of liability and quantum of damages, and the plaintiffs cross-appealed the ruling on additional attorneys’ fees. On November 30, 2015, the Delaware Supreme Court affirmed the Court of Chancery with respect to both the appeal and cross-appeal. RBC is cooperating with an investigation by the U.S. Securities and Exchange Commission relating to this matter. In particular, the SEC contended that RBC caused materially false and misleading information to be included in the proxy statement that Rural filed to solicit shareholder approval for the sale in violation of section 14(A) of the Exchange Act and Rule 14A-9 thereunder. On August 31, 2016, RBC was ordered by the SEC to cease and desist and paid $500,000 in disgorgement, plus interest of $77,759 and a civil penalty of $2 million.

Please see RBC’s Form BD, which is available on the FINRA BrokerCheck program, for more details.

Barclays Capital Inc. (“BCI”)

Barclays Capital Inc. (“BCI”) is engaged in various legal and regulatory matters in a number of jurisdictions. BCI is subject to legal proceedings by and against BCI which arise from time to time and also subject to enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which BCI is or has been engaged.

Information relating to legal and regulatory risks is set out in the Legal, Competition and Regulatory matters note to Barclays financial statements in our most recent Annual Report or Interim Results Announcement (as applicable). If a Barclays quarterly Results Announcement has been released since the most recent Annual Report or Interim Results Announcement, this may contain additional information relating to such matters. In between Results Announcements, Barclays may from time to time make Regulatory News Service announcements containing information relating to a specific legal, competition or regulatory matter.

Investigations relating to whistleblowing systems and controls

The Financial Conduct Authority (“FCA”) and the Prudential Regulation Authority ( “PRA”) are conducting investigations in relation to the Chief Executive Officer (“CEO”) of Barclays PLC Group (“Group”) and in relation to Barclays Bank PLC (“BBPLC”) in connection with certain whistleblowing issues.

Background Information

In April 2017, the FCA and the PRA commenced investigations into the CEO as to his individual conduct and senior manager responsibilities relating to the Group’s whistleblowing program and to his attempt in 2016 to identify the author of a letter that was treated by BBPLC as a whistleblow; and BBPLC, as to its responsibilities relating to the attempt by the CEO to identify the author of the letter, as well as the Group’s systems and controls and culture relating to whistleblowing.

The attempt to identify the author of the letter first came to the attention of the BPLC Board (“Board”) early in 2017. The Board instructed an external law firm to conduct a focused investigation into the matter and also notified the FCA and PRA and other relevant authorities. The investigation found, and the Board concluded, that the CEO honestly, but mistakenly, believed that it was permissible to identify the author. However, the Board concluded that the CEO made an error in becoming involved with, and not applying appropriate governance around the matter, and in taking action to attempt to identify the author of the letter.

The Group and the CEO are cooperating fully with the FCA and PRA investigations. The Group is also providing information to, and cooperating with, authorities in the United States with respect to these matters.

Investigation into Americas Wealth & Investment Management advisory business

The SEC has carried out an investigation into certain practices in the Company’s former Wealth Americas investment advisory business relating to certain due diligence failures, fee and billing practices and mutual fund fee waivers and related disclosures. In May 2017, the SEC announced a settlement pursuant to which the Company agreed to resolve this matter for $97 million, consisting of a penalty of $30 million paid to the SEC and $67 million paid to the clients, in remediation and disgorgement.

Investigations into LIBOR and other benchmarks

Regulators and law enforcement agencies, including certain competition authorities, from a number of governments have been conducting investigations relating to BBPLC’s involvement in manipulating certain financial benchmarks, such as LIBOR and the Euro Interbank Offered Rate (“EURIBOR”).

Background Information

In 2012, BBPLC announced that it had reached settlements with the Financial Services Authority (“FSA”) (as predecessor to the FCA), the CFTC and the US Department of Justice (“DOJ”) in relation to their investigations concerning certain benchmark interest rate submissions, and BBPLC paid total penalties of USD equivalent $451 million. The settlement with the DOJ was made by entry into a Non-Prosecution Agreement (“NPA”) which has now expired. BPLC, BBPLC and the Company have reached settlements with certain other regulators and law enforcement agencies. BBPLC continues to respond to requests for information from the UK Serious Fraud Office (“SFO”) in relation to its ongoing LIBOR investigation, including in respect of BBPLC. The investigation by the prosecutor’s office in Trani, Italy also remains pending.

LIBOR and other benchmark civil actions

A number of individuals and corporates in a range of jurisdictions have threatened or brought civil actions against the Group and other banks in relation to LIBOR and/or other benchmarks.

Background Information

Following settlement of the investigations referred to above in ‘Investigations into LIBOR and other Benchmarks’ various individuals and corporates in a range of jurisdictions have threatened or brought civil actions against the Group. While certain cases have been dismissed or settled subject to approval from the court (and in the case of class actions, the right of class members to opt-out of the settlement and to seek to file their own claims), other actions remain pending and their ultimate impact is unclear.

USD LIBOR Cases in MDL Court

The majority of the USD LIBOR cases, which have been filed in various US jurisdictions, have been consolidated for pre-trial purposes before a single judge in the US District Court in the Southern District of New York (“SDNY”) (“MDL Court”).

The complaints are substantially similar and allege, among other things, that BBPLC and the other banks individually and collectively violated provisions of the US Sherman Antitrust Act (“Antitrust Act”), the CEA, the US Racketeer Influenced and Corrupt Organizations Act (“RICO”) and various state laws by manipulating USD LIBOR rates. The Company itself has been named as a defendant in one class action and in a number of the individual actions.

The proposed class actions purported to be brought on behalf of (among others) plaintiffs that (i) engaged in USD LIBOR-linked over-the-counter transactions (“OTC Class”); (ii) purchased USD LIBOR-linked financial instruments on an exchange (“Exchange-Based Class”); (iii) purchased USD LIBOR-linked debt securities (“Debt Securities Class”); (iv) purchased adjustable-rate mortgages linked to USD LIBOR (“Homeowner Class”); or (v) issued loans linked to USD LIBOR (“Lender Class”).

The lawsuits seek unspecified damages with the exception of five lawsuits, in which the plaintiffs are seeking a combined total in excess of $1,250 million in actual damages against all defendants, including BBPLC, plus punitive damages. Some of the lawsuits also seek trebling of damages under the Antitrust Act and RICO.

Between 2013 and 2016, the MDL Court issued a series of decisions effectively dismissing the majority of claims, including antitrust claims, against BBPLC and other foreign defendants in both class actions and individual actions. In May 2016, the appeal court reversed the MDL Court’s decision and remanded the antitrust claims to the MDL Court for further consideration. Following further consideration, the MDL Court dismissed the majority of antitrust claims against foreign defendants, including BBPLC, for lack of personal jurisdiction. Plaintiffs in a number of individual actions and class actions are appealing the MDL Court’s personal jurisdiction ruling.

In 2014, the MDL Court granted preliminary approval for the settlement of the Exchange-Based Class claims for $20 million, of which $5 million was paid by BBPLC in October 2014 and the remaining $15 million by BBPLC in September 2017. The settlement remains subject to court approval and the right of class members to opt-out of the settlement and to seek to file their own claims.

In 2015, the OTC Class claims were settled for $120 million, which was paid by BBPLC in 2017. The settlement remains subject to final approval.

In November 2016, $7.1 million was paid by BBPLC in settlement of the Debt Securities Class claims. The settlement has been preliminarily approved by the court but remains subject to final approval and the right of class members to opt-out of the settlement and seek to file their own claims.

EURIBOR Case in the SDNY

In 2015, $94 million was paid in settlement of a EURIBOR-related class action against BPLC, BBPLC and the Company. The settlement has been preliminarily approved by the court but remains subject to final approval and the right of class members to opt-out of the settlement and to seek to file their own claims.

Additional USD LIBOR Case in the SDNY

In 2015, an individual action against BBPLC and other panel bank defendants was dismissed by the SDNY. The plaintiff alleged that the panel bank defendants conspired to increase USD LIBOR, which caused the value of bonds pledged as collateral for a loan to decrease, ultimately resulting in the sale of the bonds at a low point in the market. The plaintiff’s motion to file a further amended complaint is pending.

Sterling LIBOR Case in SDNY

In 2015, a putative class action was filed in the SDNY against BBPLC and other Sterling LIBOR panel banks by a plaintiff involved in exchange-traded and over-the-counter derivatives that were linked to Sterling LIBOR. The complaint alleges, among other things, that defendants manipulated the Sterling LIBOR rate between 2005 and 2010 and, in so doing, committed CEA, Antitrust Act, and RICO violations. In early 2016, this class action was consolidated with an additional putative class action making similar allegations against BBPLC and the Company and other Sterling LIBOR panel banks. Defendants have filed a motion to dismiss.

Japanese Yen LIBOR Cases in SDNY

In 2012, a putative class action was filed in the SDNY against BBPLC and other Japanese Yen LIBOR panel banks by a plaintiff involved in exchange-traded derivatives. The complaint also names members of the Japanese Bankers Association’s Euroyen Tokyo Interbank Offered Rate (“Euroyen TIBOR”) panel, of which BBPLC is not a member. The complaint alleges, among other things, manipulation of the Euroyen TIBOR and Yen LIBOR rates and breaches of the CEA and Antitrust Act between 2006 and 2010. In 2014, the court dismissed the plaintiff’s antitrust claims in full, but the plaintiff’s CEA claims remain. Discovery is ongoing.

In March 2017, a second putative class action concerning Yen LIBOR filed in the SDNY against BPLC, BBPLC and the Company was dismissed in full. The complaint makes similar allegations to the 2012 class action. Plaintiffs have appealed the dismissal.

SIBOR/SOR Case in the SDNY

A putative class action filed in the SDNY against BPLC, BBPLC, the Company, and other defendants, alleging manipulation of the Singapore Interbank Offered Rate (“SIBOR”) and Singapore Swap Offer Rate (“SOR”) was dismissed by the court in relation to claims against the Group for failure to state a claim. Plaintiffs amended their complaint in September 2017, and defendants have filed a motion to dismiss.

Non-US Benchmarks Cases

In addition to US actions, legal proceedings have been brought or threatened against the Group in connection with alleged manipulation of LIBOR and EURIBOR and other benchmarks in a number of jurisdictions in Europe and Argentina. Additional proceedings in non-US jurisdictions may be brought in the future.

Foreign Exchange investigations

Various regulatory and enforcement authorities across multiple jurisdictions have been investigating a range of issues associated with Foreign Exchange sales and trading, including electronic trading.

Background Information

In 2015 the Group reached settlements with the CFTC, the DOJ, the New York State Department of Financial Services (“NYDFS”), the Board of Governors of the Federal Reserve System (“Federal Reserve”) and the FCA (together, the “2015 Resolving Authorities”) in relation to investigations into certain sales and trading practices in the Foreign Exchange market. In connection with these settlements, the Group paid total penalties of approximately $2,384 million and agreed to undertake certain remedial actions.

Under the plea agreement with the DOJ, in addition to a criminal fine, BPLC agreed to a term of probation of three years during which BPLC must, among other things, (i) commit no crime whatsoever in violation of the federal laws of the United States, (ii) implement and continue to implement a compliance program designed to prevent and detect the conduct that gave rise to the plea agreement, (iii) report credible evidence of criminal violations of US antitrust or fraud laws to the relevant US authority, and (iv) strengthen its compliance and internal controls as required by relevant regulatory or enforcement agencies. In January 2017, the US District Court for the District of Connecticut accepted the plea agreement and in accordance with the agreement sentenced BPLC to pay $650 million as a fine and $60 million for violating the NPA (which amounts are part of the $2,384 million referred to above) and to serve three years of probation from the date of the sentencing order. The Group also continues to provide relevant information to certain of the 2015 Resolving Authorities.

The full text of the DOJ plea agreement, the orders of the CFTC, NYDFS and Federal Reserve, and the Final Notice issued by the FCA related to the settlements referred to above are publicly available on the 2015 Resolving Authorities’ respective websites.

The European Commission is one of several authorities conducting an investigation into certain trading practices in the Foreign Exchange market.

The DOJ is also conducting an investigation into conduct relating to certain trading activities in connection with certain transactions during 2011 and 2012. The Group is providing information to the DOJ and other relevant authorities reviewing this conduct. In January 2018, a Barclays employee currently under suspension was indicted in US federal court in connection with this matter.

In February 2017 the South African Competition Commission (“SACC”) referred BBPLC, the Company and Absa Bank Limited, a subsidiary of Barclays Africa Group Limited, which at the relevant time was a subsidiary of BBPLC, among other banks, to the Competition Tribunal to be prosecuted for breaches of South African antitrust law related to Foreign Exchange trading of South African Rand. The Group was the first to bring the conduct to the attention of the SACC under its leniency program. The SACC is therefore not seeking an order from the Tribunal to impose any fine on BBPLC, the Company or Absa Bank Limited.

Civil actions in respect of Foreign Exchange

A number of individuals and corporates in a range of jurisdictions have threatened or brought civil actions against the Group and other banks in relation to Foreign Exchange.

Background Information

Following settlement of certain investigations referred to above in ‘Foreign Exchange Investigations’, a number of individuals and corporates in a range of jurisdictions have threatened or brought civil actions against the Group and other banks in relation to Foreign Exchange or may do so in the future. Certain of these cases have been dismissed or have been settled subject to final approval from the relevant court (and in the case of class actions, the right of class members to opt-out of the settlement and to seek to file their own claims).

Consolidated FX Action

In 2014, a number of civil actions filed in the SDNY on behalf of proposed classes of plaintiffs alleging manipulation of Foreign Exchange markets under the Antitrust Act and New York state law and naming several international banks as defendants, including BBPLC, were combined into a single consolidated action (“Consolidated FX Action”). In 2015, BBPLC and the Company settled the Consolidated FX Action and BBPLC paid $384 million. Certain class members have opted-out of the settlement to seek to file their own claims. The settlement is also subject to final court approval.

ERISA FX Action

Since 2015, several civil actions have been filed in the SDNY on behalf of proposed classes of plaintiffs purporting to allege different legal theories of injury (other than those alleged in the Consolidated FX Action) related to alleged manipulation of Foreign Exchange rates including claims under the US Employee Retirement Income Security Act (“ERISA”) statute (:ERISA Claims”), and naming several international banks as defendants, including BPLC, BPPLC and the Company. The Court has dismissed the ERISA Claims, and the plaintiffs have appealed this decision.

Retail Basis Action

A putative action was filed in the Northern District of California (and subsequently transferred to the SDNY) against several international banks, including BPLC and the Company, on behalf of a putative class of individuals that exchanged currencies on a retail basis at bank branches (“Retail Basis Claims”). The Court has ruled that the Retail Basis Claims are not covered by the settlement agreement in the Consolidated FX Action. The Court subsequently dismissed all Retail Basis Claims against the Group and all other defendants. Plaintiffs amended their complaint and defendants (including the Group) have moved to dismiss the amended complaint.

Last Look Actions

In 2015, two putative class actions were filed in the SDNY on behalf of proposed classes of plaintiffs alleging injuries based on the Group’s purported improper rejection of customer trades through their Last Look functionality in the Group’s FX e-trading platforms. In 2016, BBPLC and the Company paid $50 million and settled one of the actions on a class-wide basis. (The other action was voluntarily dismissed.) The deadline for opting out of the class has expired (a small number of class members have opted out) and the Court has granted final approval of the settlement.

State Law FX Action

In 2016, a putative class action was filed in the SDNY under federal, New York and California law on behalf of proposed classes of stockholders of Exchange Traded Funds and others who supposedly were indirect investors in FX Instruments. The defendants (including the Group) moved to dismiss the action. Plaintiffs’ counsel then amended the complaint to bring claims on behalf of a proposed class of investors under federal and various state laws who traded FX Instruments through FX dealers or brokers not alleged to have manipulated Foreign Exchange Rates. A different group of plaintiffs subsequently filed another action based on the same theories and asserted substantively similar claims. These two actions have been consolidated and a consolidated complaint was filed in June 2017. Defendants (including the Group) have moved to dismiss the action.

Canadian FX Action

Civil actions similar to the Consolidated FX Action have been filed against BBPLC, Barclays Capital Canada Inc. and the Company in Canadian courts on behalf of proposed classes of plaintiffs containing similar factual allegations of manipulation of Foreign Exchange rates and of damages resulting from such manipulation, in violation of Canadian law. The parties’ settlement for $14.8 million has been approved by the Court.

Civil actions in respect of ISDAFIX

In 2014, a number of ISDAFIX related civil actions were filed in the SDNY on behalf of proposed class of plaintiffs, alleging that BBPLC, a number of other banks and one broker violated the Antitrust Act and several state laws by engaging in a conspiracy to manipulate the USD ISDAFIX. In 2016, BBPLC and the Company entered into a settlement agreement with plaintiffs to resolve the consolidated action and BBPLC paid $30 million, fully resolving all ISDAFIX-related claims that were or could have been brought by the class. The court has preliminarily approved the settlement, which remains subject to final approval and to the right of class members to opt-out of the settlement and to seek to file their own claims.

Metals investigations

The Group has provided information to the DOJ, the CFTC and other authorities in connection with investigations into metals and metals-based financial instruments.

Civil actions in respect of the gold and silver fix

Various civil actions have been filed against BBPLC and others alleging manipulation of the prices of gold and silver.

Background Information

A number of civil complaints, each on behalf of a proposed class of plaintiffs, have been consolidated and transferred to the SDNY. The complaints allege that BBPLC and other members of The London Gold Market Fixing Ltd. manipulated the prices of gold and gold derivative contracts in violation of the CEA, the Antitrust Act, and state antitrust and consumer protection laws. Also in the US, a proposed class of plaintiffs has filed a complaint against a number of banks, including BBPLC, the Company and Barclays Capital Services Ltd. Alleging manipulation of the price of silver in violation of the CEA and antitrust laws. Defendants have moved to dismiss these actions.

Civil actions have also been filed in Canadian courts against BPLC, BBPLC, Barclays Capital Canada Inc., the Company and Barclays Capital PLC on behalf of proposed classes of plaintiffs alleging manipulation of gold and silver prices in violation of Canadian law.

US residential and commercial mortgage-related activity and litigation

There have been various investigations and civil litigation relating to secondary market trading of US residential mortgage-backed securities (“MBS”) and US commercial MBS.

Background Information

The Group’s activities within the US residential mortgage sector during the period from 2005 through 2008 included:

•	sponsoring and underwriting of approximately $39 billion of private-label securitizations; and

•	economic underwriting exposure of approximately $34 billion for other private-label securitizations.

DOJ Civil Action

In December 2016, the DOJ filed a civil complaint against BBPLC, BPLC, the Company, Barclays Group US Inc., Barclays US LLC, BCAP LLC, Securitized Asset Backed Receivables LLC and Sutton Funding LLC, as well as two former employees, in the US District Court in the Eastern District of New York (“EDNY”) containing a number of allegations, including mail and wire fraud, relating to MBS sold between 2005 and 2007. The DOJ complaint seeks, among other relief, unspecified monetary penalties. The Group is defending the complaint and has filed a motion to dismiss.

Residential MBS Claims

The Company has been party to a number of lawsuits filed by purchasers of US residential MBS sponsored and/or underwritten by the Group between 2005 and 2008. As a general matter, these lawsuits alleged, among other things, that the residential MBS offering materials allegedly relied on by such purchasers contained materially false and misleading statements and/or omissions and generally demanded rescission and recovery of the consideration paid for the residential MBS and recovery of monetary losses arising out of their ownership. The Company has resolved the majority of these claims, and only one action currently remains pending.

Approximately $100 million of the original face amount of residential MBS related to the remaining pending action was outstanding as of December 31, 2017. There were virtually no cumulative realized losses reported on these residential MBS as of December 31, 2017. The Company does not expect that, if it were to lose the remaining pending action, any such loss to be material.

Secondary Trading Investigation

The Company received requests for information and subpoenas from the SEC, the US Attorney’s Office for the District of Connecticut and the Special Inspector General for the US Troubled Asset Relief Program related to trading practices in the secondary market for both residential MBS and commercial MBS. A settlement was announced in May 2017 pursuant to which the Company agreed to resolve this matter for $16.56 million.

Alternative trading systems and high-frequency trading

The SEC, the New York State Attorney General (“NYAG”) and regulators in certain other jurisdictions have been investigating a range of issues associated with alternative trading systems (“ATSs”), including dark pools, and the activities of high-frequency traders.

Background Information

In 2014, the NYAG filed a complaint (“NYAG Complaint”) against BPLC and the Company in the Supreme Court of the State of New York alleging, among other things, that BPLC and the Company engaged in fraud and deceptive practices in connection with LX, the Group’s SEC-registered ATS. In February 2016, the Group reached separate settlement agreements with the SEC and the NYAG to resolve those agencies’ claims against BPLC and the Company relating to the operation of LX and paid $35 million to each.

BPLC and the Company have been named in a purported class action by an institutional financial services firm under California law based on allegations similar to those in the NYAG Complaint. In October 2016, the federal court in California granted the motion of BPLC and the Company to dismiss the entire complaint and plaintiffs have appealed the court’s decision.

Following the filing of the NYAG Complaint, BPLC and the Company were also named in a putative shareholder securities class action along with certain of its former CEOs, and its current and a former CFO, as well as an employee (“Shareholder Class Action”). The plaintiffs claim that holders of Barclays American Depository Receipts (“ADRs”) suffered damages when the ADRs declined in value as a result of the allegations in the NYAG Complaint. A motion to dismiss the complaint filed by the defendants (including BPLC and the Company), was granted in part and denied in part by the court. In February 2016, the court certified the action as a class action. In November 2017, the appellate court affirmed the class certification. The Group has petitioned the appellate court to stay the action pending review by the US Supreme Court of the class certification.

Treasury auction securities civil actions and related matters

Various civil actions have been filed against BBPLC, the Company and other financial institutions alleging violations of anti-trust and other laws relating to the markets for US Treasury securities and Supranational, Sovereign and Agency securities. Certain governmental authorities are also conducting investigations relating to trading of certain government securities in various markets.

Background Information

Numerous putative class action complaints have been filed in US Federal Court against BBPLC, the Company and other financial institutions that have served as primary dealers in US Treasury securities. Those actions have been consolidated and in November 2017, plaintiffs in the putative class action filed a consolidated amended complaint in the US Federal Court in New York against the defendants as well as certain corporations that operate electronic trading platforms on which US Treasury securities are traded. The complaint purports to assert claims under US federal antitrust laws and state common law based on allegations that defendants (i) conspired to manipulate the US Treasury securities market and/or (ii) conspired to prevent the creation of certain platforms by boycotting or threatening to boycott such trading platforms. Defendants intend to move to dismiss the action.

In addition, certain plaintiffs have filed a related, direct action against the Company and certain other financial institutions that have served as primary dealers in US Treasury securities. This complaint alleges that defendants conspired to fix and manipulate the US Treasury securities market in violation of US federal antitrust laws, the CEA and state common law.

In 2017, BPLC, BBPLC, the Company, Barclays Services Limited, Barclays Capital Securities Limited and certain other financial institutions were named as defendants in a civil anti-trust complaint that alleges that the defendants engaged in a conspiracy to fix prices and restrain competition in the market for US dollar-denominated Supranational, Sovereign and Agency bonds from 2005 through 2015. Defendants have moved to dismiss the action.

Certain governmental authorities are conducting investigations into activities relating to the trading of certain government securities in various markets and the Company and other Group affiliates have been providing information to various authorities on an ongoing basis.

Interest rate swap and credit default swap US civil actions

BPLC, BBPLC, and the Company, together with other financial institutions are defendants in interest rate swap and credit default swap antitrust civil actions in the SDNY.

Background Information

BPLC, BBPLC, and the Company, together with other financial institutions that act as market makers for interest rate swaps, Trade Web, and ICAP, are named as defendants in several antitrust class actions which were consolidated in the SDNY in 2016. The complaints allege defendants conspired to prevent the development of exchanges for interest rate swaps and demand unspecified money damages, treble damages and legal fees. Plaintiffs include certain swap execution facilities, as well as buy-side investors. The buy-side investors claim to represent a class that transacted in fixed-for-floating interest rate swaps with defendants in the US from 2008 to the present, including, for example, US retirement and pension funds, municipalities, university endowments, corporations, insurance companies and investment funds. The case is in discovery. In June 2017, a separate suit was filed in the US District Court in the SDNY against the same financial institution defendants in the interest rate swaps cases, including BPLC, BBPLC, and the Company, claiming that certain conduct alleged in the interest rate swaps cases also caused plaintiff to suffer harm with respect to the Credit Default Swaps market. Defendants have moved to dismiss this action.

General

The Company and the Group are engaged in various other legal, competition and regulatory matters in the US and a number of overseas jurisdictions including those which arise in the ordinary course of business from time to time.

The Company and the Group are also subject to enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with its business. The Company and the Group as applicable are cooperating with the relevant authorities and keeping all relevant agencies briefed as appropriate in relation to these matters and others described in this Note on an ongoing basis.

Deutsche Bank Securities Inc. (“DBSI”)

Contingencies

Deutsche Bank Securities Inc. (the Company) operates in a legal and regulatory environment that exposes it to significant legal risks. As a result, the Company is involved in litigation, arbitration and regulatory proceedings in the ordinary course of business that claim substantial damages.

In accordance with ASC 450, “Loss Contingencies”, the Company will accrue a liability when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. In many lawsuits, regulatory proceedings and arbitrations, it is not possible to determine whether a liability has been incurred or to estimate the ultimate or minimum amount of that liability until the matter is close to resolution, in which event no accrual is made until that time. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases in which claimants seek substantial or indeterminate damages, the Company cannot determine the probability or estimate what the eventual loss or range of loss related to such matters will be. Subject to the foregoing, the Company continues to assess these matters and believes, based on information available to it, that the resolution of these matters will not have a material adverse effect on the financial condition of the Company.

For the Company’s significant matters where an estimate can be made, the Company currently estimates that, as of December 31, 2017, the aggregate future loss, which is considered to be reasonably possible, is approximately $228.6 million.

This figure includes contingent liabilities on matters where the Company’s potential liability is joint and several and where the Company expects any such liability to be paid by a third party.

This estimated possible loss, as well as any provisions taken, is based upon currently available information and is subject to significant judgment and a variety of assumptions, variables and known and unknown uncertainties. These uncertainties may include inaccuracies in or incompleteness of the information available to the Company, particularly at the preliminary stages of matters, and assumptions by the Company as to future rulings of courts or other tribunals or the likely actions or positions taken by regulators or adversaries may prove incorrect. Moreover, estimates of possible loss for these matters are often not amenable to the use of statistical or other quantitative analytical tools frequently used in making judgments and estimates, and are subject to even greater degrees of uncertainty than in many other areas where the Company must exercise judgment and make estimates.

The matters for which the Company determines that the possibility of a future loss is more than remote will change from time to time, as will the matters as to which an estimate can be made and the estimated possible loss for such matters. Actual results may prove to be significantly higher or lower than the estimate of possible loss in those matters where such an estimate was made. In addition, loss may be incurred in matters with respect to which the Company believed the likelihood of loss was remote. In particular, the estimated aggregate possible loss does not represent the Company’s potential maximum loss exposure for those matters.

The Company may settle litigation or regulatory proceedings or investigations prior to a final judgment or determination of liability. It may do so for a number of reasons, including to avoid the cost, management efforts or negative business, regulatory or reputational consequences of continuing to contest liability, even when the Company believes it has valid defenses to liability. It may also do so when the potential consequences of failing to prevail would be disproportionate to the costs of settlement. Furthermore, the Company may, for similar reasons, reimburse counterparties for their losses even in situations where it does not believe that it is legally compelled to do so.

The actions against the Company as of December 31, 2017 include, but are not limited to, the following (listed in alphabetical order):

Canadian Dealer Offered Rate Matter

On January 12, 2018, the Fire & Police Pension Association of Colorado filed a putative class action lawsuit in the U.S. District Court for the Southern District of New York relating to the Canadian Dealer Offered Rate (CDOR), a Canadian dollar-denominated interest rate benchmark, against numerous financial institutions including the Company, Deutsche Bank AG (the Bank), and affiliate Deutsche Bank Securities Limited. The complaint alleges that the defendants, members of the panel of banks on whose submissions CDOR was calculated and their affiliates, suppressed their CDOR submissions from at latest August 9, 2007 through at earliest June 30, 2014 in order to benefit their positions in CDOR-referencing financial instruments. The complaint asserts claims under the Sherman Act, Commodity Exchange Act, and the Racketeer Influenced and Corrupt Organizations Act, as well as state common law contract and unjust enrichment claims.

Corporate Securities Matters

The Company regularly acts in the capacity of underwriter and sales agent for debt and equity securities of corporate issuers and is from time to time named as defendant in litigation commenced by investors relating to those securities.

The Company, along with numerous other financial institutions, has been named as a defendant in a putative consolidated class action lawsuit pending in the United States District Court for the District of New Jersey (the U.S. District Court proceeding). The Consolidated Complaint asserts claims against the Company under Sections 11 and 12 of the Securities Act for alleged misstatements and omissions in the offering documents issued by Valeant Pharmaceuticals International, Inc. (Valeant) in connection with Valeant’s issuance of senior notes in January 2015 and March 2015 (the Note Offerings), as well as Valeant’s secondary offering of common stock in March 2015 (the Stock Offering). The Company acted as one of several initial purchasers of the Note Offerings and as one of several underwriters of the Stock Offering. Jointly with the other bank defendants, the Company filed a motion to dismiss the Consolidated Complaint on September 13, 2016. On April 28, 2017, the court partially granted and partially denied the motion to dismiss the US action; the claims relating to the Note Offering were dismissed, but the claims relating to the Stock Offering were allowed to proceed. On November 29, 2017, the matter was stayed until conclusion of a related criminal trial of two individuals (one of whom was employed by Valeant). That trial is scheduled to begin in April 2018. The Company, along with the other financial institutions, has also been named as a defendant in a class action lawsuit pending in the Superior Court of Quebec asserting a statutory claim against the Company for misrepresentations in primary market disclosures. On August 29, 2017, the Quebec Court authorized the plaintiffs to pursue their claims by way of class action. On November 30, 2017, the Quebec Court of Appeal dismissed defendants’ motions for leave to appeal the lower court’s ruling that certified the matter as a class action. Accordingly, the matter will now proceed to discovery as a class action. On January 2, 2018, several pension funds filed an additional suit in the District of New Jersey against Valeant Pharmaceuticals and other defendants, including DBSI. The complaint asserts negligent misrepresentation claims against DBSI and another financial institution stemming from their involvement as initial purchasers of the March 2015 Valeant Note Offering. On February 23, 2018, the Company, jointly with the other defendants in the action, filed a motion to dismiss the Complaint. On January 4, 2018, a hedge fund and related entities filed a suit in the Southern District of New York against Valeant Pharmaceuticals and other defendants, including DBSI. The complaint asserts claims under Sections 11 and 12 of the Securities Act of 1933 against DBSI and other financial institutions stemming from their involvement as underwriters of the March 2015 Valeant Stock Offering. On March 6, 2018, the Company, jointly with the other defendants in the action, filed a motion to dismiss certain claims in the Complaint. In connection with its role as an initial purchaser in the Note Offerings and an underwriter in the Stock Offering, the Company received a customary indemnification agreement from Valeant as issuer.

The Company, along with numerous other underwriters of various securities offerings by SunEdison, Inc. and its majority-owned affiliate TerraForm Global, Inc., is named in nine putative securities class and individual actions filed beginning in October 2015 in state and federal courts. The complaints all allege violations of the federal securities laws, and several of the individual actions also variously assert claims under state securities laws and for common law negligent misrepresentation with respect to various offerings by SunEdison or TerraForm. The actions have been transferred for pre-trial proceedings to a multi-district litigation (MDL) pending in the Southern District of New York. Defendants filed motions to dismiss in the two class actions, based respectively on SunEdison’s August 2015 offering of preferred stock and TerraForm’s July 2015 initial public offering of common stock. Following the filing of the motion to dismiss the class action based on TerraForm’s IPO, the issuer and plaintiffs entered into an agreement to resolve the action as to all defendants without contribution from the underwriters. The parties submitted the settlement and received preliminary approval in December 2017, and a final approval hearing is scheduled for April 2018. The cases and causes of actions arising exclusively out of Terraform offerings were subsequently dismissed. On March 6, 2018, defendants’ motion to dismiss the class action based on the SunEdison offering was granted as to certain alleged misstatements and omissions and denied as to others. Defendants are required to answer the class complaint by March 20, 2018. Further proceedings on the individual cases based on the SunEdison preferred stock offering were being held in abeyance until the court decided the motion to dismiss in the class case. The underwriters, including the Company, received customary indemnification from SunEdison and Terraform in connection with the offerings, but the availability of indemnification from SunEdison was adversely impacted when SunEdison filed for bankruptcy protection on April 21, 2016 in the U.S. Bankruptcy Court for the Southern District of New York.

Interbank Offered Rates

The Company is, along with various other financial institutions, a defendant in multiple actions alleging that it conspired to manipulate U.S. Dollar LIBOR that have been coordinated as part of a multidistrict litigation (the U.S. Dollar LIBOR MDL) in the Southern District of New York. On December 20, 2016, the district court in the U.S. Dollar LIBOR MDL issued a ruling dismissing certain antitrust claims while allowing others to proceed.

The district court’s ruling indicated that antitrust claims brought against the Company by plaintiff Salix Capital US Inc., on its own behalf and as assignee of the FrontPoint Funds, could proceed, and that claims brought against the Company by plaintiffs Principal Funds, Inc. and related companies remained dismissed. On February 2, 2017, the court entered an order holding that claims against affiliates of LIBOR panel banks should be dismissed, and directed that the parties meet and confer to identify the particular entities to be dismissed as a result of this holding. Plaintiffs have appealed the district court’s December 20, 2016 ruling, and briefing in that appeal is expected to be complete in the first quarter of 2018.

Also coordinated as part of the U.S. Dollar LIBOR MDL is a putative class action brought by plaintiffs who allegedly traded exchange-listed Eurodollar futures and options (the exchange-based plaintiffs) and claim that defendants coordinated to make artificial USD LIBOR submissions. As is relevant to the Company, on April 15, 2016, the court denied the exchange-based plaintiffs leave to add the Company as a defendant, on the basis that their proposed claims were untimely. On July 13, 2017, the Bank, the Company, and DB Group Services (UK) Limited entered into an agreement with plaintiffs to settle this action. The court held a conference regarding the settlement on November 1, 2017; the settlement agreement is subject to further review and approval by the court.

The Bank has previously entered into settlements with U.S. and foreign government entities to resolve investigations into misconduct concerning the setting of certain interbank offered rates, and on October 25, 2017 entered into a settlement agreement with a working group of U.S. State attorneys general to resolve their investigation. The Company is not a named party to these settlements; however, the settlements may have an impact on the Company’s ability to defend against the litigations.

Interest Rate Swaps (IR Swaps) Market

On October 5, 2016, the CFTC issued a subpoena to the Bank and its affiliates, including the Company, seeking documents and information concerning the trading and clearing of IR Swaps. Deutsche Bank is cooperating fully in response to the subpoena and requests for information.

The Bank and the Company are defendants, along with numerous other IR Swaps dealer banks, in a multi-district civil class action filed in the United States District Court for the Southern District of New York. The class action plaintiffs are consumers of IR Swaps. Competitor trading platforms TeraExchange and Javelin have also filed individual lawsuits. All of the cases have been consolidated for pretrial purposes. Plaintiffs filed second consolidated amended complaints on December 9, 2016 alleging that the banks conspired with TradeWeb and ICAP to prevent the establishment of exchange-traded IR Swaps. On July 28, 2017, defendants’ motions to dismiss the second consolidated amended complaints were granted in part and denied in part. On February 21, 2018, class plaintiffs filed a motion for leave to file a Third Consolidated Amended Class Action Complaint. Discovery is ongoing.

ISDAFIX

On February 1, 2018, the Company entered into a settlement with the US Commodity Futures Trading Commission (CFTC) to resolve the CFTC’s investigation concerning the Company’s involvement in the setting of US Dollar ISDAFIX. The Company agreed to pay a civil monetary penalty of $70 million and to remedial undertakings, including maintaining systems and controls reasonably designed to prevent potential manipulation of interest rate swaps benchmarks.

Mortgage-Related and Asset Backed Securities Matters and Investigation

Regulatory and Governmental Matters. The Company, along with certain affiliates (collectively referred to in these paragraphs as Deutsche Bank), have received subpoenas and requests for information from certain law enforcement, regulators and government entities, including members of the Residential Mortgage-Backed Securities Working Group of the U.S. Financial Fraud Enforcement Task Force, concerning its activities regarding the origination, purchase, securitization, sale, valuation and/or trading of mortgage loans, residential mortgage-backed securities (RMBS), commercial mortgage-backed securities (CMBS), collateralized debt obligations (CDOs), other asset-backed securities and credit derivatives. Deutsche Bank is cooperating fully in response to those subpoenas and requests for information. On January 17, 2017, Deutsche Bank executed a settlement with the DOJ to resolve potential claims related to its RMBS business conducted from 2005 to 2007. Under the settlement, Deutsche Bank paid a civil monetary penalty of $3.1 billion and is obligated to provide $4.1 billion in consumer relief.

In September 2016, Deutsche Bank received administrative subpoenas from the Maryland Attorney General (Maryland AG) seeking information concerning Deutsche Bank’s RMBS and CDO businesses from 2002-2009. On June 1, 2017, Deutsche Bank and the Maryland AG executed a settlement to resolve the matter for $15 million in cash and $80 million in consumer relief to be allocated from the overall $4.1 billion consumer relief obligation agreed to as part of Deutsche Bank’s settlement with the DOJ.

Deutsche Bank has recorded provisions with respect to some of the outstanding regulatory investigations, a portion of which relate to the consumer relief being provided under the DOJ settlement.

Issuer and Underwriter Civil Litigation. Deutsche Bank has been named as defendant in numerous civil litigations brought by private parties in connection with its various roles, including issuer or underwriter, in offerings of RMBS and other asset-backed securities. These cases, described below, allege that the offering documents contained material misrepresentations and omissions, including with regard to the underwriting standards pursuant to which the underlying mortgage loans were issued, or assert that various representations or warranties relating to the loans were breached at the time of origination.

Deutsche Bank is a defendant in a putative class action relating to its role as underwriter of six RMBS issued by Novastar Mortgage Corporation. No specific damages are alleged in the complaint. On March 8, 2017, the parties executed a settlement agreement to resolve this matter. On May 9, 2017, the court issued an order preliminarily approving the settlement. On August 30, 2017, The Federal Housing Finance Agency and The Federal Home Loan Mortgage Corporation objected to the settlement. The settlement is subject to final court approval.

Deutsche Bank is a defendant in three actions related to RMBS offerings brought by the Federal Deposit Insurance Corporation (FDIC) as receiver for: (a) Colonial Bank (alleging no less than $189 million in damages in the aggregate against all defendants), (b) Guaranty Bank (alleging no less than $901 million in damages in the aggregate against all defendants), and (c) Citizens National Bank and Strategic Capital Bank (alleging no less than $66 million in damages in the aggregate against all defendants). These actions were previously dismissed on statute of repose grounds, but reinstated by the respective appellate courts. All three matters are ongoing.

Deutsche Bank reached a settlement to resolve claims brought by the Federal Home Loan Bank of San Francisco on two resecuritizations of RMBS certificates for an amount not material to the Bank. Following this settlement and two other previous partial settlements of claims, the Company remained a defendant with respect to one RMBS offering, for which the Company, as an underwriter, was provided contractual indemnification. On January 23, 2017, a settlement agreement was executed to resolve the claims relating to that RMBS offering. On March 27, 2017, plaintiff filed a notice of dismissal of its remaining claims.

Deutsche Bank is a defendant in an action brought by Royal Park Investments (Royal Park) (as purported assignee of claims of a special-purpose vehicle created to acquire certain assets of Fortis Bank) alleging common law claims related to the purchase of RMBS. On April 12, 2017, the court dismissed Royal Park’s claim. On February 13, 2018, Royal Park filed its appeal.

In the actions against Deutsche Bank solely as an underwriter of other issuers’ RMBS offerings, Deutsche Bank has contractual rights to indemnification from the issuers, but those indemnity rights may in whole or in part prove effectively unenforceable where the issuers are now, or may in the future be, in bankruptcy or otherwise defunct.

Precious Metals Investigations and Litigations

The Bank has received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to investigations of precious metals trading and related conduct. The Bank is cooperating with these investigations, and engaging with relevant authorities, as appropriate. On January 29, 2018, the Bank entered into a $30 million settlement with the U.S. Commodity Futures Trading Commission (CFTC) to resolve the CFTC’s investigation concerning spoofing, manipulation and attempted manipulation in precious metals futures, as well as the manipulation and attempted manipulation of stop loss orders. The Order requires that the Bank, among other things, maintain systems and controls reasonably designed to detect spoofing, and maintain training regarding spoofing, manipulation and attempted manipulation. The Order also requires the Bank to continue to cooperate with the CFTC.

The Bank is a defendant in two consolidated class action lawsuits pending in the U.S. District Court for the Southern District of New York. The suits allege violations of U.S. antitrust law, the U.S. Commodity Exchange Act and related state law arising out of the alleged manipulation of gold and silver prices through participation in the Gold and Silver Fixes, but do not specify the damages sought. Deutsche Bank has reached agreements to settle the Gold action for USD 60 million and the Silver action for USD 38 million. The agreements remain subject to final court approval.

In addition, the Bank is a defendant in Canadian class action proceedings in the provinces of Ontario and Quebec concerning gold and silver. Each of the proceedings seeks damages for alleged violations of the Canadian Competition Act and other causes of action.

Pre-Release ADR Investigation

The Company and certain affiliates (collectively referred to in this section as Deutsche Bank) have received inquiries from certain regulatory authorities, including requests for documents and information, with respect to “pre-release” American Depositary Receipts (ADRs). Deutsche Bank is cooperating with these inquiries and is conducting its own internal review of pre-release ADR transactions and related practices.

Record Retention Investigation

The Bank has received inquiries from a regulatory authority, including requests for information and documents, with respect to the Bank’s retention of electronic data and the Bank’s compliance with and policies and procedures related to the recordkeeping requirements for broker-dealers. The Bank is cooperating with this investigation.

Sovereign, Supranational and Agency Bonds (SSA) Investigations and Litigations

The Bank has received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to SSA bond trading. Deutsche Bank is cooperating with these investigations.

The Bank is a defendant in several putative class action complaints filed in the U.S. District Court for the Southern District of New York alleging violations of U.S. antitrust law and common law related to alleged manipulation of the secondary trading market for SSA bonds. The Bank has reached an agreement to settle the actions for the amount of $48.5 million. The settlement remains subject to court approval.

The Bank is also a defendant in a putative class action complaint filed on November 7, 2017 in the Ontario Superior Court of Justice alleging violations of Canadian and foreign antitrust law, and common law. The complaint relies on allegations similar to those in the U.S. class actions, and seeks punitive damages. The case is in its early stages.

STS Partners Fund, LP and Burgess Creek Master Fund Ltd.

On October 22, 2014, plaintiffs STS Partners Fund, LP and Burgess Creek Master Fund Ltd. commenced an action in New York State Supreme Court against the Company and another affiliate of the Bank, as well as Wells Fargo Bank, N.A. (Wells Fargo), seeking $15 million of alleged damages plus punitive damages and costs and fees in connection with the termination of a re-securitization of RMBS. Plaintiffs allege that defendants improperly terminated the re-securitization and that plaintiffs, who owned certain interest-only certificates in the re-securitization, were injured as a consequence.

The Company filed a motion to dismiss the complaint on January 16, 2015. On June 24, 2016, the court granted the motion to dismiss all claims against the Company. On April 27, 2017, the First Department affirmed the dismissal of claims against the Company. On July 18, 2017, the First Department denied plaintiffs’ motion for reargument or leave to appeal to the New York Court of Appeals. On November 21, 2017, the New York Court of Appeals denied plaintiffs’ motion for leave to appeal. On December 4, 2017, the court so-ordered a stipulation of discontinuance.

Tax-Related Litigation

The Bank, along with certain affiliates, including the Company, and current and/or former employees (collectively referred to in this section as Deutsche Bank), have collectively been named as defendants in a number of legal proceedings brought by customers in various tax-oriented transactions that the Bank participated in between 1999 and 2002 and that are generally the subject of a non-prosecution agreement the Bank entered into with the U.S. Department of Justice in 2010. Deutsche Bank provided financial products and services to these customers, who were advised by various accounting, legal and financial advisory professionals. The customers claimed tax benefits as a result of these transactions, and the IRS has rejected those claims. In these legal proceedings, the customers allege that the professional advisors, together with Deutsche Bank, improperly misled the customers into believing that the claimed tax benefits would be upheld by the IRS. The legal proceedings are pending in state and federal courts, and claims against Deutsche Bank are alleged under both U.S. state and federal law. Numerous legal proceedings have been resolved and dismissed with prejudice with respect to Deutsche Bank. A number of other legal proceedings have been filed and remain pending against Deutsche Bank and are currently at various pre-trial stages, including discovery. Deutsche Bank has received and resolved a number of unfiled claims as well.

Trust Preferred Securities

The Bank and certain of its affiliates and former officers, including the Company, are the subject of a consolidated putative class action, filed in the United States District Court for the Southern District of New York, asserting claims under the federal securities laws on behalf of persons who purchased certain trust preferred securities issued by the Bank and its affiliates between October 2006 and May 2008. The court has dismissed all claims related to four of the six offerings, and narrowed claims as to the November 2007 and February 2008 Offerings. Plaintiffs moved for class action certification. The court stayed all proceedings pending a decision by the Supreme Court of the United States in California Public Employees’ Retirement System v. ANZ Securities in which the Supreme Court had granted a petition for writ of certiorari from In re Lehman Brothers Securities and ERISA Litigation, 655 Fed. Appx. 13 (2d Cir. July 8, 2016), to consider whether the filing of a putative class action serves to toll the three-year period of repose in Section 13 of the Securities Act with respect to the claims of putative class members. This related to claims relating to the February 2008 Offering. On June 26, 2017, the Supreme Court issued its opinion, holding that the three year provision in Section 13 is a statute of repose and is not subject to equitable tolling. On October 16, 2017, the court struck plaintiffs’ motion for class action certification, holding that claims by the additional individual proposed as a class representative were barred by the statute of repose. The Court also found that the original plaintiffs had standing to prosecute claims on both the November 2007 and February 2008 offerings. The court also found that the original plaintiffs had standing to prosecute claims on both the November 2007 and February 2008 offerings. Class action certification and merits discovery followed. On February 21, 2018, defendants moved for an Order denying class certification as to both offerings.

US Treasury Securities Investigations and Litigations

The Bank has received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to U.S. Treasuries auctions, trading, and related market activity. The Bank is cooperating with these investigations.

The Bank was a defendant in several putative class actions alleging violations of U.S. antitrust law, the U.S. Commodity Exchange Act and common law related to the alleged manipulation of the U.S. Treasury securities market. These cases have been consolidated in the Southern District of New York. On November 15, 2017, plaintiffs filed a consolidated amended complaint, which did not name the Company as a defendant. As a result, the Company is not currently a defendant in the consolidated class action.

CFTC Administrative Action 15-11 12/22/2014 (included by the Sponsor from the CFTC website and not provided by DBSI)

The U.S. Commodity Futures Trading Commission (CFTC) on December 22, 2014 issued an order filing and simultaneously settling charges against Deutsche Bank Securities Inc. (DBSI), a registered Futures Commission Merchant (FCM) based in New York, N.Y., for failing to properly invest customer segregated funds, failing to prepare and file accurate financial reports, failing to maintain required books and records, and for related supervisory failures. None of the violations resulted in any customer losses, according to the CFTC’s Order. The Order requires DBSI to pay a $3 million civil monetary penalty and to cease and desist from violating the CFTC Regulations, as charged. DBSI is an indirect, wholly-owned subsidiary of the parent company, Deutsche Bank AG.

ED&F Man Capital Markets, Inc. (Man)

As of the date of this filing, ED&F Man has represented to the Sponsor that it does not have any material litigation to disclose concerning the past five years.

SG Americas Securities, LLC (SGAS)

In the normal course of business, SGAS, a registered broker-dealer and futures commission merchant, and/or its principals may be named as defendant(s) in various legal actions, including arbitrations, class actions and other proceedings, and may be involved in reviews, investigations and other proceedings (formal and informal) by governmental agencies, law enforcement, and self-regulatory organizations. Information on formal regulatory proceedings involving SGAS, including fines, is available through FINRA’s BrokerCheck or via the National Futures Association’s Background Affiliation Status Information Center. Certain material proceedings or other investigations involving SGAS and/or its ultimate corporate parent Societe Generale (SG) and other affiliates can be found in SG’s periodic regulatory filings with the Authorité des Marches Finacniers (“AMF”), the French analogue to the Securities and Exchange Commission.

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In October 2015, SGAS, as successor to NUSA, settled, without admitting or denying the allegations, a matter brought by ICE Futures U.S. that was based on alleged failures by NUSA to report an open interest in three energy futures contracts in accordance with the rules of the exchange over a period of approximately twenty-two business days in May and June 2014. In connection with this matter, SGAS paid a fine of $100,000.

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In October 2015, SGAS, as successor to NUSA, settled, without admitting or denying the allegations, a matter brought by FINRA, for failing to report short interest positions and failure to establish and maintain a supervisory system that was reasonably designed to achieve compliance with the applicable laws and regulations concerning short interest reporting. In connection with this matter, SGAS paid a fine of $120,000.

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In December of 2015, SGAS, as successor to NUSA, settled a matter brought by the Chicago Board of Options Exchange alleging that, during 2010 and 2011, NUSA failed to report, or accurately report, “reportable positions” on its large option position report in violation of Exchange Rule 4.2. In connection with this matter, SGAS paid a fine of $650,000.

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In December 2015, SGAS reached a settlement with the U.S. Securities and Exchange Commission, which conducted a review of “round-trip” trades by its Non-Agency Mortgage Trading Desk with two counterparties. In connection with this matter, SGAS paid a penalty of $1,011,093.

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In June 2016, SGAS, as successor to NUSA, settled, without admitting or denying the allegations, a matter brought by the Chicago Board of Trade alleging that on six days between November 2013 and January 2014, three traders for Newedge (one employed by Newedge and two by its Canadian affiliate) entered into separate transactions with third parties prior to consummating the block trade with the counterparty, in violation of CBOT Rules 432.W and 526. The settlement included a fine in the amount of $100,000 and a disgorgement of profits in the amount of $19,502.50.

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In September 2016, SGAS, as successor to Newedge USA, settled, without admitting or denying the allegations, a matter brought by the CFTC alleging Newedge USA violated Section 4C(A) of the Commodity Exchange Act and Regulations 1.38 and 166.3 by executed and confirming numerous exchange for physical transactions in agricultural and soft commodities for and on behalf of its clients that were for the same contract, quantity and same or similar price with the buyer and seller for each transaction under the same common control and ownership. The settlement includes a $750,000 civil penalty and an undertaking to implement policies, procedures and training programs reasonably designed to prevent the execution, clearing and reporting to an exchange of non-bona fide exchange of futures for physical transactions. 15

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In April 2017, SGAS settled, without admitting or denying the allegations, a matter brought by the Chicago Board of Options Exchange for failing to report, or accurately report, “reportable positions” on its large option position report in violation of Exchange Rules 4.2 and 4.13. In connection with this matter, SGAS paid a fine of $100,000.

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In April 2017, SGAS settled, without admitting or denying the findings, a matter brought by FINRA for failing to establish and maintain a supervisory system reasonably designed to ensure that customers of a recently acquired firm were sent account statements, notified of availability of statements on its customer portal, agreed to receive statements and confirmations electronically, and were sent confirmations which contained all of the required information. The settlement included payment of a fine in the amount of $100,000.

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In re: Treasury Securities Auction Antitrust Litigation is a consolidation of individually filed litigations alleging collusion in the market for U.S. treasuries. Plaintiffs allege that SGAS, and the other primary dealers, which are also named as defendants, used electronic chat rooms to exchange customer information, coordinate trading, and increase bid-ask spreads in the when-issued market. They further allege that chat rooms were used to rig Treasury auctions to decrease the price of Treasuries. SGAS is defending the case.

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Julius di Filippo and David Caron v. The Bank of Nova Scotia, et al. is a putative class action lawsuit filed in the Ontario Superior Court of Justice alleging conspiracy to manipulate the price of gold and gold- related investment instruments. SGAS is defending the case.

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The Official Committee of Unsecured Creditors of Tribune Company, et al. v. Dennis J. Fitzsimmons, et al.; Deutsche Bank Trust Company Americas, et al. v. Adaly Opportunity Fund TD Securities Inc., et al.; and Williams A. Niese, et al. v. AllianceBernstein L.P., et al. are lawsuits arising from the bankruptcy of the Tribune Company, which was the subject of a leveraged buyout in 2007. The suits generally allege that the LBO left the company overleveraged, thus leading to its bankruptcy, and seek to recover payments made to holders of Tribune shares under various federal and state law theories of liability. The Deutsche Bank Trust Company Americas, et al. v. Adaly Opportunity Fund TD Securities Inc., et al. and Williams A. Niese, et al. v. AllianceBernstein L.P., et al. lawsuits have been dismissed, but remain subject to potential appeal. SGAS is defending the cases.

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AC Scout Trading, LLC v. SG Americas Securities, LLC and Newedge USA, LLC is a FINRA arbitration filed by a former NUSA customer alleging claims of fraud, breach of FINRA rules, breach of contract, breach of implied covenant of good faith and fair dealing, and negligence. The allegations involve losses incurred in connection with a position in tin futures contracts traded in the London Metal Exchange (“LME”). SGAS is defending the case.

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Vega Opportunity Fund LLC v. Newedge USA, LLC is a FINRA arbitration filed by a former NUSA customer alleging claims of fraud, deceptive trade practices, breach of fiduciary duty, breach of contract, and violation of Illinois Securities Law. NUSA is alleged to be responsible for capital losses due to false representations of risk management by NUSA. SGAS is defending the case.

SGAS has also been named in purported class and individual actions in connection with its role in underwriting various debt and equity securities offerings. Currently pending matters relate to the offerings of TerraForm Global; Alibaba Group Holdings Limited; Cnova N.V.; Plains All American Pipeline, L.P. and Plains GP Holdings, L.P.; and Match Group, Inc. In addition, claims against SGAS in two other matters, which relate to securities offerings of Lehman Brothers Holdings, Inc. and Bank of America Corp., 16 have now been dismissed, but remain subject to potential appeal. Claims in all these cases are asserted under the Securities Act of 1933 and/or state law against SGAS in its role as a member of the underwriting syndicate, and are based upon purported misstatements or omissions by the issuers in the offering documents. SGAS is defending the cases.

Margin Levels Expected to be Held at the FCMs

While the portfolio composition may vary over time, it is not expected that the Ultra Funds or UltraShort Funds will ever have futures exposure greater than two times (2x) such Fund’s assets (although this is possible in some circumstances, such as during periods of market volatility or in situations where margin requirements are high). It currently is anticipated that each Fund could have as much as 100% of its assets held in segregated accounts as collateral for its transactions in futures contracts and other Financial Instruments.

The Funds receive the income on any securities or other property of the Funds transferred to the FCMs to fulfill requirements for margin to be held by the FCMs in respect of commodity interests, and receive a negotiated portion of any income derived by the FCMs in respect of any cash transferred to the FCMs and held for this purpose.

SWAP COUNTERPARTIES

The Funds intend to use Citibank, N.A. (“Citi”), Deutsche Bank AG (“DB”), Société Générale (“SG”), UBS AG (“UBS”), Royal Bank of Canada (“RBC”) and Goldman Sachs International (“GSI”) as OTC swap agreement counterparties for the Funds. Goldman Sachs & Co. (“GS&Co.”) may in the future act as on OTC swap agreement counterparty to the Funds. Each such entity may act as a counterparty for many other funds and individuals.

Investors should be advised that none of Citi, DB, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) or GSI is affiliated with or acts as a supervisor of the Funds or the Funds’ commodity pool operators, commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers, as applicable. Additionally, none of Citi, DB, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) or GSI, in its capacity as swap counterparty, is acting as an underwriter or sponsor of the offering of any Shares or interests in the Funds or has passed upon the merits of participating in this offering.

None of Citi, DB, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) or GSI has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, none of Citi, DB, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) or GSI provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon Citi, DB, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) or GSI in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional swap counterparties or replace Citi and/or DB and/or SG and/or UBS and/or RBC and/or GSI and/or, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) as the Funds’ swap counterparty.

Litigation and Regulatory Disclosure Relating to Swap Counterparties

Citibank, N.A. (“Citi”)

Citibank, N.A. (“Citi”) is acting as a swap dealer for ProShares Trust II. Citi is registered in the US with National Futures Association (NFA) as a registered Swap Dealer. Citi is and has been a defendant in numerous legal proceedings, including actions brought by regulatory organizations and government agencies, relating to its derivatives, securities and commodities business that allege various violations of federal and state securities laws. Citigroup, Inc. (“Citigroup”) files annual reports and quarterly reports in which it discloses material information about Citigroup matters, including information about any material litigation or regulatory investigation. Full details on the items noted below can be found here: http://www.citigroup.com/citi/investor/sec.htm.

Commodities Financing Contracts

Beginning in May 2014, Citigroup became aware of reports of potential fraud relating to the financing of physical metal stored at the Qingdao and Penglai ports in China. Citibank and Citigroup Global Markets Limited (CGML) had financing contracts with Mercuria Energy Trading Pte. Ltd collateralized by physical metal stored at these ports, with the agreements providing that Mercuria would repurchase the inventory at a specified date in the future (typically three to six months). ). Pursuant to the agreements, the counterparty is responsible for providing clean title to the inventory, insuring it, and attesting that there are no third party encumbrances. The counterparty is a non-Chinese subsidiary of a large multinational corporation, and the counterparty’s obligations under the contracts are guaranteed by the parent company.

On July 22, 2014, Citibank and CGML commenced proceedings in the High Court in London to enforce their rights under the relevant agreements in relation to approximately $285 million in financing. That counterparty and a Chinese warehouse provider previously brought actions in the English courts to establish the parties’ rights and obligations under these agreements.

In early December 2014, the English court conducted a preliminary trial concerning, among other issues, the question of whether Citibank and/or CGML had appropriately accelerated their counterparty’s obligation to repay under the applicable agreements, given these facts and circumstances. The High Court in London issued a judgment on May 22, 2015 holding that the Citigroup affiliates had properly served bring forward event notices, but that because the metal had not been properly delivered, the counterparty did not yet have to pay Citibank and CGML.

As a result of various filings by the parties, on January 15, 2016, Citibank and CGML were informed by the English Court of Appeal (i) that their application for permission to appeal certain aspects of the High Court’s 2015 judgment had been granted; and (ii) that the counterparty had also been given permission to appeal certain aspects of the 2015 judgment.

In December 2016, the Citigroup affiliates reached a resolution on this matter with Mercuria. Accordingly, steps have been taken to withdraw the proceedings in London, as well as related initiatives in Chinese courts. Additional information concerning this action is publicly available in court filings under the claim reference: Mercuria Energy Trading PTE Ltd & Another Citibank, N.A. & Another, Claim No. 2014 Folio 709, Appeal Nos. 2015/2407 (Citigroup) and 2015/2395 (Mercuria).

Credit Crisis-Related Litigation and Other Matters

Mortgage-Related Litigation and Other Matters

Mortgage-Backed Securities Trustee Actions: On June 18, 2014, a group of investors in 48 RMBS trusts for which Citibank served or currently serves as trustee filed a complaint in New York State Supreme Court in BLACKROCK ALLOCATION TARGET SHARES: SERIES S. PORTFOLIO, ET AL. v. CITIBANK, N.A. The complaint, like those filed against other RMBS trustees, alleges that Citibank failed to pursue contractual remedies against securitization sponsors and servicers. This action was withdrawn without prejudice, effective December 17, 2014.

On November 24, 2014, largely the same group of investors filed an action in the United States District Court for the Southern District of New York, captioned FIXED INCOME SHARES: SERIES M ET AL. v. CITIBANK N.A., alleging similar claims relating to 27 MBS trusts for which Citibank allegedly served or currently serves as trustee. On September 8, 2015, the United States District Court for the Southern District of New York dismissed all claims as to 24 of the 27 trusts and allowed certain of the claims to proceed as to the other three trusts. On September 7, 2016, plaintiffs filed a stipulation of voluntary dismissal of their claims with respect to two of the three remaining trusts, leaving one trust at issue. On April 7, 2017, Citibank submitted a motion for summary judgment as to all claims. Additional information concerning this action is publicly available in court filings under the docket number 14-cv-9373 (S.D.N.Y.) (Furman, J.).

On November 24, 2015, largely the same group of investors filed another action in the New York State Supreme Court, captioned FIXED INCOME SHARES: SERIES M, ET AL. v. CITIBANK N.A., related to the 24 trusts dismissed from the federal court action and one additional trust, asserting claims similar to the original complaint filed in state court. On June 22, 2016, the court dismissed plaintiffs’ complaint. Plaintiffs filed an amended complaint on August 5, 2016. Additional information concerning this action is publicly available in court filings under the docket number 653891/2015 (N.Y. Sup. Ct.) (Ramos, J.).

On June 27, 2014, a separate group of MBS investors filed a summons with notice in FEDERAL HOME LOAN BANK OF TOPEKA, ET AL. v. CITIBANK, N.A. The summons alleges that Citibank, N.A., as trustee for an unspecified number of MBS, failed to pursue remedies on behalf of the trusts. This action was withdrawn without prejudice on November 10, 2014. Additional information concerning this action is publicly available in court filings under the docket number 651973/2014 (N.Y. Sup. Ct.).

On August 19, 2015, the Federal Deposit Insurance Corporation as receiver for a financial institution filed a civil action against Citibank in the United States District Court for the Southern District of New York, captioned FEDERAL DEPOSIT INSURANCE CORPORATION AS RECEIVER FOR GUARANTY BANK v. CITIBANK N.A. The complaint concerns one RMBS trust for which Citibank formerly served as trustee, and alleges that Citibank failed to pursue contractual remedies against the sponsor and servicers of that trust. On September 30, 2016, the court granted Citibank’s motion to dismiss on the grounds that the FDIC lacked standing to pursue its claims. On October 14, 2016, the FDIC filed a motion for reconsideration or relief from judgment from the court’s dismissal order. Additional information concerning this action is publicly available in court filings under the docket number 15-cv-6574 (S.D.N.Y.) (Carter, J.).

Lehman Brothers Bankruptcy Proceedings

Beginning in September 2010, Citigroup and Related Parties have been named as defendants in various adversary proceedings in the Chapter 11 bankruptcy proceedings of Lehman Brothers Holdings Inc. (LBHI) and the liquidation proceedings of Lehman Brothers Inc. (LBI) and Lehman Brothers Finance AG, a/k/a Lehman Brothers Finance SA (LBF). Additional information concerning these actions is publicly available in court filings under the docket numbers 08-13555, 08-01420, and 09-10583 (Bankr. S.D.N.Y.) (Chapman, J.).

On March 18, 2011, Citigroup and Related Parties were named as defendants in an adversary proceeding asserting claims under federal bankruptcy and state law to recover a $1 billion deposit LBI placed with Citibank, N.A., to avoid a setoff taken by Citibank, N.A. against the deposit, and to recover additional assets of LBI held by Citibank, N.A. and its affiliates. On December 13, 2012, the court entered an order approving a settlement between the parties resolving all of LBI’s claims. Under the settlement, Citibank, N.A. retained $1.05 billion of assets to set off against its claims and received an allowed unsecured claim in the amount of $245 million. Additional information concerning this adversary proceeding is publicly available in court filings under the docket numbers 11-01681 (Bankr. S.D.N.Y.) (Peck, J.) and 08-01420 (Bankr. S.D.N.Y.) (Peck, J.).

On February 8, 2012, Citibank, N.A. and certain Citigroup affiliates were named as defendants in an adversary proceeding asserting objections to proofs of claim totaling approximately $2.6 billion filed by Citibank and those affiliates, and claims under federal bankruptcy and state law to recover $2 billion deposited by Lehman Brothers Holdings Inc. (LBHI) with Citibank against which Citibank asserts a right of setoff. Plaintiffs have filed various amended complaints asserting additional claims and factual allegations, and amending certain previously asserted claims, and have dismissed, with prejudice, their claim to avoid a $500 million transfer and an amendment to a guarantee in favor of Citibank. On May 14, 2013, the court approved an agreement by the parties pursuant to which Citibank, N.A. agreed to pay plaintiffs approximately $167 million resolving, in part, one of plaintiffs’ claims. A trial has been scheduled for April 2017. Additional information concerning this action is publicly available in court filings under the docket numbers 12-01044 and 08-13555 (Bankr. S.D.N.Y.) (Chapman, J.).

On May 6, 2013, Citibank, N.A. filed a complaint in the United States District Court for the Southern District of New York against Barclays Bank, PLC (Barclays) based on an indemnification agreement pursuant to which Barclays agreed to indemnify Citibank, N.A. for losses incurred as a result of Citibank, N.A.’s provision of foreign exchange clearing and settlement services to LBI in September 2008. Citibank, N.A. seeks to recover its remaining principal claims against LBI in the amount of $91 million, as well as attorneys’ fees, statutory prejudgment interest, and funding losses. Citi is carrying a receivable in other assets related to the expected recovery under the indemnity based on its expectation that it will recover from Barclays on the claims. On March 11, 2014, the parties agreed to settle the action. On March 26, 2014, a stipulation of dismissal with prejudice was entered by the court. Additional information relating to this action is publicly available in court filings under the docket number 13 Civ. 3063 (S.D.N.Y.)

(Schofield, J.).

On July 21, 2014, an adversary proceeding was filed on behalf of Lehman Brothers Finance AG against Citibank, Citibank Korea Inc. and CGML asserting that defendants improperly have withheld termination payments under certain derivatives contracts. An amended complaint was filed on August 6, 2014, and defendants filed an answer on October 6, 2014. Plaintiff seeks to recover approximately $70 million, plus interest. Discovery is ongoing. Additional information concerning this action is publicly available in court filings under the docket numbers 14-02050 and 09-10583 (Bankr. S.D.N.Y.) (Chapman, J.).

Terra Firma Litigation

In December 2009, the general partners of two related private equity funds filed a complaint in New York state court, subsequently removed to the United States District Court for the Southern District of New York, asserting multi-billion dollar claims against Citigroup and certain of its affiliates arising out of the May 2007 auction of the music company, EMI, in which Citigroup affiliates acted as advisor to EMI and as a lender to plaintiffs’ acquisition vehicle. Following a jury trial, a verdict was returned in favor of Citigroup on November 4, 2010. Plaintiffs appealed from the entry of the judgment. On May 31, 2013, the United States Court of Appeals for the Second Circuit vacated the November 2010 jury verdict in favor of the defendants and ordered that the case be retried. On March 7, 2014, the parties stipulated to the dismissal of all remaining claims in the action, without prejudice to plaintiffs’ rights to re-file those claims in England.

Additional information concerning this action is publicly available in court filings under the docket numbers 09 Civ. 10459 (S.D.N.Y.) (Rakoff, J.) and 11-0126-cv (2d Cir.).

In August and September 2013, plaintiffs in the New York proceedings, together with their affiliates and principal, filed claims against CGML, Citibank and Citigroup arising out of the EMI auction in the High Court of Justice, Queen’s Bench Division and Manchester District Registry Mercantile Court in Manchester, England. The cases have since been transferred to the High Court of Justice, Queen’s Bench Division, Commercial Court in London. On March 7, 2014, the parties to the separate proceedings filed by Terra Firma in 2013 before the High Court of Justice, Queen’s Bench Division, consented to the service by plaintiffs of an amended complaint incorporating the claims that would have proceeded to trial in the United States District Court for the Southern District of New York in July 2014, had the New York action not been dismissed On June 15, 2016, by consent of the parties, the English High Court of Justice dismissed Terra Firma’s lawsuit against Citigroup Global Markets Limited (CGML), Citibank and Citigroup with prejudice and ordered Terra Firma to pay the Citigroup defendants’ costs associated with defending the lawsuit. Additional information concerning this action is publicly available in court filings under the claim reference Terra Firma Investments (GP) 2 Ltd. & Ors v Citigroup Global Markets Ltd. & Ors (CL-2013-000293).

Credit Default Swaps Matters

In April 2011, the European Commission (EC) opened an investigation (Case No COMP/39.745) into the credit default swap (CDS) industry. The scope of the investigation initially concerned the question of “whether 16 investment banks and Markit, the leading provider of financial information in the CDS market, have colluded and/or may hold and abuse a dominant position in order to control the financial information on CDS.” On July 2, 2013, the EC issued to Citigroup, CGMI, CGML, Citicorp North America Inc. and Citibank, as well as Markit, ISDA, and 12 other investment bank dealer groups, a statement of objections alleging that Citi and the other dealers colluded to prevent exchanges from entering the credit derivatives business in breach of Article 101 of the Treaty on the Functioning of the European Union. The statement of objections set forth the EC’s preliminary conclusions, did not prejudge the final outcome of the case, and did not benefit from the review and consideration of Citi’s arguments and defenses. Citigroup filed a Reply to the Statement of Objections on January 23, 2014, and made oral submissions to the EC on May 14, 2014. On December 4, 2015, the EC informed Citi that it had closed its proceeding against Citi and the other investment bank dealer groups, without further action.

In July 2009 and September 2011, the Antitrust Division of the U.S. Department of Justice served Civil Investigative Demands (CIDs) on Citi concerning potential anticompetitive conduct in the CDS industry. Citigroup has responded to the CIDs and is cooperating with the investigation.

In addition, putative class action complaints were filed by various entities against Citigroup, CGMI and Citibank, among other defendants, alleging anticompetitive conduct in the CDS industry and asserting various claims under Sections 1 and 2 of the Sherman Act as well as a state law claim for unjust enrichment. On October 16, 2013, the U.S. Judicial Panel on Multidistrict Litigation centralized these putative class actions in the Southern District of New York for coordinated or consolidated pretrial proceedings before Judge Denise Cote. On September 4, 2014, the United States District Court for the Southern District of New York granted in part and denied in part defendants’ motion to dismiss the second consolidated amended complaint, dismissing plaintiffs’ claim for violation of Section 2 of the Sherman Act and certain claims for damages, but permitting the case to proceed as to plaintiffs’ claims for violation of Section 1 of the Sherman Act and unjust enrichment. On September 30, 2015, the defendants, including Citigroup and Related Parties, entered into settlement agreements to settle all claims of the putative class, and on October 29, 2015, the court granted plaintiffs’ motion for preliminary approval of the proposed settlements. Additional information relating to this action is publicly available in court filings under the docket number 13 MD 2476 (S.D.N.Y.) (Cote, J.).

Depositary Receipts Conversion Litigation

Citigroup, Citibank and CGMI were sued by a purported class of persons or entities who, from January 2000 to the present, are or were holders of depositary receipts for which Citi served as the depositary bank and converted foreign-currency dividends or other distributions into U.S. dollars. Plaintiffs allege, among other things, that Citibank breached its deposit agreements by charging a spread for such conversions. Citi’s motion to dismiss was granted in part and denied in part on August 15, 2016, and only the breach of contract claim against Citibank remains. Plaintiffs are seeking disgorgement of Citi’s profits, as well as compensatory, consequential and general damages. Additional information concerning this action is publicly available in court filings under the docket number 15 Civ. 9185 (S.D.N.Y.) (McMahon, C.).

Foreign Exchange Matters

Regulatory Actions: Government and regulatory agencies in the U.S., including the Antitrust Division and the Criminal Division of the Department of Justice, as well as agencies in other jurisdictions, including the U.K. Serious Fraud Office, the Swiss Competition Commission, and the Australian Competition and Consumer Commission, are conducting investigations or making inquiries regarding Citigroup’s foreign exchange business. Citigroup is fully cooperating with these and related investigations and inquiries.

On November 12, 2014, the Commodity Futures Trading Commission (CFTC), the U.K. Financial Conduct Authority (FCA), and the Office of the U.S. Comptroller of the Currency (OCC) announced settlements with Citibank, N.A. resolving their foreign exchange investigations. Citibank, N.A. was among five banks settling the CFTC’s and the FCA’s investigations and among three banks settling the OCC’s investigation. As part of the settlements, Citibank, N.A. agreed to pay penalties of approximately $358 million to the FCA, $350 million to the OCC, and $310 million to the CFTC and to enhance further the control framework governing its foreign exchange business.

Antitrust and Other Litigation: Numerous foreign exchange dealers, including Citigroup and Citibank, are named as defendants in putative class actions that are proceeding on a consolidated basis in the United States District Court for the Southern District of New York under the caption IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION. The plaintiffs allege that they suffered losses as a result of the defendants’ alleged manipulation of, and collusion with respect to, the foreign exchange market. The plaintiffs allege violations of the Commodity Exchange Act, the Sherman Act, and/or the Clayton Act, and seek compensatory damages, treble damages and declaratory and injunctive relief. On March 31, 2014, plaintiffs in the putative class actions filed a consolidated amended complaint.

Citibank, Citigroup, and Citibank Korea Inc., as well as numerous other foreign exchange dealers, were named as defendants in a putative class action captioned SIMMTECH CO. v. BARCLAYS BANK PLC, ET AL. (SIMMTECH) that was proceeding before the same court. The plaintiff sought to represent a putative class of persons who traded foreign currency with the defendants in Korea, alleging that the class suffered losses as a result of the defendants’ alleged WM/Reuters rate (WMR) manipulation. The plaintiff asserted federal and state antitrust claims, and sought compensatory damages, treble damages and declaratory and injunctive relief.

Additionally, Citibank and Citigroup, as well as numerous other foreign exchange dealers, were named as defendants in a putative class action captioned LARSEN v. BARCLAYS BANK PLC, ET AL. (LARSEN) that was proceeding before the same court. The plaintiff sought to represent a putative class of persons or entities in Norway who traded foreign currency with defendants, alleging that the class suffered losses as a result of defendants’ alleged WMR manipulation. The plaintiff asserted federal antitrust and unjust enrichment claims, and sought compensatory damages, treble damages and declaratory and injunctive relief.

Citigroup and Citibank, along with other defendants, moved to dismiss all of these actions. On January 28, 2015, the court issued an opinion and order denying the motion as to the IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION plaintiffs, but dismissing the claims of the SIMMTECH and LARSEN plaintiffs in their entirety on the grounds that their federal claims were barred by the Foreign Trade Antitrust Improvements Act and their state claims had an insufficient nexus to New York.

On December 15, 2015, the court entered an order preliminarily approving a proposed settlement between the Citi defendants and classes of plaintiffs who traded foreign exchange instruments in the spot market and on exchanges. The proposed settlement provides for the Citi defendants to receive a release in exchange for a payment of approximately $400 million. On December 20, 2016, the court approved the notice of settlements and preliminarily approved the plan of distribution. The final approval hearing is scheduled for October 18, 2017. Additional information concerning these actions is publicly available in court filings under the consolidated lead docket number: 13 Civ. 7789 (S.D.N.Y.) (Schofield, J.). Additional information regarding SIMMTECH and LARSEN is publicly available in court filings under the docket numbers 13 Civ. 7953, and 14 Civ. 1364 (S.D.N.Y.) (Schofield, J.).

On June 3, 2015, an action captioned ALLEN v. BANK OF AMERICA CORPORATION, ET AL. was brought in the United States District Court for the Southern District of New York against Citigroup, as well as numerous other foreign exchange dealers. The plaintiffs seek to represent a putative class of participants, beneficiaries, and named fiduciaries of qualified Employee Retirement Income Security Act (ERISA) plans for whom a defendant provided foreign exchange transactional services or authorized or permitted foreign exchange transactional services involving a plan’s assets in connection with its exercise of authority or control regarding an ERISA plan. The plaintiffs allege violations of ERISA, and seek compensatory damages, restitution, disgorgement and declaratory and injunctive relief.

On April 6, 2016, the plaintiffs filed a second amended class action complaint against numerous foreign exchange dealers, including Citigroup and Citibank. On April 15, 2016, the settling defendants in IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION moved to enjoin the ALLEN action pending final settlement approval in IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION. On June 1, 2016, the court granted the motion in part as to claims based on collusive conduct and directed plaintiffs to file a separate pleading for claims based exclusively on non-collusive conduct. The plaintiffs filed a third amended complaint on July 15, 2016.

On September 20, 2016, the plaintiffs and settling defendants in IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION filed a joint stipulation dismissing plaintiffs’ claims with prejudice. On October 20, 2016, the ALLEN plaintiffs appealed the lower court’s dismissal of claims against settling defendants in IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION to the United States Court of Appeals for the Second Circuit, after having also appealed dismissal as to other defendants. The Second Circuit has consolidated the two appeals. Additional information concerning this action is publicly available in court filings under the docket numbers 13 Civ. 7789 (S.D.N.Y.) (Schofield, J.); 15 Civ. 4285 (S.D.N.Y.) (Schofield, J.); 16-3327 (2d Cir.); and 16-3571 (2d Cir.).

Additionally, Citigroup and Citibank, N.A., as well as numerous other foreign exchange dealers, are named as defendants in a putative class action captioned TAYLOR v. BANK OF AMERICA CORPORATION, ET AL. The plaintiffs seek to represent a putative class of investors that transacted in exchange-traded foreign exchange futures contracts and/or options on foreign exchange futures contracts on certain exchanges, alleging that the putative class was harmed as a result of the defendants’ manipulation of the foreign exchange market. The plaintiffs assert violations of the Commodity Exchange Act and federal antitrust claims. Additional information concerning this action is publicly available in court filings under the docket number 1:15-cv-1350 (S.D.N.Y.) (Schofield, J.).

On September 16, 2015, an action captioned NEGRETE v. CITIBANK, N.A. was filed in the United States District Court for the Southern District of New York. Plaintiffs allege that Citibank engaged in conduct in connection with plaintiffs’ foreign exchange trading that caused them losses. Plaintiffs assert claims for fraud, breach of contract, and negligence, and seek compensatory damages, punitive damages and injunctive relief. On November 17, 2015, Citi filed a motion to dismiss and a motion to stay discovery pending resolution of the motion to dismiss. On December 7, 2015, the court granted Citi’s motion for a stay of discovery. On June 20, 2016, plaintiffs filed an amended complaint. Citibank moved to dismiss the amended complaint, and plaintiffs cross-moved for partial summary judgment. On February 27, 2017, the court granted Citibank’s motion to dismiss in part without leave to amend, and denied plaintiffs’ motion for partial summary judgment. On March 13, 2017, Citibank filed an answer to plaintiffs’ amended complaint. On March 21, 2017, plaintiffs moved for entry of final judgment as to the dismissed claims and requested that litigation of the remaining claim be stayed pending an appeal. Additional information concerning this action is publicly available in court filings under the docket number 15 Civ. 7250 (S.D.N.Y.) (Sweet, J.).

On September 26, 2016, investors in exchange-traded funds (ETFs) commenced a suit captioned BAKER ET AL. v. BANK OF AMERICA CORPORATION ET AL. in the United States District Court for the Southern District of New York against Citigroup, Citibank, Citicorp and CGMI, as well as various other banks. The complaint asserts claims under the Sherman Act, New York state antitrust law, and California state antitrust law and unfair competition law, based on alleged foreign exchange market collusion affecting ETF investments. The plaintiffs seek to certify nationwide, California and New York classes, and request damages and injunctive relief under the relevant statutes, including treble damages. Additional information concerning this action is publicly available in court filings under the docket number 16 civ.7512 (S.D.N.Y) (Schofield, J.).

Interest Rate Swaps Matters

Antitrust and Other Litigation: Beginning in November 2015, numerous interest rate swap (IRS) market participants, including Citigroup, Citibank, CGMI and CGML, were named as defendants in a number of industry-wide putative class actions. These actions have been consolidated in the United States District Court for the Southern District of New York under the caption IN RE INTEREST RATE SWAPS ANTITRUST LITIGATION. Plaintiffs in these actions allege that defendants colluded to prevent the development of exchange-like trading for IRS, thereby causing the putative classes to suffer losses in connection with their IRS transactions. Plaintiffs assert federal antitrust claims and claims for unjust enrichment. Also consolidated under the same caption are two individual actions filed by swap execution facilities, asserting federal and state antitrust claims as well as claims for unjust enrichment and tortious interference with business relations. Plaintiffs in all of these actions seek treble damages, fees, costs and injunctive relief. On January 20, 2017, defendants, including Citigroup, Citibank, CGMI and CGML, filed a joint motion to dismiss all claims. Additional information concerning these actions is publicly available in court filings under the docket number 16-MD-2704 (S.D.N.Y.) (Engelmayer, J.). I

Interbank Offered Rates-Related Litigation and Other Matters

Regulatory Actions: Government agencies in the U.S., including the Department of Justice, the Commodity Futures Trading Commission, the SEC, and a consortium of state attorneys general as well as agencies in other jurisdictions, including the EC, the U.K. Financial Conduct Authority, the Japanese Financial Services Agency (JFSA), the Swiss Competition Commission and the Monetary Authority of Singapore, are conducting investigations or making inquiries regarding submissions made by panel banks to bodies that publish various interbank offered rates and other benchmark rates. As members of a number of such panels, Citigroup subsidiaries have received requests for information and documents. Citigroup is cooperating with the investigation and is responding to the requests.

Antitrust and Other Litigation: Citigroup and Citibank, N.A. along with other U.S. Dollar (USD) LIBOR panel banks, are defendants in a multi-district litigation (MDL) proceeding before the United States District Court for the Southern District of New York captioned IN RE LIBOR-BASED FINANCIAL INSTRUMENTS ANTITRUST LITIGATION (the LIBOR MDL). Consolidated amended complaints were filed on behalf of two separate putative classes of plaintiffs: (i) over-the-counter (OTC) purchasers of derivative instruments tied to USD LIBOR; and (ii) purchasers of exchange-traded derivative instruments tied to USD LIBOR. Each of these putative classes alleges that the panel bank defendants conspired to suppress USD LIBOR: (i) OTC purchasers assert claims under the Sherman Act and for unjust enrichment and breach of the implied covenant of good faith and fair dealing; and

(ii) purchasers of exchange-traded derivative instruments assert claims under the Commodity Exchange Act and the Sherman Act and for unjust enrichment. Several individual actions, including those filed by various Charles Schwab entities, also were consolidated into the LIBOR MDL. The plaintiffs seek compensatory damages and restitution for losses caused by the alleged violations, as well as treble damages under the Sherman Act. The OTC purchasers and certain individual action plaintiffs also seek injunctive relief.

Citigroup and Citibank, N.A., along with other defendants, moved to dismiss all of the above actions. On March 29, 2013, Judge Buchwald issued an opinion and order dismissing the plaintiffs’ federal and state antitrust claims, RICO claims and unjust enrichment claims in their entirety, but allowing certain of the plaintiffs’ Commodity Exchange Act claims to proceed.

Additional actions have been consolidated in the LIBOR MDL proceeding, including (i) lawsuits filed by, or on behalf of putative classes of, community and other banks, savings and loans institutions, credit unions, municipalities and purchasers and holders of LIBOR-linked financial products; and (ii) lawsuits filed by putative classes of lenders and adjustable rate mortgage borrowers. The plaintiffs allege that defendant panel banks artificially suppressed USD LIBOR in violation of applicable law and seek compensatory and other damages.

Additional information relating to these actions is publicly available in court filings under the following docket numbers: 11 Civ. 2613; 11 Civ. 5450; 11 Civ. 4186; 12 Civ. 1205; 12 Civ. 5723; 12 Civ. 5822; 12 Civ. 6056; 12 Civ. 6693; 12 Civ. 7461; 13 Civ. 346; 13 Civ. 407; 13 Civ. 1016, 13 Civ. 1456, 13 Civ. 1700, 13 Civ. 2262, 13 Civ. 2297; 13 Civ. 4018; 13 Civ. 7720; 14 Civ. 146 (S.D.N.Y.) (Buchwald, J.); 12 Civ. 6294 (E.D.N.Y.) (Seybert, J.); 12 Civ. 6571 (N.D. Cal.) (Conti, J.); 12 Civ. 10903 (C.D. Cal.) (Snyder, J.); 13 Civ. 48 (S.D. Cal.) (Sammartino, J.); 13 Civ. 62 (C.D. Cal.) (Phillips, J.); 13 Civ. 106 (N.D. Cal.) (Beller, J.); 13 Civ. 108 (N.D. Cal.) (Ryu, J.); 13 Civ. 109 (N.D. Cal.) (Laporte, J.); 13 Civ. 122 (C.D. Cal.) (Bernal, J.); 13 Civ. 334, 13 Civ. 335 (S.D. Iowa) (Pratt, J.); 13 Civ. 342 (E.D. Va.) (Brinkema, J.); 13 Civ. 1466 (S.D. Cal.) (Lorenz, J.); 13 Civ. 1476 (E.D. Cal.) (Mueller, J.); 13 Civ. 2149 (S.D. Tex.) (Hoyt, J.); 13 Civ. 2244 (N.D. Cal.) (Hamilton, J.); 13 Civ. 2921 (N.D. Cal.) (Chesney, J.); 13 Civ. 2979 (N.D. Cal.) (Tigar, J.); 13 Civ. 4352 (E.D. Pa.) (Restrepo, J.); 13 Civ. 5278 (N.D. Cal.) (Vadas, J.); 15 Civ. 1334 (S.D.N.Y.) (Buchwald, J.); and 15 Civ. 2973 (S.D.N.Y.) (Buchwald, J.).

On August 4, 2015, the court in IN RE LIBOR-BASED FINANCIAL INSTRUMENTS ANTITRUST LITIGATION granted in part defendants’ motions to dismiss various individual actions that were previously stayed, dismissing plaintiffs’ antitrust claims for failure to state a claim, and holding that plaintiffs cannot pursue certain other claims based on lack of personal jurisdiction or the operation of the applicable statute of limitations. The court allowed certain of plaintiffs’ claims for common law fraud, breach of contract, unjust enrichment and tortious interference to proceed. On October 8, 2015, the City of Philadelphia and the Pennsylvania Intergovernmental Cooperation Authority amended their complaint in response to the court’s August 4, 2015 decision. On May 23, 2016, the United States Court of Appeals for the Second Circuit reversed the district court’s dismissal of antitrust claims in the action captioned IN RE LIBOR-BASED FINANCIAL INSTRUMENTS ANTITRUST LITIGATION and remanded to the district court the issue of antitrust standing—specifically whether plaintiffs are “efficient enforcers” of the antitrust laws. On December 20, 2016 the district court resolved the issue of antitrust standing, dismissing certain plaintiffs’ actions on efficient enforcer grounds, and limiting the classes of OTC and exchange-traded derivative instruments purchasers. The district court also dismissed antitrust claims against Citigroup and Citibank brought by several individual plaintiffs outside of New York on personal jurisdiction grounds. Additional information concerning these actions is publicly available in court filings under the docket numbers 11 MD 2262 (S.D.N.Y.) (Buchwald, J.); 16-545 (U.S.).

On June 30, 2014, the United States Supreme Court granted a petition for a writ of certiorari in GELBOIM, ET AL. v. BANK OF AMERICA CORP., ET AL. with respect to the dismissal by the United States Court of Appeals for the Second Circuit of an appeal by the plaintiff class of indirect OTC purchasers of U.S. debt securities. On January 21, 2015, the Supreme Court ruled that, contrary to the Second Circuit’s opinion, the plaintiffs had a right to appeal, and remanded the case to the Second Circuit for consideration of the plaintiffs’ appeal on the merits. The Second Circuit heard oral argument on November 13, 2015. Additional information concerning this appeal is publicly available in court filings under the docket numbers 13-3565 (2d Cir.), 13-3636 (2d Cir.), and 13-1174 (U.S.).

Citigroup and Citibank, along with other USD LIBOR panel banks, also are named as defendants in an individual action filed in the United States District Court for the Southern District of New York on February 13, 2013, captioned 7 WEST 57th STREET REALTY CO. v. CITIGROUP, INC., ET AL. The plaintiff alleges that the defendant panel banks manipulated USD LIBOR to keep it artificially high and that this manipulation affected the value of plaintiffs’ OTC municipal bond portfolio in violation of federal and state antitrust laws and federal RICO law. The plaintiff seeks compensatory damages, treble damages where authorized by statute, and declaratory relief. On March 31, 2015, the United States District Court for the Southern District of New York dismissed this action. On June 1, 2015, the plaintiff moved for leave to file a second amended complaint. Additional information concerning this action is publicly available in court filings under the docket number 13 Civ. 981 (Gardephe, J.).

Separately, on April 30, 2012, an action was filed in the United States District Court for the Southern District of New York on behalf of a putative class of persons and entities who transacted in exchange-traded Euroyen futures and option contracts between June 2006 and September 2010. This action is captioned LAYDON V. MIZUHO BANK LTD. ET AL. The plaintiff filed an amended complaint on November 30, 2012, naming as defendants banks that are or were members of the panels making submissions used in the calculation of Japanese yen LIBOR and TIBOR, and certain affiliates of some of those banks, including Citibank, N.A., Citigroup, CJL and CGMJ. The complaint alleges that the plaintiffs were injured as a result of purported manipulation of those reference interest rates, and asserts claims arising under the Commodity Exchange Act and the Sherman Act and for unjust enrichment. On April 15, 2013, the plaintiff filed a second amended complaint alleging that defendants, including Citigroup, Citibank, N.A., CJL and CGMJ, manipulated Japanese yen LIBOR and TIBOR in violation of the Commodity Exchange Act and the Sherman Act. The second amended complaint asserts claims under these acts and for unjust enrichment on behalf of a putative class of persons and entities that engaged in U.S.-based transactions in Euroyen TIBOR futures contracts between January 2006 and December 2010. Plaintiffs seek compensatory damages, treble damages under the Sherman Act, restitution, and declaratory and injunctive relief. The defendants have moved to dismiss the second amended complaint, and briefing on the motions to dismiss was completed on October 16, 2013. On March 28, 2014, Judge George B. Daniels of the United States District Court for the Southern District of New York issued an opinion and order dismissing plaintiff’s federal antitrust and unjust enrichment claims in their entirety, but allowing plaintiff’s Commodity Exchange Act claims to proceed. On April 11, 2014, defendants moved for reconsideration of the portion of the decision denying their motion to dismiss plaintiff’s Commodity Exchange Act claims. Additional information concerning this action is publicly available in court filings under the docket number 12-cv-3419 (S.D.N.Y.) (Daniels, J.).

In addition, on November 27, 2012, an action captioned MARAGOS V. BANK OF AMERICA CORP. ET AL. was filed on behalf of the County of Nassau against various USD LIBOR panel banks, including Citibank, N.A., and the other defendants with whom the plaintiff had entered into interest rate swap transactions. The action was commenced in state court and subsequently removed to the United States District Court for the Eastern District of New York. The plaintiff asserts claims for fraud and deceptive trade practices under New York law against the panel bank defendants based on allegations that the panel banks colluded to artificially suppress USD LIBOR, thereby lowering the payments the plaintiff received in connection with various interest rate swap transactions. The plaintiff seeks compensatory damages and treble damages. The defendants have sought consolidation of this action with the MDL proceeding. Additional information concerning this action is publicly available in court filings under docket number 2:12-cv-6294 (E.D.N.Y.) (Spatt, J.).

On May 2, 2014, plaintiffs in the class action SULLIVAN v. BARCLAYS PLC, ET AL. pending in the United States District Court for the Southern District of New York filed a second amended complaint naming Citigroup and Citibank, N.A. as defendants. On September 11, 2014, the court granted the U.S. Department of Justice’s motion to stay discovery for eight months, until May 12, 2015. Plaintiffs filed a fourth amended complaint on August 13, 2015. Defendants filed a motion to dismiss on October 14, 2015. Plaintiffs claim to have suffered losses as a result of purported EURIBOR manipulation and assert claims under the Commodity Exchange Act, the Sherman Act and the federal RICO law, and for unjust enrichment. On February 21, 2017, the court granted in part and denied in part defendants’ motion to dismiss, dismissing all claims against Citigroup and Citibank, with the exception of one claim under the Sherman Act and two common law claims. On March 7, 2017, defendants, including Citigroup and Citibank, filed a motion seeking clarification concerning the scope of the February 21, 2017 ruling, and, on April 18, 2017, the court granted defendants’ motion. Additional information concerning this action is publicly available in court filings under the docket number 13 Civ. 2811 (S.D.N.Y.) (Castel, J.).

On July 1, 2016, a putative class action captioned FRONTPOINT ASIAN EVENT DRIVEN FUND, LTD. ET AL v. CITIBANK, N.A. ET AL. was filed in the United States District Court for the Southern District of New York against Citibank, Citigroup and various other banks. Plaintiffs assert claims for violation of the Sherman Act, Clayton Act and RICO Act, as well as state law claims for alleged manipulation of the Singapore Interbank Offered Rate and Singapore Swap Offer Rate. Additional information concerning this action is publicly available in court filings under the docket number 16 Civ. 5263 (S.D.N.Y.) (Hellerstein, J.).

Money Laundering Inquiries

Regulatory Actions: Citibank received a subpoena from the United States Attorney for the Eastern District of New York in connection with its investigation of alleged bribery, corruption and money laundering associated with the Federation Internationale de Football Association (FIFA), and the potential involvement of financial institutions in that activity. The subpoena requested information relating to, among other things, banking relationships and transactions at Citibank and its affiliates associated with certain individuals and entities identified as having had involvement with the alleged corrupt conduct. Citi is cooperating with the authorities in this matter.

Parmalat Litigation and Related Matters

On July 29, 2004, Dr. Enrico Bondi, the Extraordinary Commissioner appointed under Italian law to oversee the administration of various Parmalat companies, filed a complaint in New Jersey state court against Citigroup and Related Parties alleging, among other things, that the defendants “facilitated” a number of frauds by Parmalat insiders. On October 20, 2008, following trial, a jury rendered a verdict in Citigroup’s favor on Parmalat’s claims and in favor of Citibank on three counterclaims, awarding Citi $431 million. Parmalat has exhausted all appeals, and the judgment is now final. Additional information concerning this action is publicly available in court filings under the docket number A-2654-08T2 (N.J. Sup. Ct.). Citigroup has taken steps to enforce that judgment in the Italian courts. On August 29, 2014, the Court of Appeal of Bologna affirmed the decision in the full amount of $431 million, plus interest, to be paid in Parmalat shares. Parmalat has appealed the judgment to the Italian Supreme Court.

Prosecutors in Parma and Milan, Italy, have commenced criminal proceedings against certain current and former Citigroup employees (along with numerous other investment banks and certain of their current and former employees, as well as former Parmalat officers and accountants). In the event of an adverse judgment against the individuals in question, the authorities could seek administrative remedies against Citigroup. On April 18, 2011, the Milan criminal court acquitted the sole Citigroup defendant of market-rigging charges. The Milan prosecutors have appealed part of that judgment and seek administrative remedies against Citigroup, which may include disgorgement of 70 million Euro and a fine of 900,000 Euro. On April 4, 2013, the Italian Supreme Court granted the appeal of the Milan Public Prosecutors and referred the matter to the Milan Court of Appeal for further proceedings concerning the administrative liability, if any, of Citigroup. Additionally, the Parmalat administrator filed a purported civil complaint against Citigroup in the context of the Parma criminal proceedings, which seeks 14 billion Euro in damages. On March 5, 2015, the Parma criminal court accepted plea bargain agreements from each of the defendants (eight current and former Citigroup employees) and closed the criminal proceedings that had been commenced by prosecutors in Parma. As a result of the agreements entered into by the individuals, the Parma criminal court was no longer able to hear the civil complaint filed by the Parmalat administrator against Citigroup.

On June 16, 2015, the Parmalat administrator refiled a prior claim in an Italian civil court in Milan claiming damages of €1.8 billion against Citigroup and Related Parties and other financial institutions. A hearing in this proceeding was held on May 30, 2017.

Regulatory Review of Consumer “Add-On” Products

Certain of Citi’s consumer businesses, including its Citi-branded and retail services cards businesses, offer or have in the past offered or participated in the marketing, distribution, or servicing of products, such as payment protection and identity monitoring, that are ancillary to the provision of credit to the consumer (add-on products). These add-on products have been the subject of enforcement actions against other institutions by regulators, including the Consumer Financial Protection Bureau (CFPB), the OCC, and the FDIC, that have resulted in orders to pay restitution to customers and penalties in substantial amounts. Citi has made restitution to certain customers in connection with certain add-on products. Certain state attorneys general also have filed industry-wide suits under state consumer protection statutes, alleging deceptive marketing practices in connection with the sale of payment protection products and demanding restitution and statutory damages for in-state customers. In light of the current regulatory focus on add-on products and the actions regulators have taken in relation to other credit card issuers, one or more regulators may order that Citi pay additional restitution to customers and/or impose penalties or other relief arising from Citi’s marketing, distribution, or servicing of add-on products.

Allied Irish Bank Litigation

In 2003, Allied Irish Bank (AIB) filed a complaint in the United States District Court for the Southern District of New York seeking to hold Citibank, N.A. and Bank of America, N.A., former prime brokers for AIB’s subsidiary Allfirst Bank (Allfirst), liable for losses incurred by Allfirst as a result of fraudulent and fictitious foreign currency trades entered into by one of Allfirst’s traders. AIB seeks compensatory damages of approximately $500 million, plus punitive damages, from Citibank, N.A. and Bank of America, N.A. collectively. In 2006, the court granted in part and denied in part defendants’ motion to dismiss. In 2009, AIB filed an amended complaint. In 2012, the parties completed discovery and the court granted Citibank, N.A.’s motion to strike AIB’s demand for a jury trial. Citibank, N.A. also filed a motion for summary judgment, which is pending. AIB has announced a settlement with Bank of America, N.A. for an undisclosed amount, leaving Citibank, N.A. as the sole remaining defendant. In December 2015, the remaining parties reached a settlement that released all claims against Citibank. A notice of voluntary dismissal with prejudice was filed on January 14, 2016. Additional information concerning this action is publicly available in court filings under docket number 03 Civ. 3748 (S.D.N.Y.) (Batts, J.).

Regulatory Review of Student Loan Servicing

Citibank is currently subject to regulatory investigation concerning certain student loan servicing practices. Citibank is cooperating with the investigation. Similar servicing practices have been the subject of an enforcement action against at least one other institution. In light of that action and the current regulatory focus on student loans, regulators may order that Citibank remediate customers and/or impose penalties or other relief.

Sovereign Securities Matters

Antitrust and Other Litigation: Since May 2016, a number of substantially similar putative class action complaints have been filed against a number of financial institutions and traders related to the supranational, sub-sovereign, and agency (SSA) bond market. Citigroup, Citibank, CGMI and CGML are named as defendants in three of the complaints. The actions are based upon the defendants’ roles as market makers and traders of SSA bonds and assert claims of alleged collusion under the antitrust laws and unjust enrichment and seek damages, including treble damages where authorized by statute, and disgorgement. These actions were filed in the United States District Court for the Southern District of New York. Beginning in August 2016, the cases were consolidated in the United States District Court for the Southern District of New York. Additional information relating to these actions is publicly available in court filings under the docket number: 16-cv-03711 (S.D.N.Y.) (Ramos, J.).

ISDAFIX Inquiries

CFTC enforcement action: alleged that Citibank NA engaged in violative conduct in connection with the U.S. Dollar International Swaps and Derivatives Association FIX (USD ISDAFIX) from January 2007 through January 2012. On May 25, 2016, the CFTC announced that Citi had entered into a resolution with the CFTC to settle its investigation into the USD ISDAFIX benchmark. The CFTC’s order names Citibank, N.A. as the respondent. The ISDAFIX consent order includes, on a neither admit nor deny basis, charges of trading- and submission-based attempts to manipulate the USD ISDAFIX, a false reporting charge based on Citi’s USD ISDAFIX submissions, a civil monetary penalty of $250 million, and certain remediation requirements.

OCC/Fed/DOJ ISDAFIX Investigations: In October 2013, Citi provided an overview presentation on USD ISDAFIX to the Fed and the OCC. On June 12, 2014, Citi received an additional information request from the Fed, focusing on monitoring and compliance policies. Citi has provided documents to the OCC and Fed in response to their information requests. In April 2015, the DOJ informed Citi that it was discontinuing its investigation while reserving the right to reopen it if newly discovered facts so warrant.

USA v. Citicorp

Case File No.: #3:15-CR-00078-SRU

Date opened: 8/28/14

Description: Settlement with Office of the Comptroller of the Currency relating to the OCC allegations that CBNA had internal control deficiencies relating to foreign exchange trading.

This is a settlement of the FX consolidated class action pending before Judge Schofield in the Southern District of New York against Citi (Citigroup, CBNA, CGMI, and Citicorp) and other FX dealers. Lead plaintiffs in the action claim violations of Sherman Act Sections 1 and 2 and unjust enrichment. When this action first was consolidated in early 2014, it was brought on behalf of those who, from January 1, 2003 through the present, traded FX with any of the defendants at or around the time of the fixing of the WM/R (London) Closing Spot Rates or entered into an FX instrument that settled on the basis of that benchmark. In January 2015, the court denied defendants’ motion to dismiss, rejecting, among other things, defendants’ arguments that lead plaintiffs had not plausibly alleged a conspiracy and or antitrust injury – i.e., injury stemming from a reduction in competition. Rather, the court viewed the consolidated amended complaint as having pleaded a per se Sherman Act Section 1 violation to fix prices. (In the same decision, the court dismissed two similar complaints attempting to assert Sherman Act claims barred by the Foreign Trade Antitrust Improvements Act.) In May 2015, we reached a settlement in principle reflecting a settlement payment of $394 million in exchange for the release of all claims relating to the trading of any FX product, except foreign trades and certain other claims. Lead plaintiffs subsequently amended the consolidated complaint to cover a class of all those who traded at least one spot FX trade with any of the defendants between 2003 and the present. The parties executed their settlement agreement on October 1, 2015. On December 15, 2015, Judge Schofield granted preliminary approval of the parties’ settlement agreement. Citi’s settlement payment is due within ten business days thereafter.

On May 20, 2015, Citicorp pleaded guilty in the United States District Court for the District of Connecticut to one count of conspiring to violate the Sherman Antitrust Act, 15, U.S.C. Section 1. Citicorp’s Plea Agreement recites that during the period December 2007 to January 2013, Citicorp, through one of its EUR/USD currency traders, conspired to eliminate competition in the purchase and sale of the EUR/USD currency pair by, among other things, coordinating the trading of the EUR/USD currency pair in connection with European Central Bank and World Markets/Reuters benchmark currency “fixes.” The Plea Agreement recites that the United States and Citicorp agree to recommend jointly that the District Court impose a fine in the amount of $925 million. The District Court is anticipated to impose the fine at sentencing scheduled for December 15, 2016. The fine will then become payable within 15 days after the entry of judgment by the District Court. We are seeking approval now to be in a position to pay the fine by December 28, 2016.

2014 Argentina Currency Trading Matter

Case File No.: 831/2014(7283)

Date Filed: June 13, 2014

On June 13, 2014, The Attorney General of the Public Prosecutor’s Office for Economic Crime and Money Laundering in Argentina filed a criminal complaint with the Argentinian National Court of Criminal Proceedings in Economic Matters alleging that Citibank, N.A. violated Article 309 of Argentina’s Penal Code. Article 309 prohibits transactions or operations that force an increase, decrease or a hold on the price of marketable securities or other financial instruments, using false news, false deals, or collusion among the principle shareholders of the fiscal product. the complaint alleges that Citibank, N.A. participated in coordinated currency trading with several other banks on January 23, 2013 in an attempt to affect the exchange rate between the Argentinian Peso and U.S. Dollar. The case is captioned “BANCO GALICIA Y BUENOS AIRES S.A., HSBC BANK ARGENTINA S.A.,

CITIBANK N.A., BBVA BANCO FRANCES S.A. Y BNP PARIBAS SUCURSAL

BS AS S/ INFRACCION ART. 309, 2) DEL CP SEGÚN LEY 26.733”. The complaint states that violations of Article 309 are punishable by imprisonment for 1 to 4 years, or a fine equivalent to the amount of the transaction that violated that statute.

OCC FX Orders

Case File No.: OCC AA-EC-14-101

Date Filed: November 11, 2014

On November 11, 2014, Citibank, N.A. consented, without admitting or denying the allegations, to the issuance of a cease and desist order and an order for a civil money penalty by the Office of the Comptroller of the Currency (the “Orders”). Citibank, N.A. agreed to pay a penalty of $350,000,000 and to further enhance the control framework governing Citibank, N.A.’s foreign exchange (“FX”) business. The orders allege that certain of CITIBANK, N.A.’s FX traders discussed engaging in potential misconduct with traders from other banks or market participants, including discussions of coordinating trading strategies in an attempt to manipulate certain FX benchmark rates and discussions of trading to benefit the trader or bank and to the potential detriment to the bank’s customers. The orders allege that Citibank, N.A. had deficiencies in its internal controls and engaged in unsafe or unsound banking practices with respect to the oversight and governance of its FX trading such that it failed to detect and prevent the conduct. See in re Citibank, N.A., OCC AA-EC-14-101 (Nov. 11, 2014).

FCA FX Notice

Case File No.: Frn: 124704

Date Filed: November 11, 2014

On November 11, 2014, the Financial Conduct Authority (“FCA”) announced resolution of its investigation into Citibank, N.A.’s foreign exchange (“FX”) business. Without admitting or denying the findings or conclusions of the investigation, Citibank, N.A. agreed to settle at an early stage of the investigation, thereby qualifying for a 30% (stage 1) discount under the FCA’s executive settlement procedures. Citibank, N.A. agreed to pay a penalty of £225,575,000. The FCA issued a final notice alleging that, during the time period January 1, 2008 to October 15, 2013, Citibank, N.A.’s insufficient controls led to attempts to manipulate the WMR and ECB fix rates, attempts to trigger clients’ stop loss orders, and inappropriate sharing of confidential information with traders at other firms. See UK Financial Conduct Authority v. Citibank, N.A. (Final Notice: frn: 124704), Nov 11, 2014.

2012 Hawaii Credit Card Matter

Case No.: 1:12-CV-00271-LEK-KSC (D. Hi. 2012).

Date Filed: April 12, 2012.

On April 12, 2012, the State of Hawaii, by Attorney General David M. Louie, brought a complaint against, inter alia, Citibank, N.A., alleging that it, among other things, improperly violated Hawaiian law on unfair or deceptive acts or practices, Haw. Rev. Stat. §§ 480-1, et. seq. (“UDAP”) by marketing, selling, and administering certain ancillary products connected to its credit card business to vulnerable Hawaii consumers. The complaint seeks an injunction against Citibank from further violations of the statute, restitution and disgorgement of monies obtained through the alleged violation of the statute, civil penalties, and costs of investigation and attorneys’ fees. On August 1, 2014, CBNA and the State of Hawaii resolved this matter pursuant to a settlement agreement.

2011-15 Massachusetts Attorney General Chapter 93A Litigation

Case No.: 11-4363-BLS1 (Mass. Super. Ct).

Date Filed: December 1, 2011

On December 1, 2011, Massachusetts Attorney General Martha Coakley filed a complaint in Suffolk County Superior Court. The complaint was filed under the Massachusetts Consumer Protection Act, G.L. C. 93A, § 4 and G.L. C. 12, § 10 against Bank of America, Citi, J.P. Morgan Chase, GMAC Mortgage, Wells Fargo (collectively, “Bank Defendants”), Mortgage Electronic Registration Systems, Inc., and its then-corporate parent, Merscorp, Inc. The specific Citi entities named as defendants were Citibank, N.A., as trustee, and CitiMortgage, Inc. The complaint originally included six formal counts, but there were three general theories of liability: (1) failure to comply with Massachusetts statutory requirements prior to commencing foreclosure proceedings; (2) deceptive practices in the loan modification process; and (3) failure to register mortgage assignments and transfers of beneficial interests in mortgage loans tracked on the MERS system. As part of the national mortgage settlement, the parties settled and dismissed all counts involving the second theory of liability.

On November 30, 2012, the Court ruled on the pending motions to dismiss and dismissed all counts regarding the third theory of liability and all counts pertaining to the two MERS defendants. However, the Court allowed Count I to proceed, which involved the first theory of liability. In particular, Count I alleged that the Bank Defendants conducted foreclosures by publishing notices of sale without first having been the mortgagee, in violation of the Massachusetts Supreme Judicial Court’s opinion in U.S. Bank, N.A. v. Ibanez, 458 Mass. 637 (2011). On January 16, 2015, the Court entered a final judgment by consent as to Bank of America, Citi, J.P. Morgan Chase and Wells Fargo, in which the parties voluntarily resolved Count I and all remaining issues in the case and by which Bank of America, Citi, J.P. Morgan Chase and Wells Fargo were dismissed from the case. All requirements under the consent judgment are set to terminate on March 17, 2018.

CFTC Penalty 09/25/2017 (included by the Sponsor from the CFTC website and not provided by Citi)

On September 25, 2017, the Commodity Futures Trading Commission (CFTC) Ordered Citibank, N.A. and London-based Citigroup Global Markets Limited to pay a $550,000 penalty for swap data reporting violations involving Legal Entity Identifier information and related supervision failures. The CFTC issued an Order filing and simultaneously settling charges against Citibank, N.A. (CBNA) and Citigroup Global Markets Limited (CGML) (collectively, Citi), for failing to report Legal Entity Identifier (LEI) information for swap transactions properly to a Swap Data Repository (SDR), failing to establish the electronic systems and procedures necessary to do so, failing to correct errors in LEI data previously reported to an SDR, and failing to perform supervisory duties diligently with respect to LEI swap data reporting, all in violation of CFTC Regulations. CBNA is a swap dealer that has been provisionally registered with the CFTC in that capacity since December 31, 2012. CGML is a non-U.S. swap dealer with a principal place of business in London, United Kingdom, that has been provisionally registered with the CFTC in that capacity since October 9, 2013. The CFTC Order required Citi to pay a $550,000 civil monetary penalty and to comply with undertakings to improve its LEI swap data reporting. According to the Order, from at least April 2015 to December 2016, Citi failed to report LEIs properly for tens of thousands of swaps. The Order found that many of Citi’s LEI reporting errors stemmed from a design flaw in its swap data reporting systems with respect to swap continuation data. As stated in the Order, Citi did not design its swap data reporting systems to re-report trades based solely upon a change in a counterparty’s LEI, absent another event that required the trade to be re-reported. As a result, Citi failed to report updated LEI information in the continuation data for thousands of swaps that were open as of April 2015. The Order also finds that the design flaw in Citi’s swap data reporting systems contributed to Citi failing to correct errors or omissions in its swap data reporting in a timely manner. The Order further found that Citi violated its reporting obligations by reporting “Name Withheld” as the counterparty identifier for tens of thousands of swaps with counterparties in certain foreign jurisdictions. Recognizing potential conflicts between the CFTC’s reporting requirements and non-U.S. privacy, secrecy, and blocking laws, the CFTC’s Division of Market Oversight (DMO) has issued certain time-limited and conditional no-action relief from LEI reporting requirements. However, such no-action relief has been conditioned upon, among other things, the reporting party reporting, in place of LEI, an alternative counterparty identifier, a “Privacy Law Identifier” or “PLI,” that is unique, static, and consistent for each counterparty. The Order also found that CBNA and CGML failed to perform their supervisory duties diligently with respect to LEI swap data reporting by failing to enforce existing policies, failing to adequately address compliance with no-action relief where they sought to rely upon such relief, and failing to detect repeated LEI reporting errors. The Order recognized Citi’s cooperation with the CFTC’s investigation.

Deutsche Bank AG August 2017 Material Litigation Disclosure

Deutsche Bank Aktiengesellschaft, which is also referred to as Deutsche Bank AG, is a stock corporation organized under the laws of the Federal Republic of Germany. Unless otherwise specified or required by the context, in this document, references below to “we”, “us”, “our”, “the Group”, “Deutsche Bank” and “Deutsche Bank Group” in the following litigation disclosure are to Deutsche Bank Aktiengesellschaft and its consolidated subsidiaries.

Set forth below are descriptions of civil litigation and regulatory enforcement matters or groups of matters for which the Group has taken material provisions, or for which there are material contingent liabilities that are more than remote, or for which there is the possibility of material business or reputational risk; similar matters are grouped together and some matters consist of a number of proceedings or claims. The disclosed matters include matters for which the possibility of a loss is more than remote but for which the Group cannot reliably estimate the possible loss.

The following material litigation disclosure is taken from information contained in Deutsche Bank’s publicly filed SEC form 6-K dated July 2017. Supplementary information on concluded matters is taken from Deutsche Bank’s publicly filed SEC forms 20-F for the years 2016, 2015, 2014 and 2013. A full history of the disclosure on the various matters can be found in the Group’s publicly filed SEC forms. These forms may be found at https://www.db.com/ir/en/sec-filings-for-financial-results.htm.

Current Individual Proceedings: (from July 2017 SEC form 6-K)

Esch Funds Litigation. Sal. Oppenheim jr. & Cie. AG & Co. KGaA (“Sal. Oppenheim”) was prior to its acquisition by Deutsche Bank in 2010 involved in the marketing and financing of participations in closed end real estate funds. These funds were structured as Civil Law Partnerships under German law. Usually, Josef Esch Fonds-Projekt GmbH performed the planning and project development. Sal. Oppenheim held an indirect interest in this company via a joint-venture. In relation to this business a number of civil claims have been filed against Sal. Oppenheim. Some but not all of these claims are also directed against former managing partners of Sal. Oppenheim and other individuals. The claims brought against Sal. Oppenheim relate to investments of originally approximately € 1.1 billion. After certain claims have either been dismissed or settled, claims relating to investments of originally approximately € 320 million are still pending. Currently, the aggregate amounts claimed in the pending proceedings are approximately € 360 million. The investors are seeking to unwind their fund participation and to be indemnified against potential losses and debt related to the investment. The claims are based in part on an alleged failure of Sal. Oppenheim to provide adequate information on related risks and other material aspects important for the investors’ investment decision. Based on the facts of the individual cases, some courts have decided in favor and some against Sal. Oppenheim. Appeals are pending. The Group has recorded provisions and contingent liabilities with respect to these cases but has not disclosed the amounts thereof because it has concluded that such disclosure can be expected to prejudice seriously their outcome.

FX Investigations and Litigations. Deutsche Bank has received requests for information from certain regulatory and law enforcement agencies who are investigating trading in, and various other aspects of, the foreign exchange market. Deutsche Bank is cooperating with these investigations. Relatedly, Deutsche Bank has conducted its own internal global review of foreign exchange trading and other aspects of its foreign exchange business.

On October 19, 2016, the U.S. Commodity Futures Trading Commission, Division of Enforcement (“CFTC”) issued a letter (“CFTC Letter”) notifying Deutsche Bank that the CFTC “is not taking any further action at this time and has closed the foreign exchange investigation of Deutsche Bank.” As is customary, the CFTC Letter states that the CFTC “maintains the discretion to decide to reopen the investigation at any time in the future.” The CFTC Letter has no binding impact on other regulatory and law enforcement agency investigations regarding Deutsche Bank’s foreign exchange trading and practices, which remain pending.

On December 7, 2016, it was announced that Deutsche Bank reached an agreement with CADE, the Brazilian antitrust enforcement agency, to settle an investigation into conduct by a former Brazil-based Deutsche Bank trader. As part of that settlement, Deutsche Bank paid a fine of BRL 51 million and agreed to continue to comply with the CADE’s administrative process until it is concluded. This resolves CADE’s administrative process as it relates to Deutsche Bank, subject to Deutsche Bank’s continued compliance with the settlement terms.

On February 13, 2017, the United States Department of Justice (“DOJ”), Criminal Division, Fraud Section, issued a letter (“DOJ Letter”) notifying Deutsche Bank that the DOJ has closed its criminal inquiry “concerning possible violations of federal criminal law in connection with the foreign exchange markets.” As is customary, the DOJ Letter states that the DOJ may reopen its inquiry if it obtains additional information or evidence regarding the inquiry. The DOJ Letter has no binding impact on other regulatory and law enforcement agency investigations regarding Deutsche Bank’s foreign exchange trading and practices, which remain pending.

On April 20, 2017, it was announced that Deutsche Bank AG, DB USA Corporation and Deutsche Bank AG New York Branch reached an agreement with the Board of Governors of the Federal Reserve System to settle an investigation into Deutsche Bank’s foreign exchange trading and practices. Under the terms of the settlement, Deutsche Bank entered into a cease-and-desist order, and agreed to pay a civil monetary penalty of U.S.$ 137 million. In addition, the Federal Reserve ordered Deutsche Bank to “continue to implement additional improvements in its oversight, internal controls, compliance, risk management and audit programs” for its foreign exchange business and other similar products, and to periodically report to the Federal Reserve on its progress.

Investigations conducted by certain other regulatory agencies are ongoing and Deutsche Bank is cooperating with these investigations.

Deutsche Bank also has been named as a defendant in multiple putative class actions brought in the U.S. District Court for the Southern District of New York alleging antitrust and U.S. Commodity Exchange Act claims relating to the alleged manipulation of foreign exchange rates. The complaints in the class actions do not specify the damages sought. On January 28, 2015, the federal court overseeing the class actions granted the motion to dismiss with prejudice in two actions involving non-U.S. plaintiffs while denying the motion to dismiss in one action involving U.S. plaintiffs then pending. Additional actions have been filed since the court’s January 28, 2015 order. There are now four U.S. actions pending. The first pending action is a consolidated action brought on behalf of a putative class of over-the-counter traders and a putative class of central-exchange traders, who are domiciled in or traded in the United States or its territories, and alleges illegal agreements to restrain competition with respect to and to manipulate both benchmark rates and spot rates, particularly the spreads quoted on those spot rates; the complaint further alleges that those supposed conspiracies, in turn, resulted in artificial prices on centralized exchanges for foreign exchange futures and options. Deutsche Bank’s motion to dismiss the consolidated action was granted in part and denied in part on September 20, 2016. A second action tracks the allegations in the consolidated action and asserts that such purported conduct gave rise to, and resulted in a breach of, defendants’ fiduciary duties under the U.S. Employment Retirement Income Security Act of 1974 (ERISA). The third putative class action was filed in the same court on December 21, 2015, by Axiom Investment Advisors, LLC alleging that Deutsche Bank rejected FX orders placed over electronic trading platforms through the application of a function referred to as “Last Look” and that these orders were later filled at prices less favorable to putative class members. Plaintiff has asserted claims for breach of contract, quasi-contractual claims, and claims under New York statutory law. Filed on September 26, 2016, amended on March 24, 2017, and later consolidated with a similar action that was filed on April 28, 2017, the fourth putative class action (the “Indirect Purchasers” action) tracks the allegations in the consolidated action and asserts that such purported conduct injured “indirect purchasers” of FX instruments. These claims are brought pursuant to the Sherman Act and various states’ consumer protection statutes.

On August 24, 2016, the Court granted defendants’ motion to dismiss the ERISA action. Plaintiffs in that action have filed a notice of appeal to the United States Court of Appeals for the Second Circuit. On February 13, 2017, Deutsche Bank’s motion to dismiss the Last Look action was granted in part and denied in part. Plaintiffs in the Indirect Purchasers action filed an amended complaint on March 24, 2017. Deutsche Bank intends to move to dismiss this action. Discovery has commenced in the consolidated and Last Look actions. Discovery has not yet commenced in the Indirect Purchasers action.

Deutsche Bank also has been named as a defendant in two Canadian class proceedings brought in the provinces of Ontario and Quebec. Filed on September 10, 2015, these class actions assert factual allegations similar to those made in the consolidated action in the United States and seek damages pursuant to the Canadian Competition Act as well as other causes of action.

The Group has not disclosed whether it has established a provision or contingent liability with respect to these matters because it has concluded that such disclosure can be expected to prejudice seriously their outcome.

Interbank Offered Rates Matters. Regulatory and Law Enforcement Matters. Deutsche Bank has received requests for information from various regulatory and law enforcement agencies, including various U.S. state attorneys general, in connection with industry-wide investigations concerning the setting of the London Interbank Offered Rate (LIBOR), Euro Interbank Offered Rate (EURIBOR), Tokyo Interbank Offered Rate (TIBOR) and other interbank offered rates. Deutsche Bank is cooperating with these investigations.

As previously reported, Deutsche Bank reached a settlement with the European Commission on December 4, 2013 as part of a collective settlement to resolve the European Commission’s investigations in relation to anticompetitive conduct in the trading of Euro interest rate derivatives and Yen interest rate derivatives. Under the terms of the settlement agreement, Deutsche Bank agreed to pay € 725 million in total. This fine has been paid in full and does not form part of the Bank’s provisions.

Also as previously reported, on April 23, 2015, Deutsche Bank entered into separate settlements with the U.S. Department of Justice (DOJ), the U.S. Commodity Futures Trading Commission (CFTC), the U.K. Financial Conduct Authority (FCA), and the New York State Department of Financial Services (DFS) to resolve investigations into misconduct concerning the setting of LIBOR, EURIBOR, and TIBOR. Under the terms of these agreements, Deutsche Bank agreed to pay penalties of U.S.$ 2.175 billion to the DOJ, CFTC and DFS and GBP 226.8 million to the FCA. As part of the resolution with the DOJ, DB Group Services (UK) Ltd. (an indirectly-held, wholly-owned subsidiary of Deutsche Bank) pled guilty to one count of wire fraud in the U.S. District Court for the District of Connecticut and Deutsche Bank entered into a Deferred Prosecution Agreement with a three year term pursuant to which it agreed (among other things) to the filing of an Information in the U.S. District Court for the District of Connecticut charging Deutsche Bank with one count of wire fraud and one count of price fixing in violation of the Sherman Act. The fines referred to above, which include a U.S.$ 150 million fine paid in April 2017 following the March 28, 2017 sentencing of DB Group Services (UK) Ltd., have been paid in full and do not form part of the Bank’s provisions.

On November 29, 2016, the U.S. Securities and Exchange Commission staff informed Deutsche Bank that it has concluded its IBOR investigation and that it does not intend to recommend an enforcement action by the Commission.

On December 21, 2016, the Swiss Competition Commission, WEKO, formally announced its IBOR-related settlement decisions addressing various banks, including Deutsche Bank AG, relating to EURIBOR and Yen LIBOR. On March 20, 2017, Deutsche Bank paid a fine of CHF 5.0 million with respect to Yen Libor and approximately CHF 0.4 million for WEKO’s fees. Deutsche Bank received full immunity from fines for EURIBOR in return for being the first party to notify such conduct to WEKO. The settlement amount was already fully reflected in the existing litigation provisions.

Other investigations of Deutsche Bank concerning the setting of various interbank offered rates remain ongoing, and Deutsche Bank remains exposed to further action. As reported above, Deutsche Bank is subject to an inquiry by a working group of U.S. state attorneys general in relation to the setting of LIBOR, EURIBOR, and TIBOR. The Bank continues to cooperate with the U.S. state attorneys generals’ inquiry.

The Group has not disclosed whether it has established a provision or contingent liability with respect to the remaining investigations because it has concluded that such disclosure can be expected to seriously prejudice their outcome.

Overview of Civil Litigations. Deutsche Bank is party to 45 U.S. civil actions concerning alleged manipulation relating to the setting of various Interbank Offered Rates which are described in the following paragraphs, as well as one action pending in the U.K. Most of the civil actions, including putative class actions, are pending in the U.S. District Court for the Southern District of New York (SDNY), against Deutsche Bank and numerous other defendants. All but six of the U.S. civil actions were filed on behalf of parties who allege losses as a result of manipulation relating to the setting of U.S. dollar LIBOR. The six civil actions pending against

Deutsche Bank that do not relate to U.S. dollar LIBOR are also pending in the SDNY, and include two actions concerning Yen LIBOR and Euroyen TIBOR, one action concerning EURIBOR, one consolidated action concerning Pound Sterling (GBP) LIBOR, one action concerning Swiss franc (CHF) LIBOR, and one action concerning two Singapore Dollar (SGD) benchmark rates, the Singapore Interbank Offered Rate (SIBOR) and the Swap Offer Rate (SOR).

Claims for damages for all 45 of the U.S. civil actions discussed have been asserted under various legal theories, including violations of the U.S. Commodity Exchange Act (CEA), federal and state antitrust laws, the U.S. Racketeer Influenced and Corrupt Organizations Act (RICO), and other federal and state laws. In all but five cases, the amount of damages has not been formally articulated by the plaintiffs. The five cases that allege a specific amount of damages are individual actions consolidated in the U.S. dollar LIBOR multidistrict litigation and seek a minimum of more than U.S.$ 1.25 billion in damages in the aggregate from all defendants including Deutsche Bank. The Group has not disclosed whether it has established a provision or contingent liability with respect to these matters because it has concluded that such disclosure can be expected to prejudice seriously their outcome.

U.S. dollar LIBOR. With one exception, all of the U.S. civil actions concerning U.S. dollar LIBOR are being coordinated as part of a multidistrict litigation (the “U.S. dollar LIBOR MDL”) in the SDNY. (Another, previously pending non-MDL U.S. dollar LIBOR action concluded after its dismissal became final, as described below.) In light of the large number of individual cases pending against Deutsche Bank and their similarity, the civil actions included in the U.S. dollar LIBOR MDL are now subsumed under the following general description of the litigation pertaining to all such actions, without disclosure of individual actions except when the circumstances or the resolution of an individual case is material to Deutsche Bank.

Following a series of decisions in the U.S. dollar LIBOR MDL between March 2013 and December 2016 narrowing their claims, plaintiffs are currently asserting antitrust claims, CEA claims and state law fraud, contract, unjust enrichment and other tort claims. The court has also issued decisions dismissing certain plaintiffs’ claims for lack of personal jurisdiction and on statute of limitations grounds.

On May 23, 2016, the U.S. Court of Appeals for the Second Circuit issued an opinion reinstating antitrust claims against the defendants in the U.S. dollar LIBOR MDL, and remanded to the district court for further consideration. On December 20, 2016, the district court issued a ruling dismissing certain antitrust claims while allowing others to proceed. Multiple plaintiffs have filed appeals of the district court’s December 20, 2016 ruling to the Second Circuit, and those appeals are proceeding in parallel with the ongoing proceedings in the district court. Those appeals are in their early stages, and briefing has not yet begun.

Discovery is underway in several of the cases, with motions for class certification currently scheduled to be briefed by August 2017.

On January 10, 2017, Deutsche Bank entered into a preliminary agreement with plaintiffs to settle a putative class action pending as part of the U.S. dollar LIBOR MDL asserting claims based on alleged transactions in Eurodollar futures and options traded on the Chicago Mercantile Exchange (FTC Capital GmbH v. Credit Suisse Group AG). The settlement agreement was executed on July 13, 2017. The settlement amount is already fully reflected in existing litigation reserves and no additional provisions have been taken for this settlement. The settlement agreement is subject to further documentation and approval by the court.

Finally, one of the actions in the U.S. dollar LIBOR MDL has been dismissed in its entirety, including (as to Deutsche Bank and other foreign defendants) on personal jurisdiction grounds, and plaintiffs have filed an appeal to the Second Circuit. The appeal has been fully briefed, and oral argument has not yet been scheduled.

Plaintiffs in the non-MDL case proceeding in the SDNY have moved to amend their complaint following a dismissal of their claims, and a decision on that motion to amend is pending. The dismissal of another non-MDL case, which was proceeding in the U.S. District Court for the Central District of California, was affirmed by the Ninth Circuit in December 2016 and time to file further appeals has expired.

There is a further civil action regarding U.S. dollar LIBOR to which Deutsche Bank is a party in the U.K., in which a claim for damages has been asserted pursuant to Article 101 of The Treaty on the Functioning of the European Union, Section 2 of Chapter 1 of the U.K. Competition Act 1998 and U.S. state laws. The U.K. action was served on Deutsche Bank in July 2017.

Yen LIBOR and Euroyen TIBOR. On January 24, 2017, Deutsche Bank entered into a preliminary agreement with plaintiffs to settle two putative class actions pending in the SDNY alleging manipulation of Yen LIBOR and Euroyen TIBOR (Laydon v. Mizuho Bank, Ltd. and Sonterra Capital Master Fund Ltd. v. UBS AG). On July 21, 2017, Deutsche Bank and plaintiffs executed a settlement agreement in the amount of U.S.$ 77 million and submitted the agreement to the court for preliminary approval. The settlement amount, which is scheduled to be paid by August 11, 2017, is fully reflected in existing litigation reserves and no additional provisions have been taken for this settlement. The settlement agreement is subject to further review and approval by the court.

EURIBOR. On January 24, 2017, Deutsche Bank entered into a preliminary agreement with plaintiffs to settle a putative class action pending in the SDNY alleging manipulation of EURIBOR (Sullivan v. Barclays PLC). On May 10, 2017, Deutsche Bank and plaintiffs executed a settlement agreement in the amount of U.S.$ 170 million, which was submitted to the court for preliminary approval on June 12, 2017. The court granted preliminary approval on July 7, 2017. The settlement agreement is subject to further review and final approval by the court. Under the terms of the settlement, Deutsche Bank has paid U.S.$170 million, and is no longer reflecting that amount in its litigation reserves.

GBP LIBOR, CHF LIBOR, and SIBOR and SOR. Putative class actions alleging manipulation of Pound Sterling (GBP) LIBOR, Swiss Franc (CHF) LIBOR, and the Singapore Interbank Offered Rate (SIBOR) and Swap Offer Rate (SOR), respectively, are each pending in the SDNY. Each of these actions is the subject of fully briefed motions to dismiss. Decisions are pending.

Bank Bill Swap Rate Claims. On August 16, 2016, a putative class action was filed in the U.S. District Court for the Southern District of New York against Deutsche Bank and other defendants, bringing claims based on alleged collusion and manipulation in connection with the Australian Bank Bill Swap Rate (“BBSW”). The complaint alleges that the defendants, among other things, engaged in money market transactions intended to influence the BBSW fixing, made false BBSW submissions, and used their control over BBSW rules to further the alleged misconduct. Plaintiffs bring suit on behalf of persons and entities that engaged in U.S.-based transactions in BBSW-linked financial instruments from 2003 through the present. An amended complaint was filed on December 16, 2016, and is the subject of fully briefed motions to dismiss.

Investigations Into Referral Hiring Practices and Certain Business Relationships. Certain regulators and law enforcement authorities in various jurisdictions, including the U.S. Securities and Exchange Commission and the U.S. Department of Justice, are investigating, among other things, Deutsche Bank’s compliance with the U.S. Foreign Corrupt Practices Act and other laws with respect to the Bank’s hiring practices related to candidates referred by clients, potential clients and government officials, and its engagement of finders and consultants. Deutsche Bank is responding to and continuing to cooperate with these investigations. Certain regulators in other jurisdictions have also been briefed on these investigations. The Group has recorded a provision with respect to certain of these regulatory investigations. The Group has not disclosed the amount of this provision because it has concluded that such disclosure can be expected to prejudice seriously the outcome of these regulatory investigations. Based on the facts currently known, it is not practicable at this time for the Bank to predict the timing of a resolution.

Kirch. The public prosecutor’s office in Munich (Staatsanwaltschaft München I) has conducted and is currently conducting criminal investigations in connection with the Kirch case inter alia with regard to former Deutsche Bank Management Board members. The Kirch case involved several civil proceedings between Deutsche Bank AG and Dr. Leo Kirch as well as media companies controlled by him. The key issue was whether an interview given by Dr. Rolf Breuer, then Spokesman of Deutsche Bank’s Management Board, in 2002 with Bloomberg television, during which Dr. Breuer commented on Dr. Kirch’s (and his companies’) inability to obtain financing, caused the insolvency of the Kirch companies. In February 2014, Deutsche Bank and the Kirch heirs reached a comprehensive settlement, which has ended all legal disputes between them.

The allegations of the public prosecutor are that the relevant former Management Board members failed to correct in a timely manner factual statements made by Deutsche Bank’s litigation counsel in submissions filed in one of the civil cases between Kirch and Deutsche Bank AG before the Munich Higher Regional Court and the Federal Court of Justice, after allegedly having become aware that such statements were not correct, and/or made incorrect statements in such proceedings, respectively.

On April 25, 2016, following the trial before the Munich District Court regarding the main investigation involving Jürgen Fitschen and four other former Management Board members, the Munich District Court acquitted all of the accused, as well as the Bank, which was a secondary participant in such proceedings. On April 26, 2016, the public prosecutor filed an appeal. An appeal is limited to a review of legal errors rather than facts. On October 18, 2016, a few weeks after the written judgment was served, the public prosecutor provided notice that it will uphold its appeal only with respect to former Management Board members Jürgen Fitschen, Dr. Rolf Breuer and Dr. Josef Ackermann and that it will withdraw its appeal with respect to former Management Board members Dr. Clemens Börsig and Dr. Tessen von Heydebreck for whom the acquittal thereby becomes binding.

The other investigations by the public prosecutor (which also deal with attempted litigation fraud in the Kirch civil proceedings) are ongoing. Deutsche Bank is fully cooperating with the Munich public prosecutor’s office.

The Group does not expect these proceedings to have significant economic consequences for it and has not recorded a provision or contingent liability with respect thereto.

KOSPI Index Unwind Matters. Following the decline of the Korea Composite Stock Price Index 200 (the “KOSPI 200”) in the closing auction on November 11, 2010 by approximately 2.7%, the Korean Financial Supervisory Service (“FSS”) commenced an investigation and expressed concerns that the fall in the KOSPI 200 was attributable to a sale by Deutsche Bank of a basket of stocks, worth approximately € 1.6 billion, that was held as part of an index arbitrage position on the KOSPI 200. On February 23, 2011, the Korean Financial Services Commission, which oversees the work of the FSS, reviewed the FSS’ findings and recommendations and resolved to take the following actions: (i) to file a criminal complaint to the Korean Prosecutor’s Office for alleged market manipulation against five employees of the Deutsche Bank group and Deutsche Bank’s subsidiary Deutsche Securities Korea Co. (DSK) for vicarious corporate criminal liability; and (ii) to impose a suspension of six months, commencing April 1, 2011 and ending September 30, 2011, of DSK’s business for proprietary trading of cash equities and listed derivatives and DMA (direct market access) cash equities trading, and the requirement that DSK suspend the employment of one named employee for six months. There was an exemption to the business suspension which permitted DSK to continue acting as liquidity provider for existing derivatives linked securities. On August 19, 2011, the Korean Prosecutor’s Office announced its decision to indict DSK and four employees of the Deutsche Bank group on charges of spot/futures linked market manipulation. The criminal trial commenced in January 2012. On January 25, 2016, the Seoul Central District Court rendered a guilty verdict against a DSK trader and a guilty verdict against DSK. A criminal fine of KRW 1.5 billion (less than € 2.0 million) was imposed on DSK. The Court also ordered forfeiture of the profits generated on the underlying trading activity. The Group disgorged the profits on the underlying trading activity in 2011. The criminal trial verdict has been appealed by both the prosecutor and the defendants. In addition, a number of civil actions have been filed in Korean courts against Deutsche Bank and DSK by certain parties who allege they incurred losses as a consequence of the fall in the KOSPI 200 on November 11, 2010. First instance court decisions were rendered against the Bank and DSK in some of these cases starting in the fourth quarter of 2015. The outstanding known claims have an aggregate claim amount of less than € 50 million (at present exchange rates). The Group has recorded a provision with respect to these outstanding civil matters. The Group has not disclosed the amount of this provision because it has concluded that such disclosure can be expected to prejudice seriously the outcome of these matters.

Life Settlements Investigation. On May 2, 2017, the United States Attorney’s Office for the Southern District of New York notified the Bank that it has closed its investigation of the Bank’s historical life settlements business, which included the origination and purchase of investments in life insurance assets during the 2005 to 2008 period. As is customary, the United States Attorney’s Office further informed the Bank that it may reopen its investigation if it obtains additional information or evidence.

Mortgage-Related and Asset-Backed Securities Matters and Investigation. Regulatory and Governmental Matters. Deutsche Bank, along with certain affiliates (collectively referred in these paragraphs to as “Deutsche Bank”), have received subpoenas and requests for information from certain regulators and government entities, including members of the Residential Mortgage-Backed Securities Working Group of the U.S. Financial Fraud Enforcement Task Force, concerning its activities regarding the origination, purchase, securitization, sale, valuation and/or trading of mortgage loans, residential mortgage-backed securities (RMBS), commercial mortgage-backed securities (CMBS), collateralized debt obligations (CDOs), other asset-backed securities and credit derivatives. Deutsche Bank is cooperating fully in response to those subpoenas and requests for information.

Discussions with the U.S. Department of Justice (DOJ) concerning a settlement of potential claims that the DOJ was considering bringing based on its investigation of Deutsche Bank’s RMBS origination and securitization activities began with an initial demand of U.S.$ 14 billion on September 12, 2016. On December 23, 2016, Deutsche Bank announced that it reached a settlement-in-principle with the DOJ to resolve potential claims related to its RMBS business conducted from 2005 to 2007. The settlement became final and was announced by the DOJ on January 17, 2017. Under the settlement, Deutsche Bank paid a civil monetary penalty of U.S.$ 3.1 billion and agreed to provide U.S.$ 4.1 billion in consumer relief.

In September 2016, Deutsche Bank received administrative subpoenas from the Maryland Attorney General seeking information concerning Deutsche Bank’s RMBS and CDO businesses from 2002 to 2009. On June 1, 2017, Deutsche Bank and the Maryland Attorney General reached a settlement to resolve the matter for U.S.$ 15 million in cash and U.S.$ 80 million in consumer relief (to be allocated from the overall U.S.$ 4.1 billion consumer relief obligation agreed to as part of Deutsche Bank’s settlement with the DOJ).

The Group has recorded provisions with respect to some of the outstanding regulatory investigations but not others. The Group has not disclosed the amount of these provisions because it has concluded that such disclosure can be expected to prejudice seriously the resolution of these regulatory investigations.

Issuer and Underwriter Civil Litigation. Deutsche Bank has been named as defendant in numerous civil litigations brought by private parties in connection with its various roles, including issuer or underwriter, in offerings of RMBS and other asset-backed securities. These cases, described below, allege that the offering documents contained material misrepresentations and omissions, including with regard to the underwriting standards pursuant to which the underlying mortgage loans were issued, or assert that various representations or warranties relating to the loans were breached at the time of origination. The Group has recorded provisions with respect to several of these civil cases, but has not recorded provisions with respect to all of these matters. The Group has not disclosed the amount of these provisions because it has concluded that such disclosure can be expected to prejudice seriously the resolution of these matters.

Deutsche Bank is a defendant in a class action relating to its role as one of the underwriters of six RMBS offerings issued by Novastar Mortgage Corporation. No specific damages are alleged in the complaint. The lawsuit was brought by plaintiffs representing a class of investors who purchased certificates in those offerings. The parties reached a settlement to resolve the matter for a total of U.S.$ 165 million, a portion of which was paid by the Bank. The settlement is subject to final court approval.

Aozora Bank, Ltd. (Aozora) filed lawsuits against Deutsche Bank entities (among others) asserting fraud and related claims in connection with Aozora’s investments in various CDOs, which allegedly declined in value. On January 14, 2015, the court granted the motion of Deutsche Bank AG and its subsidiary Deutsche Bank Securities Inc. to dismiss the action brought against both entities by Aozora relating to a CDO identified as Blue Edge ABS CDO, Ltd. Aozora appealed this decision and on March 31, 2016, the appellate court affirmed the lower court’s dismissal. Aozora has not sought a further appeal. Separately, another Deutsche Bank subsidiary, Deutsche Investment Management Americas, Inc., is a defendant, along with UBS AG and affiliates, in an action brought by Aozora relating to a CDO identified as Brooklyn Structured Finance CDO, Ltd. On October 13, 2015, the court denied defendants’ motion to dismiss Aozora’s claims for fraud and aiding and abetting fraud, and defendants appealed the decision. Oral argument was held on September 14, 2016, and on November 3, 2016, the appellate court reversed the lower court decision and granted defendants’ motions to dismiss Aozora’s claims. Aozora has not sought a further appeal, and on December 15, 2016, the court entered judgment dismissing the complaint.

Deutsche Bank is a defendant in three actions related to RMBS offerings brought by the Federal Deposit Insurance Corporation (FDIC) as receiver for: (a) Colonial Bank (alleging no less than U.S.$ 189 million in damages against all defendants), (b) Guaranty Bank (alleging no less than U.S.$ 901 million in damages against all defendants), and (c) Citizens National Bank and Strategic Capital Bank (alleging no less than U.S.$ 66 million in damages against all defendants). In each of these actions, the appellate courts have reinstated claims previously dismissed on statute of limitations grounds. In the case concerning Guaranty Bank, petitions for rehearing and certiorari to the U.S. Supreme Court were denied and discovery is ongoing. In the case concerning Colonial Bank, a petition for rehearing was denied and on October 6, 2016, defendants filed a petition for certiorari to the U.S. Supreme Court, which was denied on January 9, 2017. On June 21, 2017, the FDIC filed a second amended complaint. In the case concerning Citizens National Bank and Strategic Capital Bank, a similar appeal was denied on January 18, 2017, and on June 26, 2017, defendants filed a petition for certiorari to the U.S. Supreme Court.

Residential Funding Company brought a repurchase action against Deutsche Bank for breaches of representations and warranties on loans sold to Residential Funding Company and for indemnification for losses incurred as a result of RMBS-related claims and actions asserted against Residential Funding Company. The complaint did not specify the amount of damages sought. On June 20, 2016, the parties executed a confidential settlement agreement, and on June 24, 2016, the Court dismissed the case with prejudice.

Deutsche Bank recently reached a settlement to resolve claims brought by the Federal Home Loan Bank of San Francisco on two resecuritizations of RMBS certificates for an amount not material to the Bank. Following this settlement and two other previous partial settlements of claims, Deutsche Bank remained a defendant with respect to one RMBS offering, for which Deutsche Bank, as an underwriter, was provided contractual indemnification. On January 23, 2017, a settlement agreement was executed to resolve the claims relating to that RMBS offering, and the matter has been dismissed.

Deutsche Bank is a defendant in an action brought by Royal Park Investments (as purported assignee of claims of a special-purpose vehicle created to acquire certain assets of Fortis Bank) alleging common law claims related to the purchase of RMBS. The complaint did not specify the amount of damages sought. On April 17, 2017, the court dismissed the complaint, and the plaintiff has appealed.

In June 2014, HSBC, as trustee, brought an action in New York state court against Deutsche Bank to revive a prior action, alleging that Deutsche Bank failed to repurchase mortgage loans in the ACE Securities Corp. 2006-SL2 RMBS offering. The revival action was stayed during the pendency of an appeal of the dismissal of a separate action wherein HSBC, as trustee, brought an action against Deutsche Bank alleging breaches of representations and warranties made by Deutsche Bank concerning the mortgage loans in the same offering. On March 29, 2016, the court dismissed the revival action, and on April 29, 2016, plaintiff filed a notice of appeal.

Deutsche Bank was named as a defendant in a civil action brought by the Charles Schwab Corporation seeking rescission of its purchase of a single Countrywide-issued RMBS certificate. In the fourth quarter of 2015, Bank of America, which indemnified Deutsche Bank in the case, reached an agreement to settle the action with respect to the single certificate at issue for Deutsche Bank. On March 16, 2016, the court finalized the dismissal with prejudice of Deutsche Bank Securities Inc. as a defendant.

On February 18, 2016, Deutsche Bank and Amherst Advisory & Management LLC (Amherst) executed settlement agreements to resolve breach of contract actions relating to five RMBS trusts. On June 30, 2016, the parties executed settlement agreements, amending and restating the agreements the parties signed on February 18, 2016. Following an August 2016 vote by the certificate holders in favor of the settlement, the trustee accepted the settlement agreements and dismissed the actions. On October 17, 2016, the parties filed stipulations of discontinuance with prejudice, which were so-ordered by the court on October 18 and October 19, 2016, thereby resolving the five actions. A portion of the settlement funds paid by Deutsche Bank was reimbursed by a non-party to the litigations.

Deutsche Bank was a defendant in an action brought by Phoenix Light SF Limited (as purported assignee of claims of special purpose vehicles created and/or managed by former WestLB AG) alleging common law and federal securities law claims related to the purchase of RMBS. On October 14, 2016, the parties finalized a settlement to resolve the matter for an amount not material to the Bank. On November 2, 2016, the court so-ordered a stipulation of discontinuance with prejudice, thereby resolving the action.

On February 3, 2016, Lehman Brothers Holding, Inc. (Lehman) instituted an adversary proceeding in United States Bankruptcy Court for the Southern District of New York against, among others, MortgageIT, Inc. (MIT) and Deutsche Bank AG, as alleged successor to MIT, asserting breaches of representations and warranties set forth in certain 2003 and 2004 loan purchase agreements concerning 63 mortgage loans that MIT sold to Lehman, which Lehman in turn sold to the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac). The complaint seeks indemnification for losses incurred by Lehman in connection with settlements entered into with Fannie Mae and Freddie Mac as part of the Lehman bankruptcy proceedings to resolve claims concerning those loans. On December 29, 2016, Lehman filed its second amended complaint against DB Structured Products, Inc. and MIT alleging damages of approximately U.S.$ 10.3 million. Defendants filed a motion to dismiss the second amended complaint on March 31, 2017.

In the actions against Deutsche Bank solely as an underwriter of other issuers’ RMBS offerings, Deutsche Bank has contractual rights to indemnification from the issuers, but those indemnity rights may in whole or in part prove effectively unenforceable where the issuers are now or may in the future be in bankruptcy or otherwise defunct.

Trustee Civil Litigation. Deutsche Bank is a defendant in eight separate civil lawsuits brought by various groups of investors concerning its role as trustee of certain RMBS trusts. The actions generally allege claims for breach of contract, breach of fiduciary duty, breach of the duty to avoid conflicts of interest, negligence and/or violations of the Trust Indenture Act of 1939, based on the trustees’ alleged failure to perform adequately certain obligations and/or duties as trustee for the trusts. The eight actions include two putative class actions brought by a group of investors, including funds managed by BlackRock Advisors, LLC, PIMCO-Advisors, L.P., and others (the BlackRock Class Actions), one putative class action brought by Royal Park Investments SA/NV, and five individual lawsuits. One of the BlackRock Class Actions is pending in the U.S. District Court for the Southern District of New York in relation to 62 trusts, which allegedly suffered total realized collateral losses of U.S.$ 9.8 billion, although the complaint does not specify a damage amount. On January 23, 2017, the Court granted in part and denied in part the trustees’ motion to dismiss. On February 3, 2017, the Court entered an order dismissing plaintiffs’ representations and warranties claims as to 21 trusts whose originators or sponsors had entered bankruptcy. The only claims that remain are for violation of the Trust Indenture Act of 1939 as to some trusts, and breach of contract. On March 27, 2017, the trustees filed an answer to the complaint. Discovery is ongoing. The second BlackRock Class Action is pending in the Superior Court of California in relation to 465 trusts, which allegedly suffered total realized collateral losses of U.S.$ 75.7 billion, although the complaint does not specify a damage amount. The trustees filed a demurrer seeking to dismiss the tort claims asserted by plaintiffs and a motion to strike certain elements of the breach of contract claim, and on October 18, 2016, the court sustained the trustees’ demurrer, dismissing the tort claims, but denied the motion to strike. On December 19, 2016, the trustees filed an answer to the complaint. Discovery is ongoing in that action. The putative class action brought by Royal Park Investments SA/NV is pending in the U.S. District Court for the Southern District of New York and concerns ten trusts, which allegedly suffered total realized collateral losses of more than U.S.$ 3.1 billion, although the complaint does not specify a damage amount. Royal Park filed a renewed motion for class certification on May 1, 2017, and the motion is pending. Discovery is ongoing.

The other five individual lawsuits include actions by (a) the National Credit Union Administration Board (“NCUA”), as an investor in 97 trusts, which allegedly suffered total realized collateral losses of U.S.$ 17.2 billion, although the complaint does not specify a damage amount; (b) certain CDOs (collectively, “Phoenix Light”) that hold RMBS certificates issued by 43 RMBS trusts, and seeking over U.S.$ 527 million of damages; (c) the Western and Southern Life Insurance Company and five related entities (collectively “Western & Southern”), as investors in 18 RMBS trusts, against the trustee for 10 of those trusts, which allegedly suffered total realized collateral losses of “tens of millions of dollars in damages,” although the complaint does not specify a damage amount; (d) Commerzbank AG, as an investor in 50 RMBS trusts, seeking recovery for alleged “hundreds of millions of dollars in losses;” and (e) IKB International, S.A. in Liquidation and IKB Deutsche Industriebank AG (collectively, “IKB”), as an investor in 37 RMBS trusts, seeking more than U.S.$ 268 million of damages. In the NCUA case, the trustee’s motion to dismiss for failure to state a claim is pending and discovery is stayed. In the Phoenix Light case, discovery is ongoing as to the 43 trusts that remain in the case. In the Western & Southern case, the trustee filed its answer to the amended complaint on November 18, 2016, and discovery is ongoing as to the ten trusts that remain in the case. In the Commerzbank case, the trustee’s motion to dismiss for failure to state a claim was granted in part and denied in part on February 10, 2017, and the trustee filed its answer on May 1, 2017; discovery is ongoing as to the 50 trusts in the case. In the IKB case, the court heard oral argument on the trustee’s motion to dismiss on May 3, 2017, but has not yet issued a decision. On June 20, 2017, the IKB plaintiffs stipulated to the dismissal with prejudice of all claims asserted against Deutsche Bank concerning four trusts. Discovery is ongoing.

The Group believes a contingent liability exists with respect to these eight cases, but at present the amount of the contingent liability is not reliably estimable.

Postbank Voluntary Public Takeover Offer. On September 12, 2010, Deutsche Bank announced the decision to make a voluntary takeover offer for the acquisition of all shares in Deutsche Postbank AG (Postbank). On October 7, 2010, the Bank published the official offer document. In its takeover offer, Deutsche Bank offered Postbank shareholders consideration of € 25 for each Postbank share. The takeover offer was accepted for a total of approximately 48.2 million Postbank shares.

In November 2010, a former shareholder of Postbank, Effecten-Spiegel AG, which had accepted the takeover offer, brought a claim against Deutsche Bank alleging that the offer price was too low and was not determined in accordance with the applicable law of the Federal Republic of Germany. The plaintiff alleges that Deutsche Bank had been obliged to make a mandatory takeover offer for all shares in Postbank, at the latest, in 2009. The plaintiff avers that, at the latest in 2009, the voting rights of Deutsche Post AG in Postbank had to be attributed to Deutsche Bank AG pursuant to Section 30 of the German Takeover Act. Based thereon, the plaintiff alleges that the consideration offered by Deutsche Bank AG for the shares in Postbank in the 2010 voluntary takeover offer needed to be raised to €57.25 per share.

The Cologne District Court dismissed the claim in 2011 and the Cologne appellate court dismissed the appeal in 2012. The Federal Court set aside the Cologne appellate court’s judgment and referred the case back to the appellate court. In its judgment, the Federal Court stated that the appellate court had not sufficiently considered the plaintiff’s allegation that Deutsche Bank AG and Deutsche Post AG “acted in concert” in 2009. The Cologne appellate court has scheduled a further hearing for November 8, 2017.

Starting in 2014, additional former shareholders of Postbank, who accepted the 2010 tender offer, brought similar claims as Effecten-Spiegel AG against Deutsche Bank which are pending with the Cologne District Court. After some of these plaintiffs applied for model case proceedings (Musterverfahren) under the German Capital Markets Model Case Act, Deutsche Bank decided to support the initiation of model case proceedings and filed motions for this with the Cologne District Court. The Cologne District Court announced its intention to publish a decision at the end of September 2017.

In September 2015, former shareholders of Postbank filed in the Cologne District Court shareholder actions against Postbank to set aside the squeeze-out resolution taken in the shareholders meeting of Postbank in August 2015. Among other things, the plaintiffs allege that Deutsche Bank was subject to a suspension of voting rights with respect to its shares in Postbank based on the allegation that Deutsche Bank failed to make a mandatory takeover offer at a higher price in 2009. The squeeze out is final and the proceeding itself has no reversal effect, but may result in damage payments. The claimants in this proceeding refer to legal arguments similar to those asserted in the Effecten-Spiegel proceeding described above. The Cologne District Court indicated its intention to publish a decision at the end of September 2017.

The legal question whether Deutsche Bank had been obliged to make a mandatory takeover offer for all Postbank shares prior to its 2010 voluntary takeover may also impact two pending appraisal proceedings (Spruchverfahren). These proceedings were initiated by former Postbank shareholders with the aim to increase the compensation paid in connection with the squeeze-out of Postbank shareholders in 2015 and the execution of a domination and profit and loss transfer (Beherrschungs- und Gewinnabführungsvertrag) agreement between DB Finanz-Holding AG and Postbank in 2012.

The Group has not disclosed whether it has established a provision or contingent liability with respect to these matters because it has concluded that such disclosure can be expected to prejudice seriously their outcome.

Precious Metals Investigations and Litigations. Deutsche Bank has received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to investigations of precious metals trading and related conduct. Deutsche Bank is cooperating with these investigations, and engaging with relevant authorities, as appropriate. Relatedly, Deutsche Bank has been conducting its own internal review of Deutsche Bank’s historic participation in the precious metals benchmarks and other aspects of its precious metals trading and precious metals business.

Deutsche Bank is a defendant in two consolidated class action lawsuits pending in the U.S. District Court for the Southern District of New York. The suits allege violations of U.S. antitrust law, the U.S. Commodity Exchange Act and related state law arising out of the alleged manipulation of gold and silver prices through participation in the Gold and Silver Fixes, but do not specify the damages sought. Deutsche Bank has reached agreements to settle both actions, the financial terms of which are not material to Deutsche Bank. The agreements remain subject to final court approval.

In addition, Deutsche Bank is a defendant in Canadian class action proceedings in the provinces of Ontario and Quebec concerning gold and silver. Each of the proceedings seeks damages for alleged violations of the Canadian Competition Act and other causes of action.

The Group has recorded provisions with respect to certain of these matters. The Group has not disclosed the amount of these provisions, nor has it disclosed whether it has established provisions with respect to other matters referred above or any contingent liability with respect to any of those matters, because it has concluded that such disclosure can be expected to prejudice seriously their outcome.

Russia/UK Equities Trading Investigation. Deutsche Bank has investigated the circumstances around equity trades entered into by certain clients with Deutsche Bank in Moscow and London that offset one another. The total volume of the transactions under review is significant. Deutsche Bank’s internal investigation of potential violations of law, regulation and policy and into the related internal control environment has concluded, and Deutsche Bank is assessing the findings identified during the investigation; to date it has identified certain violations of Deutsche Bank’s policies and deficiencies in Deutsche Bank’s control environment. Deutsche Bank has advised regulators and law enforcement authorities in several jurisdictions (including Germany, Russia, the U.K. and U.S.) of this investigation. Deutsche Bank has taken disciplinary measures with regards to certain individuals in this matter and will continue to do so with respect to others as warranted.

On January 30 and 31, 2017, the New York State Department of Financial Services (DFS) and UK Financial Conduct Authority (FCA) announced settlements with the Bank related to their investigations into this matter. The settlements conclude the DFS and the FCA’s investigations into the bank’s anti-money laundering (AML) control function in its investment banking division, including in relation to the equity trading described above. Under the terms of the settlement agreement with the DFS, Deutsche Bank entered into a Consent Order, and agreed to pay civil monetary penalties of U.S.$ 425 million and to engage an independent monitor for a term of up to two years. Under the terms of the settlement agreement with the FCA, Deutsche Bank agreed to pay civil monetary penalties of approximately GBP 163 million. On May 30, 2017, the Federal Reserve announced its settlement with the Bank resolving this matter as well as additional AML issues identified by the Federal Reserve. Deutsche Bank paid a penalty of U.S. $ 41 million. Deutsche Bank also agreed to retain independent third parties to assess its Bank Secrecy Act/AML program and review certain foreign correspondent banking activity of its subsidiary Deutsche Bank Trust Company Americas. The Bank is also required to submit written remediation plans and programs. The DFS, FCA and Federal Reserve settlement amounts were already materially reflected in existing litigation reserves.

Deutsche Bank continues to cooperate with regulators and law enforcement authorities, including the DOJ, which has its own ongoing investigation into these securities trades. The Group has recorded a provision with respect to the remaining investigation. The Group has not disclosed the amount of this provision because it has concluded that such disclosure can be expected to prejudice seriously the outcome of this matter.

Sovereign, Supranational and Agency Bonds (SSA) Investigations and Litigations. Deutsche Bank has received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to SSA bond trading. Deutsche Bank is cooperating with these investigations.

Deutsche Bank is a defendant in several putative class action complaints filed in the U.S. District Court for the Southern District of New York alleging violations of U.S. antitrust law and common law related to alleged manipulation of the secondary trading market for SSA bonds. These cases are in their early stages.

The Group has not disclosed whether it has established a provision or contingent liability with respect to these matters because it has concluded that such disclosure can be expected to prejudice seriously their outcome.

Trust Preferred Securities Litigation. Deutsche Bank and certain of its affiliates and former officers are the subject of a consolidated putative class action, filed in the United States District Court for the Southern District of New York, asserting claims under the federal securities laws on behalf of persons who purchased certain trust preferred securities issued by Deutsche Bank and its affiliates between October 2006 and May 2008. On July 25, 2016, the court issued a decision dismissing all claims as to three of the five offerings at issue, but allowed certain claims relating to the November 2007 and February 2008 offerings to proceed. On November 17, 2016, plaintiffs moved for class certification as to the November 2007 offering. On January 20, 2017, plaintiffs amended their motion for class certification to include the February 2008 offering and seek to add an additional individual as a proposed class representative. The court stayed all proceedings pending a decision by the Supreme Court of the United States in California Public Employees’ Retirement System v. ANZ Securities in which the Supreme Court was expected to consider whether the filing of a putative class action serves to toll the three-year time limitation in Section 13 of the Securities Act with respect to the claims of putative class members. This related to claims relating to the February 2008 offering. On June 26, 2017, the Supreme Court issued its opinion, holding that the three year provision in Section 13 is a statute of repose and is not subject to equitable tolling. By order dated July 20, 2017, the court invited defendants to move to dismiss all claims as to the February 2008 offering, and the court has scheduled a conference for October 16, 2017 to discuss the impact of ANZ. Once the court rules on the request, it is anticipated that the parties will proceed to plaintiffs’ request for class action certification and begin the discovery process.

The Group has not disclosed whether it has established a provision or contingent liability with respect to this matter because it has concluded that such disclosure can be expected to seriously prejudice its outcome.

U.S. Embargoes-Related Matters. Deutsche Bank has received requests for information from certain U.S. regulatory and law enforcement agencies concerning its historical processing of U.S. dollar payment orders through U.S. financial institutions for parties from countries subject to U.S. embargo laws. These agencies are investigating whether such processing complied with U.S. federal and state laws. In 2006, Deutsche Bank voluntarily decided that it would not engage in new U.S. dollar business with counterparties in Iran, Sudan, North Korea and Cuba and with certain Syrian banks, and to exit existing U.S. dollar business with such counterparties to the extent legally possible. In 2007, Deutsche Bank decided that it would not engage in any new business, in any currency, with counterparties in Iran, Syria, Sudan and North Korea and to exit existing business, in any currency, with such counterparties to the extent legally possible; it also decided to limit its non-U.S. dollar business with counterparties in Cuba. On November 3, 2015, Deutsche Bank entered into agreements with the New York State Department of Financial Services and the Federal Reserve Bank of New York to resolve their investigations of Deutsche Bank. Deutsche Bank paid the two agencies U.S.$ 200 million and U.S.$ 58 million, respectively, and agreed to terminate certain employees, not rehire certain former employees and install an independent monitor for one year. In addition, the Federal Reserve Bank of New York ordered certain remedial measures, specifically, the requirement to ensure an effective OFAC compliance program and an annual review of such program by an independent party until the Federal Reserve Bank of New York is satisfied as to its effectiveness. The investigations of the U.S. law enforcement agencies (including the DOJ) remain ongoing.

The Group has not disclosed whether it has established a provision or contingent liability with respect to this matter because it has concluded that such disclosure can be expected to prejudice seriously its outcome.

U.S. Treasury Securities Investigations and Litigations. Deutsche Bank has received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to U.S. Treasuries auctions, trading, and related market activity. Deutsche Bank is cooperating with these investigations.

Deutsche Bank is a defendant in several putative class actions alleging violations of U.S. antitrust law, the U.S. Commodity Exchange Act and common law related to the alleged manipulation of the U.S. Treasury securities market. These cases are in their early stages and have been consolidated in the Southern District of New York.

The Group has not disclosed whether it has established a provision or contingent liability with respect to these matters because it has concluded that such disclosure can be expected to prejudice seriously their outcome.

Certain Other Non-Current Material Litigation Matters (from 2016 SEC form 20-F)

Kaupthing CLN Claims. In June 2012, Kaupthing hf, an Icelandic stock corporation, acting through its winding-up committee, issued Icelandic law claw back claims for approximately € 509 million (plus costs, as well as interest calculated on a damages rate basis and a late payment rate basis) against Deutsche Bank in both Iceland and England. The claims were in relation to leveraged credit linked notes (“CLNs”), referencing Kaupthing, issued by Deutsche Bank to two British Virgin Island special purpose vehicles (“SPVs”) in 2008. The SPVs were ultimately owned by high net worth individuals. Kaupthing claimed to have funded the SPVs and alleged that Deutsche Bank was or should have been aware that Kaupthing itself was economically exposed in the transactions. Kaupthing claimed that the transactions were voidable by Kaupthing on a number of alternative grounds, including the ground that the transactions were improper because one of the alleged purposes of the transactions was to allow Kaupthing to influence the market in its own CDS (credit default swap) spreads and thereby its listed bonds. Additionally, in November 2012, an English law claim (with allegations similar to those featured in the Icelandic law claims) was commenced by Kaupthing against Deutsche Bank in London (together with the Icelandic proceedings, the “Kaupthing Proceedings”). Deutsche Bank filed a defense in the Icelandic proceedings in late February 2013. In February 2014, proceedings in England were stayed pending final determination of the Icelandic proceedings. Additionally, in December 2014, the SPVs and their joint liquidators served Deutsche Bank with substantively similar claims arising out of the CLN transactions against Deutsche Bank and other defendants in England (the “SPV Proceedings”). The SPVs claimed approximately € 509 million (plus costs, as well as interest), although the amount of that interest claim was less than in Iceland. Deutsche Bank has now reached a settlement of the Kaupthing and SPV Proceedings which has been paid in the first quarter of 2017. The settlement amount is already fully reflected in existing litigation reserves and no additional provisions have been taken for this settlement.

Certain Other Non-Current Material Litigation Matters (from 2015 SEC form 20-F)

High Frequency Trading/Dark Pool Trading. Deutsche Bank has received requests for information from certain regulatory authorities related to high frequency trading and the operation of Deutsche Bank’s alternative trading system (“ATS” or “Dark Pool”), SuperX. The Bank is cooperating with these requests. The Group has recorded a provision with respect to this matter. The Group has not disclosed the amount of this provision because it has concluded that such disclosure can be expected to prejudice seriously the outcome of this matter.

Deutsche Bank was initially named as a defendant in putative class action complaints alleging violations of U.S. securities laws related to high frequency trading, but in their consolidated amended complaint filed September 2, 2014, the plaintiffs did not include Deutsche Bank as a defendant.

Certain Other Non-Current Material Litigation Matters (from 2014 SEC form 20-F)

Credit Default Swap Antitrust Matters. On July 1, 2013, the European Commission (EC) issued a Statement of Objections (the “SO”) against Deutsche Bank, Markit Group Limited (Markit), the International Swaps and Derivatives Association, Inc. (ISDA), and twelve other banks alleging anti-competitive conduct under Article 101 of the Treaty on the Functioning of the European Union (TFEU) and Article 53 of the European Economic Area Agreement (the “EEA Agreement”). The SO sets forth preliminary conclusions of the EC that (i) attempts by certain entities to engage in exchange trading of unfunded credit derivatives were foreclosed by improper collective action in the period from 2006 through 2009, and (ii) the conduct of Markit, ISDA, Deutsche Bank and the twelve other banks constituted a single and continuous infringement of Article 101 of the TFEU and Article 53 of the EEA Agreement. If the EC finally concludes that infringement occurred, it may seek to impose fines and other remedial measures on Deutsche Bank, Markit, ISDA and the twelve other banks. Deutsche Bank filed a response contesting the EC’s preliminary conclusions in January 2014. Deutsche Bank and other SO addressees presented orally the key elements of their responses at an oral hearing in May 2014. Following the oral hearing, the EC announced its intention to carry out a further investigation of the facts.

Antitrust Litigation regarding Credit Default Swaps. A multi-district civil class action is currently pending in the United States District Court for the Southern District of New York against Deutsche Bank and numerous other credit default swap (CDS) dealer banks, as well as Markit and ISDA. Plaintiffs filed a second consolidated amended class action complaint on April 11, 2014 alleging that the banks conspired with Markit and ISDA to prevent the establishment of exchange-traded CDS, with the effect of raising prices for over-the-counter CDS transactions. Plaintiffs seek to represent a class of individuals and entities located in the United States or abroad who, during a period from January 1, 2008 through December 31, 2013, directly purchased CDS from or directly sold CDS to the dealer defendants in the United States. Defendants moved to dismiss the second consolidated amended class action complaint on May 23, 2014. On September 4, 2014, the court granted in part and denied in part the motion to dismiss. Discovery on plaintiffs’ remaining claims is ongoing.

Credit Correlation. Certain regulatory authorities are investigating Deutsche Bank’s bespoke credit correlation trading book and certain risks within that book, during the credit crisis. Issues being examined include the methodology used to value positions in the book as well as the robustness of controls governing the application of valuation methodologies. Deutsche Bank has been in discussions with the SEC staff regarding the resolution of its investigation in this matter. There can be no assurance that such a resolution will be achieved.

CFTC Administrative Action 01/29/2018 (included by the Sponsor from the CFTC website and not provided by DB)

On January 29, 2018, the CFTC issued an Order filing and settling charges against Deutsche Bank AG (DB AG) and Deutsche Bank Securities Inc. (DBSI) (collectively, DB), requiring DB to pay a $30 million civil monetary penalty and to undertake remedial relief. The Order finds that from at least February 2008 and continuing through at least September 2014, DB AG, by and through certain precious metals traders (Traders), engaged in a scheme to manipulate the price of precious metals futures contracts by utilizing a variety of manual spoofing techniques with respect to precious metals futures contracts traded on the Commodity Exchange, Inc. (COMEX), and by trading in a manner to trigger customer stop-loss orders.

Certain Other Non-Material Litigation Matters

We note that a full history of various other non-material civil litigation and regulatory enforcement matters can be found in the Group’s publicly filed SEC forms at the citation referred to above. We note in addition that there may be other civil litigation and regulatory enforcement matters which are not significant enough to be included in such filed SEC forms. These may include orders that relate to failure to properly report swaps transactions. For example, on September 30, 2015, the CFTC issued an order filing and simultaneously settling charges against us for failing to properly report our swaps transactions from in or about January 2013 until July 2015. The CFTC order found that we did not diligently address and correct the reporting errors until the Bank was notified of the CFTC’s investigation, and failed to have an adequate swaps supervisory system governing its swaps reporting requirements. Such order required us to pay a $2.5 million civil monetary penalty and comply with undertakings to improve our internal controls to ensure the accuracy and integrity of our swaps reporting.

Societe Generale (“SG”)

Like many financial institutions, SG is party to numerous litigations, including class actions lawsuits in the U.S., and to regulatory investigations. The consequences, as assessed on a quarterly basis, of those that are liable to have or have recently had a material impact on the financial condition of SG, its results or its business are provisioned in SG’s financial statements. Details are set out in SG’s registration document and its updates concerning major cases. The current litigation disclosures in the 2016 registration statement, filed on March 8, 2017, and the most recent updates, filed on May 4, 2017, are set forth below. Other litigation matters and investigations either have no material effect on SG’s financial condition or it is still too early to determine at this stage whether they may have such an impact. The disclosures below as well as prior disclosures (dating back 10 years) are available on the SG website at www.societegenerale.com

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Beginning in 2006, Societe Generale, along with numerous other banks, financial institutions, and brokers, received requests for information from the US Internal Revenue Service, the Securities and Exchange Commission and the Antitrust Division of the Department of Justice, focused on alleged noncompliance with various laws and regulations relating to the provision to governmental entities of Guaranteed Investment Contracts (“GICs”) and related products in connection with the issuance of tax-exempt municipal bonds. Societe Generale has cooperated with the US authorities.

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On 24th October 2012, the Court of Appeal of Paris confirmed the first judgment delivered on 5th October 2010, finding Jérôme Kerviel guilty of breach of trust, fraudulent insertion of data into a computer system, forgery and use of forged documents. Jérôme Kerviel was sentenced to serve a prison sentence of five years, two years of which are suspended, and was ordered to pay EUR 4.9 billion as damages to the Bank. On 19th March 2014, the Supreme Court confirmed the criminal liability of Jérôme Kerviel. This decision puts an end to the criminal proceedings. On the civil front, the Supreme Court has departed from its traditional line of case law regarding the compensation of victims of criminal offences against property, and remanded the case before the Court of Appeal of Versailles for a ruling on damages. On 23rd September 2016, the Versailles Court of Appeal rejected Jérôme Kerviel’s request for an expert determination of the damage suffered by Societe Generale, and therefore confirmed that the net losses suffered by the Bank as a result of his criminal conduct amount to EUR4.9 billion. It also declared Jérôme Kerviel partially responsible for the damage caused to Societe Generale and sentenced him to pay to Societe Generale EUR 1 million. Societe Generale and Jérôme Kerviel did not appeal before the Supreme Court. Societe Generale considers that this judgment has no impact on its tax situation, although the tax treatment of the EUR 4.9 billion net loss caused by Jérôme Kerviel’s fraudulent acts has not, at this time, been definitively validated by the French tax authorities and a dispute on this subject before the competent courts is still possible.

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Between 2003 and 2008, Societe Generale had set up gold consignment lines with the Turkish group Goldas. In February 2008, Societe Generale was alerted to a risk of fraud and embezzlement of gold stocks held by Goldas. These suspicions were rapidly confirmed following the failure by Goldas to pay or refund gold worth EUR 466.4 million. Societe Generale brought civil proceedings against its insurers and various Goldas Group entities. Goldas launched various proceedings in Turkey and in the UK against Societe Generale. The proceedings brought by Societe Generale against its insurers in France are still pending.

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Societe Generale Algeria (“SGA”) and several of its branch managers are being prosecuted for breach of Algerian laws on exchange rates and capital transfers with other countries. The defendants are accused of having failed to make complete or accurate statements to the Bank of Algeria on capital transfers in connection with exports or imports made by clients of SGA. The events were discovered during investigations by the Bank of Algeria, which subsequently filed civil claims before the criminal court. Sentences were delivered by the court of appeal against SGA and its employees in some proceedings, while charges were dropped in other ones. To date, twelve cases have ended in favour of SGA and nine remain pending, eight of which before the Supreme Court.

•	In the early 2000s, the French banking industry decided to transition to a new digital system in order to streamline cheque clearing.

To support this reform (known as EIC – Echange d’Images Chèques), which has contributed to the improvement of cheque payments’ security and to the fight against fraud, the banks established several interbank fees (including the CEIC which was abolished in 2007). These fees were implemented under the aegis of the banking sector supervisory authorities, and to the knowledge of the public authorities.

On 20th September 2010, after several years of investigation, the French competition authority considered that the joint implementation and the setting of the amount of the CEIC and of two additional fees for related services were in breach of competition law. The authority fined all the participants to the agreement (including the Banque de France) a total of approximately EUR 385 million. Societe Generale was ordered to pay a fine of EUR 53.5 million and Credit du Nord, its subsidiary, a fine of EUR 7 million.

However, in its 23rd February 2012 order, the French Court of Appeal, to which the matter was referred by all the banks involved except Banque de France, upheld the absence of any competition law infringement, allowing the banks to recoup the fines paid. On 14th April 2015, the Supreme Court quashed and annulled the Court of Appeal decision on the grounds that the latter did not examine the arguments of two third parties who voluntarily intervened in the proceedings. The case was heard again on 3rd and 4th November 2016 by the Paris Court of Appeal before which the case was remanded. The decision is expected on 11th May 2017.

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Societe Generale Private Banking (Suisse), along with several other financial institutions, has been named as a defendant in a putative class action that is pending in the US District Court for the Northern District of Texas. The plaintiffs seek to represent a class of individuals who were customers of Stanford International Bank Ltd. (“SIBL”), with money on deposit at SIBL and/or holding Certificates of Deposit issued by SIBL as of 16th February 2009. The plaintiffs allege that they suffered losses as a result of fraudulent activity at SIBL and the Stanford Financial Group or related entities, and that the defendants bear some responsibility for those alleged losses. The plaintiffs further seek to recoup payments made through or to the defendants on behalf of SIBL or related entities on the basis that they are alleged to have been fraudulent transfers. The Official Stanford Investors Committee (“OSIC”) was permitted to intervene and filed a complaint against Societe Generale Private Banking (Suisse) and the other defendants seeking similar relief.

The motion by Societe Generale Private Banking (Suisse) to dismiss these claims on grounds of lack of jurisdiction was denied by the court by order filed 5th June 2014. Societe Generale Private Banking (Suisse) sought reconsideration of the Court’s jurisdictional ruling, which the Court ultimately denied. On 21st April 2015, the Court permitted the substantial majority of the claims brought by the plaintiffs and the OSIC to proceed.

In May 2015, the plaintiffs filed a motion for class certification, which Societe Generale Private Banking (Suisse) has opposed. The motion is now pending for decision.

On 22nd December 2015, the OSIC filed a motion for partial summary judgment seeking return of a transfer of USD 95 million to Societe Generale Private Banking (Suisse) made in December 2008 (prior to the Stanford insolvency) on the grounds that it is voidable under Texas state law as a fraudulent transfer. Briefing on this motion is ongoing.

Connected with the allegations in this class action, Societe Generale Private Banking (Suisse) and Societe Generale have also received requests for documents and other information from the US Department of Justice. Societe Generale Private Bank (Suisse) and Societe Generale has cooperated with the US authorities.

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Societe Generale, along with other financial institutions, has received formal requests for information from several authorities in Europe, the US and Asia, in connection with investigations regarding submissions to the British Bankers Association for setting certain London Interbank Offered Rates (“Libor”) and submissions to the European Banking Federation (now the EBF-FBE) for setting the Euro Interbank Offered Rate (“Euribor”), as well as trading in derivatives indexed to various benchmark rates. Societe Generale is cooperating with the investigating authorities.

Societe Generale, along with other financial institutions, was named as a defendant in five putative class actions and several individual (non-class) actions in connection with its involvement in the setting of US Dollar Libor rates and trading in derivatives indexed to Libor. The actions were brought by purchasers of certain exchange-based derivatives contracts, over-the-counter derivatives contracts, bonds, equity securities and mortgages, and are pending before a single judge in the US District Court in Manhattan. The actions variously allege violations of, among other laws, US antitrust laws, the US Commodity Exchange Act (“CEA”), and numerous state laws. On 23rd June 2014, the court dismissed the claims against Societe Generale in putative class actions brought by purchasers of certain over-the-counter derivative contracts and purchasers of certain exchange-based derivative contracts. On 5th March 2015, Societe Generale was voluntarily dismissed from a third putative class action brought by purchasers of adjustable rate mortgages tied to Libor. The two other putative class actions are effectively stayed pending resolution of the appeal described below. On 20th October 2015, the court dismissed the claims against Societe Generale in an individual action brought by the liquidating agent of several failed credit unions. On 4th August 2015, the court dismissed several claims asserted by individual plaintiffs, but permitted some state law claims to proceed against defendants in limited circumstances. On 23rd May 2016, the Second Circuit vacated the District Court’s dismissal of plaintiffs’ antitrust claims, and remanded the claims for further proceedings. On 19th August 2016, briefing was completed on renewed motions to dismiss plaintiffs’ antitrust claims on merits and jurisdictional grounds filed by Societe Generale and other defendants in the District Court. On 20th December 2016, the court dismissed plaintiff’s antitrust claims against Societe Generale on personal jurisdiction grounds. As a result of that decision and prior rulings by the District Court, all claims against Societe Generale have been dismissed. The District Court has not yet entered judgment on the dismissal of those claims.

Societe Generale, along with other financial institutions, also has been named as a defendant in two putative class actions in the US District Court in Manhattan brought by purchasers or sellers of Euroyen derivative contracts on the Chicago Mercantile Exchange (“CME”), and purchasers of over-the-counter derivative contracts, respectively, who allege that their instruments were traded or transacted at artificial levels due to alleged manipulation of Yen LIBOR and Euroyen TIBOR rates. These actions allege violations of, among other laws, the US antitrust laws, the CEA, the civil provisions of the Racketeer Influenced Corrupt Organization (“RICO”) Act, and state laws. On 28th March 2014, the court dismissed the exchange-based plaintiffs’ antitrust claims, among others, but permitted certain CEA claims to proceed. On 31st March 2015, the court denied the exchange-based plaintiffs’ motion for leave to add a RICO claim and additional class representatives, who sought to assert CEA, RICO and state law claims.

On 8th October 2015, the court denied a motion filed by the California State Teachers’ Retirement System (“CalSTRS”) to intervene as plaintiff in the exchange-based case. CalSTRS appealed that decision to the US Court of Appeals for the Second Circuit, and voluntarily withdrew the appeal on 8th June 2016. On 29th February 2016, exchange-based plaintiffs filed their Third Amended Complaint adding CEA claims for an extended putative class period against all defendants. On 16th May 2016, Societe Generale filed its answer to the Third Amended Complaint in the exchange-based action and, along with other financial institutions, filed a motion to dismiss the additional CEA claims in that Complaint. On 29th September 2016, Societe Generale and two other financial institutions filed a motion for relief from the District Court’s November 2014 order in the exchange-based action that denied them leave to file a motion to dismiss the Complaint for lack of personal jurisdiction, or, alternatively, certification of that order for appeal. Motions to dismiss the over-the-counter plaintiffs’ claims have been filed, and oral argument on those motions was held on 5th May 2016.

Societe Generale, along with other financial institutions, also has been named as a defendant in a putative class action in the US District Court in Manhattan brought on behalf of purchasers or sellers of futures contracts on the LIFFE exchange, Euro currency futures contracts on the CME, Euro interest rate swaps, or Euro foreign exchange forwards, who allege that their instruments traded or that they transacted at artificial levels due to alleged manipulation of Euribor rates. The action alleges violations of, among other laws, US antitrust laws and the CEA as the index in question is a Euro index. Motions to dismiss have been filed.

Societe Generale, along with other financial institutions, has been named as a defendant in litigation in Argentina brought by a consumer association on behalf of Argentine consumers who held government bonds or other instruments that paid interest tied to US Dollar Libor. The allegations concern violations of Argentine consumer protection law in connection with an alleged manipulation of the US Dollar Libor rate. On 25th August 2016, the Argentine Court of Appeal issued a decision directing that the actions against the various financial institutions (including the action against Societe Generale) be consolidated before a single judge. Societe Generale has not yet been served with the complaint in this matter.

On 4th December 2013, the European Commission issued a decision further to its investigation into the EURIBOR rate, which provides for the payment by Societe Generale of an amount of EUR 445.9 million in relation to events that occurred between March 2006 and May 2008. Societe Generale has filed an appeal with the Luxembourg Court regarding the method used to determine the value of the sales that served as a basis for the calculation of the fine. On 6th April 2016, Societe Generale obtained a EUR 218 million discount on the fine after having withdrawn its appeal. The fine therefore decreased from EUR 445.9 million to EUR 227.72 million, and Societe Generale will receive, in addition to the reimbursement of the capital, interest calculated by the Commission.

On 5th December 2016, the Swiss competition authority (COMCO) approved an amicable settlement with four banks, among which Societe Generale, to close its investigation related to events which occurred between March 2006 and May 2008. Under the terms of this settlement, Societe Generale was fined CHF 3.254 million, i.e. approximately EUR 3 million.

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On 10th December 2012, the French Supreme Administrative Court (Conseil d’État) rendered two decisions confirming that the “précompte tax” which used to be levied on corporations in France does not comply with EU law and defined a methodology for the reimbursement of the amounts levied by the tax authorities. However, such methodology considerably reduces the amount to be reimbursed. Societe Generale purchased in 2005 the “précompte tax” claims of two companies (Rhodia and Suez, now ENGIE) with a limited recourse on the selling companies. One of the above decisions of the French Supreme Administrative Court relates to Rhodia. Societe Generale has brought proceedings before the French administrative courts. The latest court decision rendered is a rejection, on 1st February 2016 by the French Administrative Supreme Court, of an appeal lodged by ENGIE and Societe Generale.

Several French companies applied to the European Commission, who considered that the decisions handed down by the French Supreme Administrative Court on 10th December 2012, which were supposed to implement the decision rendered by the Court of Justice of the European Union C-310/09 on 15th September 2011, infringed a number of principles of European law. The European Commission subsequently brought infringement proceedings against the French Republic in November 2014, and since then confirmed its position by publishing a reasoned opinion on 29th April 2016 and by referring the matter to the Court of Justice of the European Union on 8th December 2016.

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Societe Generale has engaged in discussions with the US Office of Foreign Assets Control, the US Department of Justice, the office of the District Attorney of New York County, the Board of Governors of the Federal Reserve System in Washington, the Federal Reserve Bank of New York, and the New York State Department of Financial Services in relation to US dollar transfers made by Societe Generale on behalf of entities based in countries that are the subject of economic sanctions ordered by the US authorities. In connection with these discussions, Societe Generale is conducting an internal review and is cooperating with the US authorities.

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On 22nd May 2013, the ACPR launched disciplinary proceedings against Societe Generale in relation to the resources and procedures deployed by it pursuant to the legal requirements relating to the “right to a bank account” (droit au compte). On 11th April 2014, the ACPR sanctions commission imposed the following sanctions on Societe Generale: a fine of EUR 2 million, a reprimand, and the publication of the decision. In May 2014, Societe Generale referred this decision to the French Supreme Administrative Court (Conseil d’État). By a judgment handed down on 14th October 2015, the French Supreme Administrative Court cancelled the ACPR’s penalty of 11th April 2014. By a letter dated 9th November 2015, the ACPR informed Societe Generale that it would resume the proceedings before the sanctions commission. The college representative filed its brief on 18th December 2015. The hearing was held in front of the ACPR sanctions commission on 2nd May 2016. On 19th May 2016, the ACPR sanctions commissions imposed on Societe Generale a fine of EUR 800,000 and a reprimand. This matter has now been closed.

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On 7th March 2014, the Libyan Investment Authority (“LIA”) brought proceedings against Societe Generale before the High Court of England regarding the conditions pursuant to which LIA entered into certain investments with the Societe Generale Group. LIA alleges that Societe Generale and other parties who participated in the conclusion of the investments notably committed acts amounting to corruption. Societe Generale firmly refutes such allegations and any claim calling into question the lawfulness of these investments. The English Court decided that the trial hearing will take place in April 2017. Also, on 8th April 2014, the US Department of Justice served Societe Generale with a subpoena requesting the production of documents relating to transactions with Libyan entities and individuals, including the LIA. On 4th October 2016, the Securities and Exchange Commission served Societe Generale with a subpoena on the same subject matter. Societe Generale is cooperating with US authorities.

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Societe Generale, along with other financial institutions, has been named as a defendant in a putative class action alleging violations of US antitrust laws and the CEA in connection with its involvement in the London Gold Market Fixing. The action is brought on behalf of persons or entities that sold physical gold, sold gold futures contracts traded on the CME, sold shares in gold ETFs, sold gold call options traded on CME, bought gold put options traded on CME, sold over-the-counter gold spot or forward contracts or gold call options, or bought over-the-counter gold put options. The action is pending in the US District Court in Manhattan. Motions to dismiss the action were denied by an order dated 4th October 2016, and discovery is underway. Societe Generale and certain subsidiaries, along with other financial institutions, have also been named as defendants in a putative class action in Canada (Ontario Superior Court in Toronto) involving similar claims.

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On 30th January 2015, the US Commodity Futures Trading Commission served Societe Generale with a subpoena requesting the production of information and documents concerning trading in precious metals done since 1st January 2009. Societe Generale is cooperating with the authorities.

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Societe Generale Americas Securities, LLC (“SGAS”), along with other financial institutions, has been named as a defendant in several putative class actions alleging violations of US antitrust laws and the CEA in connection with its activities as a US Primary Dealer, buying and selling US Treasury securities. The cases have been consolidated in the US District Court in Manhattan. SGAS’s time to respond to the complaints has not yet been set.

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Societe Generale, along with several other financial institutions, has been named as a defendant in a putative class action alleging violations of US antitrust laws and the CEA in connection with foreign exchange spot and derivatives trading. The action is brought by persons or entities that transacted in certain over-the-counter and exchange-traded foreign exchange instruments. The litigation is pending in the US District Court in Manhattan. Motions to dismiss were denied, and discovery is underway. A separate putative class action on behalf of a class of exchange-traded fund purchasers was filed on 26th September 2016. Motions to dismiss were filed on 23rd January 2017. Societe Generale and certain subsidiaries, along with other financial institutions, have also been named as defendants in two putative class actions in Canada (in the Ontario Superior Court in Toronto and Quebec Superior Court in Quebec City) involving similar claims.

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On 31st May 2016, Societe Generale and certain US affiliates received a subpoena from the Civil Division of the United States Attorney’s Office for the Eastern District of New York (“USAO”) requesting the production of information and documents concerning residential mortgage-backed securities (“RMBS”) issued by Societe Generale affiliates in New York. On 19th September 2016, the USAO served a supplemental subpoena seeking information and documents concerning collateralized debt obligations backed by RMBS securities issued by Societe Generale affiliates in New York. Societe Generale has reached a settlement with the DOJ and agreed to pay a civil penalty of USD 50 million.

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Further to an inspection conducted from 8th September to 1st December 2015 at Societe Generale’s offices in order to review the Group’s suspicious transaction reporting policies and procedures, the ACPR gave Societe Generale notice on 26th July 2016 of the opening of enforcement proceedings against it. The hearing before the enforcement commission may be held during the second semester of 2017.

May 4, 2017 litigation update to the 2016 Registration Document

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In the litigation involving the setting of US Dollar Libor that is pending in Federal court in Manhattan, on 13th January 2017, the putative class of exchange-traded derivatives plaintiffs filed a motion seeking leave from to file a further amended complaint adding antitrust claims that plaintiffs contend the court has not yet addressed. Briefing on that motion was completed on 16th March 2017 and the parties are awaiting a ruling. Several class and individual plaintiffs have moved the court for entry of partial final judgment on its prior rulings so that plaintiffs can appeal the dismissal of their claims.

In the litigation involving the setting of Japanese Yen Libor that is pending in Federal court in Manhattan, on 10th March 2017, the court dismissed the claims of the putative class of the over-the-counter derivatives plaintiffs in their entirety. Plaintiffs filed a notice of appeal from that decision to the on 3rd April 2017. In connection with the putative class of listed derivatives plaintiffs, on 10th March 2017, the court dismissed plaintiffs’ Commodity Exchange Act claims added in their Third Amended Complaint.

In the litigation involving the setting of Euribor that is pending in Federal court in Manhattan, on 21st February 2017, the court dismissed all claims against Societe Generale (and the other foreign banks). The court dismissed several claims on substantive grounds: three of the four antitrust counts, all three CEA counts, and the two counts brought under RICO. As to the counts not dismissed on substantive grounds – one antitrust count and two state common law counts – the court dismissed them as to Societe Generale and the other foreign defendants for lack of personal jurisdiction. Because claims remain against two U.S. banks, the decision is not immediately appealable. On 18th April 2017, the court denied plaintiffs’ motion for leave to file an amended complaint which purported to cure the deficiencies in plaintiffs’ jurisdictional allegations against the foreign banks.

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Between 2003 and 2008, Societe Generale had set up gold consignment lines with the Turkish group Goldas. In February 2008, Societe Generale was alerted to a risk of fraud and embezzlement of gold stocks held by Goldas. These suspicions were rapidly confirmed following the failure by Goldas to pay or refund gold worth EUR 466.4 million. Societe Generale brought civil proceedings against its insurers and various Goldas Group entities. Goldas launched various proceedings in Turkey against Societe Generale. In the action brought by Société Générale against Goldas in the UK, Goldas applied to have the action of SG struck-out and applied to the UK court for damages. On 3rd April 2017, the UK court granted both applications and will, after an inquiry into damages, rule on the amount due to Goldas, if any. Société Générale has requested leave to appeal to the Court of Appeal. On 16th February 2017, the Paris Commercial Court dismissed Société Générale’s claims against its insurers. Société Générale filed an appeal against this decision.

On 3rd May 2017, Société Générale and the Libyan Investment Authority reached a settlement agreement putting an end to the dispute pending before the English courts since March 2014. Also, on 8th April 2014, the US Department of Justice served Societe Generale with a subpoena requesting the production of documents relating to transactions with Libyan entities and individuals, including the LIA. On 4th October 2016, the Securities and Exchange Commission served Societe Generale with a subpoena on the same subject matter. Societe Generale continues to cooperate with US authorities.

August 3, 2017 litigation update to the 2016 Registration Document

As to US Dollar Libor, the District Court has dismissed all claims against Societe Generale in two of the putative class actions and in all of the individual actions. In June and July 2017, the District Court entered partial final judgment on the dismissal of antitrust claims asserted against Societe Generale by the class plaintiffs and a number of the individual plaintiffs. Those plaintiffs have now appealed the dismissal of their antitrust claims to the United States Court of Appeals for the Second Circuit. Two other putative class actions are effectively stayed pending resolution of these appeals. The District Court has not yet entered judgment on its dismissal of the other claims asserted against Societe Generale.

As to Japanese Yen Libor, plaintiff’s deadline to move for class certification is 17th October 2018.

In the matter of Jérôme Kerviel, as indicated by the Ministry of Economy and Finance, the French Tax administration has assessed the tax consequences of Societe Generale’s losses. The position of the administration is still being discussed and a dispute on this subject before the competent courts is still possible.

The decision of the Paris Court of Appeal in the EIC matter is expected on 28th September 2017.

In the putative class action alleging violations of US antitrust laws and the CEA in connection with its involvement in the London Gold Market Fixing, Societe Generale and certain subsidiaries, along with other financial institutions, have also been named as defendants in a putative class action in Canada (Ontario Superior Court in Toronto and Quebec Superior Court in Quebec City) involving similar claims.

In the putative class action alleging violations of US antitrust laws and the CEA in connection with foreign exchange spot and derivatives trading, motions to dismiss were denied, and discovery is underway. Separate putative class actions on behalf of putative classes of indirect purchasers are also pending. Motions to dismiss will be filed on 4th August 2017. The Societe Generale defendants in two putative class actions in Canada (in the Ontario Superior Court in Toronto and Quebec Superior Court in Quebec City) have reached a settlement in these actions of CAD 1.8 million, which is pending court approval. Hearings to approve the settlement are scheduled for 18th September 2017, in Ontario and 22th September 2017, in Quebec. Pursuant to the inspection conducted from 8th September to 1st December 2015 at Societe Generale’s offices in order to review the Group’s suspicious transaction reporting policies and procedures, on 19th July 2017, the enforcement commission issued a reprimand against Societe Generale and ordered it to pay a EUR 5 million fine.

CFTC Administrative Action 17-01 12/7/2016 (included by the Sponsor from the CFTC website and not provided by SG)

The U.S. Commodity Futures Trading Commission (CFTC) on December 7, 2016 issued an Order filing and simultaneously settling charges against Société Générale SA (Société Générale) for failing to properly report certain non-deliverable forward transactions to a swap data repository (SDR), and failing to timely report to an SDR a large number of FX swap, FX forward, and non-deliverable forward transactions, in violation of the Commodity Exchange Act (CEA) and CFTC Regulations. Société Générale is a swap dealer headquartered in Paris, France that has been provisionally registered with the CFTC in that capacity since December 31, 2012. Société Générale was ordered to pay a civil monetary penalty in the amount of $450,000.

CFTC Action 18-14 06/04/2018 (included by the Sponsor from the CFTC website and not provided by SG)

On June 4, 2018, the U.S. Commodity Futures Trading Commission (CFTC) issued an order filing and settling charges against Société Générale S.A. (Société Générale or the Bank) for attempted manipulation of and false reporting in connection with the London Interbank Offered Rate (LIBOR) for U.S. Dollar, Yen and Euro, and the Euro Interbank Offered Rate (Euribor), certain instances of manipulation of Yen LIBOR, and aiding and abetting traders at another bank in their attempts to manipulate Euribor. The Bank’s misconduct spans more than six years, from 2006 through mid-2012. The CFTC Order requires Société Générale to pay a civil monetary penalty of $475 million, cease and desist from further violations as charged, and adhere to specific undertakings to ensure the integrity of its LIBOR, Euribor, and other benchmark interest rate submissions in the future.

UBS AG (“UBS”)

UBS AG’s (“UBS”) principal business address is Bahnhofstrasse 45, Zurich, CH 8001, Switzerland. UBS is acting as a swap dealer for the Funds. UBS AG is registered in the US with National Futures Association (NFA) as a provisionally registered Swap Dealer.

UBS is and has been a defendant in numerous legal proceedings, including actions brought by regulatory organizations and government agencies, relating to its derivatives, securities and commodities business that allege various violations of federal and state securities laws. UBS files annual reports and quarterly reports in which it discloses material information about UBS matters, including information about any material litigation or regulatory investigation. Full details on the items noted below can be found here: (https://www.ubs.com/global/en/about_ubs/investor_relations/quarterly_reporting/2016.html).

In July 2013 the European Commission issued a Statement of Objections against multiple CDS dealers including UBS and UBS Securities, as well as data service provider Markit and the International Swaps and Derivatives Association (“ISDA”). The Statement of Objections broadly alleges that the dealers infringed European Union (“EU”) antitrust rules by colluding to prevent exchanges from entering the credit derivatives market between 2006 and 2009. UBS and UBS Securities have submitted their response to the Statement of Objections in January 2014 and presented their position in an oral hearing in May 2014. Since mid-2009, the Antitrust Division of the DOJ has also been investigating whether multiple dealers, including UBS and UBS Securities, conspired with each other and with Markit to restrain competition in the markets for CDS trading, clearing and other services. Between May 2013 and November 2013, several putative class action complaints were filed against multiple dealers, including UBS and UBS Securities, as well as Markit and ISDA, alleging violations of the U.S. Sherman Antitrust Act (“Sherman Act”) and common law. In January 2014 and April 2014, after the cases were consolidated for pretrial purposes in U.S. federal court in New York, plaintiffs filed a consolidated amended complaint. Plaintiffs allege that the defendants unlawfully conspired to restrain competition in and/or monopolize the market for CDS trading in the U.S. in order to protect the dealers’ profits from trading CDS in the over-the-counter market. Plaintiffs assert claims on behalf of all purchasers and sellers of CDS that transacted directly with any of the dealer defendants since January 1, 2008, and seek unspecified trebled compensatory damages and other relief.

Since 2013, UBS (France) S.A. and UBS and certain former employees have been under investigation in France for alleged complicity in having illicitly solicited clients on French territory and regarding the laundering of proceeds of tax fraud and of banking and financial solicitation by unauthorized persons. In connection with this investigation, the investigating judges ordered UBS to provide bail (“caution”) of EUR 1.1 billion and UBS (France) S.A. to post bail of EUR 40 million, which was reduced on appeal to EUR 10 million. In February 2016, the investigating judges notified UBS and UBS (France) S.A. that they have closed their investigation. In July 2016, UBS and UBS (France) S.A. received the National Financial Prosecutor’s recommendation (“réquisitoire”). In March 2017, the investigating judges issued the trial order (“ordonnance de renvoi”) that charges UBS and UBS (France) S.A., as well as various former employees, with illicit solicitation of clients on French territory and with participation in the laundering of the proceeds of tax fraud, and which transfers the case to court. UBS has been notified by the Belgian investigating judge that it is under formal investigation (“inculpé”) regarding the laundering of proceeds of tax fraud and of banking, financial solicitation by unauthorized persons and serious tax fraud. In 2015, UBS received inquiries from the US Attorney’s Office for the Eastern District of New York and from the US Securities and Exchange Commission (SEC), which are investigating potential sales to US persons of bearer bonds and other unregistered securities in possible violation of the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) and the registration requirements of the US securities laws. UBS is cooperating with the authorities in these investigations.

In 2014, UBS reached a settlement with the Office of the Commissioner of Financial Institutions for the Commonwealth of Puerto Rico (OCFI) in connection with OCFI’s examination of UBS’s operations from January 2006 through September 2013, pursuant to which UBS is paying up to an aggregate of USD 7.7 million in investor education contributions and restitution.

RMBS-related lawsuits concerning disclosures: UBS is named as a defendant relating to its role as underwriter and issuer of RMBS in lawsuits related to approximately USD 1.3 billion in original face amount of RMBS underwritten or issued by UBS. Of the USD 1.3 billion in original face amount of RMBS that remains at issue in these cases, approximately USD 506 million was issued in offerings in which a UBS subsidiary transferred underlying loans (the majority of which were purchased from third-party originators) into a securitization trust and made representations and warranties about those loans (UBS-sponsored RMBS). The remaining USD 807 million of RMBS to which these cases relate was issued by third parties in securitizations in which UBS acted as underwriter (third-party RMBS). UBS is a defendant in a lawsuit brought by the National Credit Union Administration (NCUA) as conservator for certain failed credit unions, asserting misstatements and omissions in the offering documents for RMBS purchased by the credit unions. The lawsuit was filed in the US District Court for the District of Kansas. The original principal balance at issue in the case is approximately USD 1.15 billion. In April 2017, UBS and the NCUA settled this matter. In the second quarter of 2016, UBS resolved a similar case brought by the NCUA in the US District Court for the Southern District of New York (SDNY) relating to RMBS with an original principal balance of approximately USD 400 million, for a total of approximately USD 69.8 million, in addition to reasonable attorneys’ fees incurred by the NCUA.

UBS has received demands to repurchase US residential mortgage loans as to which UBS made certain representations at the time the loans were transferred to the securitization trust aggregating approximately USD 4.1 billion in original principal balance. Of this amount, UBS considers claims relating to approximately USD 2 billion in original principal balance to be resolved, including claims barred by the statute of limitations. Substantially all of the remaining claims are in litigation, including the matters described in the next paragraph. UBS believes that new demands to repurchase US residential mortgage loans are time-barred under a decision rendered by the New York Court of Appeals.

Mortgage-related regulatory matters: In 2014, UBS received a subpoena from the US Attorney’s Office for the Eastern District of New York issued pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), which seeks documents and information related to UBS’s RMBS business from 2005 through 2007. In 2015, the Eastern District of New York identified a number of transactions that are the focus of their inquiry, and has subsequently provided a revised list of transactions. We have provided and continue to provide information. UBS continues to respond to the FIRREA subpoena and to subpoenas from the New York State Attorney General and other state attorneys general relating to its RMBS business. In addition, UBS has also been responding to inquiries from both the Special Inspector General for the Troubled Asset Relief Program (SIGTARP) (who is working in conjunction with the US Attorney’s Office for Connecticut and the DOJ) and the SEC relating to trading practices in connection with purchases and sales of mortgage-backed securities in the secondary market from 2009 through 2014.

Foreign exchange-related regulatory matters: In 2014, UBS reached settlements with the FCA and the CFTC in connection with their foreign exchange investigations, and FINMA issued an order concluding its formal proceedings with respect to UBS relating to its foreign exchange and precious metals businesses. In 2015, the Federal Reserve Board and the Connecticut Department of Banking issued an Order to Cease and Desist and Order of Assessment of a Civil Monetary Penalty Issued upon Consent (Federal Reserve Order) to UBS AG. In 2015, the DOJ’s Criminal Division (Criminal Division) terminated the December 2012 Non-Prosecution Agreement (NPA) with UBS related to UBS’s submissions of benchmark interest rates. As a result, UBS entered into a plea agreement with the Criminal Division pursuant to which UBS pleaded guilty to a one-count criminal information filed in the US District Court for the District of Connecticut charging UBS with one count of wire fraud in violation of 18 USC Sections 1343 and 2. Sentencing occurred in January 2017. Under the plea agreement, UBS has paid a USD 203 million fine and is subject to a three year term of probation starting on the sentencing date. The criminal information charges that, between approximately 2001 and 2010, UBS engaged in a scheme to defraud counterparties to interest rate derivatives transactions by manipulating benchmark interest rates, including Yen LIBOR. The Criminal Division terminated the NPA based on its determination, in its sole discretion, that certain UBS employees committed criminal conduct that violated the NPA in certain foreign exchange market transactions.

Foreign exchange-related civil litigation: Putative class actions have been filed since November 2013 in US federal courts and in other jurisdictions against UBS and other banks on behalf of putative classes of persons who engaged in foreign currency transactions with any of the defendant banks. They allege collusion by the defendants and assert claims under the antitrust laws and for unjust enrichment. In 2015, additional putative class actions were filed in federal court in New York against UBS and other banks on behalf of a putative class of persons who entered into or held any foreign exchange futures contracts and options on foreign exchange futures contracts since 1 January 2003. The complaints assert claims under the Commodity Exchange Act (CEA) and the US antitrust laws. In 2015, a consolidated complaint was filed on behalf of both putative classes of persons covered by the US federal court class actions described above. UBS has entered into a settlement agreement that would resolve all of these US federal court class actions. The agreement, which has been preliminarily approved by the court and is subject to final court approval requires, among other things, that UBS pay an aggregate of USD 141 million and provide cooperation to the settlement classes.

In 2012, UBS reached settlements with the FSA, the CFTC and the Criminal Division of the DOJ in connection with their investigations of benchmark interest rates. At the same time, FINMA issued an order concluding its formal proceedings with respect to UBS relating to benchmark interest rates. UBS has paid a total of approximately CHF 1.4 billion in fines and disgorgement in connection with these resolutions. UBS Securities Japan Co. Ltd. (UBSSJ) entered into a plea agreement with the DOJ under which it entered a plea to one count of wire fraud relating to the manipulation of certain benchmark interest rates, including Yen LIBOR. UBS entered into an NPA with the DOJ, which (along with the plea agreement) covered conduct beyond the scope of the conditional leniency / immunity grants described below. Under the NPA, UBS agreed, among other things, that for two years from 18 December 2012 it would not commit any US crime and would advise the DOJ of any potentially criminal conduct by UBS or any of its employees relating to violations of US laws concerning fraud or securities and commodities markets. The term of the NPA was extended by one year to 18 December 2015. In 2015, the Criminal Division terminated the NPA based on its determination, in its sole discretion, that certain UBS employees committed criminal conduct that violated the NPA. In 2014, UBS reached a settlement with the European Commission (EC) regarding its investigation of bid-ask spreads in connection with Swiss franc interest rate derivatives and paid a EUR 12.7 million fine, which was reduced to this level based in part on UBS’s cooperation with the EC. In 2016, UBS reached a settlement with WEKO regarding its investigation of bid-ask spreads in connection with Swiss franc interest rate derivatives and received full immunity from fines. The MAS, HKMA and the Japan Financial Services Agency have also resolved investigations of UBS (and in some cases, other banks). We have ongoing obligations to cooperate with the authorities with whom we have reached resolutions and to undertake certain remediation with respect to benchmark interest rate submissions.

LIBOR and other benchmark-related civil litigation: A number of putative class actions and other actions are pending in the federal courts in New York against UBS and numerous other banks on behalf of parties who transacted in certain interest rate benchmark-based derivatives. Also pending in the US and in other jurisdictions are actions asserting losses related to various products whose interest rates were linked to LIBOR and other benchmarks, including adjustable rate mortgages, preferred and debt securities, bonds pledged as collateral, loans, depository accounts, investments and other interest-bearing instruments. All of the complaints allege manipulation, through various means, of various benchmark interest rates, including USD LIBOR, Euroyen TIBOR, Yen LIBOR, EURIBOR, CHF LIBOR, GBP LIBOR, USD ISDAFIX rates and other benchmark rates, and seek unspecified compensatory and other damages under varying legal theories. In 2013, the US district court in the USD LIBOR action dismissed the federal antitrust and racketeering claims of certain USD LIBOR plaintiffs and a portion of their claims brought under the CEA and state common law. Certain plaintiffs appealed the decision to the Second Circuit, which, in 2016, vacated the district court’s ruling finding no antitrust injury and remanded the case back to the district court for a further determination on whether plaintiffs have antitrust standing. In 2016, the district court again dismissed plaintiffs’ antitrust claims, this time for lack of personal jurisdiction over UBS and other foreign banks. In 2014, the court in one of the Euroyen TIBOR lawsuits dismissed certain of the plaintiff’s claims, including federal antitrust claims. In 2015, the same court dismissed plaintiff’s federal racketeering claims and affirmed its previous dismissal of plaintiff’s antitrust claims. In 2017, the court also dismissed the other Yen LIBOR / Euroyen TIBOR action in its entirety on standing grounds. Also in 2017, the court in the EURIBOR lawsuit dismissed the case as to UBS and certain other foreign defendants for lack of personal jurisdiction. UBS and other defendants in other lawsuits including those related to CHF LIBOR, GBP LIBOR and USD and SGD SIBOR and Australian BBSW have filed motions to dismiss. In 2016, UBS entered into an agreement with representatives of a class of bondholders to settle their USD LIBOR class action. The agreement is subject to court approval. Since September 2014, putative class actions have been filed in federal court in New York and New Jersey against UBS and other financial institutions, among others, on behalf of parties who entered into interest rate derivative transactions linked to ISDAFIX. The complaints, which have since been consolidated into an amended complaint, allege that the defendants conspired to manipulate ISDAFIX rates from 1 January 2006 through June 2013, in violation of US antitrust laws and certain state laws, and seek unspecified compensatory damages, including treble damages. In 2016, the court in the ISDAFIX action denied in substantial part defendants’ motion to dismiss, holding that plaintiffs have stated Sherman Act, breach-of-contract and unjust-enrichment claims against defendants, including UBS AG.

Government bonds: Putative class actions have been filed in US federal courts against UBS and other banks on behalf of persons who participated in markets for US Treasury securities since 2007. The complaints generally allege that the banks colluded with respect to, and manipulated prices of, US Treasury securities sold at auction. They assert claims under the antitrust laws and the CEA and for unjust enrichment. The cases have been consolidated in the SDNY. Following filing of these complaints, UBS and reportedly other banks are responding to investigations and requests for information from various authorities regarding US Treasury securities and other government bond trading practices. As a result of its review to date, UBS has taken appropriate action.

Swiss retrocessions: The Federal Supreme Court of Switzerland ruled in 2012, in a test case against UBS, that distribution fees paid to a firm for distributing third-party and intra-group investment funds and structured products must be disclosed and surrendered to clients who have entered into a discretionary mandate agreement with the firm, absent a valid waiver. FINMA has issued a supervisory note to all Swiss banks in response to the Supreme Court decision. UBS has met the FINMA requirements and has notified all potentially affected clients. The Supreme Court decision has resulted, and may continue to result, in a number of client requests for UBS to disclose and potentially surrender retrocessions. Client requests are assessed on a case-by-case basis. Considerations taken into account when assessing these cases include, among others, the existence of a discretionary mandate and whether or not the client documentation contained a valid waiver with respect to distribution fees.

Banco UBS Pactual tax indemnity: Pursuant to the 2009 sale of Banco UBS Pactual S.A. (Pactual) by UBS to BTG Investments, LP (BTG), BTG has submitted contractual indemnification claims that UBS estimates amount to approximately BRL 2.7 billion, including interest and penalties, which is net of liabilities retained by BTG. The claims pertain principally to several tax assessments issued by the Brazilian tax authorities against Pactual relating to the period from December 2006 through March 2009, when UBS owned Pactual. These assessments are being challenged in administrative and judicial proceedings. The majority of these assessments relate to the deductibility of goodwill amortization in connection with UBS’s 2006 acquisition of Pactual and payments made to Pactual employees through various profit sharing plans. In 2015, an intermediate administrative court issued a decision that was largely in favor of the tax authority with respect to the goodwill amortization assessment. In 2016, the highest level of the administrative court agreed to review this decision on a number of the significant issues.

Investigation of UBS’s role in initial public offerings in Hong Kong: The Hong Kong Securities and Futures Commission (SFC) has been conducting investigations into UBS’s role as a sponsor of certain initial public offerings listed on the Hong Kong Stock Exchange. In 2016, the SFC informed UBS that it intends to commence action against UBS and certain UBS employees with respect to sponsorship work in those offerings, which could result in financial ramifications for UBS, including fines and obligations to pay investor compensation, and suspension of UBS’s ability to provide corporate finance advisory services in Hong Kong for a period of time. In January 2017, a writ was filed by the SFC with Hong Kong’s High Court in which UBS is named as one of six defendants from whom the SFC is seeking compensation in an unspecified amount for losses incurred by certain shareholders of China Forestry Holdings Company Limited, for whom UBS acted as a sponsor in connection with their 2009 listing application.

In the opinion of management, after consultation with legal counsel, the ultimate resolution of such aforementioned litigation will not have a materially adverse effect on UBS AG’s financial position.

UBS AG will act only as swap dealer counterparty to the Funds. UBS AG has not passed upon the adequacy or accuracy of this Prospectus. UBS AG neither will act in any supervisory capacity with respect to the Sponsor nor participate in the management of the Sponsor or the Funds.

CFTC Administrative Action 01/29/2018 (included by the Sponsor from the CFTC website and not provided by UBS)

The Commodity Futures Trading Commission (CFTC) on January 29, 2018 issued an Order filing and settling charges against UBS AG (UBS), requiring UBS to pay a $15 million civil monetary penalty and to undertake remedial relief. The Order finds that from January 2008 through at least December 2013, UBS, by and through the acts of certain precious metals traders on the spot desk (Traders), attempted to manipulate the price of precious metals futures contracts by utilizing a variety of manual spoofing techniques with respect to precious metals futures contracts traded on the Commodity Exchange, Inc. (COMEX), including gold and silver, and by trading in a manner to trigger customer stop-loss orders.

Goldman Sachs International (“GSI”)

Goldman Sachs International is a subsidiary of The Goldman Sachs Group, Inc. (“Group, Inc.”). From time to time, Group, Inc. (and its subsidiaries, including Goldman Sachs International), its officers and employees are involved in proceedings and receive inquiries, subpoenas and notices of investigation relating to various aspects of its business some of which result in sanction. Details are set out in Goldman Sachs International’s entry on the FCA/PRA Financial Services Register (https://register.fca.org.uk/ShPo_HomePage), Goldman Sachs International’s financial statements and Group Inc.’s various regulatory filings under applicable laws and regulations, Forms 10K and 10Q and periodic filings pursuant to the U.S. Securities Exchange Act of 1934 (http://www.goldmansachs.com/investor-relations/financials/). Goldman Sachs International is registered in the US with National Futures Association (NFA) as a provisionally registered Swap Dealer.

The disclosures below are extracts from Goldman Sachs International’s financial statements dating back five years available on the GS website:

Unaudited Quarterly Financial Report March 31, 2017

Legal Proceedings

The company is involved in a number of judicial, regulatory and arbitration proceedings (including those described below) concerning matters arising in connection with the conduct of the company’s business, however it is not practicable to reliably estimate an impact, if any, of these proceedings.

Interest Rate Swap Antitrust Litigation

GSI is among the defendants named in putative antitrust class actions relating to the trading of interest rate swaps, filed beginning in November 2015 and consolidated in the U.S. District Court for the Southern District of New York. The second consolidated amended complaint filed on December 9, 2016 generally alleges a conspiracy among the defendants since at least January 1, 2007 to preclude exchange trading of interest rate swaps. The complaint seeks declaratory and injunctive relief as well as treble damages in an unspecified amount. Defendants moved to dismiss on January 20, 2017. GSI is among the defendants named in antitrust actions relating to the trading of interest rate swaps filed in the U.S. District Court for the Southern District of New York beginning in April 2016 by two operators of swap execution facilities and certain of their affiliates. These actions have been consolidated with the class action described above for pretrial proceedings. The second consolidated amended complaint filed on December 9, 2016 generally asserts claims under federal and state antitrust laws and state common law in connection with an alleged conspiracy among the defendants to preclude trading of interest rate swaps on the plaintiffs’ respective swap execution facilities and seeks declaratory and injunctive relief as well as treble damages in an unspecified amount. Defendants moved to dismiss on January 20, 2017.

Commodities-Related Litigation

GSI is among the defendants named in putative class actions relating to trading in platinum and palladium, filed beginning on November 25, 2014 and most recently amended on July 27, 2015, in the U.S. District Court for the Southern District of New York. The complaints generally allege that the defendants violated federal antitrust laws and the Commodity Exchange Act in connection with an alleged conspiracy to manipulate a benchmark for physical platinum and palladium prices and seek declaratory and injunctive relief as well as treble damages in an unspecified amount. On March 28, 2017, the district court dismissed the antitrust claims but permitted certain of the Commodity Exchange Act claims to proceed against certain defendants, including GSI.

Regulatory Investigations and Reviews and Related Litigation.

Group Inc. and certain of its affiliates, including GSI, are subject to a number of other investigations and reviews by, and in some cases have received subpoenas and requests for documents and information from, various governmental and regulatory bodies and self-regulatory organisations and litigation relating to various matters relating to the GS Group’s businesses and operations, including:

•	The 2008 financial crisis;

•	The public offering process;

•	Investment management and financial advisory services;

•	Conflicts of interest;

•	Transactions involving government-related financings and other matters, including those related to 1Malaysia Development Berhad (1MDB), a sovereign wealth fund in Malaysia;

•

The offering, auction, sales, trading and clearance of corporate and government securities, currencies, commodities and other financial products and related sales and other communications and activities, as well as GS Group’s supervision and controls relating to such activities, including compliance with short sale rules, algorithmic, high frequency and quantitative trading, futures trading, options trading, when-issued trading, transaction reporting, technology systems and controls, securities lending practices, trading and clearance of credit derivative instruments and interest rate swaps, commodities activities and metals storage, private placement practices, allocations of and trading in securities, and trading activities and communications in connection with the establishment of benchmark rates, such as currency rates;

•	Compliance with the U.K. Bribery Act and the U.S. Foreign Corrupt Practices Act;

•	Hiring and compensation practices;

•	System of risk management and controls; and

•

Insider trading, the potential misuse and dissemination of material non-public information regarding corporate and governmental developments and the effectiveness of insider trading controls and information barriers. In addition, investigations, reviews and litigation involving the company’s affiliates and such affiliates’ businesses and operations, including various matters referred to above but also other matters, may have an impact on the company’s businesses and operations.

Annual Report—December 31, 2016

Legal Proceedings

The company is involved in a number of judicial, regulatory and arbitration proceedings (including those described below) concerning matters arising in connection with the conduct of the company’s business, however it is not practicable to reliably estimate an impact, if any, of these proceedings.

Interest Rate Swap Antitrust Litigation.

GSI is among the defendants named in putative antitrust class actions relating to the trading of interest rate swaps, filed beginning in November 2015 and consolidated in the U.S. District Court for the Southern District of New York. The second consolidated amended complaint filed on December 9, 2016 generally alleges a conspiracy among the defendants since at least January 1, 2007 to preclude exchange trading of interest rate swaps. The complaint seeks declaratory and injunctive relief as well as treble damages in an unspecified amount. Defendants moved to dismiss on January 20, 2017.

GSI is among the defendants named in antitrust actions relating to the trading of interest rate swaps filed in the U.S. District Court for the Southern District of New York beginning in April 2016 by two operators of swap execution facilities and certain of their affiliates. These actions have been consolidated with the class action described above for pretrial proceedings. The second consolidated amended complaint filed on December 9, 2016 generally asserts claims under federal and state antitrust laws and state common law in connection with an alleged conspiracy among the defendants to preclude trading of interest rate swaps on the plaintiffs’ respective swap execution facilities and seeks declaratory and injunctive relief as well as treble damages in an unspecified amount. Defendants moved to dismiss on January 20, 2017.

Commodities-Related Litigation.

GSI is among the defendants named in putative class actions relating to trading in platinum and palladium, filed beginning on November 25, 2014 and most recently amended on July 27, 2015, in the U.S. District Court for the Southern District of New York. The complaints generally allege that the defendants violated federal antitrust laws and the Commodity Exchange Act in connection with an alleged conspiracy to manipulate a benchmark for physical platinum and palladium prices and seek declaratory and injunctive relief as well as treble damages in an unspecified amount. On September 21, 2015, the defendants moved to dismiss.

Regulatory Investigations and Reviews and Related Litigation. Group Inc. and certain of its affiliates, including GSI, are subject to a number of other investigations and reviews by, and in some cases have received subpoenas and requests for documents and information from, various governmental and regulatory bodies and self-regulatory organisations and litigation relating to various matters relating to the GS Group’s businesses and operations, including:

•	The 2008 financial crisis;

•	The public offering process;

•	Investment management and financial advisory services;

•	Conflicts of interest;

•	Transactions involving government-related financings and other matters, including those related to 1Malaysia Development Berhad (1MDB), a sovereign wealth fund in Malaysia;

•

The offering, auction, sales, trading and clearance of corporate and government securities, currencies, commodities and other financial products and related sales and other communications and activities, including compliance with short sale rules, algorithmic, high-frequency and quantitative trading, futures trading, options trading, when-issued trading, transaction reporting, technology systems and controls, securities lending practices, trading and clearance of credit derivative instruments and interest rate swaps, commodities activities and metals storage, private placement practices, allocations of and trading in securities, and trading activities and communications in connection with the establishment of benchmark rates, such as currency rates;

•	Compliance with the U.K. Bribery Act and the U.S. Foreign Corrupt Practices Act;

•	Hiring and compensation practices;

•	System of risk management and controls; and

•

Insider trading, the potential misuse and dissemination of material non-public information regarding corporate and governmental developments and the effectiveness of insider trading controls and information barriers.

In addition, investigations, reviews and litigation involving the company’s affiliates and such affiliates’ businesses and operations, including various matters referred to above but also other matters, may have an impact on the company’s businesses and operations.

Unaudited Quarterly Financial Report -September 30, 2016

Legal Proceedings

The company is involved in a number of judicial, regulatory and arbitration proceedings (including those described below) concerning matters arising in connection with the conduct of the company’s business and where appropriate provisions have been recorded (see Note 11).

Mortgage-Related Matters.

Various alleged purchasers of, and counterparties involved in transactions relating to, mortgage pass through certificates, collateralised debt obligations and other mortgage-related products (including IKB Deutsche Industriebank AG) have filed complaints in the United States against the company and certain of its affiliates, generally alleging that the offering documents for the securities that they purchased contained untrue statements of material fact and material omissions and generally seeking rescission and/or damages. Certain of these complaints allege fraud and seek punitive damages.

Libya-Related Litigation.

GSI is the defendant in an action filed on January 21, 2014 with the High Court of Justice in London by the Libyan Investment Authority (LIA), relating to nine derivative transactions between the plaintiff and GSI and seeking, among other things, rescission of the transactions and unspecified equitable compensation and damages exceeding $1 billion. On October 14, 2016, the court ruled in favour of GSI on all counts. In doing so, the court dismissed the LIA’s claims that the transactions were (i) the result of undue influence by GSI over an unsophisticated LIA, in part noting (a) that the LIA had ‘greatly exaggerated’ the extent to which its personnel were ‘naïve and unworldly’ and (b) the dozens of transactions and billions of dollars of investments that the LIA had entered into with other financial institutions, hedge funds and private equity firms, and (ii) unconscionable bargains, finding no grounds for concluding that the level of profits earned by GSI on the transactions was excessive.

Interest Rate Swap Antitrust Litigation.

GSI is among the defendants named in putative antitrust class actions relating to the trading of interest rate swaps, filed beginning in November 2015 and consolidated in the U.S. District Court for the Southern District of New York. The consolidated amended complaint filed on September 9, 2016 generally alleges a conspiracy among the defendants since at least January 1, 2007 to preclude exchange trading of interest rate swaps. The complaints seek declaratory and injunctive relief as well as treble damages in an unspecified amount.

GSI is among the defendants named in antitrust actions relating to the trading of interest rate swaps filed in the U.S. District Court for the Southern District of New York beginning in April 2016 by two operators of swap execution facilities and certain of their affiliates. These actions have been consolidated with the class action described above for pretrial proceedings. The consolidated amended complaint filed on September 9, 2016 generally asserts claims under federal and state antitrust laws and state common law in connection with an alleged conspiracy among the defendants to preclude trading of interest rate swaps on the plaintiffs’ respective swap execution facilities and seek declaratory and injunctive relief as well as treble damages in an unspecified amount.

Commodities-Related Litigation.

GSI is among the defendants named in a number of putative class actions filed beginning on August 1, 2013 and consolidated in the U.S. District Court for the Southern District of New York. The complaints generally allege violations of federal antitrust laws and state laws in connection with the storage of aluminium and aluminium trading. The complaints seek declaratory, injunctive and other equitable relief as well as unspecified monetary damages, including treble damages. On August 29, 2014, the court granted the Goldman Sachs defendants’ motion to dismiss. Certain plaintiffs appealed on September 24, 2014, and the U.S. Court of Appeals for the Second Circuit (Second Circuit) affirmed the district court’s decision on August 9, 2016. The remaining plaintiffs filed amended complaints on April 9, 2015, and on October 5, 2016, the district court dismissed their claims based on the Second Circuit’s decision.

GSI is among the defendants named in putative class actions relating to trading in platinum and palladium, filed beginning on November 25, 2014 and most recently amended on July 27, 2015, in the U.S. District Court for the Southern District of New York. The complaints generally allege that the defendants violated federal antitrust laws and the Commodity Exchange Act in connection with an alleged conspiracy to manipulate a benchmark for physical platinum and palladium prices and seek declaratory and injunctive relief as well as treble damages in an unspecified amount. On September 21, 2015, the defendants moved to dismiss.

Regulatory Investigations and Reviews and Related Litigation.

Group Inc. and certain of its affiliates, including GSI, are subject to a number of other investigations and reviews by, and in some cases have received subpoenas and requests for documents and information from, various governmental and regulatory bodies and self-regulatory organisations and litigation relating to various matters relating to the GS Group’s businesses and operations, including:

•	The 2008 financial crisis;

•	The public offering process;

•	Investment management and financial advisory services;

•	Conflicts of interest;

•

The offering, auction, sales, trading and clearance of corporate and government securities, currencies, commodities and other financial products and related sales and other communications and activities, including compliance with short sale rules, algorithmic, high-frequency and quantitative trading, futures trading, options trading, when-issued trading, transaction reporting, technology systems and controls, securities lending practices, trading and clearance of credit derivative instruments and interest rate swaps, commodities activities and metals storage, private placement practices, allocations of and trading in securities, and trading activities and communications in connection with the establishment of benchmark rates, such as currency rates and the ISDAFIX benchmark rates;

•	Compliance with the U.K. Bribery Act and the U.S. Foreign Corrupt Practices Act;

•	Hiring and compensation practices;

•	System of risk management and controls; and

•

Insider trading, the potential misuse and dissemination of material non-public information regarding corporate and governmental developments and the effectiveness of insider trading controls and information barriers.

In addition, investigations, reviews and litigation involving the company’s affiliates and such affiliates’ businesses and operations, including various matters referred to above but also other matters, may have an impact on the company’s businesses and operations.

Unaudited Quarterly Financial Report—June 30, 2016

Legal Proceedings

The company is involved in a number of judicial, regulatory and arbitration proceedings (including those described below) concerning matters arising in connection with the conduct of the company’s business and where appropriate provisions have been recorded (see Note 11).

Mortgage-Related Matters

Various alleged purchasers of, and counterparties involved in transactions relating to, mortgage pass through certificates, collateralised debt obligations and other mortgage-related products (including IKB Deutsche Industriebank AG) have filed complaints in the United States against the company and certain of its affiliates, generally alleging that the offering documents for the securities that they purchased contained untrue statements of material fact and material omissions and generally seeking rescission and/or damages. Certain of these complaints allege fraud and seek punitive damages.

Libya-Related Litigation

GSI is the defendant in an action filed on January 21, 2014 with the High Court of Justice in London by the Libyan Investment Authority, relating to nine derivative transactions between the plaintiff and GSI and seeking, among other things, rescission of the transactions and unspecified equitable compensation and damages exceeding $1 billion. The trial commenced on June 13, 2016.

Interest Rate Swap Antitrust Litigation

GSI is among the defendants named in putative antitrust class actions relating to the trading of interest rate swaps, filed beginning in November 2015 and consolidated in the U.S. District Court for the Southern District of New York. The complaints generally allege a conspiracy among the dealers and brokers since at least January 1, 2007 to preclude exchange trading of interest rate swaps. The complaints seek declaratory and injunctive relief as well as treble damages in an unspecified amount.

GSI is among the defendants named in antitrust actions relating to the trading of interest rate swaps filed in the U.S. District Court for the Southern District of New York beginning in April 2016 by operators of swap execution facilities and certain of their affiliates. The complaints generally assert claims under federal and state antitrust laws and state common law in connection with an alleged conspiracy among the defendants to preclude trading of interest rate swaps on the plaintiffs’ respective swap execution facilities and seek declaratory and injunctive relief as well as treble damages in an unspecified amount. These actions have been consolidated with the class action described above for pretrial proceedings.

Commodities-Related Litigation

GSI is among the defendants named in a number of putative class actions filed beginning on August 1, 2013 and consolidated in the U.S. District Court for the Southern District of New York. The complaints generally allege violations of federal antitrust laws and state laws in connection with the storage of aluminium and aluminium trading. The complaints seek declaratory, injunctive and other equitable relief as well as unspecified monetary damages, including treble damages. On August 29, 2014, the court granted the Goldman Sachs defendants’ motion to dismiss. Certain plaintiffs appealed on September 24, 2014, and the remaining plaintiffs sought to amend their complaints in October 2014. On March 26, 2015, the court granted in part and denied in part plaintiffs’ motions for leave to amend their complaints, rejecting their monopolisation claims and most state law claims but permitting their antitrust conspiracy claims and certain parallel state law and unjust enrichment claims to proceed. Plaintiffs filed amended complaints on April 9, 2015. Plaintiffs later voluntarily dismissed their state law claims. On March 25, 2016, the plaintiffs moved for class certification. On April 25, 2016, the court denied plaintiffs’ motions for leave to further amend their complaints.

GSI is among the defendants named in putative class actions relating to trading in platinum and palladium, filed beginning on November 25, 2014 and most recently amended on July 27, 2015, in the U.S. District Court for the Southern District of New York. The complaints generally allege that the defendants violated federal antitrust laws and the Commodity Exchange Act in connection with an alleged conspiracy to manipulate a benchmark for physical platinum and palladium prices and seek declaratory and injunctive relief as well as treble damages in an unspecified amount. On September 21, 2015, the defendants moved to dismiss.

Regulatory Investigations and Reviews and Related Litigation

Group Inc. and certain of its affiliates, including GSI, are subject to a number of other investigations and reviews by, and in some cases have received subpoenas and requests for documents and information from, various governmental and regulatory bodies and self-regulatory organisations and litigation relating to various matters relating to the GS Group’s businesses and operations, including:

•	The 2008 financial crisis;

•	The public offering process;

•	Investment management and financial advisory services;

•	Conflicts of interest;

The offering, auction, sales, trading and clearance of corporate and government securities, currencies, commodities and other financial products and related sales and other communications and activities, including compliance with short sale rules, algorithmic, high-frequency and quantitative trading, futures trading, options trading, when-issued trading, transaction reporting, technology systems and controls, securities lending practices, trading and clearance of credit derivative instruments, commodities activities and metals storage, private placement practices, allocations of and trading in securities, and trading activities and communications in connection with the establishment of benchmark rates, such as currency rates and the ISDAFIX benchmark rates;

•	Compliance with the U.K. Bribery Act and the U.S. Foreign Corrupt Practices Act;

•	Hiring and compensation practices;

•	System of risk management and controls; and

•

Insider trading, the potential misuse and dissemination of material non-public information regarding corporate and governmental developments and the effectiveness of insider trading controls and information barriers.

In addition, investigations, reviews and litigation involving the company’s affiliates and such affiliates’ businesses and operations, including various matters referred to above but also other matters, may have an impact on the company’s businesses and operations.

Unaudited Quarterly Financial Report-March 31, 2016

Legal Proceedings

The company is involved in a number of judicial, regulatory and arbitration proceedings (including those described below) concerning matters arising in connection with the conduct of the company’s business and where appropriate provisions have been recorded (see Note 11).

Mortgage-Related Matters

Various alleged purchasers of, and counterparties involved in transactions relating to, mortgage pass through certificates, collateralised debt obligations and other mortgage-related products (including Aozora Bank, Ltd., Basis Yield Alpha Fund (Master) and IKB Deutsche Industriebank AG) have filed complaints in the United States against the company and certain of its affiliates, generally alleging that the offering documents for the securities that they purchased contained untrue statements of material fact and material omissions and generally seeking rescission and/or damages. Certain of these complaints allege fraud and seek punitive damages.

Libya-Related Litigation

GSI is the defendant in an action filed on January 21, 2014 with the High Court of Justice in London by the Libyan Investment Authority, relating to nine derivative transactions between the plaintiff and GSI and seeking, among other things, rescission of the transactions and unspecified equitable compensation and damages exceeding $1 billion. On December 4, 2014, the Libyan Investment Authority filed an amended statement of claim.

Interest Rate Swap Antitrust Litigation

GSI is among the defendants named in putative antitrust class actions relating to the trading of interest rate swaps, filed beginning in November 2015 in the U.S. District Courts for the Southern District of New York and Northern District of Illinois. The complaints generally allege a conspiracy among the dealers and brokers since at least January 1, 2007 to preclude exchange trading of interest rate swaps. The complaint asserts claims under federal and state antitrust laws and state common law in connection with an alleged conspiracy among the defendants to preclude trading of interest rate swaps on the plaintiffs’ swap execution facility and seeks declaratory and injunctive relief as well as treble damages in an unspecified amount.

Commodities-Related Litigation

GSI is among the defendants named in a number of putative class actions filed beginning on August 1, 2013 and consolidated in the U.S. District Court for the Southern District of New York. The complaints generally allege violations of federal antitrust laws and state laws in connection with the storage of aluminium and aluminium trading. The complaints seek declaratory, injunctive and other equitable relief as well as unspecified monetary damages, including treble damages. On August 29, 2014, the court granted the Goldman Sachs defendants’ motion to dismiss. Certain plaintiffs appealed on September 24, 2014, and the remaining plaintiffs sought to amend their complaints in October 2014. On March 26, 2015, the court granted in part and denied in part plaintiffs’ motions for leave to amend their complaints, rejecting their monopolisation claims and most state law claims but permitting their antitrust conspiracy claims and certain parallel state law and unjust enrichment claims to proceed. The court directed the remaining plaintiffs to file their amended complaints, which they did on April 9, 2015. Plaintiffs later voluntarily dismissed their state law claims. On March 25, 2016, the plaintiffs moved for class certification. On April 25, 2016, the court denied plaintiffs’ motions for leave to further amend their complaints.

GSI is among the defendants named in putative class actions relating to trading in platinum and palladium, filed beginning on November 25, 2014, in the U.S. District Court for the Southern District of New York. The complaints generally allege that the defendants violated federal antitrust laws and the Commodity Exchange Act in connection with an alleged conspiracy to manipulate a benchmark for physical platinum and palladium prices and seek declaratory and injunctive relief as well as treble damages in an unspecified amount. On July 27, 2015, plaintiffs filed a second amended consolidated complaint, and on September 21, 2015, the defendants moved to dismiss.

Regulatory Investigations and Reviews and Related Litigation

Group Inc. and certain of its affiliates, including GSI, are subject to a number of other investigations and reviews by, and in some cases have received subpoenas and requests for documents and information from, various governmental and regulatory bodies and self-regulatory organisations and litigation relating to various matters relating to the GS Group’s businesses and operations, including:

•	The 2008 financial crisis;

•	The public offering process;

•	Investment management and financial advisory services;

•	Conflicts of interest;

•

The offering, auction, sales, trading and clearance of corporate and government securities, currencies, commodities and other financial products and related sales and other communications and activities, including compliance with short sale rules, algorithmic, high-frequency and quantitative trading, futures trading, options trading, when-issued trading, transaction reporting, technology systems and controls, securities lending practices, trading and clearance of credit derivative instruments, commodities activities and metals storage, private placement practices, allocations of and trading in securities, and trading activities and communications in connection with the establishment of benchmark rates, such as currency rates and the ISDAFIX benchmark rates;

•	Compliance with the U.K. Bribery Act and the U.S. Foreign Corrupt Practices Act;

•	Hiring and compensation practices;

•	System of risk management and controls; and

•

Insider trading, the potential misuse and dissemination of material non-public information regarding corporate and governmental developments and the effectiveness of insider trading controls and information barriers.

In addition, investigations, reviews and litigation involving the company’s affiliates and such affiliates’ businesses and operations, including various matters referred to above but also other matters, may have an impact on the company’s businesses and operations.

Annual Report—December 31, 2015

Legal Proceedings

The company is involved in the below legal proceedings, however it is not practicable to estimate an impact, if any, of these proceedings.

Credit Derivatives Antitrust Matters

On December 4, 2015, the European Commission announced that it had closed antitrust proceedings against all banks, including GSI, involved in the European Commission’s investigation, announced in April 2011, of numerous financial services companies in connection with the supply of data related to credit default swaps and in connection with profit sharing and fee arrangements for clearing of credit default swaps, including potential anti-competitive practices.

Mortgage-Related Matters

Various alleged purchasers of, and counterparties involved in transactions relating to, mortgage pass through certificates, collateralised debt obligations and other mortgage-related products (including Aozora Bank, Ltd., Basis Yield Alpha Fund (Master) and IKB Deutsche Industriebank AG) have filed complaints in the United States against the company and certain of its affiliates, generally alleging that the offering documents for the securities that they purchased contained untrue statements of material fact and material omissions and generally seeking rescission and/or damages. Certain of these complaints allege fraud and seek punitive damages.

Libya-Related Litigation

GSI is the defendant in an action filed on January 21, 2014 with the High Court of Justice in London by the Libyan Investment Authority, relating to nine derivative transactions between the plaintiff and GSI and seeking, among other things, rescission of the transactions and unspecified equitable compensation and damages exceeding $1 billion. On December 4, 2014, the Libyan Investment Authority filed an amended statement of claim.

Interest Rate Swap Antitrust Litigation

GSI is among the defendants named in a putative antitrust class action relating to the trading of interest rate swaps, filed on November 25, 2015 in the U.S. District Court for the Southern District of New York. The complaint generally alleges a conspiracy among the dealers and brokers since at least January 1, 2008 to preclude exchange trading of interest rate swaps. The complaint seeks declaratory and injunctive relief as well as treble damages in an unspecified amount.

Commodities-Related Litigation

GSI is among the defendants named in a number of putative class actions filed beginning on August 1, 2013 and consolidated in the U.S. District Court for the Southern District of New York. The complaints generally allege violations of federal antitrust laws and state laws in connection with the storage of aluminium and aluminium trading. The complaints seek declaratory, injunctive and other equitable relief as well as unspecified monetary damages, including treble damages. On August 29, 2014, the court granted the Goldman Sachs defendants’ motion to dismiss. Certain plaintiffs appealed on September 24, 2014, and the remaining plaintiffs sought to amend their complaints in October 2014. On March 26, 2015, the court granted in part and denied in part plaintiffs’ motions for leave to amend their complaints, rejecting their monopolisation claims and most state law claims but permitting their antitrust conspiracy claims and certain parallel state law and unjust enrichment claims to proceed, and the court directed the remaining plaintiffs to file their amended complaints, which they did on April 9, 2015.

GSI is among the defendants in putative class actions, filed beginning May 23, 2014 in the U.S. District Court for the Southern District of New York, based on alleged violations of the federal antitrust laws in connection with the management of zinc storage facilities. The complaints seek declaratory, injunctive and other equitable relief as well as unspecified monetary damages, including treble damages. On January 7, 2016, the court granted the defendants’ motion to dismiss.

GSI is among the defendants named in putative class actions relating to trading in platinum and palladium, filed beginning on November 25, 2014, in the U.S. District Court for the Southern District of New York. The complaints generally allege that the defendants violated federal antitrust laws and the Commodity Exchange Act in connection with an alleged conspiracy to manipulate a benchmark for physical platinum and palladium prices and seek declaratory and injunctive relief as well as treble damages in an unspecified amount. On July 27, 2015, plaintiffs filed a second amended consolidated complaint, and on September 21, 2015, the defendants moved to dismiss.

Unaudited Quarterly Financial Report—September 30, 2015

Legal Proceedings

The company is involved in the below legal proceedings, however it is not practicable to estimate an impact, if any, of these proceedings.

Credit Derivatives Antitrust Matters

The European Commission announced in April 2011 that it was initiating proceedings to investigate further numerous financial services companies, including GSI, in connection with the supply of data related to credit default swaps and in connection with profit sharing and fee arrangements for clearing of credit default swaps, including potential anti-competitive practices. On July 1, 2013, the European Commission issued to those financial services companies a Statement of Objections alleging that they colluded to limit competition in the trading of exchange-traded unfunded credit derivatives and exchange trading of credit default swaps more generally, and setting out its process for determining fines and other remedies. GSI’s current understanding is that the proceedings related to profit sharing and fee arrangements for clearing of credit default swaps have been suspended indefinitely.

Mortgage-Related Matters

Various alleged purchasers of, and counterparties involved in transactions relating to, mortgage pass through certificates, CDOs and other mortgage-related products (including Aozora Bank, Ltd., Basis Yield Alpha Fund (Master), Deutsche Zentral-Genossenschaftbank and IKB Deutsche Industriebank AG) have filed complaints in the United States against the company and certain of its affiliates, generally alleging that the offering documents for the securities that they purchased contained untrue statements of material fact and material omissions and generally seeking rescission and/or damages. Certain of these complaints allege fraud and seek punitive damages.

Libya-Related Litigation

GSI is the defendant in an action filed on January 21, 2014 with the High Court of Justice in London by the Libyan Investment Authority, relating to nine derivative transactions between the plaintiff and GSI and seeking, among other things, rescission of the transactions and unspecified equitable compensation and damages exceeding $1 billion. On August 4, 2014, GSI withdrew its April 10, 2014 motion for summary judgment, and on December 4, 2014, the Libyan Investment Authority filed an amended statement of claim.

Commodities-Related Litigation

GSI is among the defendants named in a number of putative class actions filed beginning on August 1, 2013 and consolidated in the U.S. District Court for the Southern District of New York. The complaints generally allege violations of federal antitrust laws and state laws in connection with the storage of aluminium and aluminium trading. The complaints seek declaratory, injunctive and other equitable relief as well as unspecified monetary damages, including treble damages. On August 29, 2014, the court granted the Goldman Sachs defendants’ motion to dismiss. Certain plaintiffs appealed on September 24, 2014, and the remaining plaintiffs sought to amend their complaints in October 2014. On March 26, 2015, the court granted in part and denied in part plaintiffs’ motions for leave to amend their complaints, rejecting their monopolisation claims and most state law claims but permitting their antitrust conspiracy claims and certain parallel state law and unjust enrichment claims to proceed, and the court directed the remaining plaintiffs to file their amended complaints, which they did on April 9, 2015.

GSI is among the defendants in putative class actions, filed beginning May 23, 2014 in the U.S. District Court for the Southern District of New York, based on alleged violations of the federal antitrust laws in connection with the management of zinc storage facilities. The complaints seek declaratory, injunctive and other equitable relief as well as unspecified monetary damages, including treble damages. On June 17, 2015, the plaintiffs filed a consolidated amended complaint. On August 3, 2015, the defendants moved to dismiss.

GSI is among the defendants in putative class actions, filed beginning May 23, 2014 in the U.S. District Court for the Southern District of New York, based on alleged violations of the federal antitrust laws in connection with the management of zinc storage facilities. The complaints seek declaratory, injunctive and other equitable relief as well as unspecified monetary damages, including treble damages. On June 17, 2015, the plaintiffs filed a consolidated amended complaint. On August 3, 2015, the defendants moved to dismiss.

GSI is among the defendants named in putative class actions relating to trading in platinum and palladium, filed beginning on November 25, 2014, in the U.S. District Court for the Southern District of New York. The complaints generally allege that the defendants violated federal antitrust laws and the Commodity Exchange Act in connection with an alleged conspiracy to manipulate a benchmark for physical platinum and palladium prices and seek declaratory and injunctive relief as well as treble damages in an unspecified amount. On July 27, 2015, plaintiffs filed a second amended consolidated complaint, and on September 21, 2015, the defendants moved to dismiss.

UNAUDITED HALF-YEARLY FINANCIAL REPORT—30 JUNE 2015

The company is involved in the below legal proceedings, however it is not practicable to estimate an impact, if any, of these proceedings.

i. The European Commission announced in April 2011 that it was initiating proceedings to investigate further numerous financial services companies, including GSI, in connection with the supply of data related to credit default swaps and in connection with profit sharing and fee arrangements for clearing of credit default swaps, including potential anticompetitive practices. On 1 July 2013, the

European Commission issued to those financial services companies a Statement of Objections alleging that they colluded to limit competition in the trading of exchange-traded unfunded credit derivatives and exchange trading of credit default swaps more generally, and setting out its process for determining fines and other remedies. GSI’s current understanding is that the proceedings related to profit sharing and fee arrangements for clearing of credit default swaps have been suspended indefinitely.

ii. Various alleged purchasers of, and counterparties involved in transactions relating to, mortgage pass through certificates, CDOs and other mortgage-related products (including Aozora Bank, Ltd., Basis Yield Alpha Fund (Master), Deutsche Zentral-Genossenschaftbank and IKB Deutsche Industriebank AG) have filed complaints in the United States against the company and certain of its affiliates, generally alleging that the offering documents for the securities that they purchased contained untrue statements of material fact and material omissions and generally seeking rescission and / or damages. Certain of these complaints allege fraud and seek punitive damages.

iii. GSI is the defendant in an action filed on 21 January 2014 with the High Court of Justice in London by the Libyan Investment Authority, relating to nine derivative transactions between the plaintiff and GSI and seeking, among other things, rescission of the transactions and unspecified equitable compensation and damages exceeding US$1 billion. On 4 August 2014, GSI withdrew its 10 April 2014 motion for summary judgment, and on 4 December 2014, the Libyan Investment Authority filed an amended statement of claim.

GOLDMAN SACHS INTERNATIONAL (unlimited company) ANNUAL REPORT—31 DECEMBER 2014

The company is involved in the below legal proceedings, however it is not practicable to estimate an impact, if any, of these proceedings.

i. The European Commission announced in April 2011 that it was initiating proceedings to investigate further numerous financial services companies, including GSI, in connection with the supply of data related to credit default swaps and in connection with profit sharing and fee arrangements for clearing of credit default swaps, including potential anticompetitive practices. On 1 July 2013, the European Commission issued to those financial services companies a Statement of Objections alleging that they colluded to limit competition in the trading of exchange-traded unfunded credit derivatives and exchange trading of credit default swaps more generally, and setting out its process for determining fines and other remedies. GSI’s current understanding is that the proceedings related to profit sharing and fee arrangements for clearing of credit default swaps have been suspended indefinitely.

ii. Various alleged purchasers of, and counterparties involved in transactions relating to, mortgage pass through certificates, CDOs and other mortgage-related products (including Aozora Bank, Ltd., Basis Yield Alpha Fund (Master), Deutsche Zentral-Genossenschaftbank and IKB Deutsche Industriebank AG) have filed complaints in the United States against the company and certain of its affiliates, generally alleging that the offering documents for the securities that they purchased contained untrue statements of material fact and material omissions and generally seeking rescission and / or damages. Certain of these complaints allege fraud and seek punitive damages.

iii. GSI is the defendant in an action filed on 21 January 2014 with the High Court of Justice in London by the Libyan Investment Authority, relating to nine derivative transactions between the plaintiff and GSI and seeking, among other things, rescission of the transactions and unspecified equitable compensation and damages exceeding US$1 billion. On 4 August 2014, GSI withdrew its 10 April 2014 motion for summary judgment, and on 4 December 2014, the Libyan Investment Authority filed an amended statement of claim.

iv. GSI is among the defendants in putative class actions, filed beginning 23 May 2014 in the U.S. District Court for the Southern District of New York, based on alleged violations of the federal antitrust laws in connection with the management of zinc storage facilities. The complaints seek declaratory, injunctive and other equitable relief as well as unspecified monetary damages, including treble damages.

v. GSI is among the defendants named in putative class actions relating to trading in platinum and palladium, filed beginning on 25 November 2014, in the U.S. District Court for the Southern District of New York. The complaints generally allege that the defendants violated federal antitrust laws and the Commodity Exchange Act in connection with an alleged conspiracy to manipulate a benchmark for physical platinum and palladium prices and seek declaratory and injunctive relief as well as treble damages in an unspecified amount.

GOLDMAN SACHS INTERNATIONAL (unlimited company) ANNUAL REPORT—30 June 2014

c. The company is involved in the below legal proceedings, however it is not practicable to estimate an impact, if any, of these proceedings.

i. The European Commission announced in April 2011 that it was initiating proceedings to investigate numerous financial services companies, including GSI, in connection with the supply of data related to credit default swaps and in connection with profit sharing and fee arrangements for clearing of credit default swaps, including potential anticompetitive practices.

On 1 July 2013, the European Commission issued to those financial services companies a Statement of Objections alleging that they colluded to limit competition in the trading of exchange-traded unfunded credit derivatives and exchange trading of credit default swaps more generally, and setting out its process for determining fines and other remedies. GSI’s current understanding is that the proceedings related to profit sharing and fee arrangements for clearing of credit default swaps have been suspended indefinitely.

ii. Various alleged purchasers of, and counterparties involved in transactions relating to, mortgage pass through certificates, CDOs and other mortgage-related products (including Aozora Bank, Ltd., Basis Yield Alpha Fund (Master), IKB Deutsche Industriebank AG and John Hancock and related parties) have filed complaints in the United States against the company and certain of its affiliates, generally alleging that the offering documents for the securities that they purchased contained untrue statements of material fact and material omissions and generally seeking rescission and / or damages.

iii. GSI is the defendant in an action filed on 21 January 2014 with the High Court of Justice in London by the Libyan Investment Authority, relating to nine derivative transactions between the plaintiff and GSI and seeking, among other things, rescission of the transactions and unspecified equitable compensation and damages exceeding US$1 billion.

The GSI financial statements for 2013 and 2012 do not include details of legal proceedings so, for completeness, we have included below extracts for Goldman Sachs International from certain of Group, Inc.’s regulatory filings:

2013 Form 10K—Note 27.

Legal Proceedings

The firm is involved in a number of judicial, regulatory and arbitration proceedings (including those described below) concerning matters arising in connection with the conduct of the firm’s businesses. Many of these proceedings are in early stages, and many of these cases seek an indeterminate amount of damages.

Under ASC 450, an event is “reasonably possible” if “the chance of the future event or events occurring is more than remote but less than likely” and an event is “remote” if “the chance of the future event or events occurring is slight.” Thus, references to the upper end of the range of reasonably possible loss for cases in which the firm is able to estimate a range of reasonably possible loss mean the upper end of the range of loss for cases for which the firm believes the risk of loss is more than slight.

With respect to matters described below for which management has been able to estimate a range of reasonably possible loss where (i) actual or potential plaintiffs have claimed an amount of money damages, (ii) the firm is being, or threatened to be, sued by purchasers in an underwriting and is not being indemnified by a party that the firm believes will pay any judgment, or (iii) the purchasers are demanding that the firm repurchase securities, management has estimated the upper end of the range of reasonably possible loss as being equal to (a) in the case of (i), the amount of money damages claimed, (b) in the case of (ii), the amount of securities that the firm sold in the underwritings and (c) in the case of (iii), the price that purchasers paid for the securities less the estimated value, if any, as of December 2013 of the relevant securities, in each of cases (i), (ii) and (iii), taking into account any factors believed to be relevant to the particular matter or matters of that type. As of the date hereof, the firm has estimated the upper end of the range of reasonably possible aggregate loss for such matters and for any other matters described below where management has been able to estimate a range of reasonably possible aggregate loss to be approximately $3.6 billion in excess of the aggregate reserves for such matters.

Management is generally unable to estimate a range of reasonably possible loss for matters other than those included in the estimate above, including where (i) actual or potential plaintiffs have not claimed an amount of money damages, unless management can otherwise determine an appropriate amount, (ii) the matters are in early stages (such as the action filed by the Libyan Investment Authority discussed below), (iii) there is uncertainty as to the likelihood of a class being certified or the ultimate size of the class, (iv) there is uncertainty as to the outcome of pending appeals or motions, (v) there are significant factual issues to be resolved, and/or

(vi) there are novel legal issues presented. For example, the firm’s potential liability with respect to future mortgage-related “put-back” claims and any future claims arising from the ongoing investigations by members of the Residential Mortgage-Backed Securities Working Group of the U.S. Financial Fraud Enforcement Task Force (RMBS Working Group) may ultimately result in a significant increase in the firm’s liabilities for mortgage related matters, but is not included in management’s estimate of reasonably possible loss. However, management does not believe, based on currently available information, that the outcomes of such matters will have a material adverse effect on the firm’s financial condition, though the outcomes could be material to the firm’s operating results for any particular period, depending, in part, upon the operating results for such period. See Note 18 for further information on mortgage related contingencies.

Libya-Related Litigation.

GSI is the defendant in an action filed on January 21, 2014 with the High Court of Justice in London by the Libyan Investment Authority, relating to nine derivative transactions between the plaintiff and GSI and seeking, among other things, rescission of the transactions and unspecified equitable compensation and damages exceeding $1 billion.

European Commission Price-Fixing Matter.

On July 5, 2011, the European Commission issued a Statement of Objections to Group Inc. raising allegations of an industry-wide conspiracy to fix prices for power cables, including by an Italian cable company in which certain Goldman Sachs-affiliated investment funds held ownership interests from 2005 to 2009. The Statement of Objections proposes to hold Group Inc. jointly and severally liable for some or all of any fine levied against the cable company under the concept of parental liability under EU competition law.

2012 Form 10K—Note 27

Legal Proceedings

The firm is involved in a number of judicial, regulatory and arbitration proceedings (including those described below) concerning matters arising in connection with the conduct of the firm’s businesses. Many of these proceedings are in early stages, and many of these cases seek an indeterminate amount of damages.

World Online Litigation.

In March 2001, a Dutch shareholders’ association initiated legal proceedings for an unspecified amount of damages against GSI and others in Amsterdam District Court in connection with the initial public offering of World Online in March 2000, alleging misstatements and omissions in the offering materials and that the market was artificially inflated by improper public statements and stabilization activities. Goldman Sachs and ABN AMRO Rothschild served as joint global coordinators of the approximately €2.9 billion offering. GSI underwrote 20,268,846 shares and GS&Co. underwrote 6,756,282 shares for a total offering price of approximately €1.16 billion.

The district court rejected the claims against GSI and ABN AMRO, but found World Online liable in an amount to be determined. On appeal, the Netherlands Court of Appeals affirmed in part and reversed in part the decision of the district court, holding that certain of the alleged disclosure deficiencies were actionable as to GSI and ABN AMRO. On further appeal, the Netherlands Supreme Court affirmed the rulings of the Court of Appeals, except that it found certain additional aspects of the offering materials actionable and held that individual investors could potentially hold GSI and ABN AMRO responsible for certain public statements and press releases by World Online and its former CEO. The parties entered into a definitive settlement agreement, dated July 15, 2011, and GSI has paid the full amount of its contribution. In the first quarter of 2012, GSI and ABN AMRO, on behalf of the underwriting syndicate, entered into a settlement agreement with respect to a claim filed by another shareholders’ association, and has paid the settlement amount in full. Other shareholders have made demands for compensation of alleged damages, and GSI and other syndicate members are discussing the possibility of settlement with certain of these shareholders.

Mortgage-Related Matters.

On April 16, 2010, the SEC brought an action (SEC Action) under the U.S. federal securities laws in the U.S. District Court for the Southern District of New York against GS&Co. and Fabrice Tourre, a former employee, in connection with a CDO offering made in early 2007 (ABACUS 2007-AC1 transaction), alleging that the defendants made materially false and misleading statements to investors and seeking, among other things, unspecified monetary penalties. Investigations of GS&Co. by FINRA and of GSI by the

FSA were subsequently initiated, and Group Inc. and certain of its affiliates have received subpoenas and requests for information from other regulators, regarding CDO offerings, including the ABACUS 2007-AC1 transaction, and related matters. On July 14, 2010, GS&Co. entered into a consent agreement with the SEC, settling all claims made against GS&Co. in the SEC Action, pursuant to which GS&Co. paid $550 million of disgorgement and civil penalties, and which was approved by the U.S. District Court for the Southern District of New York on July 20, 2010.

On January 6, 2011, ACA Financial Guaranty Corp. filed an action against GS&Co. in respect of the ABACUS 2007-AC1 transaction in New York Supreme Court, New York County. The complaint includes allegations of fraudulent inducement, fraudulent concealment and unjust enrichment and seeks at least $30 million in compensatory damages, at least $90 million in punitive damages and unspecified disgorgement. On April 25, 2011, the plaintiff filed an amended complaint and, on June 3, 2011, GS&Co. moved to dismiss the amended complaint. By a decision dated April 23, 2012, the court granted the motion to dismiss as to the unjust enrichment claim and denied the motion as to the other claims, and on May 29, 2012, GS&Co. appealed the decision to the extent that its motion was denied and filed counterclaims for breach of contract and fraudulent inducement, and third-party claims against ACA Management, LLC for breach of contract, unjust enrichment and indemnification. ACA Financial Guaranty Corp. and ACA Management, LLC moved to dismiss GS&Co.’s counterclaims and third-party claims on August 31, 2012. On January 30, 2013, the court granted ACA’s motion for leave to file an amended complaint naming a third party to the ABACUS 2007-AC1 transaction as an additional defendant.

Goldman Sachs and Co. LLC (“GS&Co.”) (included by the Sponsor from the Counterparty’s website and not provided by GS&Co.)

Currencies-Related Litigation

GS&Co. and Group Inc. are among the defendants named in putative class actions filed in the U.S. District Court for the Southern District of New York beginning in September 2016 on behalf of putative indirect purchasers of foreign exchange instruments. The consolidated amended complaint, filed on June 30, 2017, generally alleges a conspiracy to manipulate the foreign currency exchange markets and asserts claims under federal and state antitrust laws and state consumer protection laws and seeks injunctive relief, as well as treble damages in an unspecified amount. Defendants moved to dismiss on August 11, 2017.

Cobalt International Energy.

Cobalt International Energy, Inc. (Cobalt), certain of its officers and directors (including employees of affiliates of Group Inc. who served as directors of Cobalt), affiliates of shareholders of Cobalt (including Group Inc.) and the underwriters (including GS&Co.) for certain offerings of Cobalt’s securities are defendants in a putative securities class action filed on November 30, 2014 in the U.S. District Court for the Southern District of Texas. The second consolidated amended complaint, filed on March 15, 2017, relates to a $1.67 billion February 2012 offering of Cobalt common stock, a $1.38 billion December 2012 offering of Cobalt’s convertible notes, a $1.00 billion January 2013 offering of Cobalt’s common stock, a $1.33 billion May 2013 offering of Cobalt’s common stock, and a $1.30 billion May 2014 offering of Cobalt’s convertible notes.

The consolidated amended complaint alleges that, among others, Group Inc. and GS&Co. are liable as controlling persons with respect to all five offerings, and that the shareholder affiliates (including Group Inc.) are liable for the sale of Cobalt common stock on the basis of inside information. The consolidated amended complaint also seeks damages from GS&Co. in connection with its acting as an underwriter of 16,594,500 shares of common stock representing an aggregate offering price of approximately $465 million, $690 million principal amount of convertible notes, and approximately $508 million principal amount of convertible notes in the February 2012, December 2012 and May 2014 offerings, respectively, for an aggregate offering price of approximately $1.66 billion.

On January 19, 2016, the court granted, with leave to replead, the underwriter defendants’ motions to dismiss as to claims by plaintiffs who purchased Cobalt securities after April 30, 2013, but denied the motions to dismiss in all other respects. On June 15, 2017, the court granted the plaintiffs’ motion for class certification and denied certain of the shareholder affiliates’ motions (including Group Inc.) to dismiss the claim alleging sales based on inside information. On August 4, 2017, the U.S. Court of Appeals for the Fifth Circuit granted defendants’ petition for interlocutory review of the class certification order. On August 23, 2017, the district court denied the defendants’ motion for reconsideration of certain aspects of the class certification order. The district court and the Fifth Circuit denied defendants’ request to stay discovery pending resolution of the Fifth Circuit proceeding. On December 14, 2017, Cobalt filed for Chapter 11 bankruptcy.

Cobalt, certain of its officers and directors (including employees of affiliates of Group Inc. who served as directors of Cobalt), certain shareholders of Cobalt (including funds affiliated with Group Inc.), and affiliates of these shareholders (including Group Inc.) are defendants in putative shareholder derivative actions filed on May 6, 2016 and November 29, 2016 in Texas District Court, Harris County. As to the director and officer defendants (including employees of affiliates of Group Inc. who served as directors of Cobalt), the petitions generally allege that they breached their fiduciary duties under state law by making materially false and misleading statements concerning Cobalt. As to the shareholder defendants and their affiliates (including Group Inc. and several affiliated funds), the original petition also alleges that they breached their fiduciary duties by selling Cobalt securities in the common stock offerings described above on the basis of inside information. The petitions seek, among other things, unspecified monetary damages and disgorgement of proceeds from the sale of Cobalt common stock. On March 6, 2017, the court denied defendants’ motion to dismiss the May petition as to the shareholder defendants and their affiliates (including Group Inc. and its affiliated funds). Defendants moved to dismiss the November petition on January 30, 2017.

Adeptus Health.

GS&Co. is among the underwriters named as defendants in several putative securities class actions, filed beginning in October 2016 and consolidated in the U.S. District Court for the Eastern District of Texas. In addition to the underwriters, the defendants include certain of Adeptus Health Inc.’s (Adeptus) past and present directors and officers as well as its principal private equity investor. As to the underwriters, the consolidated amended complaint, filed on November 21, 2017, relates to the $124 million June 2014 initial public offering, the $154 million May 2015 secondary equity offering, the $411 million July 2015 secondary equity offering, and the $175 million June 2016 secondary equity offering. GS&Co. underwrote 1.69 million shares of common stock in the June 2014 initial public offering representing an aggregate offering price of approximately $37 million, 962,378 shares of common stock in the May 2015 offering representing an aggregate offering price of approximately $61 million, 1.76 million shares of common stock in the July 2015 offering representing an aggregate offering price of approximately $184 million, and all the shares of common stock in the June 2016 offering representing an aggregate offering price of approximately $175 million. On April 19, 2017, Adeptus filed for Chapter 11 bankruptcy. The defendants filed motions to dismiss on February 5, 2018.

TerraForm Global.

GS&Co. is among the underwriters, placement agents and initial purchasers named as defendants in several putative class actions and individual actions filed beginning in October 2015 relating to the $675 million July 2015 initial public offering of the common stock of TerraForm Global, Inc. (TerraForm Global), the June 2015 private placement of $335 million of TerraForm Global Class D units, and the August 2015 Rule 144A offering of $810 million principal amount of TerraForm Global senior notes. On December 20, 2017, the parties reached a definitive settlement in the individual actions relating to TerraForm Global’s offerings, which resolved all claims without any contribution by GS&Co. On the same date, the U.S. District Court for the Southern District of New York preliminarily approved a settlement funded by TerraForm Global in the class action relating to TerraForm Global’s initial public offering, which would resolve the litigation. GS&Co., as underwriter, sold 2,340,000 shares of TerraForm Global common stock in the initial public offering representing an aggregate offering price of approximately $35 million. GS&Co., as initial purchaser, sold approximately $49 million principal amount of TerraForm Global senior notes in the Rule 144A offering.

SunEdison.

GS&Co. is among the underwriters named as defendants in several putative class actions and individual actions filed beginning in March 2016 relating to the August 2015 public offering of $650 million of SunEdison, Inc. (SunEdison) convertible preferred stock. On April 21, 2016, SunEdison filed for Chapter 11 bankruptcy. The pending cases were transferred to the U.S. District Court for the Southern District of New York and on March 17, 2017, certain plaintiffs filed an amended complaint. The defendants also include certain of SunEdison’s directors and officers. GS&Co., as underwriter, sold 138,890 shares of SunEdison convertible preferred stock in the offering, representing an aggregate offering price of approximately $139 million.

Valeant Pharmaceuticals International.

GS&Co. and Goldman Sachs Canada Inc. (GS Canada) are among the underwriters and initial purchasers named as defendants in a putative class action filed on March 2, 2016 in the Superior Court of Quebec, Canada. In addition to the underwriters and initial purchasers, the defendants include Valeant Pharmaceuticals International, Inc. (Valeant), certain directors and officers of Valeant and Valeant’s auditor. As to GS&Co. and GS Canada, the complaint relates to the June 2013 public offering of $2.3 billion of common stock, the June 2013 Rule 144A offering of $3.2 billion principal amount of senior notes, and the November 2013 Rule 144A offering of $900 million principal amount of senior notes. The complaint asserts claims under the Quebec Securities Act and the Civil Code of Quebec. On August 29, 2017, the court certified a class that includes only non-U.S. purchasers in the offerings. Defendant’s motion for leave to appeal the certification was denied on November 30, 2017.

GS&Co. and GS Canada, as sole underwriters, sold 5,334,897 shares of common stock in the June 2013 offering to non-U.S. purchasers representing an aggregate offering price of approximately $453 million and, as initial purchasers, had a proportional share of sales to non-U.S. purchasers of approximately CAD14.2 million in principal amount of senior notes in the June 2013 and November 2013 Rule 144A offerings.

Snap Inc.

GS&Co. is among the underwriters named as defendants in putative securities class actions pending in California Superior Court, County of Los Angeles, California Superior Court, County of San Mateo and the U.S. District Court for the Central District of California beginning in May 2017, relating to Snap Inc.’s $3.91 billion March 2017 initial public offering. In addition to the underwriters, the defendants include Snap Inc. and certain of its officers and directors. GS&Co. underwrote 57,040,000 shares of common stock representing an aggregate offering price of approximately $970 million. Defendants moved to dismiss the federal court action on December 1, 2017.

Interest Rate Swap Antitrust Litigation

Group Inc., GS&Co., GSI, GS Bank USA and Goldman Sachs Financial Markets, L.P. (GSFM) are among the defendants named in a putative antitrust class action relating to the trading of interest rate swaps, filed in November 2015 and consolidated in the U.S. District Court for the Southern District of New York. The same Goldman Sachs entities also are among the defendants named in an antitrust action relating to the trading of interest rate swaps filed in the U.S. District Court for the Southern District of New York in April 2016 by two operators of swap execution facilities and certain of their affiliates. These actions have been consolidated for pretrial proceedings. The second consolidated amended complaint in both actions, filed on December 9, 2016, generally asserts claims under federal antitrust law and state common law in connection with an alleged conspiracy among the defendants to preclude exchange trading of interest rate swaps. The complaint in the individual action also asserts claims under state antitrust law. The complaints seek declaratory and injunctive relief, as well as treble damages in an unspecified amount. Defendants moved to dismiss both actions on January 20, 2017. On July 28, 2017, the district court issued a decision dismissing the state common law claims asserted by the plaintiffs in the individual action and otherwise limiting the antitrust claims in both actions and the state common law claim in the putative class action to the period from 2013 to 2016.

Securities Lending Antitrust Litigation

Group Inc. and GS&Co. are among the defendants named in a putative antitrust class action and an individual action relating to securities lending practices filed in the U.S. District Court for the Southern District of New York beginning in August 2017. The complaints generally assert claims under federal antitrust law and state common law in connection with an alleged conspiracy among the defendants to preclude the development of electronic platforms for securities lending transactions. The individual complaint also asserts claims for tortious interference with business relations and under state trade practices law. The complaints seek declaratory and injunctive relief, as well as treble damages and restitution in unspecified amounts. Group Inc. was voluntarily dismissed from the putative class action on January 26, 2018. Defendants moved to dismiss the class action complaint on January 26, 2018.

Credit Default Swap Antitrust Litigation

Group Inc., GS&Co., GSI, GS Bank USA and GSFM are among the defendants named in an antitrust action relating to the trading of credit default swaps filed in the U.S. District Court for the Southern District of New York on June 8, 2017 by the operator of a swap execution facility and certain of its affiliates. The complaint generally asserts claims under federal and state antitrust laws and state common law in connection with an alleged conspiracy among the defendants to preclude trading of credit default swaps on the plaintiffs’ swap execution facility. The complaint seeks declaratory and injunctive relief, as well as treble damages in an unspecified amount. Defendants moved to dismiss on September 11, 2017.

Commodities-Related Litigation

GSI is among the defendants named in putative class actions relating to trading in platinum and palladium, filed beginning on November 25, 2014 and most recently amended on May 15, 2017, in the U.S. District Court for the Southern District of New York. The amended complaint generally alleges that the defendants violated federal antitrust laws and the Commodity Exchange Act in connection with an alleged conspiracy to manipulate a benchmark for physical platinum and palladium prices and seek declaratory and injunctive relief, as well as treble damages in an unspecified amount. Defendants moved to dismiss the third consolidated amended complaint on July 21, 2017.

U.S. Treasury Securities Litigation

GS&Co. is among the primary dealers named as defendants in several putative class actions relating to the market for U.S. Treasury securities, filed beginning in July 2015 and consolidated in the U.S. District Court for the Southern District of New York. GS&Co. is also among the primary dealers named as defendants in a similar individual action filed in the U.S. District Court for the Southern District of New York on August 25, 2017. The consolidated class action complaint, filed on December 29, 2017, generally alleges that the defendants violated antitrust laws in connection with an alleged conspiracy to manipulate the when-issued market and auctions for U.S. Treasury securities and that certain defendants, including GS&Co., colluded to preclude trading of U.S. Treasury securities on electronic trading platforms in order to impede competition in the bidding process. The individual action alleges a similar conspiracy regarding manipulation of the when issued market and auctions, as well as related futures and options in violation of the Commodity Exchange Act. The complaints seek declaratory and injunctive relief, treble damages in an unspecified amount and restitution.

Employment-Related Matters

On September 15, 2010, a putative class action was filed in the U.S. District Court for the Southern District of New York by three female former employees alleging that Group Inc. and GS&Co. have systematically discriminated against female employees in respect of compensation, promotion, assignments, mentoring and performance evaluations. The complaint alleges a class consisting of all female employees employed at specified levels in specified areas by Group Inc. and GS&Co. since July 2002, and asserts claims under federal and New York City discrimination laws. The complaint seeks class action status, injunctive relief and unspecified amounts of compensatory, punitive and other damages.

On July 17, 2012, the district court issued a decision granting in part Group Inc.’s and GS&Co.’s motion to strike certain of plaintiffs’ class allegations on the ground that plaintiffs lacked standing to pursue certain equitable remedies and denying Group Inc.’s and GS&Co.’s motion to strike plaintiffs’ class allegations in their entirety as premature. On March 21, 2013, the U.S. Court of Appeals for the Second Circuit held that arbitration should be compelled with one of the named plaintiffs, who as a managing director was a party to an arbitration agreement with the firm. On March 10, 2015, the magistrate judge to whom the district judge assigned the remaining plaintiffs’ May 2014 motion for class certification recommended that the motion be denied in all respects. On August 3, 2015, the magistrate judge granted the plaintiffs’ motion to intervene two female individuals, one of whom was employed by the firm as of September 2010 and the other of whom ceased to be an employee of the firm subsequent to the magistrate judge’s decision. On August 30, 2017, the district court vacated that portion of the magistrate judge’s March 10, 2015 decision that recommended denial of plaintiffs’ motion for certification of an injunctive and declaratory judgment class.

CFTC Action 12/21/2016 (included by the Sponsor from the CFTC website and not provided by GS&Co.)

On December 21, 2016, The U.S. Commodity Futures Trading Commission (CFTC) issued an Order filing and settling charges against The Goldman Sachs Group, Inc., and Goldman, Sachs & Co. (collectively, Goldman or the Bank). The Order finds that, beginning in January 2007 and continuing through March 2012 (the Relevant Period), Goldman attempted, by and through certain of its traders in New York, on many occasions to manipulate and made false reports concerning the U.S. Dollar International Swaps and Derivatives Association Fix (USD ISDAFIX), a global benchmark for interest rate products. Goldman’s unlawful conduct involved multiple traders, including the head of Goldman’s Interest Rate Products Trading Group in the United States, according to the CFTC Order.

The CFTC Order required Goldman to pay a $120 million civil monetary penalty, cease and desist from further violations as charged, and take specified remedial steps, including measures 1) to detect and deter trading intended to manipulate swap rates such as USD ISDAFIX, 2) to ensure the integrity and reliability of the Bank’s benchmark submissions, and 3) to improve related internal controls. The Order also required the current supervisor responsible for oversight of various United States interest-rate trading desks at Goldman to provide a certification as to, among other things, the effectiveness of the internal controls and procedures undertaken and implemented by Goldman as a result of this settlement.

Royal Bank of Canada (“RBC”)

RBC is a large global institution that is subject to many different complex legal and regulatory requirements that continue to evolve. RBC is and has been subject to a variety of legal proceedings, including civil claims and lawsuits, regulatory examinations, investigations, audits and requests for information by various governmental regulatory agencies and law enforcement authorities in various jurisdictions. Some of these matters may involve novel legal theories and interpretations and may be advanced under criminal as well as civil statutes, and some proceedings could result in the imposition of civil, regulatory enforcement or criminal penalties. RBC reviews the status of all proceedings on an ongoing basis and will exercise judgment in resolving them in such manner as RBC believes to be in its best interest. This is an area of significant judgment and uncertainty and the extent of its financial and other exposure to these proceedings after taking into account current accruals could be material to RBC’s results of operations in any particular period. The following is a description of RBC’s significant legal proceedings.

LIBOR regulatory investigations and litigation

Various regulators and competition and enforcement authorities around the world, including in Canada, the United Kingdom, and the U.S., are conducting investigations related to certain past submissions made by panel banks in connection with the setting of the U.S. dollar London interbank offered rate (LIBOR). These investigations focus on allegations of collusion between the banks that were on the panel to make submissions for certain LIBOR rates. Royal Bank of Canada is a member of certain LIBOR panels, including the U.S. dollar LIBOR panel, and has in the past been the subject of regulatory requests for information. In addition, Royal Bank of Canada and other U.S. dollar panel banks have been named as defendants in private lawsuits filed in the U.S. with respect to the setting of LIBOR including a number of class action lawsuits which have been consolidated before the U.S. District Court for the Southern District of New York. The complaints in those private lawsuits assert claims against us and other panel banks under various U.S. laws, including U.S. antitrust laws, the U.S. Commodity Exchange Act, and state law. On December 20, 2016, the U.S. District Court for the Southern District of New York dismissed a substantial portion of the consolidated LIBOR class action on jurisdictional grounds and lack of standing. Based on the facts currently known, it is not possible at this time for us to predict the ultimate outcome of these investigations or proceedings or the timing of their resolution.

Royal Bank of Canada Trust Company (Bahamas) Limited proceedings

On April 13, 2015, a French investigating judge notified Royal Bank of Canada Trust Company (Bahamas) Limited (RBC Bahamas) of the issuance of an ordonnance de renvoi referring RBC Bahamas and other unrelated persons to the French tribunal correctionnel to face the charge of complicity in estate tax fraud relating to actions taken relating to a trust for which RBC Bahamas serves as trustee. RBC Bahamas believes that its actions did not violate French law and contested the charge in the French court. On January 12, 2017, the French court acquitted all parties including RBC Bahamas. The French prosecutor’s office has appealed. The appeal is currently scheduled to be heard commencing on March 2, 2018.

On October 28, 2016, Royal Bank of Canada was granted an exemption by the U.S. Department of Labor that will allow Royal Bank of Canada and its current and future affiliates to continue to qualify for the Qualified Professional Asset Manager exemption under the Employee Retirement Income Security Act despite any potential conviction of RBC Bahamas in the French proceeding for a temporary one year period from the date of conviction. An application to grant more lengthy exemptive relief is pending.

RBC Bahamas continues to review the trustee’s and the trust’s legal obligations, including liabilities and potential liabilities under applicable tax and other laws. Based on the facts currently known, it is not possible at this time to predict the ultimate outcome of these matters; however, RBC believe that the ultimate resolution will not have a material effect on its consolidated financial position, although it may be material to its results of operations in the period it occurs.

Interchange fees litigation

Since 2011, seven proposed class actions have been commenced in Canada: Bancroft-Snell v. Visa Canada Corporation, et al., 9085-4886 Quebec Inc. v. Visa Canada Corporation, et al., Coburn and Watson’s Metropolitan Home v. Bank of America Corporation, et al. (Watson), Macaronies Hair Club and Laser Centre Inc. v. BofA Canada Bank, et al., 1023926 Alberta Ltd. v. Bank of America Corporation, et al., The Crown & Hand Pub Ltd. v. Bank of America Corporation, et al., and Hello Baby Equipment Inc. v. BofA Canada Bank, et al. The defendants in each action are VISA Canada Corporation (Visa), MasterCard International Incorporated (MasterCard), Royal Bank of Canada and other financial institutions. The plaintiff class members are Canadian merchants who accept Visa and/or MasterCard branded credit cards for payment. The actions allege, among other things, that from March 2001 to the present, Visa and MasterCard conspired with their issuing banks and acquirers to set default interchange rates and merchant discount fees and that certain rules (Honour All Cards and No Surcharge) have the effect of increasing the merchant discount fees. The actions include claims of civil conspiracy, breach of the Competition Act, interference with economic relations and unjust enrichment. The claims seek unspecified general and punitive damages. In Watson, a decision to partially certify the action as a class proceeding was released on March 27, 2014, and was appealed. On August 19, 2015, the British Columbia Court of Appeal struck the plaintiff class representative’s cause of action under section 45 of the Competition Act and reinstated the plaintiff class representative’s cause of action in civil conspiracy by unlawful means, among other rulings. In October 2016, the trial court in Watson denied a motion by the plaintiff to revive the stricken section 45 Competition Act claim, and also denied the plaintiff’s motion to add new causes of action. The plaintiff class representative has now appealed that decision. The Watson proceeding has been set down for trial commencing September 2018. Based on the facts currently known, it is not possible at this time for us to predict the ultimate outcome of this proceeding or the timing of its resolution.

Foreign exchange matters

Various regulators are conducting inquiries regarding potential violations of antitrust law by a number of banks, including Royal Bank of Canada, regarding foreign exchange trading. On March 3, 2017, the Brazilian civil antitrust authority Administrative Council for Economic Defense (CADE) initiated a civil administrative proceeding against the Royal Bank of Canada and certain other financial institutions and individuals. Beginning in 2015, putative class actions were brought against Royal Bank of Canada and/or RBC Capital Markets, LLC in the United States and Canada. These actions were each brought against multiple foreign exchange dealers and allege, among other things, collusive behaviour in global foreign exchange trading. In September 2017, the US District Court entered an order preliminarily approving RBC Capital Market’s pending settlement with class plaintiffs. A hearing on the fairness of the proposed settlements is currently scheduled by the US District Court for May 2018. RBC denies liability in connection with the proposed settlement. The Canadian class actions and one other US action that is purportedly brought on behalf of different classes of plaintiffs remain pending. In its discretion RBC may choose to resolve claims, litigations, or similar matters at any time. Based on the facts currently known, it is not possible at this time to predict the ultimate outcome of the Foreign Exchange Matters or the timing of their ultimate resolution.

CFTC Action 12/18/2014 (included by the Sponsor from the CFTC website and not provided by RBC)

On December 18, 2014, the Commodity Futures Trading Commission (CFTC) announced that Judge Alvin K. Hellerstein of the U.S. District Court for the Southern District of New York entered a Consent Order for Permanent Injunction and Civil Monetary Penalty against Royal Bank of Canada (RBC) for engaging in more than 1,000 illegal wash sales, fictitious sales, and noncompetitive transactions over a three-year period. The Order enjoins RBC from committing future violations of the wash sale, fictitious sale, and noncompetitive transaction prohibitions of the Commodity Exchange Act and the CFTC’s Regulations, and requires RBC to pay a civil monetary penalty of $35 million.

Panama Papers inquiries

Following media reports on the contents of files misappropriated from a Panamanian-based law firm, Mossack Fonseca & Co about special purpose entities associated with that firm, regulatory, tax and enforcement authorities are conducting inquiries. The inquiries focus on, among other issues, the potential use of such entities by third parties to avoid tax and disclosure obligations. Royal Bank of Canada has received, and is responding to, information and document requests by a number of such authorities.

Inquiries on sales practices

RBC has received inquiries about its sales practices and related compensation arrangements. In addition, in March 2017, the Financial Consumer Agency of Canada announced that it will begin a review of sales practices in the Canadian federally regulated financial sector. The Office of the Superintendent of Financial Institutions is also involved in conducting this joint sales practices review.

Other matters

RBC is a defendant in a number of other actions alleging that certain of its practices and actions were improper. The lawsuits involve a variety of complex issues and the timing of their resolution is varied and uncertain. Management believes that RBC will ultimately be successful in resolving these lawsuits, to the extent that RBC is able to assess them, without material financial impact to the Bank. This is, however, an area of significant judgment and the potential liability resulting from these lawsuits could be material to its results of operations in any particular period.

Various other legal proceedings are pending that challenge certain of its other practices or actions. While this is an area of significant judgment and some matters are currently inestimable, RBC considers that the aggregate liability, to the extent that RBC is able to assess it, resulting from these other proceedings will not be material to its consolidated financial position or results of operations.

APPENDIX A—GLOSSARY OF DEFINED TERMS

The Glossary of Defined Terms below defines certain of the terms and meanings used throughout this Prospectus. Each term also is defined the first time it is used in this Prospectus.

1933 Act	Securities Act of 1933, as amended
1934 Act	Securities Exchange Act of 1934, as amended
1940 Act	Investment Company Act of 1940, as amended
Administrator	The Bank of New York Mellon, as administrator for the Funds
Advisers Act	The Investment Advisers Act of 1940
Authorized Participant	Those who may purchase ( i.e., create) or redeem Creation Units directly from the Funds
Authorized Participant Agreement	The agreement that is entered into between an Authorized Participant, the Sponsor and the Trust that allows an Authorized Participant to purchase or redeem Creation Units directly from the Funds
Authorized Participant Handbook	A handbook that details the procedures for placing and processing Purchase Orders and Redemption Orders in Creation Units
BNYM	The Bank of New York Mellon
Business Day	Any day on which the NAV of a specified Fund is determined.
CBOE	Chicago Board Options Exchange, Incorporated
CBOT	Chicago Board of Trade
CEA	Commodity Exchange Act, as amended
CFE	CBOE Futures Exchange
CFTC	United States Commodity Futures Trading Commission
CME	Chicago Mercantile Exchange
Code	Internal Revenue Code of 1986, as amended
Creation Unit	A block of 50,000 Shares that is created for sale by the Trust to Authorized Participants and/or submitted to the Trust for redemption by an Authorized Participant.
Currency Funds	ProShares UltraShort Euro and ProShares UltraShort Yen
Custodian	The Bank of New York Mellon, as custodian for the Funds
Distributor	SEI Investments Distribution Co., as distributor for the Funds
Dodd-Frank Act	Dodd-Frank Wall Street Reform and Consumer Protection Act
DSTA	Delaware Statutory Trust Act
DTC	Depository Trust Company
EMU	European Monetary Union
EU	European Union
Exchange	The exchange on which a Fund is primarily listed and traded ( i.e., NYSE Arca).
FCM	Futures Commission Merchant
Financial Instruments	Instruments whose value is derived from the value of an underlying asset, rate or benchmark, including futures contracts, swap agreements, forward contracts and other instruments.
FINRA	Financial Industry Regulatory Authority, Inc.
Fund(s)	One or more of the series of the Trust offered herein.
ICE	Intercontinental Exchange
IRS	United States Internal Revenue Service
LBMA	London Bullion Market Association
LBMA Gold Price	U.S. dollar p.m. LBMA Gold Price
London Silver Price	Silver bullion as measured by the LBMA
NAV	Net Asset Value
NFA	National Futures Association
NSCC	National Securities Clearing Corporation
NYMEX	New York Mercantile Exchange
NYSE	New York Stock Exchange
NYSE Arca	NYSE Arca Equities, Inc.
Oil Funds	ProShares Ultra Bloomberg Crude oil and ProShares UltraShort Bloomberg Crude Oil
Oil Subindex	Bloomberg WTI Crude Oil Subindex
Other Fund	A series of the Trust that is not being offered pursuant to this registration statement.
PDI	ProFunds Distributors, Inc.
Precious Metals Funds	ProShares Ultra Gold and ProShares Ultra Silver
PTP	Publicly-traded partnership
Reference Asset	The underlying asset that is used to determine the value of a Financial Instrument.
SEC	United States Securities & Exchange Commission
SEI	SEI Investments Distribution Co.
Shares	Common units of beneficial interest that represent units of fractional undivided beneficial interest in and ownership of a Fund.
Sponsor	ProShare Capital Management LLC
Title VII	Title VII of Dodd-Frank
Transfer Agent	The Bank of New York Mellon, as transfer agent for the Funds
Trust	ProShares Trust II
Trustee	Wilmington Trust Company
Ultra Fund(s)	The Precious Metals Funds and the Ultra Crude Oil Fund
Ultra Crude Oil Fund	ProShares Ultra Bloomberg Crude Oil

A-1

Ultra Gold Fund	ProShares Ultra Gold
Ultra Silver Fund	ProShares Ultra Silver
UltraShort Crude Oil Fund	ProShares UltraShort Bloomberg Crude Oil
UltraShort Euro Fund	ProShares UltraShort Euro
UltraShort Fund(s)	The Currency Funds and the UltraShort Crude Oil Fund
UltraShort Yen Fund	ProShares UltraShort Yen
U.K.	United Kingdom
U.S.	United States of America

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S-3A (November 28, 2018)